EXHIBIT 10.33

HERCULES HCL TECHNOLOGIES

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MASTER PROFESSIONAL SERVICES AGREEMENT

This Master Professional Services Agreement (this “Agreement”) is entered into effective January 12 2007 (the “Effective Date”) by and between Hercules Incorporated, a Delaware corporation having a principal place of business in Wilmington, Delaware (“Hercules”), and HCL America, Inc. , a California corporation having a principal place of business in 330 Potrero Avenue, Sunnyvale, California -94085 and HCL Technologies Limited, an Indian public limited company having its registered office at 806 Siddharth, 96, Nehru Place, New Delhi 110 019 (individually and collectively “Supplier”).

By executing this Agreement, HCL Technologies Limited agrees to be bound by, and subject to, the terms and conditions of this Agreement. HCL Technologies Limited also agrees to be responsible for any failure by HCL America, Inc.  or Supplier Personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Supplier under this Agreement to the same extent as if such failure to perform or comply was committed by HCL Technologies Limited.

WHEREAS, Hercules and Supplier have engaged in extensive negotiations, discussions and due diligence that have culminated in the formation of the contractual relationship described in this Agreement; and

WHEREAS, Hercules desires to procure from Supplier, and Supplier desires to provide to Hercules and the Eligible Recipients, certain IT infrastructure and other information technology products and services described in this Agreement and in the Companion Agreement(s) (defined below), on the terms and conditions specified herein;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Hercules and Supplier (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1	INTRODUCTION

1.1	Performance and Management by Supplier.

Hercules desires that certain IT infrastructure and other information technology products and services (such descriptive terms herein collectively referenced as, “ITO”) presently performed and managed by or for Hercules and the Eligible Recipients, as each is described in this Agreement and the Schedules and Attachments hereto, be performed and managed by Supplier. Supplier has carefully reviewed Hercules' requirements, has performed all due diligence it deems necessary, and desires to perform and manage such business process products and services for Hercules and the Eligible Recipients.

1.2	Definitions.

Except as otherwise expressly provided in this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in Schedule A.

1.3	Other Terms

The terms defined in this Article 1 and Schedule A include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, this Agreement. The words “include” and “including” shall not be construed as terms of limitation. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. As stated in Section 21.3, the word “notice” and “notification” and their derivatives means notice or notification in writing. Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.

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2	CONTRACT DOCUMENTS

2.1	Associated Contract Documents.

This Agreement includes each of the following schedules and their attached exhibits, all of which are attached to this Agreement and incorporated into this Agreement by this reference. Unless otherwise expressly stated, references to specific Schedules include all numbered subsidiary Schedules and attachments (e.g., references to Schedule E include not only Schedule E, but also Schedules J.1, E.1, E.3, E.3 and E.5).

A	Glossary of Terms
B	Software
C	Key Supplier Personnel and Competitive Restrictions
C.1	Key Supplier Personnel
C.2	Competitive Restrictions
D	Subcontractors and Managed Third Parties
D.1	Subcontractors
D.2	Managed Third Parties
E	Statement of Work
E.1 IT Infrastructure
F	Reserved
G	Service Levels
G.1	Service Levels, Key Measures, and Deliverable Credits
H	Transition
H.1	Critical Transition Milestones and Related Deliverable Credits
H.2	Detailed Transition Methodology and Plan
I	Termination Assistance Services
J	Supplier Charges
J.1	Responsibility Matrix
K	Hercules Base Case
L	Reserved
M	Staffing Plan
N	Termination Charges
O	Facilities and Equipment
O.1	Hercules Facilities
O.2	Supplier Facilities
O.3	Hercules Provided Equipment
P	Direct Hercules Competitors
Q	Satisfaction Survey
R	Reports
S	Governance Model
T	Hercules Rules, Standards, and Policies
T.1	Hercules Rules
T.2	Hercules IT, Security and Related Standards
T.3	Hercules Business Practices Policy
U	Termination/Expiration Rights
V	Affected Employees
Exhibit 1: Form of Non-Disclosure Agreement
Exhibit 2: Form of Invoice
Exhibit 3: Form of Companion Agreement

3	TERM

3.1	Initial Term.

The initial Term of this Agreement shall commence as of 12:00:01 a.m., Greenwich Mean Time on the Effective Date and continue until 11:59:59 p.m., Greenwich Mean Time, on December 31, 2012, unless this Agreement is terminated

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as provided herein or extended as provided in Section 3.2 or 4.3(a)(2), in which case the Term shall end at 11:59:59 p.m., Greenwich Mean Time, on the effective date of such termination or the date to which this Agreement is extended.

3.2	Extension.

By giving notice to Supplier no less than ninety (90) days prior to the expiration date of the initial Term or any extension, Hercules shall have the right to extend the Term for up to two (2) years on the same rates, charges and terms and conditions set forth in this Agreement, including the economic change adjustment set forth in Section [__] of Schedule J. No Termination Charges shall be applicable to any termination on or after the expiration of the initial Term.

4	SERVICES

4.1	Overview.

(a)
Services. Commencing on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), Supplier shall provide the Services to Hercules, and, upon Hercules' request, to Eligible Recipients and Authorized Users designated by Hercules. The Services shall consist of the following, as they may evolve during the Term of this Agreement or be supplemented, enhanced, modified or replaced:

(i)	The services, functions and responsibilities described in this Agreement and its Schedules and attachments, which include the Technology and Business Process Evolution and the following:

(1)	Transition Services, as described in Sections 4.2 and Schedules H;

(2)	Services, as further described in Schedule E;

(3)	Projects, as further described in Section 4.5;

(4)	New Services, as further described in Section 4.4; and

(5)	Termination Assistance Services, as described in Section 4.3 and Schedule I.

(ii)
The ITO related services, functions and responsibilities performed during the twelve (12) months preceding the Commencement Date by Hercules Personnel who were displaced or whose functions were displaced as a result of this Agreement, even if the service, function, or responsibility is not specifically described in this Agreement, provided that, (A) in the event of a direct conflict between Schedule E and the scope of services as described in this Section 4.1(a)(ii), this Section 4.1(a)(ii) shall not be construed as altering and/or superseding Schedule E, and (B) the scope of services as described in this Section 4.1(a)(ii) shall not be construed as extending to New Services or Retained Functions.

(iii)
The ITO related services, functions and responsibilities reflected in those categories of the Hercules Base Case which Supplier is assuming pursuant to this Agreement, provided, however, (A) in the event of a direct conflict between Schedule E and the scope of services as described in this Section 4.1(a)(iii), this Section 4.1(a)(iii) shall not be construed as altering and/or superseding Schedule E, and (B) the scope of services as described in this Section 4.1(a)(ii) shall not be construed as extending to New Services or Retained Functions.

For purposes of Section 4.1(a)(ii) and (iii) and Section 4.2(b), “Retained Functions” shall mean services, functions and responsibilities performed during the twelve (12) months preceding the Commencement Date by Hercules Personnel who were displaced or whose functions were displaced as a result of this Agreement, but which are designated as retained services, functions and responsibilities to be performed by Hercules or its Affiliates or Eligible Recipients.

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(b)
Included Services. If any services, functions or responsibilities not specifically described in this Agreement are an inherent, necessary or customary part of the Services or are required for proper performance or provision of the Services in accordance with this Agreement, they shall be deemed to be included within the scope of the Services to be delivered for the Charges, as if such services, functions or responsibilities were specifically described in this Agreement, provided, however, (A) in the event of a direct conflict between Schedule E and the scope of services as described in this Section 4.1(b), this Section 4.1(b) shall not be construed as altering and/or superseding Schedule E, and (B) the scope of services as described in this Section 4.1(b) shall not be construed as extending to New Services or Retained Functions.

(c)
Required Resources. Except as otherwise expressly provided in this Agreement, Supplier shall be responsible for providing the facilities, personnel, technical knowledge, expertise and other resources necessary to provide the Services. In addition, except as otherwise expressly provided in this Agreement, Supplier shall be responsible for providing Equipment and Software at Supplier Facilities as necessary to provide the Services from such Supplier Facilities. In all such cases, the Equipment, Software, facilities, personnel and other resources provided by Supplier shall be subject to and in accordance with the applicable terms of this Agreement.

(d)
Supplier Responsibility. Supplier shall be responsible for the provision of the Services in accordance with this Agreement even if such Services are actually performed or dependent upon services performed by (i) Subcontractors, , or (ii) Managed Third Parties, to the extent provided in Schedules E and D.2.

(e)
Electronic Delivery. To the maximum extent possible, and except as otherwise directed by Hercules or expressly provided in this Agreement, Supplier shall deliver all Software, documentation, reports and other contract deliverables to Hercules and the Eligible Recipients at the designated Hercules Site by electronic transmission or by load and leave (where no tangible storage media is physically transferred to Hercules or the Eligible Recipients).

4.2	Transition Services.

(a)
Transition. During the Transition Period, Supplier shall perform the Transition Services and provide the deliverables described in the Transition Plan, which is attached to this Agreement as Schedule H. If any services, functions or responsibilities not specifically described in the Transition Plan are an inherent, necessary or customary part of the Transition Services or are required for the proper performance of the Transition Services in accordance with this Agreement, they shall be deemed to be included within the scope of the Transition Services to be delivered for no additional charge, as if such services, functions or responsibilities were specifically described in the Transition Plan. During the Transition Period, Hercules will perform those tasks which are designated to be Hercules' responsibility in the Transition Plan, provided that, Hercules shall not be obligated to perform any tasks during the Transition Period that are not set forth in such Transition Plan. If any services, functions or responsibilities not specifically described in the Transition Plan are an inherent or necessary part of the Hercules transition responsibilities or are required for proper performance or provision of such responsibilities, they shall be deemed to be included within the scope of the Hercules transition responsibilities as if such services, functions or responsibilities were specifically described as such in the Transition Plan. Unless otherwise agreed, Hercules shall not incur any charges, fees or expenses payable to Supplier or third parties in connection with the Transition Services, other than those charges, fees and expenses specified in Schedule J and those incurred by Hercules in connection with its performance of tasks designated in the Transition Plan as Hercules' responsibility.

(b)
Transition Plan. Schedule H.1 is an outline of the Transition Plan that identifies (i) the transition activities to be performed by Supplier, (ii) the date(s) by which each such activity or deliverable is to be completed (“Transition Milestones”), and (iii) the Deliverable Credits associated with the failure to meet specific Transition Milestones. Within thirty (30) days after the Effective Date, Supplier shall deliver to Hercules a detailed Transition Plan for Hercules' review, comment and approval. The proposed detailed Transition Plan shall describe in greater detail the specific transition activities to be performed by Supplier, but, unless

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otherwise agreed by Hercules, shall be consistent in all material respects with the initial Transition Plan, including the activities, deliverables, Transition Milestones and Deliverable Credits described therein. The detailed Transition Plan shall identify and describe, among other things, (i) the transition activities to be performed by Supplier and the significant components and subcomponents of each such activity, (ii) the deliverables to be completed by Supplier, (iii) the Transition Milestone for each such activity or deliverable, (iv) a process and set of standards acceptable to Hercules to which Supplier will adhere in the performance of the Transition Services and that will enable Hercules to determine whether Supplier has successfully completed the transition and the activities and deliverables associated with each Transition Milestone, in accordance with the Acceptance criteria specified in the Transition Plan, (v) the contingency or risk mitigation strategies to be employed by Supplier in the event of disruption or delay, (vi) any transition responsibilities to be performed or transition resources to be provided by Hercules or the Eligible Recipients or Hercules Third Party Contractors, and (vii) a detailed work plan identifying the specific transition activities to be performed by individual Supplier Personnel on a weekly basis during the Transition Period. The detailed Transition Plan also shall identify any related documents contemplated by the Agreement and/or required to effectuate the transition to be executed by the Parties. Upon approval by Hercules, the detailed Transition Plan shall be appended to the Agreement as Schedule H.2.

(c)
Performance. Supplier shall perform the Transition Services described in the Transition Plan in accordance with the timetable and the Transition Milestones set forth in the Transition Plan. Supplier shall provide all cooperation and assistance reasonably required or requested by Hercules in connection with Hercules' evaluation or testing of the deliverables set forth in the Transition Plan. Supplier shall perform the Transition Services in a manner that will not (i) disrupt or have an unnecessary adverse impact on the business or operations of Hercules or the Eligible Recipients, (ii) degrade the Services then being received by Hercules or the Eligible Recipients, or (iii) disrupt or interfere with the ability of Hercules or the Eligible Recipients to obtain the full benefit of the Services, except as may be otherwise provided in the Transition Plan. Prior to undertaking any transition activity, Supplier shall discuss with Hercules all known Hercules-specific material risks and shall not proceed with such activity until Hercules is reasonably satisfied with the plans with regard to such risks (provided that, neither Supplier’s disclosure of any such risks to Hercules, nor Hercules' acquiescence in Supplier’s plans, shall operate or be construed as limiting Supplier’ responsibilities under this Agreement). Supplier shall identify and resolve, with Hercules' reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that is Supplier’s responsibility and shall use all commercially reasonable efforts to assist Hercules with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that is Hercules' responsibility.

(d)
Meetings; Reports. Supplier shall meet at least weekly with Hercules to report on its progress in performing its responsibilities and meeting the timetable set forth in the Transition Plan. Supplier shall include Supplier Personnel in such meetings as and to the extent appropriate or requested by Hercules. Supplier also shall provide written reports to Hercules at least weekly regarding such matters, and shall provide oral reports more frequently if reasonably requested by Hercules. Promptly upon receiving any information indicating that Supplier may not perform its responsibilities or meet the timetable set forth in the Transition Plan, Supplier shall notify Hercules in writing of material delays and shall identify for Hercules' consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

(e)
Suspension or Delay of Transition Activities. Hercules reserves the right, in its sole discretion, to suspend or delay the performance of the Transition Services and/or the transition of all or any part of the Transition Services. If Hercules elects to exercise such right and Hercules' decision is based on Supplier’s failure to perform its obligations under this Agreement, Hercules shall not incur any additional Charges, Termination Charges, or reimbursable expenses in connection with such decision. If Hercules' decision is not based on Supplier’s failure to perform its obligations under this Agreement, Hercules shall reimburse Supplier for any additional costs reasonably incurred by Supplier as a result of such decision, provided that Supplier notifies Hercules in advance of such costs, obtains Hercules' approval prior to incurring such costs, and uses commercially reasonable efforts to minimize such costs.

(f)	Failure to Meet Transition Milestones.

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(i)
The Parties acknowledge and agree that the Transition Plan specifies various Transition Milestones by which Transition activities and/or deliverables are to be completed. Subject to Section 10.2, if Supplier fails to meet a Transition Milestone, Supplier shall pay Hercules the Deliverable Credits specified in Schedule H and Attachment G.3 for such Transition Milestone.

(ii)
Neither the Transition Services nor the activities and deliverables associated with individual Transition Milestones will be deemed complete until Hercules' Acceptance of such activities and deliverables.

(g)
Termination for Cause. Notwithstanding the foregoing, and in addition to any other termination right Hercules may have under this Agreement, Hercules may terminate this Agreement in whole or in part for cause if (i) Supplier fails to comply with its obligations with respect to the provision of Transition Services and such failure causes or will cause a material disruption to or otherwise has or will have a material adverse impact on the operations or businesses of Hercules or the Eligible Recipients, (ii) Supplier materially breaches its obligations with respect to the provision of Transition Services and fails to cure such breach within fifteen (15) days after its receipt of notice, or (iii) Supplier fails to meet a Transition Milestone and such failure constitutes a material breach of this Agreement and Supplier fails to cure such breach within fifteen (15) days after its receipt of notice. In addition, unless otherwise agreed, if Supplier fails to meet the Transition Milestone for the completion of the transition of all Services to Supplier by more than fifteen (15) days, Hercules may terminate this Agreement for cause without requirement of notice or opportunity to cure. In all such events, subject to Section 18.3, Hercules may recover the damages suffered by Hercules or the Eligible Recipients in connection with such a termination, provided that, if such termination is based on Supplier’s failure to meet a Transition Milestone, Supplier shall be entitled to set-off against such damages any Deliverable Credits Supplier has paid for the failure to meet such Transition Milestone. Nothing herein shall operate or be construed as limiting Hercules’ obligation to pay undisputed Charges for Transition Services delivered prior to the effective date of any such termination in accordance with and subject to Section 12 of the Agreement.

4.3	Termination Assistance Services.

(a)
Availability. As part of the Services, and for the Charges set forth in Sections 4.3(b)(8) and 4.3(b)(9) and Schedule J, Supplier shall provide to Hercules, the Eligible Recipients and/or their designee(s) the Termination Assistance Services described in Section 4.3(b) and Schedule I.

(1)
Period of Provision. Supplier shall provide such Termination Assistance Services to Hercules and any Eligible Recipient, or their designee(s), (i) commencing upon notice from Hercules up to six (6) months prior to the expiration of the Term or on such earlier date as Hercules may request and continuing for up to twelve (12) months following the effective date of the expiration of the Term (as such Term may be extended pursuant to Section 3.2), (ii) commencing upon any notice of termination (including termination for cause by Hercules or Supplier or termination for convenience by Hercules) of the Term with respect to all or any part of the Services, and continuing for up to twelve (12) months following the effective date of such termination of all or part of the Services, or (iii) commencing upon notice of termination of all or part of the Services to an Eligible Recipient and continuing for up to twelve (12) months following the effective date of such termination.

(2)
Extension of Services. Hercules may elect, upon thirty (30) days prior notice, to extend the period following the effective date of any expiration/termination for the performance of Termination Assistance Services, provided that the period between the effective date and the completion of all Termination Assistance Services is not greater than twelve (12) months. If Hercules provides less than thirty (30) days prior notice of an extension, Supplier shall nonetheless use commercially reasonable efforts to comply with Hercules' request and provide the requested Services and/or Termination Assistance Services.

(3)	Firm Commitment. Supplier shall provide Termination Assistance Services to Hercules and any Eligible Recipients, or their designee(s), regardless of the reason for the expiration or termination of

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the Term; provided, however, if the Agreement is terminated by Supplier under Section 20.1(b)(i), Supplier may require Hercules to pay Supplier in advance in accordance with Section 4.3(a)(5) for Termination Assistance Services to be provided or performed under this Section 4.3. At Hercules' request, Supplier shall provide Termination Assistance Services directly to an Eligible Recipient or an Entity acquiring Control of an Eligible Recipient; provided that, unless otherwise agreed by the Parties, all such Termination Assistance Services shall be performed subject to and in accordance with the terms and conditions of this Agreement.

(4)
Performance. All Termination Assistance Services shall be provided subject to and in accordance with the terms and conditions of this Agreement. Supplier shall perform the Termination Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as it provided and was required to provide the same or similar Services during the Term. The quality and level of performance of the Termination Assistance Services provided by Supplier following the expiration or termination of the Term as to all or part of the Services or Supplier’s receipt of a notice of termination or non-renewal shall continue to meet or exceed the Service Levels and shall not be degraded or deficient in any respect, unless and to the extent Hercules reprioritizes the work activities of assigned Supplier Personnel and/or modifies the applicable work requirements or performance standards in accordance with Section 4.3(b)(9). Accordingly, subject to Section 4.3(b)(9), Service Level Credits shall be assessed for any failure to meet Service Levels during the period Termination Assistance Services are provided. Supplier Personnel (including all Key Supplier Personnel) reasonably considered by Hercules to be critical to the performance of the Services and Termination Assistance Services shall be retained on the Hercules account through the completion of all relevant Termination Assistance Services.

(5)
Advance Payment. If Hercules is obligated to pay in advance for Termination Assistance Services, Supplier shall present an invoice for the estimated Charges for such Termination Assistance Services at least fifteen (15) days prior to the beginning of the month in which such Services are to be provided. Subject to Section 12.4, Hercules shall then pay such Charges on or before the first day of such month. The estimated Charges shall then be reconciled with the actual Charges for Termination Assistance Services provided in such month, and any additional Charges or credits will be reflected on the next invoice delivered after the end of such month.

(b)
Scope of Termination Assistance Service. As part of the Termination Assistance Services, Supplier shall timely transfer the control and responsibility for all Services previously performed by or for Supplier to Hercules, the Eligible Recipients and/or their designee(s) and shall execute any documents reasonably necessary to effect such transfers. Additionally, Supplier shall provide any and all applicable information and assistance requested by Hercules to allow:

(i)	the Systems and processes associated with the Services to operate efficiently;

(ii)	the Services to continue without interruption or adverse effect; and

(iii)	the orderly transfer of the Services to Hercules, the Eligible Recipients and/or their designee(s).

The Termination Assistance Services shall include, as requested by Hercules, the Services, functions and responsibilities set forth on Schedule I. In addition, in connection with such termination or expiration, Supplier shall provide the following assistance and Services at Hercules' direction:

(1)
General Support. Supplier shall, to the extent applicable, (i) assist Hercules, an Eligible Recipient and/or their designee(s) in developing a written transition plan for the transition of the Services to Hercules, such Eligible Recipient, or their designee(s), which plan shall include (as requested by Hercules) capacity planning, business process planning, facilities planning, human resources planning, technology planning, telecommunications planning and other planning necessary to effect the transition, (ii) perform programming and consulting services as requested to assist in implementing the transition plan, (iii) train personnel designated by Hercules, an Eligible Recipient or their designee(s) in the use of any business processes, work instructions and work procedures and

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any Equipment, Software, Systems, Materials and tools used in connection with the provision of the Services, (iv) catalog all business processes, work instructions, work procedures, Software, Hercules Data, Equipment, Materials, Third Party Contracts and tools used to provide the Services, (v) provide machine readable and printed listings and associated documentation for source code for Software owned by Hercules and source code to which Hercules is entitled under this Agreement and assist in its re-configuration, (vi) analyze and report on the space required for the Hercules Data and the Software needed to provide the Services, (vii) assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition to Hercules, an Eligible Recipient or their designee(s), (viii) create and provide copies of the Hercules Data in the format and on the media reasonably requested by Hercules, an Eligible Recipient or their designee(s), (ix) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual and applicable work instructions and work procedures in the format and on the media reasonably requested by Hercules, an Eligible Recipient or their designee(s) and (x) provide other technical assistance as requested by Hercules, an Eligible Recipient or their designee(s).

(2)	Hiring.

(i)
Hercules, the Eligible Recipients and/or their designee(s) shall be permitted to undertake, without interference from Supplier, Supplier Subcontractors (subject to Section 4.3(b)(2)(ii) below) or Supplier Affiliates (including counter-offers), to hire, effective after the later of the expiration or termination of the Term or completion of any Termination Assistance Services requested under Section 4.3(b)(8), any (i) Supplier Personnel assigned to the performance of Services at Hercules Facility(ies) during the twelve (12) months preceding the expiration or termination date, (ii) Supplier Personnel assigned to the performance of Services at Supplier Facility(ies) in the United States or European Union during the twelve (12) months preceding the expiration or termination date or (iii) other Supplier Personnel assigned to the performance of Services during the twelve (12) months preceding the expiration or termination date whom Supplier intends to terminate in connection with such expiration or termination. Supplier shall waive, and shall cause its Subcontractors (as contemplated in Section 4.3(b)(2)(ii) below) and Affiliates to waive, their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Hercules, the Eligible Recipients and/or their designee(s). Supplier shall provide Hercules, the Eligible Recipients and/or their designee(s) with reasonable assistance in their efforts to hire such Supplier Personnel, and shall give Hercules, the Eligible Recipients and/or their designee(s) reasonable access to such Supplier Personnel for interviews, evaluations and recruitment. Hercules shall endeavor to conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by Supplier of its obligations under this Agreement.

(ii)
With respect to Subcontractors that are not Supplier Affiliates, Supplier shall use all commercially reasonable efforts to (A) obtain for Hercules, the Eligible Recipients and their designee(s) the rights specified in Section 4.3(b)(2)(i), and (B) ensure that such rights are not subject to subsequent Subcontractor approval or the payment by Hercules, an Eligible Recipient or their designee(s) of any fees. If Supplier is unable to obtain any such rights with respect to a Subcontractor, it shall notify Hercules in advance and shall not use such Subcontractor without Hercules' approval (and absent such approval, Supplier’s use of any such Subcontractor shall obligate Supplier to obtain or arrange, at no additional cost to Hercules, the rights specified in Section 4.3(b)(2)(i), for Hercules, the Eligible Recipients and their designee(s) upon expiration or termination).

Promptly upon Hercules providing notice for provision of Termination Assistance Services pursuant to Section 4.3(a)(1), Supplier shall provide to Hercules a list, organized by location, of the Supplier Personnel who are eligible for solicitation for employment pursuant to this Section 4.3(b)(2). Subject to applicable Privacy Laws, such list shall specify each such Supplier Personnel's job title, annual total compensation, leave status and years of service.

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(3)Software. As provided in Section 14.6, and subject to Section 6.4(c), Supplier shall provide, and hereby grants to Hercules (with a right to sublicense to the Eligible Recipients and/or Hercules' designee), certain license, sublicense and/or other rights to certain Software and other Materials used by Supplier, Supplier Affiliates or Subcontractors in performing the Services.

(4)
Equipment. Subject to Section 6.4(c), Hercules, the Eligible Recipients and/or their designee(s) shall have the right (but not the obligation) to purchase, or assume the lease for, any Equipment owned or leased by Supplier that is substantially dedicated by Supplier, Supplier Subcontractors or Supplier Affiliates to the performance of the Services. Such Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services requiring such Equipment requested by Hercules under Section 4.3(b)(8), whichever is later. Supplier shall, at no additional charge to Hercules, maintain such Equipment through the date of transfer so as to be eligible for the applicable manufacturer’s maintenance program at no additional charge to Hercules. In the case of Supplier-owned Equipment, Supplier shall grant to Hercules, the Eligible Recipients and/or their designee(s) a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances. Such conveyance of Supplier-owned Equipment by Supplier to Hercules, the Eligible Recipients and/or their designee(s) shall be at net book value (calculated in accordance with generally acceptable accounting principles applicable in the country in which such Equipment is located). Unless otherwise agreed, Hercules shall pay any sales tax or duties associated with such conveyance. At Hercules' request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase. In the case of leased Equipment, Supplier shall (i) represent and warrant that the lessee is not in default under the lease, (ii) represent and warrant that all payments thereunder have been made through the date of transfer, and (iii) notify Hercules of any lessor defaults of which it is aware at the time. EXCEPT AS PROVIDED ABOVE, AND WITHOUT LIMITING SUPPLIER’S OTHER OBLIGATIONS UNDER THIS AGREEMENT, SUPPLIER DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE PERFORMANCE OF SUPPLIER OWNED OR LEASED EQUIPMENT FOLLOWING THE CONVEYANCE OF SUCH EQUIPMENT PURSUANT TO THIS SECTION.

(5)
Hercules Facilities, Equipment and Software. Supplier shall vacate the Hercules Facilities and return to Hercules, if not previously returned, any Hercules owned Equipment, Hercules leased Equipment, Hercules Owned Software, Hercules licensed Software and Hercules Owned Materials, in condition at least as good as the condition when made available to Supplier, ordinary wear and tear excepted. Such Hercules Facilities, Equipment, Software and Materials shall be vacated and returned at the expiration or termination date or the completion of any Services requiring such Hercules Facilities, Equipment, Software and Materials requested by Hercules under Section 4.3(b)(8), whichever is later.

(6)
Supplier Subcontracts and Third Party Contracts. Supplier shall inform Hercules of all subcontracts or Third Party Contracts (between third parties and either Supplier, Supplier Subcontractors, or Supplier Affiliates) used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services. Subject to Sections 6.4(c), Supplier shall, at Hercules' request, cause any such Subcontractors, Supplier Affiliates or third party contractors to permit Hercules, the Eligible Recipients and/or their designee(s) to assume prospectively any or all such contracts or to enter into new contracts with Hercules, the Eligible Recipients or their designees on substantially the same terms and conditions, including price. Supplier shall so assign the designated subcontracts and Third Party Contracts to Hercules, the Eligible Recipients and/or their designee(s) as of the expiration or termination date or the completion of any Termination Assistance Services requiring such subcontracts or Third Party Contracts requested by Hercules under Section 4.3(b)(8), whichever is later. There shall be no charge or fee imposed on Hercules, the Eligible Recipients and/or their designee(s) by Supplier or its Subcontractors, Affiliates or third party contractors for such assignment. Supplier shall (i) represent and warrant that it is not in default under such subcontracts and Third Party Contracts, (ii) represent and warrant that all payments thereunder through the date of assignment are current, and (iii) notify Hercules of any Subcontractor’s or third

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party contractor’s default with respect to such subcontracts and Third Party Contracts of which it is aware at the time.

(7)	Intentionally blank.

(8)
Extension of Services. As part of the Termination Assistance Services, for a period of twelve (12) months following the expiration or termination date, Supplier shall provide to the Eligible Recipient(s), under the terms and conditions of this Agreement, at Hercules' request, any or all of the Services being performed by Supplier prior to the expiration or termination date, including those Services described in Article 4 and Schedule E. To the extent Hercules requests such Services, Hercules will pay Supplier the Charges specified in Schedule J that Hercules would have been obligated to pay Supplier for such Services if this Agreement had not yet expired or been terminated. To the extent Hercules requests a portion (but not all) of the Services included in a particular Charge, the amount to be paid by Hercules will be equitably adjusted in proportion to the portion of the Services included in the applicable Charge that Supplier will not be providing or performing.

(9)
Rates and Charges. Except as provided below and in Section 4.3(b)(8), the Parties anticipate that the Termination Assistance Services requested by Hercules will be provided by Supplier, at no additional charge to Hercules, using Supplier Personnel already assigned to Hercules and without adversely affecting Supplier’s ability to meet its performance obligations. If material Termination Assistance Services requested by Hercules cannot be provided by Supplier using Supplier Personnel then assigned to Hercules without adversely affecting Supplier’s ability to meet its performance obligations, Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such Termination Assistance Services using such personnel. To the extent Hercules authorizes Supplier to use additional Supplier Personnel to perform material Termination Assistance Services requested by Hercules, Hercules shall pay Supplier the rates and charges specified in Schedule J, or, if no such rates and charges are specified in Schedule J, a negotiated fee which shall be no less favorable to Hercules than the lower of the most favorable rates available under then-current Hercules/Supplier contracts for comparable services or Supplier’s then current commercially available rates, for the additional Supplier Personnel required to perform such Termination Assistance Services (but only if Supplier notifies Hercules in advance of such Charges, obtains Hercules' approval prior to incurring such Charges, and uses commercially reasonable efforts to minimize such Charges).

(c)
Resources. Supplier shall ensure that, at all times during the Term, on thirty (30) days notice, it is able to deploy all necessary resources to perform Termination Assistance Services in accordance with this Section 4.3.

(d)	Survival of Terms. This Section 4.3 shall survive termination/expiration of the Term.

4.4	New Services.

(a)
Procedures. If Hercules requests that Supplier perform any New Services reasonably related to the Services or other services generally provided by Supplier, Supplier shall promptly prepare a New Services proposal for Hercules' consideration. Unless otherwise agreed by the Parties, Supplier shall prepare such New Services proposal at no additional charge to Hercules and shall deliver such proposal to Hercules within ten (10) business days of its receipt of Hercules' request; provided, that Supplier shall use all commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation. Hercules shall provide such information as Supplier reasonably requests in order to prepare such New Service proposal. Such New Services proposal shall include, among other things, the following at a level of detail sufficient to permit Hercules to make an informed business decision: (i) a project plan and fixed price or price estimate for the New Service; (ii) a breakdown of such price or estimate, (iii) a description of the service levels to be associated with such New Service, (iv) a schedule for commencing and completing the New Service, (v) a description of the new hardware or software to be provided by Supplier in connection with the New Service, (vi) a description of the software, hardware and other resources, including Resource

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Unit utilization, necessary to provide the New Service, (vii) any additional facilities or labor resources to be provided by Hercules or the Eligible Recipients in connection with the proposed New Service, (viii) any risks associated with the New Service and/or the integration of the New Service into the existing environment, and (ix) in the case of any Developed Materials to be created through the provision of the proposed New Services, any ownership rights therein that differ from the provisions of Section 14.2. Hercules may accept or reject any New Services proposal in its sole discretion and Supplier shall not be obligated to perform any New Services to the extent the applicable proposal is rejected. Unless the Parties otherwise agree, if Hercules accepts Supplier’s proposal, Supplier will perform the New Services and be paid in accordance with the proposal submitted by Supplier and the provisions of this Agreement. Upon Hercules' acceptance of a Supplier proposal for New Services, the scope of the Services will be expanded and this Agreement will be modified to include such New Services. Notwithstanding any provision to the contrary, (i) Supplier shall act reasonably and in good faith in formulating such pricing proposal, (ii) Supplier shall use commercially reasonable efforts to identify potential means of reducing the cost to Hercules, including utilizing Subcontractors as and to the extent appropriate, (iii) such pricing proposal shall be no less favorable to Hercules than the pricing and labor rates set forth herein for comparable Services, and (iv) such pricing proposal shall take into account the existing and future volume of business between Hercules and Supplier.

(b)
Use of Third Parties. Hercules may elect to solicit and receive bids from third parties to perform any New Services. If Hercules elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement, and (ii) Supplier shall cooperate with such third parties as provided in Section 4.6.

(c)
Services Evolution and Modification. The Parties anticipate that the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering Services and changes in the businesses of Hercules and the Eligible Recipients. The Parties acknowledge and agree that these changes will modify the Services and will not be deemed to result in New Services unless the changed services meet the definition of New Services.

(d)
Authorized User and Eligible Recipient Requests. Supplier shall promptly inform the Hercules Relationship Manager or his or her designee of requests for New Services from Authorized Users or Eligible Recipients, and shall submit any proposals for New Services to the Hercules Relationship Manager or his or her designee. Supplier shall not agree to provide New Services to any Authorized Users or Eligible Recipients without the prior written approval of the Hercules Relationship Manager or his or her designee. If Supplier fails to comply strictly with this Section 4.4(d), it shall receive no compensation for any services rendered to any person or entity in violation of such provision.

(e)
Efforts to Reduce Costs and Charges. From time to time, Hercules may request that the Parties work together to identify ways to achieve reductions in the cost of service delivery and corresponding reductions in the Charges to be paid by Hercules by modifying or reducing the nature or scope of the Services to be performed by Supplier, the applicable Service Levels or other contract requirements. If requested by Hercules, Supplier shall promptly prepare a proposal at a level of detail sufficient to permit Hercules to make an informed business decision identifying all viable means of achieving the desired reductions without adversely impacting business objectives or requirements identified by Hercules. In preparing such a proposal, Supplier shall give due consideration to any means of achieving such reductions proposed by Hercules. Supplier shall negotiate in good faith with Hercules about each requested reduction in Charges and, without disclosing the actual cost of providing the Services, shall identify for Hercules if and to what extent the cost of service delivery may be reduced by implementing various changes in the contract requirements, including the applicable Service Levels. Hercules shall not be obligated to accept or implement any proposal; and Supplier shall not be obligated to implement any change that affects the terms of this Agreement unless and until such change is reflected in a written amendment to this Agreement.

4.5	Billable Projects.

(a)
Procedures and Performance. Supplier shall perform Projects requested and approved by Hercules as part of the Services. A “Project” is a discrete unit of non-recurring work that is not an inherent, necessary or customary part of the day-to-day Services, and is not required to be performed by Supplier to meet the existing Service Levels (other than Service Levels related to Project performance). A Project may consist of

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or include work that would otherwise be treated as New Services. The Supplier Personnel assigned to perform such Projects shall possess the training, education, experience, competence and skill to perform such work. The Hercules Relationship Manager or his or her designee shall request, define and set the priority for such Projects.

(b)
Additional Work or Reprioritization. The Hercules Project Executive or his or her designee may identify new or additional work activities to be performed by Supplier Personnel (including work activities that would otherwise be treated as a Project or New Services) or reprioritize or reset the schedule for existing work activities to be performed by such Supplier Personnel. To the extent the work activities requested by Hercules can be provided by Supplier using personnel already assigned to Hercules without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels, there will be no additional charge to Hercules for such work. If the work activities requested by Hercules cannot be provided by Supplier using personnel then assigned to Hercules without impacting the Service Levels, Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such work using personnel already assigned to perform the Services.

4.6	Right to In-Source or Use Third Parties; Cooperation.

(a)
Right of Use. Subject to Section 2.7 of Schedule J, this Agreement shall not be construed as a requirements contract, and notwithstanding anything to the contrary contained herein, shall not be interpreted to prevent Hercules or the Eligible Recipients from obtaining from third parties (each, an “Hercules Third Party Contractor”), or providing to themselves, any or all of the Services or any other services. In addition, subject to Section 2.7 of Schedule J, nothing in this Agreement shall be construed or interpreted as limiting Hercules' right or ability during the Term to add or delete Eligible Recipients or to increase or decrease its demand for Services. Nor shall anything in this Agreement be construed or interpreted as limiting Hercules' right or ability during the Term to change the requirements of Hercules or the Eligible Recipients with respect to any Service, change Service volumes and/or, subject to Section 2.7 of Schedule J, move parts of any Service in or out of scope. To the extent Hercules or an Eligible Recipient obtains from a Hercules Third Party Contractor, or provides to itself, any of the Services, the amount to be paid to Supplier by Hercules shall be equitably adjusted downward in accordance with Schedule J and in proportion to the portion of the Services that Supplier will no longer be providing or performing. Similarly, to the extent Hercules adds or deletes Eligible Recipients or increases or decreases its demand for Services, the amount to be paid to Supplier by Hercules shall be adjusted in accordance with Schedule J and the rates specified therein.

(b)	Supplier Cooperation.

(i)
Supplier shall fully cooperate with and work in good faith with Hercules, the Eligible Recipients or Hercules Third Party Contractors as described in Schedule E or requested by Hercules and at no additional charge to Hercules, except as otherwise stated below in this Section 4.6(b). Such cooperation may include: (A) timely providing access to any facilities being used to provide the Services, as necessary for Hercules personnel or Hercules Third Party Contractors to perform the work assigned to them (including to install and manage third party software and equipment to provide services to Hercules or Eligible Recipients); (B) timely providing reasonable electronic and physical access to the business processes and associated Equipment, Software and/or Systems to the extent necessary and appropriate for Hercules, the Eligible Recipients or Hercules Third Party Contractors to perform the work assigned to them; (C) timely providing written requirements, standards, policies or other documentation for the business processes and associated Equipment, Software or Systems procured, operated, supported or used by Supplier in connection with the Services; (D) ensuring that there is no degradation in the provision of the Services caused by the adjustments made by Supplier in transferring Services to a third party, Hercules or an Eligible Recipient; (E) at Hercules' request, providing access to Hercules Data to the Eligible Recipients and/or Hercules Third Party Contractors in the same manner and to the same extent access to such data is provided to Hercules, (F) timely providing cooperation and assistance in accordance with Section 4.3 to facilitate the orderly transfer of terminated Services from Supplier to Hercules, the Eligible Recipients and/or Hercules Third Party Contractors or (G) any other cooperation or assistance reasonably necessary for Hercules, the Eligible Recipients and/or Hercules Third Party

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Contractors to perform the work in question. Hercules personnel and Hercules Third Party Contractors shall comply with Supplier’s reasonable security and confidentiality requirements, and shall, to the extent performing work on Software, Equipment or Systems for which Supplier has operational responsibility, comply with Supplier’s reasonable standards, methodologies, and procedures.

(ii)
If Supplier’s cooperation with Hercules or any Hercules Third Party Contractor goes beyond the reasonable amount of cooperation specified in Schedule E and causes Supplier to expend a materially greater level of effort, resources or expense than it would otherwise have expended in providing the Services, Hercules shall pay the applicable labor rate(s) for additional required personnel (or apply the applicable FTE hours against the Project Pool described in Schedule J) and reimburse Supplier for the additional Out-of-Pocket Expenses reasonably incurred by Supplier and directly attributable to such additional cooperation, provided that, (i) Supplier notifies Hercules of such additional amounts and obtains Hercules' approval prior to incurring them; and (ii) Supplier uses commercially reasonable efforts to minimize the amounts to be paid or reimbursed by Hercules. Notwithstanding the foregoing, Hercules shall incur no additional Charges or expenses if and to the extent such additional cooperation can be reasonably provided by Supplier’s program management personnel or other Supplier Personnel then assigned to the engagement for whom Hercules is not obligated to pay an additional Charge. If such cooperation cannot be provided by Supplier using such Supplier Personnel without impacting Supplier’s ability to meet the Service Levels and/or its other obligations under the Agreement, Supplier shall so advise Hercules and Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the provision of such cooperation using such personnel.

(c)
Notice by Supplier. Supplier shall immediately notify Hercules when it becomes aware that an act or omission of a Hercules Third Party Contractor will cause, or has caused, a problem or delay in providing the Services, and shall use commercially reasonable efforts to work with Hercules, the Eligible Recipients and the Hercules Third Party Contractor to prevent or circumvent such problem or delay. Supplier shall cooperate with Hercules, the Eligible Recipients and Hercules Third Party Contractors to resolve differences and conflicts arising between the Services and other activities undertaken by Hercules, the Eligible Recipients or Hercules Third Party Contractors. Subject to Section 10.2, any notification provided by Supplier in accordance with this Section 4.6(c) shall not excuse Supplier from the performance of any of its obligations under this Agreement.

4.7	Companion Agreements

(a)
At Hercules' request, the terms of this Master Agreement shall be incorporated by reference into individual Companion Agreements, which shall be executed by ---------HCL America, Inc. or an Affiliate of ---------HCL America, Inc. and Hercules Incorporated or an Eligible Recipient. All Services shall be provided by ---------HCL America, Inc. or the applicable Affiliate of ---------HCL America, Inc. pursuant to this Master Agreement or an executed Companion Agreement. Unless and to the extent an individual Companion Agreement expressly provides otherwise, each Companion Agreement shall incorporate by reference the terms and conditions of this Master Agreement and shall not be construed as altering or superseding the rights and obligations of the Parties under this Master Agreement. Unless and to the extent otherwise agreed, the form of the Companion Agreement shall be as set forth in Exhibit 3.

(b)
Notwithstanding the foregoing, ---------HCL America, Inc. shall be responsible for any failure by an Affiliate of ---------HCL America, Inc. to perform in accordance with a Companion Agreement executed by such Affiliate or to comply with such Affiliate’s duties or obligations under such Companion Agreement to the same extent as if such failure to perform or comply was committed by ---------HCL America, Inc., including, subject to Section 18.3, any damages incurred by Hercules or an Eligible Recipient as a result of any such failure to perform or comply.

(c)
The Supplier Account Manager (and his or her designees(s)) shall remain responsible for the administration of this Master Agreement and the individual Companion Agreements on a day-to-day basis on behalf of Supplier (including decisions, consents, notices, acceptances and approvals) and only the Supplier Account Manager (and his or her designees(s)) shall be authorized to act on behalf of Supplier or to amend, modify,

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change, waive or discharge their rights and obligations under this Master Agreement or such Companion Agreements.

(d)
The Hercules Relationship Manager (and his or her designees(s)) shall remain responsible for the administration of this Master Agreement and the individual Companion Agreements on a day-to-day basis on behalf of Hercules and the Eligible Recipients (including decisions, consents, notices, acceptances and approvals) and only the Hercules Relationship Manager (and his or her designees(s)) shall be authorized to act on behalf of Hercules and the Eligible Recipients or to amend, modify, change, waive or discharge their rights and obligations under this Master Agreement or such Companion Agreements.

5	REQUIRED CONSENTS

5.1	Supplier Responsibility.

At no additional cost to Hercules other than as expressly described in this Section 5, Supplier shall lead and undertake all administrative activities necessary to obtain all Required Consents. At Supplier’s reasonable request, Hercules will cooperate with Supplier in obtaining the Required Consents by executing appropriate Hercules approved written communications and other documents prepared or provided by Supplier. Hercules shall be responsible for providing Hercules' letterhead, envelopes, postage and signatures to obtain such Required Consents. With Hercules' approval, Supplier shall exercise for the benefit of Hercules and the Eligible Recipients any rights Supplier has to utilize or transfer license rights or other applicable rights under Supplier’s existing third party licenses, leases or contracts, and the Parties shall cooperate in minimizing or eliminating any costs associated therewith.

5.2	Financial Responsibility.

Supplier shall pay thirty percent (30%) of all transfer, re-licensing or termination fees or expenses associated with obtaining any Required Consents or terminating any licenses or agreements as to which Supplier is unable to obtain such Required Consents. Hercules shall pay the remaining seventy percent (70%) of such transfer, re-licensing or termination fees or expenses.

5.3	Contingent Arrangements.

If, despite using all commercially reasonable efforts, Supplier is unable to obtain a Required Consent with respect to Hercules licensed Third Party Software, Supplier shall, at Hercules' option and with Hercules' consent, (i) replace the Hercules license for such Third Party Software with a Supplier license; (ii) replace such Third Party Software with other Software offering equivalent features and functionality, or (iii) secure the right to manage the Hercules licensed Third Party Software on behalf of Hercules. If, despite using all commercially reasonable efforts, Supplier is unable to obtain a Required Consent with respect to any other Hercules Third Party Contract, then, unless and until such Required Consent is obtained, Supplier shall manage such Third Party Contract on Hercules' behalf and perform all obligations and enforce all rights under such Third Party Contract as if Supplier were a party to the agreement in Hercules' place. If, despite using all commercially reasonable efforts, management of such Third Party Contract is not legally or contractually possible or Supplier is unable to obtain any other Required Consent, Supplier shall use all commercially reasonable efforts to determine and adopt, subject to Hercules' prior approval, such alternative approaches as are necessary and sufficient to provide the Services without such Required Consent. If such alternative approaches are required for a period longer than ninety (90) days following the Commencement Date, the Parties shall equitably adjust the terms and reduce the prices specified in this Agreement to reflect any additional costs being incurred by Hercules and any Services not being received by Hercules and the Eligible Recipients. Except as otherwise expressly provided herein, the failure to obtain any Required Consent shall not relieve Supplier of its obligations under this Agreement and Supplier shall not be entitled to any additional compensation or reimbursement amounts in connection with obtaining or failing to obtain any Required Consent or implementing any alternative approach.

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6	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES

6.1	Service Facilities.

(a)
Service Facilities. Supplier and its Affiliates and Subcontractors shall provide the Services at or from (i) the Hercules Facilities described on Schedule O.1, (ii) the Supplier Facilities described on Schedule O.2, each of which shall be approved in advance by Hercules, or (iii) any other service location approved by Supplier and Hercules. Supplier shall obtain Hercules' prior approval for any proposed relocation by Supplier, its Affiliates or Subcontractors of the provision of a Service to a new or different Supplier Facility. Hercules acknowledges and has approved the Supplier Facilities set forth on Schedule O.2 as of the Effective Date for the provision of the Services and scope thereof described therein. Supplier shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any Supplier-initiated relocation to a new or different Supplier Facility, including any costs or expenses incurred or experienced by Hercules or any Eligible Recipient as a result of such relocation.

(b)
Supplier’s Responsibilities. Except as provided in Sections 6.1(a), 6.2(a) and (b) and Section 6.4(e), Supplier shall be responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities. Without limiting the foregoing, Supplier shall provide (i) all maintenance, site management, site administration and similar services for the Supplier Facilities, (ii) uninterrupted power supply services for the Supplier Facilities. Supplier shall provide the foregoing in strict compliance with Hercules' then-current security policies, architecture requirements, standards, rules and procedures, unless and to the extent deviations are approved in advance by Hercules.

6.2	Hercules Facilities.

(a)
Hercules Facilities. Hercules shall provide Supplier with the use of and access to the Hercules Facilities (or equivalent space) described in Schedule O.1 for the periods specified therein solely as necessary for Supplier to perform its obligations under this Agreement.  All Hercules owned or leased assets provided for the use of Supplier under this Agreement shall remain in Hercules Facilities unless Hercules otherwise agrees. In addition, all improvements or modifications to Hercules Facilities requested by Supplier shall be (i) subject to review and approval in advance by Hercules, (ii) in strict compliance with Hercules' then-current policies, standards, rules and procedures, and (iii) performed by and through Hercules at Supplier’s expense. Supplier acknowledges and agrees that the facilities to be provided by Hercules are sufficient for performing the Services and for satisfying Supplier’s responsibilities under this Agreement. THE HERCULES FACILITIES ARE PROVIDED BY HERCULES TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE HERCULES FACILITIES, OR THEIR CONDITION OR SUITABILITY FOR USE BY SUPPLIER.

(b)
Furniture, Fixtures and Equipment. At the Hercules Facilities described in Schedule O.1, Hercules shall provide office space and office furniture for the number of Supplier Personnel and for such periods specified in Schedule O.1. The office space and office furniture provided by Hercules for the use of Supplier Personnel will be generally comparable to the office space and office furniture provided to (i) the Hercules Personnel prior to the Commencement Date; or (ii) the then-standard office space and office furniture provided to similarly situated Hercules employees. Supplier Personnel using the office facilities provided by Hercules will be accorded reasonable access to the communications wiring in such facilities (including fiber, copper and wall jacks, subject to Section 6.2(c) and the use of certain shared office equipment and services, such as photocopiers, local and long distance telephone service for Hercules-related calls, telephone handsets, mail service, office support service (e.g., janitorial), heat, light, and air conditioning; provided that such access and usage shall be solely for and in connection with the provision of Services by such Supplier Personnel, and provided further that Supplier shall reimburse Hercules for the additional incremental costs incurred by Hercules or the Eligible Recipients if and to the extent Supplier’s technology solution, service delivery model and/or inefficiency cause its usage or consumption of such resources to exceed historical levels. Supplier shall be financially responsible for providing all other office space, office furniture, fixtures

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or office related equipment or services needed by Supplier or Supplier Personnel assigned to Hercules Facilities, and for all upgrades, replacements and additions to such office furniture, fixtures or equipment; provided that such office furniture, fixtures and equipment must be approved in advance by Hercules and meet Hercules' then-current standards, and provided further that Supplier shall use commercially reasonable efforts to purchase and use surplus Hercules furniture, fixtures and equipment to the extent available.

(c)	Supplier’s Responsibilities Regarding Hercules' Network.

(i)
To the extent Supplier Personnel working on an ongoing basis at a Hercules Facility are, with Hercules' approval, connected directly to the network(s) of Hercules or an Eligible Recipient, the Equipment (and all Software installed thereon) used by such personnel shall be (i) subject to Section 6.4(e), provided to the applicable Supplier Personnel by Hercules at Hercules' expense, (ii) maintained and supported by or through Hercules (including by Supplier as and to the extent provided in Schedule E), at Hercules' expense, and (iii) shall be and remain in strict compliance with Hercules' then-current security policies, architectures, requirements, standards, rules and procedures, unless and to the extent deviations are approved in advance by Hercules. Hercules shall load the Software image on such Equipment and Supplier shall not install or permit the installation of any other software on such Equipment without Hercules' prior approval.

(ii)
To the extent Supplier Personnel working on an ongoing basis from a Supplier Facility are, with Hercules' approval, connected directly to the network(s) of Hercules or an Eligible Recipient, the Equipment (and all Software installed thereon) used by such personnel shall be (i) provided to the applicable Supplier Personnel by Supplier at Supplier's expense , (ii) maintained and supported by or through Supplier, at Supplier's expense, and (iii) shall be and remain in strict compliance with Hercules’ then-current security policies, architectures, requirements, standards, rules and procedures, unless and to the extent deviations are approved in advance by Hercules.

(d)
Security Breaches. Supplier shall promptly investigate any security breach of Hercules' networks or Systems associated with Supplier Personnel or the performance of the Services. Supplier shall notify Hercules and permit Hercules to participate in the audit or investigation of any such security breach. Supplier shall promptly (i) report the findings of any such audit or investigation to Hercules, (ii) provide Hercules with a copy of any written report prepared in connection therewith, and (iii) to the extent in Supplier’s areas of responsibility and control, prepare and (following Hercules approval) implement a remediation plan to remediate the effects of the security breach and prevent its recurrence.

(e)
Hercules Rules and Compliance. In performing the Services and using the Hercules Facilities, Supplier shall observe and comply with all Hercules policies, rules, and regulations (including those governing business practices, smoking, harassment, weapons, safety, security, drugs and alcohol) applicable to Hercules Facilities or the provision of the Services which have been communicated to Supplier or Supplier Personnel in advance by such means as are generally used by Hercules to disseminate such information to its employees or contractors, including those set forth on Schedules T.1 and T.3 and those applicable to specific Hercules Sites (collectively, “Hercules Rules”). The Parties acknowledge and agree that, as of the Commencement Date, Supplier is fully informed as to the Hercules Rules. Supplier shall be responsible for the promulgation and distribution of Hercules Rules to Supplier Personnel as and to the extent necessary and appropriate. In addition, Supplier and Supplier Personnel shall be responsible for familiarizing themselves with the premises and operations at each Hercules Site or Hercules Facility at, to or from which Services are rendered and the Hercules Rules applicable to each such Site or Facility. Additions or modifications to the Hercules Rules may be (i) communicated orally by Hercules or an Eligible Recipient directly to Supplier and Supplier Personnel, (ii) disclosed to Supplier and Supplier Personnel in writing, (iii) conspicuously posted at a Hercules Facility, (iv) electronically posted, or (v) communicated to Supplier or Supplier Personnel by means generally used by Hercules to disseminate such information to its employees or contractors. Supplier and Supplier Personnel shall observe and comply with such additional or modified Hercules Rules.

(f)
Physical Security at Hercules Facilities. Hercules is responsible for the physical security of the Hercules Facilities; provided, that Supplier shall be responsible for the safety and physical access and control of the areas that Supplier is using in performing the Services and Supplier shall not permit any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control

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procedures approved by Hercules or any higher standard agreed to by Hercules and Supplier. Supplier shall be solely responsible for compliance by Supplier Personnel with such control procedures, including obtaining advance approval to the extent required.

(g)	Use of Hercules Facilities.

(i)
Unless Supplier obtains Hercules' prior written agreement, which Hercules may withhold in its sole discretion, Supplier shall use the Hercules Facilities, and the Equipment and Software located therein, only to provide the Services to Hercules and the Eligible Recipients.

(ii)
Hercules reserves the right to relocate any Hercules Facility from which the Services are then being provided by Supplier to another geographic location; provided that, in such event, Hercules will provide Supplier with comparable office space in the new geographic location. In such event, Hercules shall pay the applicable labor rate(s) for additional personnel reasonably required by Supplier and for the incremental Out-of-Pocket Expenses reasonably incurred by Supplier in physically relocating to such new geographic location; provided that such relocation is not expressly contemplated in this Agreement, and that Supplier notifies Hercules of such additional required personnel and incremental Out-of-Pocket Expenses, obtains Hercules' approval prior to using such personnel or incurring such expenses, and uses commercially reasonable efforts to minimize such personnel and expenses.

(iii)
Hercules also reserves the right to direct Supplier to cease using all or part of the space in any Hercules Facility from which the Services are then being provided by Supplier and to thereafter use such space for its own purposes. In such event, Hercules shall reimburse Supplier for any reasonable incremental Out-of-Pocket Expenses incurred by Supplier in leasing substitute space and physically relocating to such space; provided that such relocation is not expressly contemplated in this Agreement and that Supplier notifies Hercules of such incremental Out-of-Pocket Expenses, obtains Hercules' approval prior to incurring such expenses; and uses commercially reasonable efforts to minimize such expenses.

(h)
Conditions for Return. When the Hercules Facilities are no longer to be used by Supplier as contemplated by Section 6.2 or are otherwise no longer required for performance of the Services, Supplier shall notify Hercules as soon as practicable and shall vacate and return such Hercules Facilities (including any improvements to such facilities made by or at the request of Supplier) to Hercules in substantially the same condition as when such facilities were first provided to Supplier, subject to reasonable wear and tear.

(i)
No Violation of Laws. Supplier shall (i) treat, use and maintain the Hercules Facilities in a reasonable manner, and (ii) ensure that neither Supplier nor any of its Subcontractors commits, and use all reasonable efforts to ensure that no business visitor or invitee commits, any act in violation of any Laws in such Supplier occupied Hercules Facility or any act in violation of Hercules' insurance policies or in breach of Hercules' obligations under the applicable real estate leases in such Supplier occupied Hercules Facilities (in each case, to the extent Supplier has received notice of such insurance policies or real estate leases or should reasonably be expected to know of such obligations or limitations).

6.3	Supplier Facilities.

During the Term, Supplier shall provide to Hercules, at no charge and upon reasonable advance notice, (i) reasonable access to and use of the Supplier Facilities from which the Services are being performed, and (ii) access to reasonable work/conference space at such Supplier Facilities for the conduct of Hercules' business relating to the Services. In addition, at Hercules' request, Supplier shall provide reasonable access to and use of such Supplier Facilities by Hercules, the Eligible Recipients or Hercules Third Party Contractors as and to the extent provided in Section 4.6.

6.4	Software, Equipment and Third Party Contracts.

(a)
Financial Responsibility. Supplier shall be responsible for any third party fees or expenses on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in

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question in accordance with the Transition Plan) associated with Software, Equipment, Equipment leases and Third Party Contracts for which Supplier is financially responsible under Schedule E or J.1. Hercules shall be responsible for third party fees or expenses incurred on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) associated with Software, Equipment, Equipment leases and Third Party Contracts for which Hercules is financially responsible under Schedule E or J.1. Unless otherwise expressly provided, each Party also shall be responsible for any third party fees or expenses on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) associated with new, substitute or replacement Software, Equipment, Equipment leases or Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software or Equipment) for which such Party is financially responsible under Schedule E or J.1.

(b)
Operational Responsibility. With respect to Software, Equipment, Equipment leases and related Third Party Contracts for which Supplier is operationally responsible under Schedule E or J.1, Supplier shall be responsible for (i) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of such Software, Equipment, Equipment leases and Third Party Contracts, as and to the extent provided in Schedule E (including the “Vendor Management” Section of Schedule E.1); (ii) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of new, substitute or replacement Software, Equipment, Equipment leases and Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software), as and to the extent provided in Schedule E (including the “Vendor Management” Section of Schedule E.1; (iii) the performance, availability, reliability, compatibility and interoperability of such Software, Equipment and Third Party Contracts, each in accordance with this Agreement, including the Service Levels and Change Control Procedures; (iv) compliance with and performance of all operational, administrative and contractual obligations specified in the applicable Software licenses, Equipment leases and Third Party Contracts; (v) the administration and exercise as appropriate of all rights available under such licenses, leases and contracts; and (vi) the payment of any fees, penalties, charges, interest or other expenses due and owing under or with respect to such licenses, leases and contracts that are incurred, caused by or result from Supplier’s failure to comply with or perform its obligations under this Section 6.4(b) (except to the extent that such failure directly results from a breach by Hercules of its obligations under this Agreement).

(c)
Rights Upon Expiration/Termination. With respect to all Third Party Software licenses, Equipment leases and Third Party Contracts for which Supplier is financially responsible under Schedule E or J.1, Supplier shall use all commercially reasonable efforts to (i) obtain for Hercules, the Eligible Recipients and/or their designee(s) the license, sublicense, assignment and other rights specified in Sections 4.3(b) and 14.6, (ii) ensure that the granting of such license, sublicense, assignment and other rights is not subject to subsequent third party approval or the payment by Hercules, the Eligible Recipients or their designee(s) of license, assignment or transfer fees, (iii) ensure that the terms, conditions and prices applicable to Hercules, the Eligible Recipients and/or their designee(s) following expiration or termination are no less favorable than those otherwise applicable to Supplier, and at least sufficient for the continuation of the activities comprising the Services, and (iv) ensure that neither the expiration/termination of this Agreement nor the assignment of the license, lease or contract will trigger less favorable terms, conditions or pricing. If Supplier is unable to obtain any such rights and assurances, it shall notify Hercules in advance and shall not use such Third Party Software license, Equipment lease or Third Party Contract without Hercules' approval (and absent such approval, Supplier’s use of any such Third Party Software license, Equipment lease or Third Party Contract shall obligate Supplier to obtain or arrange, at no additional cost to Hercules, for such license, sublicense, assignment or other right for Hercules, the Eligible Recipients and their designee(s) upon expiration or termination). If Hercules consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under these circumstances, such consent shall be deemed to be conditioned on Supplier’s commitment to use all commercially reasonable efforts to cause such third party to agree at expiration or termination of this Agreement or the completion of Termination Assistance Services to permit Hercules, the Eligible Recipients and/or their designee(s) to assume prospectively the license, lease or contract in question or to enter into a new license, lease or contract with Hercules, the Eligible Recipients and/or their designee(s) on substantially the same terms and conditions, including price. If Hercules consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under

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these circumstances, such Third Party Software licenses, Equipment leases or Third Party Contracts shall be added to Schedule U.

(d)
Evaluation of Third Party Software, Equipment. In addition to its obligations under Section 6.4(a) and (b) and in order to facilitate Hercules' control of architecture, standards and plans pursuant to Section 9.5, Supplier shall use all commercially reasonable efforts to evaluate any Third Party Software and Equipment selected by or for Hercules or an Eligible Recipient to determine whether such Software and Equipment will adversely affect Hercules' environment, Hercules' ability to interface with and use the Software, Equipment and Systems and/or Supplier’s ability to provide the Services. Supplier shall complete and report the results of such evaluation to Hercules within fifteen (15) days of its receipt of Hercules' request; provided, that Supplier shall use all commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation.

(e)
Hercules Provided Equipment. Hercules shall provide Supplier with the Hercules owned and leased Equipment identified on Schedule O.3 (collectively, the “Hercules Provided Equipment”) for the periods specified in such Schedule for use by Supplier and Supplier Personnel in performing the Services. Upon the expiration of the period specified in Schedule O.3 for each item of Hercules Provided Equipment (or when such Hercules Provided Equipment is no longer required by Supplier for the performance of the Services), Supplier shall promptly return such Hercules Provided Equipment in accordance with Section 6.4(f). THE HERCULES PROVIDED EQUIPMENT IS PROVIDED BY HERCULES TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE HERCULES PROVIDED EQUIPMENT, OR ITS CONDITION OR SUITABILITY FOR USE BY SUPPLIER TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

(f)
Notice of Decommissioning. Supplier agrees to notify Hercules promptly if and to the extent any Hercules or Eligible Recipient owned Equipment or Hercules or Eligible Recipient leased Equipment will no longer be used to provide the Services. The notification will include the identification of the Equipment, and the date it will no longer be needed by Supplier, along with the reason for decommissioning. Upon receipt of any such notice, Hercules may (or may cause the applicable Eligible Recipient to), in its sole discretion, terminate the Equipment lease for such leased Equipment as of the date specified in such notice and sell or otherwise dispose of or redeploy such Hercules or Eligible Recipient owned Equipment that is the subject of such a notice as of the date specified in such notice. Upon Supplier ceasing to use any Equipment (or, in the case of leased Equipment, upon the last day Hercules or Eligible Recipient is obligated to make such leased Equipment available to Supplier, if earlier), Supplier shall return the same to Hercules, the Eligible Recipients and/or their designee(s) in condition at least as good as the condition thereof on the Commencement Date, ordinary wear and tear excepted. Supplier shall deliver such Equipment to the location designated by Hercules, the Eligible Recipients and/or their designee(s) and Hercules shall be responsible for any Out-of-Pocket Expenses reasonably incurred by Supplier in transporting such Equipment to such location.

(g)
Surplus Equipment. Supplier shall manage the disposal of any surplus Equipment owned by Hercules and shall use commercially reasonable efforts to optimize the Net Disposal Value of such surplus Equipment for the benefit of Hercules. The “Net Disposal Value” shall mean the (i) amount received from the disposal of Hercules owned Equipment, less (ii) the Out-of-Pocket Expenses reasonably incurred by Supplier in connection with such disposal. The Net Disposal Value of any surplus Equipment disposed of pursuant to this provision shall be credited to Hercules if (i) is greater than (ii) or charged to Hercules if (ii) is greater than (i) on the invoice immediately following the date of such disposal.. Supplier shall obtain Hercules’ consent to dispose of any Hercules-owned Equipment before disposing of such Equipment. Supplier shall maintain reasonable documentation regarding the disposition of such surplus Equipment, including the costs of and revenues from disposal, and shall make such documentation available to Hercules upon Hercules’ request.

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6.5	Reserved.

6.6	Managed Third Parties.

(a)           Fully Managed Third Parties. With respect to Managed Third Parties designated on Schedule D.2 as “Fully Managed Third Parties” and any substitute or replacement therefor (each a “Fully Managed Third Party”), Supplier shall ensure that such Fully Managed Third Parties perform in accordance with this Agreement, including Service Levels, and comply with all applicable duties and obligations imposed on Supplier under this Agreement. Unless otherwise specified in Schedule D.2 or agreed in writing by the Parties, the performance of such Fully Managed Third Parties shall be included in determining Supplier’s compliance with applicable Service Levels in Schedule G and Supplier shall be responsible for any Service Level Credits incurred as a result of any failure by such Fully Managed Third Parties or their personnel to perform in accordance with such Service Levels. Supplier shall manage each such Fully Managed Third Party and administer each such Third Party Contract as described in Section 6.6(b)(i)-(x) below. Upon the expiration or termination for cause or convenience of a Fully Managed Third Party contract, Supplier shall be responsible for the continued performance of the services in accordance with this Agreement and shall either provide such services itself or enter into a contract for such services with a replacement Fully Managed Third Party.

(b)          General Managed Third Parties. With respect to Managed Third Parties identified on Schedule D.2 as “General Managed Third Parties,” and any substitute or replacement therefor (each a “General Managed Third Party”), Supplier shall perform the following activities with respect to the management and administration of Third Party Contracts between Hercules (and/or the Eligible Recipients) and such General Managed Third Parties, except as modified in Schedule D.2:

(i)manage the Managed Third Parties, including monitoring operational day-to-day service delivery, monitoring performance, escalating problems for resolution, and maintaining technical support relationships;

(ii)	as requested by Hercules, work with Hercules to manage new and existing contractual relationships between Hercules and Managed Third Parties as needed to provide the Services;

(iii)	oversee Managed Third Party delivery of services and compliance with the Service Levels and the performance standards contained in Hercules’ agreement with the Managed Third Party;

(iv)
notify Hercules and the Managed Third Party of each Managed Third Party failure to perform in accordance with the Service Levels contained in Schedule G or the performance standards or other terms and conditions contained in Hercules’ agreement with the Managed Third Party;

(v)	escalate Managed Third Party performance failures to Managed Third Party management as necessary to achieve timely resolution;

(vi)	monitor and manage the Managed Third Party’s efforts to remedy a failure of performance;

(vii)	communicate to Hercules the status of the Managed Third Party’s efforts to remedy a failure of performance;

(viii)	recommend retention, replacement, modification, or termination of the Managed Third Party based on the performance or cost benefits to Hercules as tracked by Supplier; and

(ix)	participate and assist in the re-sourcing (e.g., extension, renegotiation or replacement) of such Managed Third Parties as and to the extent described in Schedule D.2.

(c)          Financial Responsibility. Unless otherwise specified in Schedule D.2 or Schedule J.1 or agreed in writing by the Parties, the invoiced charges of Managed Third Parties shall be treated as a Pass-Through Expense.

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6.7	Notice of Defaults.

Hercules and Supplier shall promptly inform the other Party in writing of any breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

7	SERVICE LEVELS

7.1	General.

General Performance Standards. Beginning on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), Supplier shall perform each Service at levels of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency that are at least equal to those received by Hercules or the Eligible Recipients prior to such date. In addition, Supplier shall perform the Services at levels of accuracy, quality, completeness, timeliness, responsiveness, resource efficiency and productivity that are equal to or higher than the accepted industry standards of leading providers of ITO services.

(a)
Service Level Performance Standards. Beginning on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) Supplier shall perform the Services so as to meet or exceed the Service Levels set forth in Schedule G. To the extent the Parties have established a Service Level for a specific Service, the obligations described in Section 7.1(a) shall not be construed to alter, expand or supersede such Service Level.

(b)	Multiple Service Levels. If more than one Service Level applies to any particular obligation of Supplier, Supplier shall perform in accordance with the most stringent of such Service Levels.

(c)
Responsibility. Supplier shall be responsible for meeting or exceeding the applicable Service Levels even where doing so is dependent on the provision of Services by (i) Subcontractors or (ii) Managed Third Parties, to the extent provided in Schedule D.2 or E.

7.2	Service Level Credits; Deliverable Credits.

(a)
Service Level Credits. Supplier recognizes that Hercules is paying Supplier to deliver certain Services at specified Service Levels. If Supplier fails to meet such Service Levels, then, in addition to other remedies available to Hercules, Supplier shall pay or credit to Hercules the performance credits specified in Schedule G (“Service Level Credits”) in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty. Under no circumstances shall the imposition of Service Level Credits be construed as Hercules' sole or exclusive remedy for any failure to meet the Service Levels. However, if Hercules recovers monetary damages from Supplier as a result of Supplier’s failure to meet a Service Level, Supplier shall be entitled to set-off against such damages any Service Level Credits paid for the failure giving rise to such recovery. Service Level Credits are not counted toward and are not subject to the overall cap on Supplier’s liability. For avoidance of doubt, unless otherwise specified in Schedule G, Supplier’s performance under the Master Agreement and all Companion Agreements shall be measured and reported in the aggregate for purposes of determining Supplier’s compliance with applicable Service Levels and calculating and assessing any resulting Service Level Credits.

(b)
Deliverable Credits. Supplier recognizes that Hercules is paying Supplier to provide certain Critical Deliverables by the time and in the manner agreed by the Parties. If Supplier fails to meet its obligations with respect to such Critical Deliverables, then, in addition to other remedies available to Hercules, Supplier shall pay or credit to Hercules the Deliverable Credits specified in Schedules G, H and/or H.1 or established by Hercules as part of the project approval process on a case by case basis in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty. If Hercules recovers monetary damages from Supplier as a result of Supplier’s failure to meet its obligations with respect to one (1) or more Critical Deliverables, Supplier shall be entitled to set-off against such damages any Deliverable Credits paid for the failure(s) giving rise to such recovery.

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Deliverable Credits are not counted toward and are not subject to the overall cap on Supplier’s liability and are in addition to Service Level Credits.

7.3	Problem Analysis.

If Supplier fails to provide Services in accordance with the Service Levels and/or the terms of this Agreement, Supplier shall (after restoring service or otherwise resolving any immediate problem) (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure or at Hercules' request (iii) correct the problem as soon as practicable (regardless of cause or fault) or coordinate the correction of the problem if Supplier does not have responsibility for the cause of the problem; (iv) advise Hercules of the status of remedial efforts being undertaken with respect to such problem; (v) demonstrate to Hercules' reasonable satisfaction that the causes of such problem have been or will be corrected on a permanent basis; and (vi) take all commercially reasonable action to prevent any recurrence of such problem. Supplier shall use all commercially reasonable efforts to complete the Root Cause Analysis within fifteen (15) days of a failure; provided that, if it is not capable of being completed within fifteen (15) days using reasonable diligence, Supplier shall complete such Root Cause Analysis as quickly as possible and shall notify Hercules prior to the end of the initial fifteen (15) day period as to the status of the Root Cause Analysis and the estimated completion date.

7.4	Continuous Improvement Reviews.

(a)
Improvement of Service Quality. Supplier acknowledges that the quality of the Services provided in certain Service areas can be improved during the Term and agrees that the Service Levels in such Service areas can be enhanced periodically in recognition of the anticipated improvement in service quality. Supplier will use commercially reasonable efforts to improve the quality of the Services provided in such areas to meet or exceed the enhanced Service Levels and shall do so at no additional charge to Hercules.

(b)
Increase of Service Levels. In addition to the foregoing, Hercules and Supplier shall periodically review the Service Levels and the performance data collected and reported by Supplier in accordance with Schedule G, and relevant industry data and trends on an annual basis (or more frequently if requested by Hercules). Supplier shall give Hercules any assistance it reasonably requires to review and verify such data. As part of such review process, the Parties shall, at no additional cost to Hercules, improve the Service Levels as and to the extent provided in Schedule G. In addition, subject to Section 4.4 and Schedule G, the Parties shall agree, to the extent reasonable and appropriate, to (i) improve the Service Levels to reflect improved performance capabilities associated with advances in the proven processes, technologies and methods available to perform the Services; (ii) add new Service Levels to permit further measurement or monitoring of the accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, or productivity of the Services; (iii) modify or increase the Service Levels to reflect changes in the processes, architecture, standards, strategies, needs or objectives defined by Hercules; and (iv) modify or increase the Service Levels to reflect agreed upon changes in the manner in which the Services are performed by Supplier.

7.5	Measurement and Monitoring.

On or before the Commencement Date or as otherwise provided in Schedule G, Supplier shall implement measurement and monitoring tools and metrics as well as standard reporting procedures, all acceptable to Hercules, to measure and report Supplier’s performance of the Services at a level of detail sufficient, as determined by Hercules, to verify Supplier’s compliance with the applicable Service Levels. As of the Effective Date, it is the understanding and expectation of the Parties that Supplier will use the measurement and monitoring tools used by Hercules as of such date and that, in addition to such tools, Supplier will provide, implement and use a tool known as "My Dashboard." Hercules or its designee shall have the right to audit all such measurement and reporting tools, performance metrics and reporting procedures. Supplier shall provide Hercules with on-line access to up-to-date problem management data and other data regarding the status of service problems, service requests and user inquiries. Supplier also shall provide Hercules with access to the data used by Supplier to calculate its performance against the Service Levels and the measurement and monitoring tools and procedures utilized by Supplier to generate such data for purposes of audit and verification. Hercules shall not be required to pay any amount in addition to the Charges for such measurement and monitoring tools or the resource utilization associated with their use.

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7.6	Satisfaction Surveys.

(a)
General. At specified intervals, Supplier and/or independent third parties engaged by Supplier shall conduct the satisfaction surveys described in Schedule Q in accordance with the survey protocols and procedures specified therein. To the extent Supplier engages an independent third party to perform all or any part of any satisfaction survey, such third party shall be approved in advance by Hercules. Supplier shall be responsible for the expenses of all such surveys conducted pursuant to this Section 7.6(a) and Schedule Q.

(b)
Hercules Conducted Surveys. In addition to the satisfaction surveys to be conducted pursuant to Section 7.6(a), Hercules may survey satisfaction with Supplier’s performance in connection with and as part of broader satisfaction surveys periodically conducted by Hercules and/or independent third parties engaged by Hercules. At Hercules' request, Supplier shall cooperate and assist Hercules with the formulation of the survey questions, protocols and procedures and the execution and review of such surveys. At Hercules' request, Supplier shall provide data to Hercules or such third party to enable such surveys.

(c)
Survey Follow-up. If the results of any satisfaction survey conducted pursuant to Section 7.6(a) or (b) indicate that the level of satisfaction with Supplier’s performance is less than the target level specified by Hercules in Schedule Q, Supplier shall promptly: (i) analyze and report on the root cause of such dissatisfaction; (ii) develop an action plan to address and improve the level of satisfaction; (iii) present such plan to Hercules for its review, comment and approval; and (iv) take action in accordance with the approved plan and as necessary to improve the level of satisfaction. Hercules and Supplier shall establish a schedule for completion of a root cause analysis and the preparation and approval of the action plan which shall be reasonable and consistent with the severity and materiality of the problem; provided, that the time for completion of such tasks shall not exceed thirty (30) days from the date such user survey results are finalized and reported. Supplier’s action plan developed hereunder shall specify the specific measures to be taken by Supplier and the dates by which each such action shall be completed. Following completion of the measures described in such action plan, Supplier shall conduct follow-up surveys with the affected Hercules management and/or Authorized Users to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved. The Parties recognize that Supplier’s failure to take the actions set forth in such action plan by the agreed upon dates may have an adverse impact on the business and operations of Hercules and the Eligible Recipients. Accordingly, if Supplier fails to take the actions set forth in the action plan by the agreed upon dates, then, in addition to any other remedies available to Hercules under this Agreement, at law or in equity, Supplier shall pay to Hercules the applicable Deliverable Credits specified in Schedule G or the applicable action plan.

7.7	Notice of Adverse Impact.

If Supplier becomes aware of any failure by Supplier to comply with its obligations under this Agreement or any other situation (i) that has impacted or reasonably could impact the maintenance of Hercules' or any Eligible Recipient’s financial integrity or internal controls, the accuracy of Hercules' or any Eligible Recipient’s financial, accounting, safety, security, manufacturing/production quality or human resources records and reports, or compliance with Hercules Standards or applicable Laws, or (ii) that has had or reasonably could have any other material adverse impact on the Services in question or the impacted business operations of Hercules or the Eligible Recipients, then, Supplier shall immediately inform Hercules in writing of such situation and the impact or expected impact and Supplier and Hercules shall meet to formulate an action plan to minimize or eliminate the impact of such situation.

8	PROJECT PERSONNEL

8.1	Key Supplier Personnel.

(a)	Approval of Key Supplier Personnel.

(i)
Prior to the Commencement Date, Hercules shall designate up to ten (10) positions to be held by Key Supplier Personnel. Supplier shall identify and obtain Hercules' approval of all Key Supplier Personnel prior to the Commencement Date. The positions designated by Hercules and the Key

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Supplier Personnel that have been selected and approved as of the Effective Date are listed in Schedule C.

(ii)
Before assigning an individual to act as one of the Key Supplier Personnel, whether as an initial assignment or a subsequent assignment, Supplier shall notify Hercules of the proposed assignment, shall introduce the individual to appropriate Hercules representatives, shall provide reasonable opportunity for Hercules representatives to interview the individual, and shall provide Hercules with a resume and such other information about the individual as may be reasonably requested by Hercules. If Hercules in good faith objects to the proposed assignment, the Parties shall attempt to resolve Hercules' concerns on a mutually agreeable basis. If the Parties have not been able to resolve Hercules' concerns within five (5) business days of Hercules communicating its concerns, Supplier shall not assign the individual to that position and shall propose to Hercules the assignment of another individual of suitable ability and qualifications.

(iii)	Hercules may from time to time reasonably change the positions designated as Key Supplier Personnel under this Agreement with Supplier’s approval which shall not be unreasonably withheld.

(b)
Continuity of Key Supplier Personnel. Supplier shall cause each of the Key Supplier Personnel to devote full time and effort to the provision of Services under this Agreement for, at a minimum, the period specified in Schedule C from the date he or she assumes the position in question (provided that, in the case of Key Supplier Personnel assigned prior to the Commencement Date, the minimum period shall be the period specified in Schedule C from the Commencement Date). Supplier shall not transfer, reassign or remove any of the Key Supplier Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death) or announce its intention to do so during the specified period without Hercules' prior approval, which Hercules may withhold in its reasonable discretion and self-interest. In the event of the voluntary resignation, involuntary termination for cause, illness, disability or death of one of its Key Supplier Personnel during or after the specified period, Supplier shall (i) give Hercules as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain Hercules' approval of a suitable replacement. In addition, even after the period specified in Schedule C, Supplier shall transfer, reassign or remove one of its Key Supplier Personnel only after (i) giving Hercules reasonable prior notice of such action, (ii) identifying and obtaining Hercules' approval of a suitable replacement at least thirty (30) days prior to such transfer, reassignment or removal, (iii) providing Hercules with a plan describing the steps and knowledge transfer necessary to transition responsibility to the replacement, and (iv) demonstrating to Hercules' reasonable satisfaction that such action will not have an adverse impact on Supplier’s performance of its obligations under this Agreement. Unless otherwise agreed, Supplier shall not transfer, reassign or remove more than one Key Supplier Personnel in any six (6) month period.

(c)
Retention and Succession. Supplier shall implement and maintain a retention strategy designed to retain Key Supplier Personnel on the Hercules account for the prescribed period. Supplier shall also maintain active succession plans for each of the Key Supplier Personnel positions.

8.2	Supplier Account Manager and Supplier Delivery Manager.

(a)
Supplier Account Manager. Supplier shall designate a “Supplier Account Manager” for this Hercules engagement. The Supplier Account Manager shall (i) be one of the Key Supplier Personnel; (ii)  be a full time employee of Supplier; (ii) devote sufficient and substantial time and effort to managing the Services; (iii) remain in this position for the minimum period specified in Schedule C (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death); (iv) be the principal point of contact to whom all Hercules communications concerning this Agreement may be addressed; (v) have authority to act on behalf of Supplier in all matters pertaining to this Agreement, including any modifications to this Agreement; and (v) have overall responsibility for relationship management; .

(b)
Supplier Service Delivery Manager. Supplier shall also designate a “Supplier Delivery Manager” for this Hercules engagement. The Supplier Service Delivery Manager shall (i) be one of the Key Supplier Personnel; (ii) be a full time employee of Supplier; (iii) devote his or her full time and effort to managing the Services; (iv) remain in this position for the minimum period specified in Schedule C (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death); (v) serve as the single point of accountability for the Services, (vi) be an alternative point of contact to whom all Hercules

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communications concerning this Agreement may be addressed; (vii) have authority to act on behalf of Supplier in all day-to-day matters pertaining to the Services; (viii) have day-to-day responsibility for service delivery, billing and relationship management; and (ix) have day-to-day responsibility for customer satisfaction and Service Levels attainment.

8.3	Supplier Personnel Are Not Hercules Employees.

Except as otherwise expressly set forth in this Agreement, the Parties intend to create an independent contractor relationship and nothing in this Agreement shall operate or be construed as making Hercules (or the Eligible Recipients) and Supplier partners, joint venturers, principals, joint employers, agents or employees of or with the other. No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Supplier to perform work on Hercules' behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of Hercules or the Eligible Recipients for any purpose. Supplier, not Hercules or the Eligible Recipients, has the right, power, authority and duty to supervise and direct the activities of the Supplier Personnel and to compensate such Supplier Personnel for any work performed by them on the behalf of Hercules or the Eligible Recipients pursuant to this Agreement. Supplier, and not Hercules or the Eligible Recipients, shall be responsible and therefore solely liable for all acts and omissions of Supplier Personnel, including acts and omissions constituting negligence, willful misconduct and/or fraud.

8.4	Replacement, Qualifications, and Retention of Supplier Personnel.

(a)
Sufficiency and Suitability of Personnel. Supplier shall assign (or cause to be assigned) sufficient Supplier Personnel to provide the Services in accordance with this Agreement and such Supplier Personnel shall possess suitable competence, ability and qualifications and shall be properly educated and trained for the Services they are to perform.

(b)
Requested Replacement. In the event that Hercules determines lawfully and in good faith that the continued assignment to Hercules of any individual Supplier Personnel (including Key Supplier Personnel) is not in the best interests of Hercules or the Eligible Recipients, then Hercules shall give Supplier notice to that effect requesting that such Supplier Personnel be replaced. Supplier shall have ten (10) days following Hercules' request for removal of such Supplier Personnel in which to investigate the matters forming the basis of such request, correct any deficient performance and provide Hercules with assurances that such deficient performance shall not recur (provided that, if requested to do so by Hercules for actual or suspected violations of Hercules Rules, Supplier shall immediately remove (or cause to be removed) the individual in question from all Hercules Facilities and Hercules Sites pending completion of Supplier’s investigation and discussions with Hercules). If, following such ten (10) day period, Hercules is not reasonably satisfied with the results of Supplier’s efforts to correct the deficient performance and/or to ensure its non-recurrence, Supplier shall, as soon as possible, permanently remove and replace such Supplier Personnel with an individual of suitable ability and qualifications, without cost to Hercules. Nothing in this provision shall operate or be construed to limit Supplier’s responsibility for the acts or omission of the Supplier Personnel, or be construed as joint employment.

(c)
Turnover Rate and Data. Supplier shall use commercially reasonable efforts to keep the turnover rate of Supplier Personnel to a level comparable to or better than the industry average for well-managed service companies in the applicable country performing services similar to the Services. If Hercules believes that the turnover rate of Supplier Personnel is excessive and so notifies Supplier, Supplier shall within ten (10) business days (i) provide Hercules with data concerning Supplier’s turnover rate, (ii) meet with Hercules to discuss the reasons for the turnover rate, (iii) submit a proposal for reducing the turnover rate for Hercules' review and approval, and (iv) agree to a program for reducing the turnover rate at no additional cost to Hercules. Notwithstanding any transfer or turnover of Supplier Personnel, Supplier shall remain obligated to perform the Services without degradation and in accordance with the Service Levels.

(d)
Restrictions on Performing Services to Competitors. Neither Supplier nor any Subcontractor shall cause or permit Key Supplier Personnel or other Supplier Personnel agreed to by the Parties and listed on Attachment C.1 filling the positions identified on Schedule C.2 to perform services directly or indirectly for a Direct Hercules Competitor either while engaged in the provision of Services or during the nine (9) months

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immediately following the termination of his or her involvement in the provision of such Services without Hercules' prior written consent.

(e)
Background Check/Drug Screening. Supplier shall ensure that Supplier Personnel are authorized to work in any country in which they are assigned to perform Services. In addition, Supplier shall use all commercially reasonable efforts to verify that Supplier Personnel have not been convicted of or accepted responsibility for a felony or a misdemeanor involving a dishonest act, do not use illegal drugs, and are not otherwise disqualified from performing the assigned work under applicable Laws. Supplier shall also use all commercially reasonable efforts to verify that Supplier Personnel have completed the years of education and degree programs claimed by such personnel. To the extent allowed by applicable laws, Supplier shall perform or have performed a reasonable background check on all Supplier Personnel assigned to work hereunder, provided that, if a satisfactory background check was completed in connection with the hiring of such Supplier Personnel, it need not be repeated.

(f)
Notice by Supplier. Supplier shall provide Hercules not less than ninety (90) days notice of the expiration of any collective bargaining agreement with unionized Supplier Personnel if the expiration of such agreement or any resulting labor dispute could potentially interfere with or disrupt the business or operations of Hercules or an Eligible Recipient or impact Supplier’s ability to timely perform its duties and obligations under this Agreement.

8.5	Staffing Plan: Restrictions on Changes in Supplier Staffing/Facilities.

(a)
Staffing Plan. Set forth in Schedule M is a staffing plan showing the planned staffing and deployment of Supplier Personnel by Functional Service Area, job classification and location (the “Staffing Plan”). During the thirty (30) months immediately following the Effective Date Supplier shall comply with the Staffing Plan, and shall not make any changes to the planned staffing and deployment without Hercules’ prior approval. The Parties acknowledge and agree that such review and approval of the Staffing Plan and changes in the Staffing Plan shall not constitute joint employment.

(b)
Supplier shall not move Services in a Functional Service Area or sub-Functional Service Area (e.g., Procurement, Accounts Payable, Human Resources, Payroll) provided from an approved Supplier Facility and country to a Supplier Facility and country from which such Services had not previously been provided by Supplier without Hercules' prior approval.

(c)
To the extent Services in the same Functional Service Area or sub-Functional Service Area are provided by Supplier Personnel from Supplier Facilities in different countries, Supplier shall not change the extent to which such Services are provided by Supplier Personnel from each such Supplier Facility and country, as specified in Schedule O.2, without Hercules' prior approval. For avoidance of doubt, changes attributable solely to changes in service volumes are not subject to the limits described in this Section 8.5(b).

8.6	Conduct of Supplier Personnel.

(a)
Conduct and Compliance. While at Hercules Facilities and Hercules Sites, Supplier Personnel shall (i) subject to Section 6.2(d), comply with the Hercules Rules and other rules and regulations regarding personal and professional conduct, (ii) comply with reasonable requests of Hercules or the Eligible Recipients personnel pertaining to personal and professional conduct, (iii) attend workplace training offered by Hercules and/or the Eligible Recipients at Hercules' request, and (iv) otherwise conduct themselves in a businesslike manner.

(b)
Identification of Supplier Personnel. Except as specifically authorized by Hercules, Supplier Personnel shall clearly identify themselves as Supplier Personnel and not as employees or representatives of Hercules and/or the Eligible Recipients. This shall include any and all communications, whether oral, written or electronic, unless and to the extent authorized by Hercules in connection with the performance of specific Services. Each Supplier Personnel shall wear a badge indicating that he or she is employed by Supplier or its Subcontractors when at a Hercules Facility or Hercules Site.

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(c)
Restriction on Marketing Activity. Except for marketing representatives designated in writing by Supplier to Hercules, none of the Supplier Personnel shall conduct any marketing activities to Hercules or Eligible Recipient employees at Hercules Facilities or Hercules Sites (including marketing of any New Services), other than reporting potential marketing opportunities to Supplier’s designated marketing representatives.

8.7	Substance Abuse.

(a)
Employee Removal. To the extent permitted by applicable Laws, Supplier shall immediately remove (or cause to be removed) any Supplier Personnel who is known to be or reasonably suspected of engaging in substance abuse while at Hercules Facility or Hercules Site, in a Hercules vehicle or while performing Services. In the case of reasonable suspicion, such removal shall be pending completion of the applicable investigation. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or, to the extent not permitted on at Hercules Facilities or Hercules Sites, alcohol, or the misuse of prescription or non-prescription drugs.

(b)
Substance Abuse Policy. Supplier represents and warrants that it has and will maintain substance abuse policies, in each case in conformance with applicable Laws, and Supplier Personnel will be subject to such policies. Supplier represents and warrants that it shall require its Subcontractors and Affiliates providing Services to have and maintain such policy in conformance with applicable Law and to adhere to this provision.

8.8	Affected Employees.

Supplier shall have the right, but not the obligation, to extend offers of employment to Affected Employees in United States of America, listed on Schedule V. Unless otherwise agreed by the Parties, Affected Employees accepting such offers shall be hired by Supplier effective as of the Commencement Date or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan or the date on which such Affected Employee actually commences his or her employment with Supplier (the “Employment Effective Date”).
8.9	EC Acquired Rights Directive.

(a)  EC Acquired Rights Directive. The rights and obligations of the Parties with respect to Hercules Personnel employed as of the Effective Date or, if later, the Commencement Date in jurisdictions in which the EC Acquired Rights Directive is applicable shall be set forth in the Companion Agreement(s) for such jurisdictions. Supplier shall not communicate orally or in writing with such Hercules Personnel without Hercules’ prior approval

(b)  Validity. Hercules may be obligated under applicable Law to undertake consultation with certain employees in certain European countries through relevant recognized trade unions, works councils, other appointed employee representatives and/or with employees directly as to the proposal to outsource certain Services as provided in this Master Agreement. Accordingly, Hercules and Supplier agree that the provisions of this Master Agreement relating to the Services to be provided to Eligible Recipients in such countries shall not be effective as of the Effective Date. Such provisions shall become effective only if Hercules notifies Supplier in writing that the consultations have been completed or the applicable statutory periods have expired and the Parties thereafter execute a Companion Agreement with respect to Eligible Recipients in such country. If such written notice is given, it will designate whether all or only a portion of the Services are to be provided for the country in question.

9	SUPPLIER RESPONSIBILITIES

9.1	Policy and Procedures Manual

(a)
Delivery and Contents. As part of the Services, and at no additional cost to Hercules, Supplier shall deliver to Hercules a reasonably complete draft of the Policy and Procedures Manual(s) with respect to the Services to be transitioned to Supplier on the Commencement Date, for Hercules' review, comment and approval, at least thirty (30) days prior to the Commencement Date. Thereafter, as part of the Services, and at no

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additional cost to Hercules, Supplier shall deliver to Hercules a reasonably complete draft of the Policy and Procedures Manual with respect to each remaining Service (or, if such Policy and Procedures Manual already exists, any additional portions of such Policy and Procedures Manual pertaining to such Service), for Hercules' review, comment and approval, at least thirty (30) days prior to the Transition Milestone date for the transition of each such Service to Supplier. In each case, Hercules shall have at least fifteen (15) days to review the draft Policy and Procedures Manual and provide Supplier with comments and revisions. Supplier shall then incorporate such comments and revisions into the Policy and Procedures Manual and shall deliver a final version to Hercules at least five (5) business days prior to the scheduled transition date for the applicable Service for Hercules' final approval.

At a minimum, each Policy and Procedures Manual shall address the subjects specified in Schedule S (to the extent applicable) and shall include the following:

(i)
a detailed description of the Services and the manner in which each will be performed by Supplier, including (A) the Equipment, Software, and Systems to be procured, operated, supported or used; (B) documentation (including operations manuals, user guides, specifications, policies/procedures and disaster recovery/business continuity plans) providing further details regarding such Services; (C) the specific activities to be undertaken by Supplier in connection with each Service, including, where appropriate, the direction, supervision, monitoring, staffing, reporting, planning and oversight activities to be performed by Supplier under this Agreement; (D) the checkpoint reviews, testing, acceptance, controls and other procedures to be implemented and used to assure service quality; and (F) subject to Section 15.7, the processes, methodologies and controls to be implemented and used by Supplier to ensure compliance with applicable Laws;

(ii)
the procedures for Hercules/Supplier interaction and communication, including (A) call lists; (B) procedures for and limits on direct communication by Supplier with Hercules personnel; (C) problem management and escalation procedures; (D) priority and project procedures; (E) Acceptance testing and procedures; (F) Quality Assurance procedures and internal controls (G) the Project formation process and implementation methodology; and (H) annual and quarterly financial objectives, budgets, and performance goals; and

(iii)	practices and procedures addressing such other issues and matters as Hercules shall require.

Supplier shall incorporate Hercules' then current policies and procedures in the Policy and Procedures Manual to the extent it is directed to do so by Hercules.

(b)
Compliance. Supplier shall perform the Services in accordance with applicable Laws and Hercules' then current policies and procedures until the Policy and Procedures Manual is finalized and agreed upon by the Parties. Thereafter, Supplier shall perform the Services in accordance with the Policy and Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Policy and Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of the Policy and Procedures Manual.

(c)
Maintenance, Modification and Updating. Supplier maintain the Policy and Procedures Manual so as to be accessible electronically to Hercules management and Authorized Users via a secure web site in a manner consistent with Hercules' security policies. Supplier shall promptly modify and update the Policy and Procedures Manual monthly to reflect changes in the operations or procedures described therein and to comply with Hercules Standards, the Technology and Business Process Plan and Strategic Plans as described in Section 9.5. Supplier shall provide the proposed changes in the manual to Hercules for review, comment and approval. To the extent such change could (i) increase Hercules' total costs of receiving the Services; (ii) have adverse impact or require changes as described in Section 9.6(c), or (iii) violate or be inconsistent with the Hercules Standards, the Technology and Business Process Plan or Strategic Plans, Supplier shall not implement such change without first obtaining Hercules' approval, which Hercules may withhold in its sole discretion. For avoidance of doubt, Supplier shall prepare and maintain a single Policy and Procedures Manual for this Master Agreement and all Companion Agreements, rather than a separate Policy and Procedures Manual for each Master Agreement and Companion Agreement.

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(d)
Annual Review. The Parties shall meet to perform a formal annual review of the Policy and Procedures Manual on each anniversary of the Commencement Date or such other date reasonably designated by Hercules.

9.2	Reports.

(a)
Reports. Supplier shall provide Hercules with (i) the reports described in Schedule R in the format and at the frequencies provided therein, and (ii) the reports generated by Hercules Personnel during the twelve (12) month period preceding the Commencement Date, (“Reports”). In addition, from time to time, Hercules may identify additional Reports to be generated by Supplier and delivered to Hercules on an ad hoc or periodic basis. All Reports shall be provided to Hercules as part of the Services and at no additional charge to Hercules. The Reports described in Schedule R and, to the extent reasonably possible, all other Reports shall be provided to Hercules in a network accessible format with ability for data to be downloaded to Hercules' current standard spreadsheet application.

(b)
Back-Up Documentation. As part of the Services, Supplier shall provide Hercules with such documentation and other information available to Supplier as may be reasonably requested by Hercules from time to time in order to verify the accuracy of the Reports provided by Supplier. In addition, Supplier shall provide Hercules with all documentation and other information reasonably requested by Hercules from time to time to verify that Supplier’s performance of the Services is in compliance with the Service Levels and this Agreement.

(c)
Correction of Errors. As part of the Services and at no additional charge to Hercules, Supplier shall promptly correct any errors or inaccuracies in or with respect to the Reports, the information or data contained in such Reports, or other contract deliverables delivered by Supplier or its agents, Subcontractors, Managed Third Parties or other third party product or service providers to the extent provided in Schedule E.

9.3	Governance Model; Meetings.

(a)	Governance. The governance model to be employed by the Parties in connection with this Agreement is set forth in Schedule S.

(b)
Meetings. During the Term, representatives of the Parties shall meet periodically or as requested by Hercules to discuss matters arising under this Agreement, including any such meetings provided for in this Agreement, the Transition Plan, the Policy and Procedures Manual or Schedule S. Each Party shall bear its own costs in connection with the attendance and participation of such Party’s representatives in such meetings.

(c)
Agenda and Minutes. For each such meeting, upon Hercules request, Supplier shall prepare and distribute an agenda, which will incorporate the topics designated by Hercules. Supplier shall distribute such agenda in advance of each meeting so that the meeting participants may prepare for the meeting. In addition, upon Hercules request, Supplier shall record and promptly distribute minutes for every meeting for review and approval by Hercules.

(d)
Authorized User and Eligible Recipient Meetings. Supplier shall notify the Hercules Relationship Manager or his or her designee(s) in advance of scheduled meetings with Authorized Users or Eligible Recipients (other than meetings pertaining to the provision of specific Services on a day-to-day basis) and shall invite the Hercules Relationship Manager or his or her designee(s) to attend such meetings or to designate a representative to do so.

9.4	Quality Assurance and Internal Controls.

(a)
Supplier shall develop and implement Quality Assurance and internal control (e.g., financial and accounting controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) processes and procedures, including implementing tools and methodologies, to ensure that the Services are performed in an accurate and timely manner, in accordance with (i) the Service Levels and other requirements of this Agreement, (ii) applicable generally accepted

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accounting principles and standards, (iii) the best practices of the ITO outsourcing services providers, and (iv) the Laws applicable to Hercules, the Eligible Recipients and/or the Services, and (v) industry standards (e.g., QS 9000, ISO 9001/2000, ISO 14000) applicable to Hercules and the Eligible Recipients and the performance of the Services. Such processes, procedures and controls shall include verification, checkpoint reviews, testing, acceptance, and other procedures for Hercules to assure the quality and timeliness of Supplier’s performance.

(b)	Without limiting the foregoing, the processes, procedures and controls developed and implemented by Supplier shall require Supplier to::

(i)
Maintain a strong control environment in day-to-day operations, to assure that the following fundamental control objectives are met: (1) financial and operational information is valid, complete and accurate; (2) operations are performed efficiently and achieve effective results, consistent with the requirements of this Agreement; (3) assets are safeguarded; and (4) actions and decisions of the organization are in compliance with Laws;

(ii)
Build the following basic control activities into its work processes: (1) accountability clearly defined and understood; (2) access properly controlled; (3) adequate supervision; (4) transactions properly authorized; (5) transactions properly recorded; (6) transactions recorded in proper accounting period; (7) policies, procedures, and responsibilities documented; (8) adequate training and education; (9) adequate separation of duties; and (10) recorded assets compared with existing assets;

(iii)
Develop and execute a process to ensure periodic control self-assessments are performed with respect to all Services (such self-assessments to be performed at least quarterly unless and until Hercules approves less frequent self-assessments);

(iv)
Maintain an internal audit function sufficient to monitor the processes and Systems used to provide the Services (i.e., perform audits, track control measures, communicate status to management, drive corrective action, etc.);

(v)
Conduct investigations of suspected fraudulent activities within Supplier's organization that impact or could impact Hercules or the Eligible Recipients. Supplier shall promptly notify Hercules of any such suspected fraudulent activity and the results of any such investigation as they relate to Hercules or the Eligible Recipients. At Supplier’s request, Hercules shall provide reasonable assistance to Supplier in connection with any such investigation;

(vi)
Comply with all applicable requirements and guidelines established by Hercules in order to assist Hercules to meet the requirements of the Sarbanes-Oxley Act of 2002 and implementing regulations promulgated by the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board;

(vii)	Comply with the Hercules Business Practices Policy; and

(viii)	Recommend and, with Hercules' prior approval, implement revisions to the Sarbanes-Oxley compliance measures.

(c)
Supplier shall submit such processes, procedures and controls to Hercules for its review, comment and approval within thirty (30) days prior to the Commencement Date and shall use commercially reasonable efforts to finalize such processes, procedures and controls and obtain Hercules' final approval on or before the Commencement Date. Upon Hercules' approval, such processes and procedures shall be included in the Policy and Procedures Manual. Prior to the approval of such processes and procedures by Hercules, Supplier shall adhere strictly to Hercules' then current policies, procedures and controls. No failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Supplier’s failure to comply with the Service Levels and other terms of this Agreement.

(d)	Industry Standards, Certifications and Compliance. Supplier has achieved and, to the extent relevant, will maintain certification or compliance with the BS7799/ ISO 27001 standards.

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9.5	Processes, Procedures, Architecture, Standards and Planning.

(a)
Supplier Support. As requested by Hercules, Supplier shall assist Hercules on an ongoing basis in defining: (A) the standards, policies, practices, processes, procedures and controls to be adhered to and enforced by Supplier in the performance of the Services; and (B) the associated technologies, architectures, standards, products and systems to be provided, operated, managed, supported and/or used by Supplier in connection therewith (collectively, the “Hercules Standards”). Supplier also shall assist Hercules in preparing annual Strategic Plans and short-term implementation plans on an annual basis and in modifying and updating such Strategic Plans and implementation plans on a periodic basis as appropriate. The assistance to be provided by Supplier shall include: (i) active participation with Hercules representatives on permanent and ad-hoc committees and working groups addressing such issues; (ii) assessments of the then-current Hercules Standards; (iii) analyses of the appropriate direction for such Hercules Standards in light of business priorities, business strategies, competitive market forces, and changes in technology; (iv) the provision of information to Hercules regarding Supplier’s technology, business processes and telecommunications strategies for its own business; and (v) recommendations regarding standards, processes, procedures and controls and associated technology architectures, standards, products and systems. With respect to each recommendation, Supplier shall provide the following at a level of detail sufficient to permit Hercules to make an informed business decision: (i) the projected cost to Hercules and the Eligible Recipients and cost/benefit analyses; (ii) the changes, if any, in the personnel and other resources Supplier, Hercules and/or the Eligible Recipients will require to operate and support the changed environment; (iii) the resulting impact on the total costs of Hercules and the Eligible Recipients; (iv) the expected performance, quality, responsiveness, efficiency, reliability, security risks and other service levels; and (v) general plans and projected time schedules for development and implementation. Any assistance provided by Supplier under Sections 9.5 shall be at no additional Charge beyond the Charges specified in Schedule J for the Services, unless an additional Charge has been approved by Hercules.

(b)
Hercules Authority and Supplier Compliance. Hercules shall have final authority to promulgate Hercules Standards and Strategic Plans and to modify or grant waivers from such Hercules Standards and Strategic Plans. Supplier shall (i) comply with and implement the Hercules Standards and Strategic Plans in providing the Services, (ii) work with Hercules to enforce the Hercules Standards and Strategic Plans, (iii) modify the Services as and to the extent necessary to conform to such Hercules Standards and Strategic Plans, and (iv) obtain Hercules' prior written approval for any deviations from such Hercules Standards and Strategic Plans.

(c)
Financial, Forecasting and Budgeting Support. To support Hercules' forecasting and budgeting processes, Supplier shall provide the following information regarding the costs to be incurred by Hercules and/or the Eligible Recipients in connection with the Services and the cost/benefit to Hercules and/or the Eligible Recipients associated therewith: (i) actual and forecasted utilization of Resource Units; (ii) actual and forecasted changes in the total cost or resource utilization of Hercules and the Eligible Recipients associated with changes to the environment; and (iii) opportunities to modify or improve the Services, to reduce the Charges, Pass-Through Expenses or retained expenses incurred by Hercules. Such information shall be provided at Hercules' request, and at no additional charge to Hercules, in accordance with the schedule reasonably established by Hercules.

(d)
Technology and Business Process Plan. Supplier shall develop and implement a technology and business process plan that is consistent with the Hercules Standards and Strategic Plan and that shows how Supplier shall provide the Services to enable Hercules to achieve the Strategic Plan objectives and to implement and support Hercules' ITO objectives and strategies (“Technology and Business Process Plan”). The development of the Technology and Business Process Plan will be an iterative process that Supplier shall carry out in consultation with Hercules. The timetable for finalization of the Technology and Business Process Plan shall be set each year having regard to the timetable for the Strategic Plan. Following approval by Hercules, the Technology and Business Process Plan will replace the previous plan.

The Technology and Business Process Plan, Supplier shall, among other things, include plans for: (A) refreshing Equipment and Software (consistent with the refresh cycles defined in Section 9.14); (B) adopting new technologies and business processes as part of the Technology and Business Process Evolution of the Services, as defined in this Agreement; and (C) maintaining flexibility as described in Section 9.14. In the

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Technology and Business Process Plan, Supplier shall also present implementation plans for the achievement of the Strategic Plan and the Hercules Standards.

Supplier shall comply with the Technology and Business Process Plan at all times, unless Hercules agrees to depart from the Technology and Business Process Plan.

9.6	Change Control.

(a)
Compliance with Change Control Procedures. In making any change in the standards, processes, procedures or controls or associated IT technologies, architectures, standards, products, Software, Equipment, Systems, Services or Materials provided, operated, managed, supported or used in connection with the Services, Supplier shall comply with the change control procedures specified in the Policy and Procedures Manual (“Change Control Procedures”).

(b)
Financial responsibility for Changes. Unless otherwise set forth in this Agreement, including specified in Schedule E, or approved in advance in accordance with Sections 4.5, 9.6(c) or otherwise, Supplier shall bear all charges, fees and costs associated with any change desired by Supplier, including all charges, fees and costs associated with (i) the design, installation, implementation, testing and rollout of such change, (ii) any modification or enhancement to, or substitution for, any impacted business process or associated Software, Equipment, System, Services or Materials, (iii) any increase in the cost to Hercules or the Eligible Recipients of operating, maintaining or supporting any impacted business process or associated Software, Equipment, System, Services or Materials, and (iv) any increase in Resource Unit usage resulting from such change.

(c)
Hercules Approval - Cost, Adverse Impact. Supplier shall make no change which may (i) increase Hercules' total cost of receiving the Services; (ii) require material changes to, or have an adverse impact on, Hercules' or an Eligible Recipient’s businesses, operations, environments, facilities, business processes, systems, software, utilities, tools or equipment (including those provided, managed, operated, supported and/or used on their behalf by Hercules Third Party Contractors); (iii) require Supplier, Hercules, the Eligible Recipients or Supplier to install a new version, release, upgrade of, or replacement for, any Software or Equipment or to modify any Software or Equipment, (iv) have a material adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality or resource efficiency of the Services; (v) have an adverse impact on the cost, either actual or planned, to Hercules of terminating all or any part of the Services or exercising its right to in-source or use third parties; (vi) requires changes to or have an adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality, cost or resource efficiency of Hercules' Retained Systems and Business Processes or (vii) violate or be inconsistent with Hercules Standards or Strategic Plans as specified in Section 9.5, without first obtaining Hercules' approval, which approval Hercules may withhold in its sole discretion. If Supplier desires to make such a change, it shall provide to Hercules a written proposal describing in detail the extent to which the desired change may affect the functionality, performance, price or resource efficiency of the Services and any benefits, savings or risks to Hercules or the Eligible Recipients associated with such change.

(d)
Hercules Legal Approval - IVR/VRU Solution. In addition to the foregoing, Supplier shall not implement or use in performing the Services an IVR or VRU solution having one or more of the following characteristics without first obtaining the approval of Hercules General Counsel or his or her designee: (i) the entry by callers of distinct customer verification data that is compared to information stored in a database to determine if the caller is qualified to continue using the system; (ii) the IVR system provides the caller with computer generated confirmation numbers; (iii) the use by callers of temporary PINs with the ability to change the PIN; or (iv) the generation of automatic screen pops at the operator terminal based on caller-specific information entered by the caller.

(e)
Information for Exercise of Strategic Authority. In order to facilitate Hercules' strategic control pursuant to Section 9.5, Supplier shall provide Hercules with such information as Hercules shall reasonably require prior to making any proposed change. Such information shall include, at a minimum, a description of the proposed rights of Hercules and the Eligible Recipients with respect to ownership and licensing (including any related restrictions) relating to such Software, Equipment or other technology or Materials. Such description shall include the license fees, maintenance fees and/or purchase or lease terms (if any) for use of such Software, Equipment, Systems, Services or Materials by Hercules, the Eligible Recipients and their

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respective third party contractors upon termination or expiration of the Term and any limitations or conditions on such use.

(f)
Temporary Emergency Changes. Notwithstanding the foregoing, Supplier may make temporary changes required by an emergency if it has been unable to contact the Hercules Relationship Manager or his or her designee to obtain approval after making reasonable efforts. Supplier shall document and report such emergency changes to Hercules not later than the next business day after the change is made. Such changes shall not be implemented on a permanent basis unless and until approved by Hercules.

(g)
Implementation of Changes. Supplier shall schedule and implement all changes so as not to (i) disrupt or adversely impact the business or operations of Hercules or the Eligible Recipients, (ii) degrade the Services then being received by them, or (iii) interfere with their ability to obtain the full benefit of the Services.

(h)
Planning and Tracking. On a monthly basis, Supplier shall prepare, with Hercules' participation and approval, a rolling quarterly “look ahead” schedule for ongoing and planned changes for the next three (3) months. The status of changes shall be monitored and tracked by Supplier against the applicable schedule.

9.7	Software Currency.

(a)
Currency of Supplier Owned Software. Subject to and in accordance with Sections 6.4, 9.5, 9.6, 9.7(c), and 9.13 and Schedule J, Supplier shall maintain reasonable currency for Supplier Owned Software and provide maintenance and support for new releases and versions of such Software. At Hercules' direction, Supplier shall operate multiple releases or versions of Supplier Owned Software and shall continue to maintain and support each such release or version, without any increase in the Charges. For purposes of this Section, “reasonable currency” shall mean that, unless otherwise directed by Hercules, (i) Supplier shall maintain Supplier Owned Software at the then current Major Release, and (ii) Supplier shall install Minor Releases promptly or earlier, if requested by Hercules. It is understood that, to the extent the installation of a new Major Release requires more than twenty (20) FTE hours, it shall be treated as a Project in accordance with Section 3 of Schedule J.

(b)
Currency of Third Party Software. Subject to and in accordance with Sections 6.4, 9.5, 9.6, 9.7(c), and 9.13 and Schedule J, Supplier shall maintain reasonable currency for Third Party Software for which it is financially responsible under this Agreement and provide maintenance and support for new releases and versions of Third Party Software for which it is operationally responsible. At Hercules' direction, Supplier shall operate multiple releases or versions of Third Party Software, without any increase in the Charges. In addition, unless otherwise directed by Hercules, Supplier shall keep Third Party Software within release levels supported by the appropriate third party vendor to ensure compatibility with other Software or Equipment components of the Systems. For purposes of this Section, “reasonable currency” shall mean that, unless otherwise directed by Hercules, (i) Supplier shall maintain Third Party Software within one Major Release of the then current Major Release, and (ii) Supplier shall install Minor Releases promptly or earlier, if requested by Hercules. It is understood that, to the extent the installation of a new Major Release requires more than twenty (20) FTE hours, it shall be treated as a Project in accordance with Section 3 of Schedule J.

(c)
Evaluation and Testing. Prior to installing a new Major Release or Minor Release, Supplier shall evaluate and test such Release to verify that it will perform in accordance with this Agreement and the Hercules Standards and Strategic Plans and that it will not (i) increase Hercules' total cost of receiving the Services; (ii) have an adverse impact or require changes as described in Section 9.6(c); or (iii) violate or be inconsistent with Hercules Standards, Strategic Plans, the Technology and Business Process Plan or applicable Laws. The evaluation and testing performed by Supplier shall be at least consistent with the reasonable and accepted industry norms applicable to the performance of such Services and shall be at least as rigorous and comprehensive as the evaluation and testing usually performed by highly qualified service providers under such circumstances.

(d)
Approval by Hercules. Notwithstanding Section 9.7(a) and (b), Supplier shall confer with Hercules prior to installing any Major Release or Minor Release, shall provide Hercules with the results of its testing and

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evaluation of such Release and a detailed implementation plan and shall not install such Release if directed not to do so by Hercules. Where specified by Hercules, Supplier shall not install new Software releases or make other Software changes until Hercules has completed and provided formal signoff on successful user acceptance testing.

(e)
Updates by Hercules. Hercules and the Eligible Recipients shall have the right, but not the obligation, to install new releases of, replace, or make other changes to Applications Software or other Software for which Hercules is financially responsible under this Agreement.

9.8	Maintenance.

(a)
Supplier Responsibility. To the extent Supplier has operational responsibility for Equipment or Software under Schedule J.1, Supplier shall (i) maintain such Equipment and Software so that it operates substantially in accordance with the Service Levels and applicable Specifications, (ii) maintain such Equipment in good operating condition, subject to normal wear and tear, (iii) undertake repairs and preventive maintenance on such Equipment in accordance with the applicable Equipment manufacturer’s recommendations and requirements, and (iv) perform Software maintenance in accordance with the applicable Software supplier’s documentation, recommendations and requirements. Supplier shall maintain such Equipment and Software in accordance with this provision at no additional Charge to Hercules, provided that Hercules may be financially responsible for certain Third Party Contracts for maintenance for such Equipment or Software under Schedule J.1.

(b)
Out of Support Third Party Equipment and Software. For Third Party Equipment and Software no longer supported by the licensor or manufacturer for which Supplier has operational responsibility under this Agreement, Supplier shall use all commercially reasonable efforts to perform maintenance for such Equipment or Software as required to meet its obligations under this Agreement. Notwithstanding the preceding sentence, the maintenance of out-of-support Equipment and Software shall not be subject to Service Levels or the imposition of Service Level Credits.

9.9	Efficiency and Cost Effectiveness.

Supplier shall use commercially reasonable efforts to provide the Services in the most cost-effective and efficient manner consistent with the required level of quality and performance. Without limiting the generality of the foregoing, such actions shall include:

(a)	Timing of Actions. Making adjustments in the timing of actions (consistent with Hercules priorities and schedules for the Services and Supplier’s obligation to meet the Service Levels).

(b)	Timing of Functions. Delaying or accelerating, as appropriate, the performance of non-critical functions within limits acceptable to Hercules.

(c)	Systems Optimization. Tuning or optimizing the Systems (including memory), Applications Software, databases and/or business processes to optimize performance and minimize costs.

(d)	Usage Scheduling. Controlling its use of the System and/or the Hercules data network by scheduling usage, where possible, to low utilization periods.

(e)	Alternative Technologies. Subject to Section 9.5, using alternative technologies to perform the Services.

(f)
Efficiency. Efficiently using resources for which Hercules is charged hereunder, consistent with industry norms, and compiling data concerning such efficient use in segregated and auditable form whenever possible.

9.10	Malicious Code.

Each Party shall cooperate with the other Party and shall take commercially reasonable actions and precautions consistent with Schedule E to prevent the introduction and proliferation of Malicious Code into Hercules' or an

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Eligible Recipient’s environment or any System used by Supplier to provide the Services. Without limiting Supplier’s other obligations under this Agreement, if Malicious Code is found in Equipment, Software or Systems provided, managed or supported by Supplier, Supplier shall, at no additional charge to Hercules, eliminate and reduce the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, to mitigate such losses and restore such data with generally accepted data restoration techniques. If Malicious Code is found in Equipment, Software or Systems provided, managed or supported by Hercules and Supplier or Supplier Personnel are determined to have caused or materially contributed to the introduction or proliferation of such Malicious Code, Supplier shall reimburse Hercules for any costs incurred by Hercules or the Eligible Recipients in eliminating and reducing the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, mitigating such losses and restoring such data with generally accepted data restoration techniques.

9.11	Access to Specialized Supplier Skills and Resources.

Upon Hercules' request, Supplier shall provide Hercules and the Eligible Recipients with prompt access to Supplier’s specialized services, personnel and resources pertaining to ITO standards, processes and procedures and associated software, equipment and systems on an expedited basis taking into account the relevant circumstances (the “Specialized Services”). The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which Supplier is entitled to additional compensation, but in no event shall Supplier be entitled to any additional compensation for New Services under this subsection unless the Hercules Relationship Manager and Supplier Account Manager, or their authorized designees, expressly agree upon such additional compensation or Supplier’s entitlement to additional compensation is established through the dispute resolution process. If Hercules authorizes Supplier to proceed but the Parties disagree as to whether the authorized work constitutes New Services, Supplier shall proceed with such work and the disagreement shall be submitted to dispute resolution pursuant to Article 19.

9.12	Audit Rights.

(a)
Contract Records. Supplier shall, and shall cause its Subcontractors and suppliers to, maintain complete and accurate records of and supporting documentation for all Charges, all Hercules Data and all transactions, authorizations, changes, implementations, soft document accesses, reports, filings, returns, analyses, procedures, controls, records, data or information created, generated, collected, processed or stored by Supplier in the performance of it’s obligations under this Agreement (“Contract Records”). Supplier shall maintain such Contract Records in accordance with applicable Laws. Supplier shall retain Contract Records in accordance with Hercules' record retention policy (as such policy may be modified from time to time and provided to Supplier in writing) during the Term and any Termination Assistance Services period and thereafter through the end of the second full calendar year after the calendar year in which Supplier stopped performing Services (including Termination Assistance Services requested by Hercules under Section 4.3(b)(8)) (the “Audit Period”).

(b)
Operational Audits. During the Audit Period (as defined in Section 9.12(a), Supplier shall, and shall cause its Subcontractors and suppliers to, provide to Hercules (and internal and external auditors, inspectors, regulators and other representatives that Hercules may designate from time to time), including customers, vendors, licensees and other third parties to the extent Hercules or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities) access at reasonable hours to Supplier Personnel, to the facilities at or from which Services are then being provided and to Supplier records and other pertinent information, all to the extent relevant to the Services and Supplier’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections to (i) verify the integrity of Hercules Data, (ii) examine the systems that process, store, support and transmit that data, (iii) examine the internal controls (e.g., financial controls, human resource controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and the security, disaster recovery and back-up practices and procedures; (iv) examine Supplier’s performance of the Services; (v) verify Supplier’s reported performance against the applicable Service Levels; and (vi) examine Supplier’s measurement, monitoring and management tools. Supplier shall (i) provide any assistance reasonably requested by Hercules or its designee in conducting any such audit, including installing and operating audit software, (ii) make requested personnel, records and information available to Hercules or its designee, and (iii) in all cases, provide such assistance, personnel, records and information in an

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expeditious manner to facilitate the timely completion of such audit. If an audit reveals a non-trivial breach of this Agreement, Supplier shall promptly reimburse Hercules for the actual cost of such audit.

(c)
Financial Audits. During the Audit Period (as defined in Section 9.12(a), Supplier shall, and shall cause its Subcontractors to, provide to Hercules (and internal and external auditors, inspectors, regulators and other representatives that Hercules may designate from time to time, including customers, vendors, licensees and other third parties to the extent Hercules or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities) access at reasonable hours to Supplier Personnel and to Contract Records and other pertinent information to conduct financial audits, all to the extent relevant to the performance of Supplier’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections to (i) verify the accuracy and completeness of Contract Records, (ii) verify the accuracy and completeness of Charges and any Pass-Through Expenses and Out-of-Pocket Expenses, (iii) examine the financial controls, processes and procedures utilized by Supplier, (iv) examine Supplier’s performance of its other financial and accounting obligations, and (v) enable Hercules and the Eligible Recipients to meet applicable legal, regulatory and contractual requirements, in each case to the extent applicable to the Services and/or the Charges for such Services. Supplier shall (i) provide any assistance reasonably requested by Hercules or its designee in conducting any such audit, (ii) make requested personnel, records and information available to Hercules or its designee, and (iii) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit. If any such audit reveals an overcharge by Supplier, and Supplier does not successfully dispute the amount questioned by such audit in accordance with Article 19, Supplier shall promptly pay to Hercules the amount of such overcharge. In addition, if any such audit reveals an overcharge of more than five percent (5%) of the audited Charges, Supplier shall promptly reimburse Hercules for the actual cost of such audit (including auditors’ fees), provided that the amount to be reimbursed with respect to any audit shall not exceed the lesser of the amount of such overcharge or USD $25,000.

(d)
Audit Assistance. Hercules and certain Eligible Recipients may be subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with Hercules or an Eligible Recipient under applicable Laws, rules, regulations, standards or contract provisions. If any such Entity exercises its right to examine or audit Hercules' or an Eligible Recipient’s books, records, documents or accounting practices and procedures pursuant to such Laws, rules, regulations, standards or contract provisions, Supplier shall provide all assistance requested by Hercules or the Eligible Recipient in responding to such audits or requests for information and shall do so in an expeditious manner to facilitate the prompt closure of such audit or request.

In addition, Hercules and certain Eligible Recipients will be subject to periodic financial and internal controls audits by independent registered public accounting firms. Supplier shall provide all assistance requested by Hercules, the Eligible Recipient and/or such accounting firms in responding to such audits or requests for information and shall do so in an expeditious manner to facilitate the prompt closure of such audit or request.

(e)	General Procedures.

(i)
Notwithstanding the intended breadth of Hercules' audit rights, Hercules shall not be given access to (A) the Confidential Information of other Supplier customers, (B) Supplier locations that are not related to Hercules, the Eligible Recipients or the Services, or (C) Supplier’s internal costs, except to the extent such costs are the basis upon which Hercules is charged (e.g., reimbursable expenses, Out-of-Pocket Costs, Pass-Through Expenses or cost-plus Charges) and/or are necessary to calculate the applicable variable Charges.

(ii)
In performing audits, Hercules shall endeavor to avoid unnecessary disruption of Supplier’s operations and unnecessary interference with Supplier’s ability to perform the Services in accordance with the Service Levels.

(iii)
Following any audit, Hercules shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with Supplier to obtain factual concurrence with issues identified in the review.

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(iv)
Hercules shall be given adequate private workspace in which to perform an audit, plus access to photocopiers, telephones, facsimile machines, computer hook-ups, and any other facilities or equipment needed for the performance of the audit.

(v)
Hercules shall provide Supplier with reasonable notice prior to any operational or financial audit by Hercules or its authorized agents or representatives; provided that no such notice shall be required with respect to audits conducted by government auditors, inspectors, regulators or representatives.

(f)	Supplier Internal Audit. If Supplier determines as a result of its own internal audit that it has overcharged Hercules, then Supplier shall promptly pay to Hercules the amount of such overcharge.

(g)
Supplier Response. Supplier and Hercules shall meet promptly upon the completion of an audit conducted pursuant to this Section 9.12 (i.e., an exit interview) and/or the issuance of an interim or final report to Supplier and Hercules following such an audit. Supplier will respond to each exit interview and/or audit report in writing within thirty (30) days, unless a shorter response time is specified in such report. Supplier and Hercules shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations identified in such exit interview or audit report and Supplier, at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Supplier’s obligations under this Agreement.

(h)
Supplier Response to Government Audits. If an audit by a governmental body, standards organization or regulatory authority having jurisdiction over Hercules, an Eligible Recipient or Supplier results in a finding that Supplier is not in compliance with any applicable Law or standard, including any generally accepted accounting principle, or any other audit requirement relating to the performance of its obligations under this Agreement, Supplier shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body, standards organization or regulatory authority, in the manner approved by Hercules.

(i)
SAS70 Audit. In addition to its other obligations under this Section 9.12, Supplier shall cause a Type II Statement of Auditing Standards (“SAS”) 70 audit (or equivalent audit) to be conducted by an independent auditor on an annual or more frequent basis for each Supplier facility at, from or through which Services are provided to Hercules and/or the Eligible Recipients or Hercules Data is transmitted or stored. Supplier shall permit Hercules to participate in the planning of each such audit, shall confer with Hercules as to the scope and timing of each such audit and shall accommodate Hercules' requirements and concerns to the extent practicable. Unless otherwise agreed by the Parties, such audit shall be conducted so as to result in a final audit report dated September 1 or later each calendar year. Supplier shall provide Hercules with a report from each SAS 70 to facilitate periodic compliance reporting by Hercules and the Eligible Recipients under the Sarbanes-Oxley Act of 2002 (and implementing regulations promulgated by the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board) and comparable Laws in other jurisdictions. To the extent the resulting audit report is relevant to Hercules and/or the Eligible Recipients, Supplier shall provide a copy of such report to Hercules and its independent auditors for review and comment as soon as reasonably possible and in all events within thirty (30) days of completion. Supplier shall respond to such report in accordance with Section 9.12(g).

To the extent Hercules requests that, in addition to the Type II SAS 70 audit described above, Supplier conduct a Hercules-specific Type II SAS 70 audit, Supplier shall do so at Hercules’s expense (provided, Supplier notifies Hercules of such expense, obtains Hercules’s approval, and uses commercially reasonable efforts to minimize such expense). If, however, Supplier undertakes additional or different Type II SAS 70 audits (or equivalent audits) of Supplier Facilities at, from or through which Services are provided to Hercules and/or the Eligible Recipients (other than customer-specific audits requested and paid for by other Supplier customers), Supplier shall accord Hercules the rights described in the preceding paragraph with respect to such audits.

(j)	Audit Costs.

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(i)	Except as provided in Section 9.12(j)(ii) below, Supplier and its Subcontractors and suppliers shall provide the Services described in this Section 9.12 at no additional Charge to Hercules.

(ii)
As part of the Monthly Base Charges, Supplier shall provide, at Hercules’ request, up to 2080 FTE hours of audit assistance for audits initiated by Hercules in any Contract Year (“Baseline Audit FTEs”). The Hercules Relationship Manager or his or her designee shall request, define and set the priority for such audit assistance. Supplier shall report monthly on the level of effort expended by Supplier in the performance of such audit assistance and shall not exceed the Baseline Audit FTEs without Hercules’ prior approval. Subject to Sections 9.12(j)(iii), (iv), (v), and (vi), if Hercules authorizes Supplier to exceed the Baseline Audit FTEs in any Contract Year, Hercules shall either pay Supplier for such additional FTE hours at the rates specified in Schedule J or apply such additional FTE hours against the Baseline Project FTE Pool set forth in Section 3 of Schedule J.

(iii)
Notwithstanding Section 9.10(j)(ii), to the extent the level of audit assistance requested by Hercules and provided by Supplier Personnel in connection with any audit activities initiated by Hercules is eight (8) FTE hours or less, there shall be no additional Charge to Hercules for such assistance and such FTE hours shall not be counted against the Baseline Audit FTE pool described in Section 9.10(j)(ii) above; provided that, if Supplier reasonably believes that the number of requests is unreasonable and unduly burdensome, Supplier may present and escalate its concern through the governance process.

(iv)
Notwithstanding Section 9.10(j)(ii), to the extent the audit assistance requested by Hercules can be provided by Supplier using personnel already assigned to perform Services for Hercules without impacting Service Levels, there will be no additional charge to Hercules for such audit assistance. If the audit assistance requested by Hercules cannot be provided by Supplier using such personnel then assigned to Hercules without impacting Service Levels, Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such audit assistance using personnel already assigned to perform the Services.

(v)
Notwithstanding Section 9.10(j)(ii), there will be no additional charge or reduction of the Baseline Audit FTEs for audit assistance relating to a Hercules Type II SAS 70 audit or any audit that uncovers evidence that Supplier has breached in any material respect any obligation(s) under this Agreement.

9.13	Subcontractors.

(a)
Use of Subcontractors. In subcontracting any of its responsibilities under this Agreement, Supplier shall comply strictly with this Section 9.13. Prior to entering into a subcontract with respect to the Services, Supplier shall (i) at Hercules' request, forward to Hercules a copy of the proposed subcontract, or (in Hercules' reasonable discretion) a detailed description of the scope and material terms (other than pricing terms) of the proposed subcontract; (ii) give Hercules reasonable prior notice of the subcontract, specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor, the reasons for subcontracting the work in question, the location of the Subcontractor facilities from which the Services will be provided, the extent to which the subcontract will be dedicated, and the Subcontractor’s willingness to grant the rights described in Section 6.4(c) upon expiration or termination; and (iii) obtain Hercules' prior approval of the proposed Subcontractor, other than Subcontractors that qualify as Shared Subcontractors in accordance with Section 9.13(c) below. Subcontractors listed on Schedule D as of the Effective Date are deemed to be approved by Hercules.

(b)
Right to Revoke Approval. Hercules also shall have the right during the Term to revoke its prior approval of a Subcontractor and direct Supplier to promptly replace such Subcontractor, at no additional cost to Hercules, if the Subcontractor’s performance is materially deficient. If directed to do so, Supplier shall remove and replace such Subcontractor as soon as possible. Supplier shall continue to perform its obligations under the Agreement, notwithstanding the removal of the Subcontractor. Hercules shall have no

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responsibility for any termination charges or cancellation fees that Supplier may be obligated to pay to a Subcontractor as a result of the removal of such Subcontractor at Hercules' request or the withdrawal or cancellation of the Services then performed by such Subcontractor as permitted under this Agreement.

(c)
Shared Subcontractors. Notwithstanding Sections 9.13(a) and (b), Supplier may, in the ordinary course of business, enter into subcontracts with total estimated annual revenue of less than USD $200,000 per subcontract or USD $500,000 in the aggregate (i) for third party services or products that are not a material portion of the Services, that are not exclusively dedicated to Hercules and that do not include regular direct contact with Hercules or Eligible Recipient personnel or the performance of services at Hercules Sites, or (ii) with temporary contract labor, including temporary personnel firms providing such labor (collectively, “Shared Subcontractors”); provided, that such Shared Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional manner. Supplier shall not be required to obtain Hercules' prior approval of Shared Subcontractors. If, however, Hercules expresses dissatisfaction with the services or products of a Shared Subcontractor, Supplier shall work in good faith to resolve Hercules' concerns on a mutually acceptable basis and, at Hercules request, replace such Shared Subcontractor at no additional cost to Hercules.

(d)
Supplier Responsibility. Unless otherwise approved by Hercules, the terms of any subcontract must be consistent with this Agreement, including: (i) confidentiality and intellectual property obligations; (ii) Hercules' approval rights (which must apply directly to the Subcontractor); (iii) compliance with Hercules Standards, Strategic Plans and applicable Laws; (iv) compliance with Hercules' policies and directions; (v) audit rights, as described in Section 9.12; (vi) Key Supplier Personnel; and (vii) insurance coverage with coverage types and limits consistent with the scope of work to be performed by such Subcontractors. Notwithstanding the terms of the applicable subcontract, the approval of such Subcontractor by Hercules or the availability or unavailability of Subcontractor insurance, Supplier shall be and remain responsible and liable for any failure by any Subcontractor or Subcontractor personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Supplier under this Agreement to the same extent as if such failure to perform or comply was committed by Supplier or Supplier employees.

9.14	Technology and Business Process Evolution.

(a)
Obligation to Evolve. Supplier acknowledges and agrees that its current technologies and business processes shall continue to evolve and change over time, and at a minimum, shall remain consistent with the best practices of ITO service providers and the objectives and competitive needs of Hercules and the Eligible Recipients. Subject to Section 9.5, Supplier shall provide the Services using current technologies and business processes that will enable Hercules and the Eligible Recipients to take advantage of advances in the industry and support their efforts to maintain competitiveness in the markets in which it competes. In addition, subject to Sections 9.5 and 4.4, Supplier shall make such current technologies and business processes available to Hercules to perform ITO services and functions on behalf of itself and/or the Eligible Recipients.

(b)	Initially blank.

(c)
Obligation to Propose Technology and Business Process Evolutions. Supplier shall identify and propose the implementation of Technology and Business Process Evolutions that are likely to: (i) improve the efficiency and effectiveness of the Services (including cost savings); (ii) improve the efficiency and effectiveness of the ITO services and functions performed by or for Hercules and the Eligible Recipients at or from Hercules facilities; (iii) result in cost savings or revenue increases to Hercules and the Eligible Recipients in areas of their business outside the Services; (iv) enhance the ability of Hercules and the Eligible Recipients to conduct their businesses and serve their customers; and (v) achieve the objectives of Hercules and the Eligible Recipients faster and/or more efficiently than the then current strategies. Subject to its non-disclosure obligation under other customer contracts, Supplier shall obtain information regarding Technology and Business Process Evolutions from other customer engagements and shall communicate such information to Hercules on an ongoing basis.

(d)	Supplier Briefings and Technology and Business Process Monitoring. Supplier shall routinely and regularly monitor and analyze Technology and Business Process Evolutions of possible interest or

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applicability to Hercules and the Eligible Recipients. At least semi-annually, Supplier shall meet with Hercules to formally brief Hercules regarding such Technology and Business Process Evolutions. Such briefing shall include Supplier’s assessment of the business impact, performance improvements and cost savings associated with such Technology and Business Process Evolutions. Where requested by Hercules, Supplier shall develop and present to Hercules proposals for: (i) implementing Technology and Business Process Evolutions or (ii) changing the direction of Hercules' then current strategy.

(e)
Supplier Developed Advances. If Supplier develops technological advances in or changes to the ITO business processes and services and associated technologies used to provide the same or substantially similar services to other Supplier customers or Supplier develops new or enhanced processes, services, software, tools, products or methodologies to be offered to such customers (collectively, “New Advances”), Supplier shall, subject to Section 4.4, (i) offer Hercules the opportunity to serve as a pilot customer in connection with the implementation of such New Advances; and (ii) if Hercules declines such opportunity, offer Hercules preferred access to such New Advances and the opportunity to be among the first of the Supplier customer base to implement and receive the benefits of any New Advances.

(f)
Flexibility. Supplier shall ensure that the technologies and business process strategies it employs to provide the Services meet industry standards and are flexible enough to allow integration with new technologies or business processes, or significant changes in Hercules' or an Eligible Recipient's business, ITO and information technology objectives and strategies. For example, Equipment must have sufficient scalability and be sufficiently modular to allow integration of new technologies without the need to replace whole, or significant parts of, systems or business processes (e.g., made to be a one-to-many model) to enable Hercules' and/or the Eligible Recipients' business to become more scalable and flexible.

(g)
Equipment Implementation and Refresh. To the extent Supplier is financially responsible for particular Equipment under Schedule J.1, Supplier shall be responsible for the cost of acquiring new Equipment in the ordinary course of Technology and Business Process Evolution. In addition, to the extent Supplier is operationally responsible for particular Equipment under Schedule J.1, Supplier shall be responsible for the deployment and implementation of new Equipment in the ordinary course of Technology and Business Process Evolution. In each case, Supplier shall refresh such Equipment in accordance with the defined refresh strategies, as set out in the Technology and Business Process Plan, and as necessary to provide the Services in accordance with the Service Levels and satisfy its other obligations under this Agreement. If Supplier is aware that these strategies differ from generally accepted practice (or there are any other areas of concern in relation to such strategies) it shall provide Hercules with notice of that fact and, upon request, provide Hercules with further information as to how to more closely align the strategies with generally accepted practice.

(h)
Software Implementation and Refresh. To the extent Supplier is financially responsible for particular Software, tools and methodologies under Schedule J.1, Supplier shall be responsible for the cost of acquiring such new or changed Software, tools and methodologies in the ordinary course of Technology and Business Process Evolution. In addition, to the extent Supplier is operationally responsible for particular Software, tools and methodologies under Schedule J.1, Supplier shall be responsible for the deployment and implementation of new or changed Software, tools and methodologies in the ordinary course of Technology and Business Process Evolution. In each case, Supplier shall: (i) refresh Software in accordance with Section 9.7 of this Agreement and the Technology and Business Process Plan; and (ii) provide training to Hercules personnel regarding the use of any new or changed Software, tools and methodologies.

(i)
Included in Charges. The deployment, implementation and support of Technology and Business Process Evolution and New Advances shall be included in the Monthly Base Charges unless and to the extent (A) the Technology and Business Process Evolution or New Advance is considered a New Service pursuant to Section 4.4, or (B) Hercules requests that it be implemented more quickly than the established refresh schedule, and in each case, only if and to the extent additional Supplier Personnel and resources are required to do so in the desired timeframe.

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9.15	Network Configuration Data.

Supplier (i) shall provide Hercules (and Hercules Third Party Contractors) with network configuration data with respect to the network provided and used by Supplier to provide Services to Hercules and/or the Eligible Recipients; and (ii) hereby grants Hercules (and Hercules Third Party Contractors) the right to use such data in connection with the performance of ancillary services (e.g., security reviews or audits) or the exercise of Hercules' other rights under this Agreement.

10	HERCULES RESPONSIBILITIES

10.1	Responsibilities.

In addition to Hercules' responsibilities as expressly set forth elsewhere in this Agreement, Hercules shall be responsible for the following:

(a)
Hercules Relationship Manager. Hercules shall designate one (1) individual to whom all Supplier communications concerning this Agreement may be addressed (the “Hercules Relationship Manager”), who shall have the authority to act on behalf of Hercules and the Eligible Recipients in all day-to-day matters pertaining to this Agreement. Hercules may change the designated Hercules Relationship Manager from time to time by providing notice to Supplier. Additionally, Hercules will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Hercules Relationship Manager is not available.

(b)
Cooperation. Hercules shall cooperate with Supplier by, among other things, making available, as reasonably requested by Supplier, management decisions, information, approvals and acceptances so that Supplier may accomplish its obligations and responsibilities hereunder.

(c)
Requirement of Writing. To the extent Supplier is required under this Agreement to obtain Hercules' approval, consent or agreement, such approval, consent or agreement shall be in writing and shall be signed by or directly transmitted by electronic mail from the Hercules Relationship Manager or an authorized Hercules representative. Notwithstanding the preceding sentence, the Hercules Relationship Manager may agree in advance in writing that as to certain specific matters oral approval, consent or agreement will be sufficient.

10.2	Savings Clause.

Supplier’s failure to perform its responsibilities under this Agreement or to meet the Service Levels shall be excused if and to the extent such Supplier non-performance is caused by (i) the wrongful or tortious actions of Hercules, an Eligible Recipient or a Hercules Third Party Contractor performing obligations on behalf of Hercules under this Agreement (unless and to the extent, as to Hercules Third Party Contractors, such failure is attributable to Supplier’s failure to properly manage such Hercules Third Party Contractor), or (ii) the failure of Hercules, an Eligible Recipient or such a Hercules Third Party Contractor to perform Hercules' expressly specified obligations under this Agreement, but only if (A) Supplier immediately notifies Hercules of such wrongful or tortious action or failure to perform and its inability to perform under such circumstances, (B) Supplier provides Hercules with every reasonable opportunity to correct such wrongful or tortious action or failure to perform and thereby avoid such Supplier non-performance, (C) Supplier identifies and pursues all commercially reasonable means to avoid or mitigate the impact of such wrongful or tortious action or failure to perform, (D) Supplier uses commercially reasonable efforts to perform notwithstanding such wrongful or tortious action or failure to perform, and (E) Supplier conducts a Root Cause Analysis and thereby demonstrates that such wrongful or tortious action or failure to perform is the cause of Supplier’s non-performance. Supplier acknowledges and agrees that the circumstances described in this Section 10.2, together with force majeure, are the only circumstances in which its failure to perform its responsibilities under this Agreement or to meet the Service Levels will be excused and that Supplier will not assert any other act or omission of Hercules or the Eligible Recipients as excusing any such failure on Supplier’s part.

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11	CHARGES

11.1	General.

(a)
Payment of Charges. In consideration of Supplier’s performance of the Services, Hercules agrees to pay Supplier the applicable Charges set forth in Schedule J beginning as of the date specified therein. Supplier shall use commercially reasonable efforts to continually seek to identify methods of reducing such Charges and will notify Hercules of such methods and the estimated potential savings associated with each such method.

(b)
No Additional Charges. The Charges for the Services are set forth in Schedule J and there are no separate or additional charges for such Services. Any costs incurred by Supplier prior to the Commencement Date are included in the Charges as set forth in Schedule J and are not to be separately paid or reimbursed by Hercules.

(c)
Incidental Expenses. Supplier acknowledges that, except as expressly provided otherwise in this Agreement, expenses that Supplier incurs in performing the Services (including management, travel and lodging, document reproduction and shipping, desktop Equipment and other office Equipment required by Supplier Personnel, and long-distance telephone) are included in Supplier’s charges and rates set forth in this Agreement. Accordingly, such Supplier expenses are not separately reimbursable by Hercules unless Hercules has agreed in advance and in writing to reimburse Supplier for the expense.

(d)	Proration. Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.

(e)
Charges for Contract Changes. Unless otherwise agreed, changes in the Services (including changes in the Hercules Standards, Strategic Plans, Technology and Business Process Plans, business process, Software, Equipment and Systems) and changes in the rights or obligations of the Parties under this Agreement (collectively, “Contract Changes”) shall result in changes in the applicable Charges only if and to the extent (i) the Agreement expressly provides for a change in the Supplier Charges in such circumstances; (ii) the agreed upon Charges or pricing methodology expressly provides for a price change in such circumstances (for example, Schedule J specifies the number of FTEs or hours of coverage to be provided for the quoted price, or defines a Resource Unit rate for increased or decreased usage above or below the applicable Resource Baseline); or (iii) the Contract Change meets the definition of Billable Project or New Services and additional Charges are applicable in accordance therewith. Notwithstanding the foregoing, if a Contract Change causes a material increase or decrease in the number of billable Resource Units without a commensurate increase or decrease in the level of effort, resources or expense associated with the performance of the applicable Service, the Parties will discuss in good faith appropriate adjustments to the Resource Baselines and associated ARC and RRC rates as necessary to reflect the change in the number of Resource Units, but the Monthly Base Charges and ARC and RRC rates will be modified in connection therewith only if and to the extent such Contract Change results in a material change in the level of effort, resources or expense required to perform such Service.

(f)	Eligible Recipient Services.

(i)
Eligible Recipients. Supplier shall provide the Services to Eligible Recipients designated by Hercules. To the extent a designated Eligible Recipient will receive less than all of the Services, Hercules shall identify the categories of Services to be provided by Supplier to such Eligible Recipient.

(ii)
New Eligible Recipients. From time to time Hercules may request that Supplier provide Services to Eligible Recipients not previously receiving such Services. Except as provided in Section 4.4 or otherwise agreed by the Parties, such Services shall be performed in accordance with the terms, conditions and prices (excluding any non-recurring transition or start-up activities specific to such Eligible Recipients) then applicable to the provisions of the same Services to existing Eligible Recipients.

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(iii)
Existing Supplier Customer. To the extent Hercules or an Eligible Recipient acquires an Entity such that it is also an Eligible Recipient and such Entity has an existing contract with Supplier for ITO services, Hercules may, in its discretion, designate such Entity as an Eligible Recipient under this Agreement and terminate the other contract for convenience or terminate this Agreement and the applicable Work Statements for convenience and roll the Service then being provided hereunder under the other contract. In either event, Supplier shall reduce and/or rollover to the extent possible the applicable termination charges and/or wind-down expenses Hercules would otherwise be obligated to pay in connection with such a termination. Supplier shall require Hercules to pay only unavoidable wind-down expenses (as defined in Section 2(a) or (b) of Schedule N and unamortized balance sheet items or other miscellaneous termination charges (as defined in Section 2(c) of Schedule N, unless and to the extent such items are rolled into the applicable termination charges under the surviving contract.

(iv)
Election Procedure. In the event of a transaction described in clause (c) or (d) within the definition of Eligible Recipient in Schedule A, Hercules may elect, on behalf of the Eligible Recipient in question, either (i) that such Eligible Recipient shall continue to obtain some or all of the Services subject to and in accordance with the terms and conditions of this Agreement for the remainder of the Term, (ii) that the Entity shall obtain some or all of the Services under a separate agreement between Supplier and such Entity containing the same terms and conditions as this Agreement or (iii) that the Term shall be terminated as to such Eligible Recipient with respect to some or all the Services as of a specified date, subject to its receipt of Termination Assistance Services pursuant to Section 4.3. If the Services are provided under a separate agreement, Hercules shall have no obligation to pay any fees in relation to the Services provided to such Entity. Services provided to such Entity shall be included in the calculation of Service volumes, if any, under this Agreement, but shall be excluded when determining any Termination Charges payable to Supplier.

11.2	Pass-Through Expenses.

(a)
Procedures and Payment. No new Pass-Through Expenses may be added without Hercules' prior consent, which it may withhold in its sole discretion. Before paying any Pass-Through Expense, Supplier shall (i) review and validate the invoiced charges, (ii) identify any errors or omissions, and (iii) communicate with the applicable vendor to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits, rebates, discounts or other incentives for Hercules. Supplier shall deliver to Hercules the original vendor invoice, together with any documentation supporting such invoice and a statement that Supplier has reviewed and validated the invoiced charges, within ten (10) days after Supplier’s receipt thereof; provided that, if earlier, Supplier shall use commercially reasonable efforts to deliver such invoice, documentation and statement at least five (5) business days prior to the date on which payment is due; and provided further that, if it is not possible to deliver such invoice, documentation and statement at least five (5) business days prior to the due date, Supplier shall promptly notify Hercules and, at Hercules' option, either request additional time for review and validation or submit the invoice for payment subject to subsequent review and validation. If the vendor offers a discount for payment prior to a specified date, Supplier shall use commercially reasonable efforts to deliver such invoice and associated documentation to Hercules at least five (5) days prior to such date. In addition, during the last month of each calendar quarter, Supplier shall use commercially reasonable efforts to deliver all such invoices and associated documentation to Hercules by the end of the month and, to the extent that is not possible, Supplier shall provide Hercules with information sufficient to accrue the applicable expenses on or before the end of such month.

(b)
Efforts to Minimize. Supplier will continually seek to identify methods of reducing and minimizing Hercules' retained and Pass-Through Expenses and will notify Hercules of such methods and the estimated potential savings associated with each such method.

11.3	Reserved.

11.4	Taxes.

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

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(a) Income Taxes. Each Party shall be responsible for its own Income Taxes.

(b)
Sales, Use and Property Taxes. Each Party shall be responsible for any sales, lease, use, personal property, stamp, duty or other such taxes on Equipment, Software or property it owns or leases from a third party, including any lease assigned pursuant to this Agreement, and/or for which it is financially responsible under this Agreement.

(c)
Recoverable Taxes. All sums payable under or in connection with this Agreement shall be exclusive of Recoverable Taxes, and each Party shall, in addition to such sums, pay such Recoverable Taxes properly chargeable thereon on receipt of a valid invoice. Supplier shall note any amounts that may be subject to Recoverable Taxes on each invoice to facilitate Hercules’ internal processes regarding Recoverable Taxes, including the payment and recovery of such Recoverable Taxes with applicable jurisdictions.

(d)
Taxes on Goods or Services Used by Supplier. Supplier shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes and duties, including VAT, payable by Supplier on any goods or services used or consumed by Supplier in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Supplier’s acquisition or use of such goods or services and the amount of tax is measured by Supplier’s costs in acquiring or procuring such goods or services and not by Hercules' cost of acquiring such goods or services from Supplier.

(e)	Service Taxes.

(i)
Hercules shall be financially responsible for all Service Taxes existing as of the Effective Date that are assessed against either Party on the Services as a whole, or on any particular Service by a Tax Authority in a jurisdiction in which Hercules and/or the Eligible Recipients are physically located and receive the Services (“Hercules Service Taxes”). If new or higher Hercules Service Taxes become applicable to the Services as a result of either Party moving all or part of its operations to a different jurisdiction (e.g., Hercules opening a new office, Supplier relocating performance of Services to a shared service center or assigning this Agreement to an Affiliate) the Party initiating such move shall be financially responsible for such new or higher Hercules Service Taxes. If new or higher Hercules Service Taxes become applicable to such Services after the Effective Date for any other reason (e.g., tax law changes, but not volume changes) the Parties shall negotiate in good faith and diligently seek to agree upon legally permissible means of avoiding or minimizing such new or higher Hercules Service Taxes and/or an allocation or sharing of financial responsibility for such additional Hercules Service Taxes. If the Parties are unable to agree upon such measures, Hercules shall be financially responsible for such additional Hercules Service Taxes to the extent the financial impact of all such new or higher Service Taxes does not exceed three percent (3%) of the then-current monthly Charges. To the extent the financial impact exceeds three percent (3%), the Parties shall each be financially responsible for fifty percent (50%) of the additional Hercules Service Taxes exceeding that threshold.

(ii)
Supplier shall be financially responsible for all Service Taxes existing as of the Effective Date assessed against either Party on the provision of the Services as a whole, or on any particular Service by a Tax Authority in a jurisdiction from which such Services are provided by Supplier (“Supplier Service Taxes”). If new or higher Supplier Service Taxes become applicable to the Services as a result of either Party moving all or part of its operations to a different jurisdiction, the Party initiating such move shall be financially responsible for such new or higher Supplier Service Taxes. If new or higher Supplier Service Taxes become applicable to such Services after the Effective Date for any other reason (e.g., tax law changes, but not volume changes), Supplier shall, within thirty (30) days, prepare a detailed proposal identifying all viable and legally permissible means of avoiding or minimizing such new or higher Supplier Service Taxes without adversely impacting the quality or price of the Services or the business objectives or requirements of Hercules and the Eligible Recipients, including the possibility of modifying or reducing the nature or scope of the Services to be delivered from such jurisdiction, or migrating the delivery of such Services to Supplier Facilities in other jurisdictions. In preparing its proposal, Supplier shall give due consideration to any legally permissible means of avoiding or minimizing such Service Taxes

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proposed by Hercules. Following Hercules’ receipt and review of Supplier’s proposal, the Parties shall negotiate in good faith and diligently seek to agree upon legally permissible means of avoiding or minimizing such new or higher Supplier Service Taxes and/or an allocation or sharing of financial responsibility for such additional Supplier Service Taxes. If the Parties are unable to agree upon such measures, Supplier shall be financially responsible for such additional Supplier Service Taxes to the extent the financial impact of all such new or higher Service Taxes does exceed three percent (3%) of the then-current monthly Charges. To the extent the financial impact exceeds three percent (3%), the Parties shall each be financially responsible for fifty percent (50%) of the additional Supplier Service Taxes exceeding that threshold.

(iii)
If required under applicable Laws, Supplier shall invoice Hercules for the full amount of the Service Taxes and then credit or reimburse Hercules for that portion of such Service Taxes for which Supplier is financially responsible under this provision.

(f)
Withholding. Any withholding tax or other tax of any kind that Hercules is required by applicable Law to withhold and pay on behalf of Supplier with respect to amounts payable to Supplier under this Agreement shall be deducted from said amount prior to remittance to Supplier. Hercules will provide to Supplier reasonable assistance, which shall include the provision of documentation as required by revenue authorities, to enable Supplier to claim exemption from or obtain a repayment of such withheld taxes and will, upon request, provide Supplier with a copy of the withholding tax certificate.

(g)
Telecommunication Surcharges or User Fees. To the extent Hercules is responsible under Schedule J for telecommunication surcharges or user fees imposed by government authorities and associated with the Services and the allocation of such fees or surcharges is within Supplier’s or its Subcontractors’ discretion, Supplier and its Subcontractors shall act fairly and equitably in allocating such fees and surcharges to Hercules, and Hercules and the Eligible Recipients shall not receive more than a proportionate share of such fees and surcharges. In addition, in the event any such fee or surcharge for which Hercules or an Eligible Recipient is responsible is subsequently reduced or vacated by the appropriate regulatory authority or court of competent jurisdiction, Supplier shall seek on behalf of Hercules a refund of any overpayment of such fee or surcharge by Hercules or the Eligible Recipient.

(h)
Notice of New Taxes and Charges. Supplier shall promptly notify Hercules when it becomes aware of any new taxes or other charges (including changes to existing taxes or charges) to be passed through and/or collected by Hercules under this Section. Such notification (which may be separate from the first invoice reflecting such taxes or other charges) shall contain a detailed explanation of such taxes or charges, including the effective date of each new tax or charge.

(i)
Efforts to Minimize Taxes. Supplier shall cooperate fully with Hercules to enable Hercules to more accurately determine its own tax liability (including Recoverable Taxes) and to minimize such liability to the extent legally permissible. Supplier’s invoices shall separately state the Charges that are subject to taxation, the Service Taxes associated with such Charges, and any amounts that may be Recoverable Taxes. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party. At Hercules' request, Supplier shall provide Hercules with (i) written confirmation that Supplier has filed all required tax forms and returns required in connection with any Service Taxes collected from Hercules, and has collected and remitted all applicable Service Taxes, and (ii) such other information pertaining to applicable Taxes as Hercules may reasonably request.

(j)
Tax Audits or Proceedings. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other Party is financially responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have the right to participate in the responses and settlements to the extent appropriate given its potential responsibilities or liabilities. Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to direct the other Party to challenge the imposition of any such tax liability. If either Party requests the other to challenge the imposition of any tax liability, such other Party shall do so

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(unless and to the extent it assumes financial responsibility for the tax liability in question), and, the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, plus the reasonable legal, accounting and other professional fees and expenses it incurs. Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

(k)
Tax Filings. Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the provision of the Services in applicable jurisdictions. Supplier represents, warrants and covenants that it is registered to and will collect and remit Service Taxes in all applicable jurisdictions.

11.5	Extraordinary Events.

(a)  Definition. As used in this Agreement, an “Extraordinary Event” shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Hercules or the Eligible Recipients that results or will result in a change in the scope, nature or volume of the Services that Hercules and the Eligible Recipients will require from Supplier, and which is expected to cause the estimated average monthly usage of any chargeable Resource Unit to increase or decrease by twenty percent (20%) or more from the actual average monthly usage for the preceding twelve (12) months (or, if less, the number of months for which such data is available), provided that such increase or decrease is not temporary or seasonal and that such decrease is not due to Hercules resuming the provision of Services itself or transferring the provision of the Services to another services provider. Examples of the kinds of events that might cause such substantial increases or decreases include the following:

(i)	changes in locations where the Eligible Recipients operate;

(ii)	changes in products of, or in markets served by, the Eligible Recipients;

(iii)	mergers, acquisitions, divestitures or reorganizations of the Eligible Recipients;

(iv)	changes in the method of service delivery;

(v)	changes in the applicable regulatory environment;

(vi)	changes in Hercules' policy, technology or processes;

(vii)	changes in market priorities; or

(viii)	changes in the business units being serviced by Supplier.

(b)	Consequence. If an Extraordinary Event occurs, Hercules may, at its option, request more favorable pricing with respect to applicable Charges specified in Schedule J in accordance with the following:

(1)
Supplier and Hercules shall mutually determine on a reasonable basis the efficiencies, economies, savings and resource utilization reductions resulting from such Extraordinary Event and, upon Hercules' approval, Supplier shall then proceed to implement such efficiencies, economies, savings and resource utilization reductions as quickly as practicable and in accordance with the agreed upon schedule. As the efficiencies, economies, savings or resource utilization reductions are realized, the Charges specified on Schedule J and any affected Resource Baselines shall be promptly and equitably adjusted to pass through to Hercules the full benefit of such efficiencies, economies, savings and resource utilization reductions; provided, that Hercules shall reimburse Supplier for any net costs or expenses incurred to realize such efficiencies, economies, savings or resource utilization reductions if and to the extent Supplier (i) notifies Hercules of such additional costs and obtains Hercules' approval prior to incurring such costs, (ii) uses commercially reasonable efforts to identify and consider practical alternatives, and reasonably determines that there is no other more practical

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or cost effective way to obtain such savings without incurring such expenses, and (iii) uses commercially reasonable efforts to minimize the additional costs to be reimbursed by Hercules.

(2)
Subject to Section 4.4, an Extraordinary Event shall not result in Charges to Hercules being higher than such Charges would have been if the rates and charges specified in Schedule J had been applied. Hercules may, at its sole option, elect, for each Extraordinary Event, at any time to forego its rights under this Section 11.5 and instead, apply the rates and charges (e.g., ARCs and RRCs) specified in Schedule J to adjust the Charges.

11.6	Reserved.

11.7	Refundable Items.

(a)
Prepaid Amounts. Where Hercules and/or the Eligible Recipients have prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement, Supplier shall promptly refund to Hercules or such Eligible Recipient, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Commencement Date.

(b)
Refunds and Credits. If Supplier should receive a refund, credit, discount or other rebate for goods or services paid for by Hercules and/or the Eligible Recipients on a Pass-Through Expense, Retained Expense, cost-plus or cost-reimbursement basis, then Supplier shall (i) notify Hercules of such refund, credit, discount or rebate and (ii) promptly pay the full amount of such refund, credit, discount or rebate to Hercules or such Eligible Recipient.

11.8	Hercules Benchmarking Reviews.

(a)
Benchmarking Review. From time to time during the Term, Hercules may, at its expense and subject to this Section 11.8, engage the services of an independent and recognized third party (e.g., Gartner Inc.) (a “Benchmarker”) to compare the quality and cost of all or any portion of the Services against the quality and cost of other well managed service providers performing similar services to ensure that Hercules is receiving from Supplier pricing and levels of service that are competitive with market rates, prices and service levels, given the nature, volume and type of Services provided by Supplier hereunder (“Benchmarking”). The Parties shall confer in good faith (with the assistance of the Benchmarker) regarding the methodology to be used by the Benchmarker during the Benchmarking. In making this comparison and any adjustments related thereto, the Benchmarker shall substantially comply with such agreed upon methodology and consider the following factors: (i) whether supplier transition charges are paid by the customer as incurred or amortized over the term of this Agreement; (ii) the extent to which supplier pricing includes the purchase of the customer’s existing assets; (iii) the extent to which supplier pricing includes the cost of acquiring future assets; (iv) the extent to which this Agreement calls for Supplier to provide and comply with unique Hercules requirements; and (v) whether Service Taxes are included in such pricing or stated separately in supplier invoices.

(b)
General. The Benchmarker engaged by Hercules shall be a nationally recognized firm with experience in benchmarking similar services (e.g., Gartner Group or Compass). Prior to selecting the Benchmarker, Hercules shall confer in good faith with Supplier as to the Benchmarker and methodology to be employed, but shall not be obligated to proceed in accordance with Supplier’s views and recommendations. The Benchmarker engaged by Hercules shall execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 1. Supplier shall cooperate fully with Hercules and the Benchmarker during such effort, and shall (i)  provide the Benchmarker reasonable access to any premises, equipment, personnel or documents; and (ii) provide any assistance required by the Benchmarker to conduct the Benchmarking, all at Supplier’s cost and expense. Notwithstanding the preceding sentence, Supplier shall not be obligated to disclose to the Benchmarker the confidential information of other Supplier customers. The Benchmarking shall be conducted so as not to unreasonably disrupt Supplier’s operations under this Agreement.

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(c)
Result of Benchmarking. If the Benchmarker finds that the Charges paid by Hercules for all Services or for any service element are greater than the lowest twenty-five percent (25%) of the prices charged by other well managed service providers for work of a similar nature, type or volume, (the “Benchmark Standard”), the Parties shall meet and negotiate in good faith as to reductions in the Charges to eliminate any unfavorable variance. If the Parties are unable to agree upon such reductions, Hercules may, at its option, terminate the Services in whole or in part. If Hercules elects to terminate on this basis, Hercules shall pay a Termination Charge equal to fifty percent (50%) of the Termination Charge it would have been obligated to pay under Schedule N if it had terminated for convenience under Section 20.2. If the Services are terminated in part, Supplier’s Charges shall be equitably adjusted to reflect the Services no longer performed by Supplier.

(d)
Supplier Review and Dispute. Hercules shall provide Supplier with a copy of the Benchmarker’s report and Supplier shall have ten (10) days to review such report and contest the Benchmarker’s findings. If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19. Reductions in Supplier’s Charges shall be implemented effective as of the date the Benchmarker’s report was first provided to Supplier.

11.9	Most Favored Customer.

Supplier’s Charges to Hercules for Services to be provided under this Agreement shall be in the lowest twenty-five percent (25%) quartile of Supplier’s charges to other commercial customers for the same or substantially similar services normalized to reflect, as appropriate, differences in volume of Services (scale), scope of Services, service levels, financing or payment streams, geographic distribution, complexity of supported environment, technologies employed, terms and conditions, market factors and other pertinent factors that may be relevant to a comparison of fees payable by different customers (“Similar Services”). If Supplier’s charges to Hercules are outside the lowest twenty-five percent (25%) quartile of Supplier’s prices for Similar Services, Supplier shall adjust the Hercules charges effective as of the date mutually agreed upon. At the end of each Contract Year, a financial officer of Supplier shall certify in writing that Supplier has strictly complied with this provision. The provisions of this Section 11.9 shall not (i) apply in respect of any agreements with any Supplier customer in effect as of the Effective Date or (ii) any proof of concept or pilot programs offered by Supplier to any of its customers.

12	INVOICING AND PAYMENT

12.1	Invoicing.

(a)
Invoice. Within fifteen (15) days after the beginning of each month, Supplier shall present Hercules with one or more invoices for any Charges due and owing for the preceding month (the “Monthly Invoice”), including Monthly Base Charges, Transition Services Charges and ARCs and RRCs. At Hercules’ request, Supplier shall provide separate Monthly Invoices for each Eligible Recipient (or group of Eligible Recipients designated by Hercules, such as Hercules’ U.S. based Eligible Recipients and European based Eligible Recipients) then receiving Services, with the Charges allocated among such Eligible Recipients or groups of Eligible Recipients based on the chargeback data generated by Supplier, and/or the allocation methodology provided by Hercules. The Monthly Invoice(s) shall be delivered to Hercules, at its request, at the address(es) listed in Section 21.3, and/or electronically. Concurrent with the delivery of such Monthly Invoice(s), Supplier shall provide Hercules with a Report summarizing all Monthly Invoice(s). Supplier shall not invoice Hercules for any advance or concurrent charges or other amounts.

(b)
Form and Data. Each invoice shall be in the form specified in Exhibit 2 and shall (i) comply with all applicable legal, regulatory and accounting requirements, (ii) allow Hercules to validate volumes and fees, (iii) comply with the chargeback and other billing requirements defined in Exhibit 2, and (iv) meet Hercules' and the Eligible Recipient’s business, accounting and billing requirements. Each invoice shall include the pricing calculations and related data utilized to establish the Charges and sufficient information to validate the service volumes and associated Charges. The data underlying each invoice shall be delivered to Hercules electronically in a form and format compatible with Hercules' accounting systems.

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(c)
Credits. To the extent a credit may be due to Hercules pursuant to this Agreement, Supplier shall provide Hercules with an appropriate credit against amounts then due and owing; if no further payments are due to Supplier, Supplier shall pay such amounts to Hercules within fifteen (15) days.

(d)
Time Limitation. If Supplier fails to provide an invoice to Hercules for any amount within ninety (90) days after the month in which the Services in question are rendered or the expense incurred, Supplier shall waive any right it may otherwise have to invoice for and collect such amount.

12.2	Payment Due.

Subject to the other provisions of this Article 12, each Monthly Invoice provided for under Section 12.1 shall be due and payable within sixty (60) days after receipt by Hercules of such Monthly Invoice, unless the amount in question is disputed in accordance with Section 12.4. Any undisputed amount due under this Agreement for which a time for payment is not otherwise specified also shall be due and payable within sixty (60) days.

12.3	Set Off.

With respect to any amount to be paid or reimbursed by Hercules hereunder, Hercules may set off against such amount any undisputed amount that Supplier is obligated to pay Hercules hereunder.

12.4	Disputed Charges.

Hercules may withhold payment of particular Charges that Hercules reasonably disputes in good faith subject to the following:

(a)
Notice of Dispute. If Supplier’s invoice includes sufficient detail and supporting documentation to enable Hercules to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Hercules shall notify Supplier on or before the payment due date of such invoice if it disputes any of the Charges in such invoice.

(b)
Notice of Insufficient Detail, Documentation and Dispute. If Supplier’s invoice does not include sufficient detail and supporting documentation to enable Hercules to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Hercules shall so notify Supplier on or before the payment due date. Supplier shall promptly provide such reasonable detail and supporting documentation, and Hercules shall notify Supplier within ten (10) business days after receipt thereof by the Hercules Relationship Manager or his or her designee whether it disputes any of the Charges in Supplier’s invoice.

(c)
Description and Explanation. If Hercules disputes any Supplier Charges, Hercules shall so notify Supplier and provide a description of the particular Charges in dispute and an explanation of the reason why Hercules disputes such Charges.

(d)
Escrow. To the extent the disputed Charges exceed, in the aggregate, an amount equal to the average of the total monthly Charges for the preceding six (6) months (i.e., the total Charges for the preceding six (6) months, divided by six), the excess disputed Charges shall be paid or deposited by Hercules in an interest bearing escrow account for the benefit of both Parties at a United States financial institution reasonably acceptable to Supplier until such dispute has been resolved. Upon resolution of such dispute, such escrowed amounts and interest earned on such escrowed amounts shall be allocated to each Party to the extent a Party prevails.

(e)
Continued Performance. Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

No Waiver. Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right Hercules may otherwise have to dispute any Charge or amount or recover any amount previously paid.

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13	Hercules DATA AND OTHER CONFIDENTIAL INFORMATION

13.1	Confidential Information.

Nothing in this Section 13.1 is intended to limit the obligations of Supplier under Sections 13.2 and 13.3 of this Agreement with respect to the Hercules Data addressed in such Sections and, to the extent the provisions of Sections 13.2 or 13.3 conflict with the provisions of this Section 13.1 as they pertain to Hercules Data, the provisions of Sections 13.2 or 13.3 shall control over the provisions of Section 13.1, as applicable.

(a)
Confidential Information. Supplier and Hercules each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customers’ business and is not generally available to the public. Except as otherwise specifically agreed in writing by the Parties, “Confidential Information” means (i) this Agreement and the terms hereof and thereof, (ii) all information marked confidential, restricted or proprietary by either Party, and (iii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked. In the case of Hercules and the Eligible Recipients, Confidential Information also shall include Software, Developed Materials, Hercules Data, Hercules Personal Data, Authorized User information, attorney-client privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, research information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues, finances, forecasts and budgets), human resources and personnel information, marketing/sales information, information regarding businesses, plans, operations, mergers, acquisitions, divestitures, third party contracts, licenses, internal or external audits, law suits, regulatory compliance or other information or data obtained, received, transmitted, processed, stored, archived, or maintained by Supplier under this Agreement.

(b)	Disclosure of Confidential Information.

(i)
The Disclosing Party represents and warrants that it has the right to disclose its Confidential Information to the Receiving Party, subject to the confidentiality obligations contained in this Section 13.1.

(ii)
During the term of this Agreement and at all times thereafter as specified in Section 13.5, each Receiving Party (A) shall hold Confidential Information received from a Disclosing Party in confidence and shall use such Information only for the purposes of fulfilling its obligations or exercising its rights under this Agreement and for no other purposes, and (B) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the Disclosing Party to any third party without the express written permission of the Disclosing Party, unless expressly permitted by Sections 13.1(b)(iii) and 13.1(b)(iv) below or elsewhere in this Agreement. Each Receiving Party shall use at least the same degree of care to safeguard and to prevent disclosure and misuse of the Disclosing Party’s Confidential Information to third parties as the Receiving Party employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care.

(iii)
A Receiving Party may disclose Confidential Information of the Disclosing Party to its employees, directors, attorneys, financial advisors, contractors and agents provided that (A) such person or entity has a need to know the Confidential Information for purposes of performing his or her obligations under or with respect to this Agreement or as otherwise naturally occurs in such person’s scope of responsibility, (B) such disclosure is made pursuant to an obligation of confidentiality upon such person or entity that is no less stringent than that set forth in this Section 13.1, and (C) such disclosure is not in violation of Law. The Receiving Party assumes full responsibility for the acts or omissions of any person or entity to whom it discloses Confidential Information of the Disclosing Party regarding their use of such Confidential Information and must take commercially reasonable

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measures to protect the Confidential Information from disclosure or use in contravention of this Agreement.

(iv)
A Receiving Party may disclose Confidential Information of a Disclosing Party as required to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request, the Receiving Party, to the extent it may legally do so, gives notice to the Disclosing Party of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure prior to the making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. The Receiving Party shall use commercially reasonable efforts to cooperate with the Disclosing Party in its efforts to seek a protective order or other appropriate remedy or, in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Confidential Information.

(v)
Unless expressly permitted by this Agreement, neither Party shall (A) make any use or copies of the Confidential Information of the other Party except as expressly contemplated by this Agreement, (B) possess or acquire any right in or assert any lien against the Confidential Information of the other Party, (C) sell, assign, transfer, lease, encumber, or otherwise dispose of or disclose the Confidential Information of the other Party to third parties or commercially exploit, or permit a third party to commercially exploit, such Information, or (D) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party’s Confidential Information (including any copies thereof) to the other Party if requested to do so.

(vi)
Notwithstanding the foregoing, Hercules may disclose Confidential Information relating to the financial or operational terms of this Agreement and/or Supplier’s performance hereunder (e.g., applicable Service Levels and measurements of Supplier’s performance with respect to such Service Levels) in connection with a benchmarking under Section 11.8 or the solicitation of proposals for or the procurement of the same or similar services from prospective Hercules Third Party Contractors; provided, however, Hercules may not divulge Supplier’s pricing for the Services in connection with any such solicitation or procurement.

(vii)	Each Party shall take all necessary steps to cause its employees comply with these confidentiality provisions.

(c)
Exclusions. Notwithstanding the above, Section 13.1(b) shall not apply to any particular information which the receiving Party can demonstrate (i) is, at the time of disclosure to it, generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations; (ii) after disclosure to it, is published by the Disclosing Party or otherwise becomes generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations; (iii) was lawfully in the possession of the Receiving Party immediately prior to the time of disclosure to it; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

(d)
Loss of Confidential Information. Each Party shall (i) immediately notify the other Party of any possession, use, knowledge, disclosure, or loss of such other Party’s Confidential Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) promptly use all commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this Agreement. Each Party shall bear any costs it incurs in complying with this Section 13.1(d).

(e)
No Implied Rights Nothing contained in this Section 13.1 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Confidential Information of the other Party.

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(f)
Return or Destruction of Confidential Information. Each Party shall securely store the other Party’s Confidential Information until such Confidential Information is returned or destroyed as described in this Section. Except as provided below with respect to contract records, each Party shall destroy all documentation in any medium that contains, refers to, or relates to the other Party’s Confidential Information (or the portion of such Confidential Information specified by the other Party) or shall return such documentation to the other Party or its designee, in the format and on the media prescribed by the other Party, (i) within thirty (30) days of the expiration or termination of this Agreement and completion of each Party’s obligations hereunder, including, with respect to Supplier, all periods of Termination Assistance Services requested by Hercules, and (ii) with respect to Hercules Confidential Information, at any time Hercules requests such Information or, with respect to particular Confidential Information, within thirty (30) days of the date that such Confidential Information is no longer required by Supplier to perform its obligations under this Agreement. Such documentation shall include all copies of a Party’s Confidential Information in the other Party’s possession or under the other Party’s control. The Party returning or destroying the other Party’s Confidential Information shall deliver to the other Party written certification of its compliance with this paragraph signed by an authorized representative of such Party.

Notwithstanding the foregoing, either Party may retain one copy of the other Party’s Confidential Information in its legal department as and to the extent required to comply with applicable Laws or enforce its rights under this Agreement; provided that such Confidential Information shall be returned or destroyed in accordance with this provision upon the expiration of the period specified in the applicable Law, the expiration of the applicable statute of limitations and the final resolution of any pending dispute.

Subject to the preceding paragraph, Contract Records shall be retained by Supplier for the audit period specified in Section 9.12(a) unless and to the extent Supplier is directed by Hercules to deliver such Contract Records to Hercules prior to the expiration of such Audit Period.

In no event shall a party withhold any Confidential Information of the other party as a means of resolving any dispute.

13.2	Hercules Data.

Nothing in this Section 13.2 is intended to limit the obligations of Supplier under Sections 13.1 and 13.3 of this Agreement with respect to the Confidential Information addressed in such Sections. To the extent that the provisions of Section 13.1 pertaining to Hercules Data conflict with the provisions of this Section 13.2, the provisions of Section 13.2 shall control over the provisions of Section 13.1. To the extent that the provisions of Section 13.3 pertaining to Personal Data conflict with the provisions of this Section 13.2, the provisions of Section 13.3 shall control over the provisions of Section 13.2.

(a)
Ownership of Hercules Data. Hercules Data shall be and remain, as between the Parties, the property of Hercules and/or the relevant Eligible Recipient regardless of whether Supplier or Hercules is in possession of the Hercules Data. Supplier shall not possess or assert any lien or other right against or to Hercules Data. Supplier shall not sell, assign, lease, or encumber Hercules Data. Supplier shall not disclose to or allow access by third parties to Hercules Data, unless expressly provided for in this Agreement. Supplier shall not commercially exploit, or permit a third party to commercially exploit, Hercules Data on behalf of Supplier or any other person or entity.

Hercules Data shall be made available to Hercules, upon its request, in the form and format as reasonably requested by Hercules.

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(b)	Safeguarding of Hercules Data.

(i)
Supplier and Subcontractors to whom Hercules Data is provided shall maintain a comprehensive data security program, which shall include reasonable and appropriate technical, organizational and security measures against the destruction, loss, unauthorized access or alteration of Hercules Data in the possession of Supplier or such Subcontractors, and which shall be (i) no less rigorous than those maintained by Hercules as of the Commencement Date (or implemented by Hercules in the future to the extent deemed necessary by Hercules), (ii) no less rigorous than those maintained by Supplier for its own information of a similar nature, (iii) no less rigorous than accepted security standards in the industry, and (iv) adequate to meet the requirements of Hercules' privacy, security and records retention policies.

The data security program and associated technical, organizational and security measures shall comply in all material respects with the following:

(A)	Subject to Section 15.7, all applicable Laws;

(B)	Hercules data security policy and other applicable Hercules policies set forth in Schedule T.2;

(C)
Hercules Standards, including information technology, security, privacy and record retention policies, standards, protocols, requirements and specifications, including Hercules' requirements for Supplier’s utilization of secure infrastructure and data encryption methods; and

(D)	ISO 27001 (or its successors), as it may be modified or replaced from time to time.

The content and implementation of the data security program and associated technical, organizational and security measures shall be fully documented in writing by Supplier. Supplier shall permit Hercules to review such documentation and/or to inspect Supplier’s compliance with such program in accordance with Section 9.12.
(ii)
Under no circumstances shall Supplier make any changes that materially weaken any technical, organizational or security measures in place to safeguard Hercules Data, or result in Supplier’s failure to meet any of the minimum standards set forth above without Hercules' prior approval. Under no circumstances shall Supplier or Supplier Personnel attempt to access or allow access to Hercules Data that is not required for the performance of Supplier’s obligations or otherwise permitted under this Agreement.

(iii)
Subject to any restriction in contracts with Supplier’s other customers, Supplier shall regularly advise Hercules of data security practices, procedures and safeguards in effect for other Supplier customers that, in Supplier’s reasonable judgment, are (1) relevant to the Services being provided under the Agreement and (2) exceed relevant industry standards pertaining to human resources, payroll, procurement, accounts payable and other in-scope services.  If requested by Hercules, Supplier shall, to the extent reasonably practicable and subject to the Change Control Procedures, implement such enhanced practices, procedures, and safeguards with respect to its provision of Services to Hercules hereunder.

(iv)
Hercules shall have the right to establish backup security for any Hercules Data and to keep backup and files for such Data in its possession if it chooses. Supplier shall provide Hercules with downloads of Hercules Data, as requested by Hercules, to enable Hercules to maintain such backup copies.

(v)
In the event Supplier discovers or is notified of a breach or potential breach of security relating to Hercules Data in the possession or control of Supplier or its Subcontractors or Affiliates, Supplier

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shall, in addition to its obligations pursuant to Sections 6.2(c), expeditiously (i) notify Hercules of such breach or potential breach, (ii) investigate (with Hercules' participation if so desired by Hercules) such breach or potential breach and perform a risk assessment, Root Cause Analysis and corrective action plan thereon, (iii) provide a written report to Hercules of such risk assessment, Root Cause Analysis and action plan, (iv) remediate such breach or potential breach of security to the extent within Supplier’s or its Subcontractor’s or Affiliate’s areas of control, (iv) take commercially reasonable actions to prevent the recurrence of such breach or potential breach of security, and (v) to the extent such breach or potential breach is within Supplier’s or its Subcontractor’s or Affiliate’s areas of control, provide Hercules with reasonable assurances that such breach or potential breach will not recur.

(vi)
To the extent Supplier removes Hercules Data from any media that is taken out of service that is under Supplier’s control, Supplier shall destroy or securely erase such media in accordance with the Policy and Procedures Manual. Under no circumstances shall Supplier use or re-use media on which Hercules Data has been stored to store data of any other customer of Supplier or to deliver data to a third party, including another Supplier customer, unless such Hercules Data has been securely erased in accordance with the Policy and Procedures Manual.

(vii)
To the extent Supplier has access to cardholder payment card information including acct #, expiration date and 3 digit code on systems that the Supplier controls, Supplier shall comply with the Payment Card Industry ("PCI") security standard dated June 30, 2005 and any later promulgated changes to such standard.

13.3	Personal Data.

In addition to the provisions of Sections 13.1 and 13.2, the following privacy and data protection provisions shall apply to Personal Data. To the extent any of the provisions of this Article 13 purporting to apply to Personal Data conflict with provisions of this Section 13.3, the provisions of Section 13.3 shall control over such other provisions.

(a) Supplier shall hold any Personal Data that it receives in confidence and in compliance with (1) Supplier’s obligations under this Agreement, the Schedules and Attachments hereto and the Policy and Procedures Manual, and (2) subject to Section 15.7, all Laws regarding its use of and access to such Personal Data.

(i)
Supplier shall process and store all Personal Data in (1) the United States, (2) the jurisdiction in which the data subject resides (or, in the case of a data subject residing in the European Economic Area (“EEA”), in the EEA) or (3) the jurisdictions set forth in the Policy and Procedures Manual and shall not transfer, process, or maintain Hercules Data in any other jurisdiction without the prior consent of Hercules.

(ii)
Supplier shall not transfer Personal Data from a country within the European Economic Area to countries deemed by the European Union not to have adequate protection without first ensuring that the standard contractual clauses approved by the European Commission in Commission Decision as the standard contractual clauses for the transfer of personal data to processors in third countries under Directive 95/46/EC, 2002 O.J. L6/52 are in place between the Hercules Affiliate that is the Data Exporter and the Data Importer.

(iii)
Supplier shall maintain technical, organizational and security measures to protect the confidentiality of Personal Data processed in the EU consistent with the security measures contained in this section.

(iv)
The Parties acknowledge that, for purposes of the European Data Protection Legislation, Supplier will act as a Data Processor in relation to all Personal Data it accesses under this Agreement, that Hercules is the Data Controller with respect to such Personal Data, and that Supplier will act in accordance with Hercules' instructions in relation to such Personal Data.

(b)
Supplier agrees that Supplier and Supplier Personnel will not use any Personal Data for any purpose other than the fulfillment of the terms and conditions of this Agreement. Supplier as well as its employees, agents and Subcontractors shall not process or disseminate Personal Data to any third party or transfer Personal Data

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without the approval of Hercules unless expressly provided for in this Agreement. Supplier shall take appropriate action to cause:

(i)	Any Supplier Personnel who have access to Personal Data pursuant to this Agreement to be advised of, and comply with, the terms and conditions of this Section 13.3; and

(ii)	Any Supplier Personnel who have access to Personal Data to be trained regarding their handling of such Personal Data.

Supplier shall be responsible for any failure of Supplier Personnel to comply with the terms and conditions regarding Personal Data set forth in this Section 13.3.

(c)
When interfacing with Hercules or the applicable Eligible Recipient regarding Personal Data, Supplier shall only disclose or transmit Personal Data to those Hercules or Eligible Recipient employees and Hercules Third Party Contractors authorized by the Hercules Relationship Manager or his or her designee or identified in the Policy and Procedures Manual.

(d)	Hercules shall notify Supplier of any:

(i)	Limitation in any privacy notice used by Hercules to the extent that such limitation may affect Supplier’s use or disclosure of Personal Data; and

(ii)	Restriction on the use or disclosure of Personal Data to which Hercules agreed to the extent that such restriction may affect Supplier’s use or disclosure of such Personal Data.

Supplier agrees to promptly implement any such limitation or restriction as directed by Hercules.

(e)	If Supplier has knowledge of any unauthorized disclosure of or access to Personal Data, Supplier shall:

(i)	Expeditiously report such unauthorized disclosure or access to Hercules,

(ii)	Mitigate, to the extent practicable, any harmful effect of such disclosure or access that is known to Supplier or its agents, and

(iii)	Cooperate with Hercules in providing any notices regarding impermissible disclosures caused by such disclosure or access which Hercules deems appropriate.

To the extent such unauthorized disclosure or access is attributable to a breach by Supplier or Supplier Personnel of Supplier’s obligations under this Agreement with respect to Personal Data, Supplier shall bear (A) the costs incurred by Supplier in complying with its legal obligations relating to such breach, and (B) in addition to any other damages for which Supplier may be liable for under this Agreement, the following costs incurred by Hercules or the Eligible Recipient in responding to such breach, to the extent applicable, (1) the cost of providing notice to affected individuals, (2) the cost of providing notice to government agencies, credit bureaus, and/or other required entities, (3) the cost of providing affected individuals with credit monitoring services for a specific period not to exceed twelve (12) months, to the extent the disclosure of the affected individual’s Personal Data could lead to a compromise of the data subject’s credit or credit standing, (4) call center support for such affected individuals for a specific period not to exceed thirty (30) days, (5) the cost of any other measures required under applicable Law, and (6) any other Losses for which Supplier would be liable under this Agreement.

13.4	File Access.

Hercules shall have secure access to, and the right to review and retain the entirety of, all Hercules Confidential Information in the possession or control of Supplier or its Affiliates and Subcontractors. Such access shall be provided to Hercules in real time and by the means and in the format reasonably requested by Hercules. At no time shall Hercules' Confidential Information be stored or held by Supplier in a form or manner not readily accessible to Hercules in this manner.

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13.5	Hercules Data -- Correction and Restoration

(a)
Corrections. The correction of any errors or inaccuracies in or with respect to Hercules Data shall be performed by the Party that has operational responsibility for inputting such Hercules Data into the applicable System. To the extent (i) Supplier is operationally responsible for inputting such data, or (ii) such errors or inaccuracies are attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement, Supplier shall bear the cost of correcting such errors or inaccuracies.

(b)
Re-running of Corrected Data. If the correction of errors or inaccuracies as described above necessitates the re-running of corrected Hercules Data and thereby results in the usage of additional Resource Units, Hercules shall pay the applicable Resource Unit charge as set forth in Schedule J, unless the underlying errors or inaccuracies are attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement (including the failure of Supplier or Supplier Personnel to adhere to applicable processes and controls that, if adhered to, would have enabled Supplier or Supplier Personnel to identify and timely correct such errors or inaccuracies, even if caused by Hercules), in which case Supplier shall be financially responsible for any additional Resource Units usage resulting from the re-running of corrected data.

(c)
Restoration of Data. The restoration of any destroyed, lost or altered Hercules Data shall be performed by the Party that has operational responsibility for maintaining the System on which such Hercules Data resides and for creating and maintaining backup copies of such Hercules Data. To the extent (i) Supplier is operationally responsible for performing such restoration or (ii) such destruction, loss or alteration is attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement, Supplier shall bear the cost of restoring such data.

13.6	Survival

Supplier’s obligations under this Article with respect to Personal Data shall survive the expiration or termination of this Agreement and shall be perpetual. The Parties’ obligations under this Article with respect to all other Confidential Information shall survive the expiration or termination of this Agreement for a period of eight (8) years from the later of (i) the expiration or termination of this Agreement (including all periods of Termination Assistance Services), or (ii) the return or destruction of Confidential Information in accordance with Sections 13.1 (but not including accounting information pertaining to this Agreement that Supplier is required to maintain pursuant to applicable Laws); provided, however, that the passage of this eight (8) year period shall not absolve either Party of responsibility for any breach of this Article 13 occurring prior to the expiration of such eight (8) year period.

14	OWNERSHIP OF MATERIALS

14.1	Hercules Owned Materials.

(a)
Ownership of Hercules Owned Materials. For purposes of this Agreement, Hercules shall be the sole and exclusive owner of (i) all intellectual property, Software and other Materials owned by Hercules or the Eligible Recipients as of the Effective Date, including Hercules Owned Software and other Materials owned by Hercules and the Eligible Recipients, (ii) all enhancements and Derivative Works of such intellectual property, Software and Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials, and (iii) certain Developed Materials, as provided in Section 14.2 (collectively, “Hercules Owned Materials”).

(b)
License to Hercules Owned Materials. As of the Commencement Date, Hercules hereby grants Supplier and, to the extent necessary for Supplier to provide the Services, to Subcontractors designated by Supplier that sign a written agreement to be bound by all of the terms contained herein applicable to such Materials (such agreement shall be agreed to by the Parties and shall include the terms specified in this Section as well as those pertaining to the ownership of such Materials and any Derivative Works developed by the Parties, the scope and term of the license, the restrictions on the use of such Materials, the obligations of

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confidentiality, etc.) a non-exclusive, non-transferable, royalty-free limited right and license during the Term (and thereafter to the extent necessary to perform any Termination Assistance Services requested by Hercules) to access, use, execute, reproduce, display, perform, modify and distribute the Hercules Owned Materials for the express and sole purpose of providing the Services. Supplier and its Subcontractors shall have no right to the source code to such Hercules Owned Materials unless and to the extent approved in advance by Hercules. Hercules Owned Materials shall remain the property of Hercules. Supplier and its Subcontractors shall not (i) use any Hercules Owned Materials for the benefit of any person or Entity other than Hercules or the Eligible Recipients, (ii) separate or uncouple any portions of the Hercules Owned Materials, in whole or in part, from any other portions thereof, or (iii) reverse assemble, reverse engineer, translate, disassemble, decompile or otherwise attempt to create or discover any source or human readable code, underlying algorithms, ideas, file formats or programming interfaces of the Hercules Owned Materials by any means whatsoever, without the prior approval of Hercules, which may be withheld at Hercules' sole discretion. Except as otherwise requested or approved by Hercules, Supplier and its Subcontractors shall cease all use of Hercules Owned Materials upon the end of the Term and the completion of any Termination Assistance Services requested by Hercules pursuant to Section 4.3(b)(8) and shall certify such cessation to Hercules in a notice signed by an officer of Supplier and each applicable Subcontractor. THE HERCULES OWNED MATERIALS ARE PROVIDED BY HERCULES TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO SUCH HERCULES OWNED MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(c)
License to Hercules Third Party Materials. Subject to Supplier having obtained any Required Consents, Hercules hereby grants to Supplier, for the sole purpose of performing the Services and solely to the extent of Hercules' underlying rights, the same rights of access and use as Hercules possesses under the applicable software licenses with respect to Hercules licensed Third Party Materials. Hercules also shall grant such rights to Subcontractors designated by Supplier if and to the extent necessary for Supplier to provide the Services; provided that, Supplier shall pay all fees, costs and expenses associated with the granting of such rights to such Subcontractors. Supplier and its Subcontractors shall comply with the duties, including use restrictions and nondisclosure obligations, imposed on Hercules by such licenses. In addition, each Subcontractor shall sign a written agreement to be bound by terms consistent with the terms contained herein applicable to such Third Party Materials and shall include the terms specified in this Section as well as those pertaining to the ownership of such Materials and any Developed Materials, the scope and term of the license, the restrictions on the use of such Materials, and the obligations of confidentiality. Except as otherwise requested or approved by Hercules (or the relevant licensor), Supplier and its Subcontractors shall cease all use of such Third Party Materials upon the end of the Term and the completion of any Termination Assistance Services requested by Hercules pursuant to Section 4.3(b)(8). THE HERCULES LICENSED THIRD PARTY MATERIALS ARE PROVIDED BY HERCULES TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO SUCH HERCULES LICENSED THIRD PARTY MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.2	Developed Materials.

(a)
Ownership by Hercules. Unless otherwise agreed by the Parties and except as provided in Section 14.2(c), all Developed Materials shall be owned solely by Hercules and considered to be works made for hire (as that term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101, or in analogous provisions of other applicable Laws) and owned by Hercules. If any such Developed Materials may not be considered a work made for hire under applicable Law, Supplier hereby irrevocably assigns, and shall assign, to Hercules in perpetuity without further consideration, all of Supplier’s worldwide rights, title and interest in and to such Developed Materials, including United States and foreign intellectual property rights. Supplier acknowledges that Hercules and the successors and assigns of Hercules shall have the right to obtain and hold in their own name any intellectual property rights in and to such Developed Materials. Supplier agrees

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to execute any documents and take any other actions reasonably requested by Hercules to effectuate the purposes of this Section 14.2(a). Hercules herby grants to Supplier a license to such Developed Materials on the same terms as described in Section 14.1(b). Hercules may, in its sole discretion and upon such terms and at such financial arrangement as Hercules and Supplier may agree, grant Supplier a license to use the Developed Materials for other purposes and to sublicense such Developed Materials.

(b)
Source Code and Documentation. Supplier shall, promptly as it is developed by Supplier, provide Hercules with the source code and object code and documentation for all Hercules owned Developed Materials and any other Hercules-specific Materials used by Supplier. Such source code and documentation shall be sufficient to allow a reasonably knowledgeable and experienced programmer to maintain and support such Materials and the user documentation for such Materials shall accurately describe in terms understandable by a typical end user the functions and features of such Materials and the procedures for exercising such functions and features.

(c)
Supplier Owned Developed Materials. Notwithstanding Section 14.2(a), Developed Materials that are Derivative Works of Supplier Owned Materials shall be owned by Supplier. Supplier hereby grants to Hercules a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such Supplier owned Developed Materials for the benefit and use of Hercules, Hercules Affiliates and the Eligible Recipients.

(d)
Third Party Materials. The ownership of Derivative Works of Third Party Materials created in connection with the Services shall, as between Supplier and Hercules, be considered Developed Materials owned by the Party that is the licensee of such Third Party Materials. For purposes of the foregoing, Supplier shall be deemed the licensee of Third Party Materials licensed by its Subcontractors or Affiliates and Hercules shall be deemed the licensee of Third Party Materials licensed by Hercules Affiliates or any Eligible Recipient. Each Party acknowledges and agrees that its ownership of such Derivative Works may be subject to or limited by the terms of the underlying agreement with the owner of the underlying Third Party Materials; provided, that if a Derivative Work is to be made of Third Party Materials provided by Supplier, Supplier shall notify Hercules in advance and obtain Hercules' consent prior to proceeding with such Derivative Work if the terms of any such agreement will preclude or limit, as applicable, Hercules' license rights in and to such Derivative Work as contemplated in Sections 14.3 and 14.6.

(e)
Disclosure by Supplier of Developed Materials. Supplier shall promptly disclose in writing to Hercules each Developed Material that is developed in connection with the Services. With respect to each disclosure, Supplier shall indicate the features or concepts that it believes to be new or different.

(f)
Waiver of Moral Rights. To the extent permitted by law, Supplier hereby waives any moral rights in the Hercules owned Developed Materials, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise.

14.3	Supplier Owned Materials.

(a)
Ownership of Supplier Owned Materials. Supplier shall be the sole and exclusive owner of the (i) intellectual property, Software and Materials lawfully owned by it prior to the Commencement Date, (ii) intellectual property, Software and Materials acquired by Supplier on or after the Commencement Date, other than acquisitions for Hercules or an Eligible Recipient in connection with the performance of the Services, (iii) Developed Materials that are Derivative Works of Supplier owned intellectual property, Software and Materials created by or for Supplier as provided in Section 14.2(c), (iv) intellectual property, Software and Materials developed by or on behalf of Supplier other than in the course of the performance of its obligations under this Agreement or in connection with the use of any Hercules Data or Hercules Owned Materials, including all United States and intellectual property rights in such Materials (“Supplier Owned Materials”).

(b)
License to Supplier Owned Materials. As of the Commencement Date, Supplier hereby grants to Hercules and the Eligible Recipients, at no additional charge, a world-wide non-exclusive, royalty-free right and

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license, with the right to grant sublicenses, to access, use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of the Supplier Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) during the Term and any Termination Assistance Services period, for the benefit of Hercules, the Eligible Recipients and their respective Affiliates, to (i) receive the full benefit of the Services provided by Supplier, (ii) perform or have performed ITO services, (iii) monitor, access, interface with or use the Materials and Software then being used by Supplier and (iv) perform or have performed ancillary services and functions, including related information technology services and functions. Supplier Owned Materials shall remain the property of Supplier. The rights and obligations of Hercules and the Eligible Recipients with respect to such Supplier Owned Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.

(c)
Embedded Materials. To the extent that Supplier Owned Materials are embedded in any Developed Materials owned by Hercules pursuant to Section 14.2(a) and (b), Supplier shall not be deemed to have assigned its intellectual property rights in such Supplier Owned Materials to Hercules, but Supplier hereby grants to Hercules and the Eligible Recipients a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such Supplier Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) for the benefit of Hercules, the Eligible Recipients and their respective Affiliates for so long as such Supplier Owned Materials remain embedded in such Developed Materials and are not separately commercially exploited. Following the expiration or termination of the Term and the termination of the Service(s) for which such Materials were used, Supplier shall, at Hercules' request, provide Upgrades, maintenance, support and other such services for such embedded Supplier Owned Materials on Supplier’s then-current standard terms and conditions in accordance with Section 14.6(b). If there are no then-current standard terms and conditions applicable to such embedded Supplier Owned Materials, Supplier shall provide Upgrades, maintenance, support and other such services on reasonable terms and conditions agreeable to both Parties failing which Supplier shall provide Hercules the source code and object code for such Supplier Owned Materials, in accordance with Section 14.6(b), if needed for the effective use, maintenance and/or support of such Developed Materials by Hercules.

(d)
License to Supplier Third Party Materials. Unless Hercules otherwise agrees prior to Supplier’s first use of such Third Party Materials (and such agreement is reflected in Schedule U), Supplier hereby grants to Hercules and the Eligible Recipients the rights specified below with respect to Third Party Materials that are used by Supplier or its Affiliates or Subcontractors in providing the Services and that are either licensed by Supplier or its Affiliates or Subcontractors or for which Supplier is financially responsible under this Agreement. As of the Commencement Date and subject to Supplier having obtained any Required Consents with respect to such Third Party Materials, Supplier hereby grants to Hercules and the Eligible Recipients, at no additional charge, a non-exclusive, royalty-free right and license, with the right to grant sublicenses, to access and/or use the Third Party Materials as to which Supplier holds the license or for which Supplier is financially responsible under this Agreement (including all modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Services period, for the benefit and use of Hercules, the Eligible Recipients and their respective Affiliates, (i) receive the full benefit of the Services provided by Supplier, (ii) perform or have performed ITO services, (iii) monitor, access, interface with or use the Materials and Software then being used by Supplier and (iv) perform or have performed ancillary services and functions, including related information technology services and functions. The rights and obligations of Hercules, the Eligible Recipients and Hercules Third Party Contractors with respect to such Supplier licensed Third Party Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.

14.4	Other Materials.

This Agreement shall not confer upon either Party intellectual property rights in Materials of the other Party (to the extent not covered by this Article 14) unless otherwise so provided elsewhere in this Agreement.

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14.5	General Rights.

(a)	Copyright Legends. Each Party agrees to reproduce copyright legends which appear on any portion of the Materials which may be owned by the other Party or third parties.

(b)
Residuals. Nothing in this Agreement shall restrict any employee or representative of a Party from using ideas, concepts, practices, learning or know-how relating generally to the performance of ITO services that are retained in the unaided memory of such employee or representative after performing the obligations of such Party under this Agreement, except to the extent that such use infringes upon any patent, copyright or other intellectual property right of a Party or its Affiliates (or, in the case of Supplier, any Eligible Recipient); provided, however, that this Section 14.5(b) shall not (i) be deemed to limit either Party’s obligations under this Agreement with respect to the disclosure or use of Confidential Information, or (ii) operate or be construed as permitting an employee or representative of Supplier to disclose, publish, disseminate or use (a) the source of any Confidential Information of Hercules or an Eligible Recipient, (b) any financial, statistical or personnel information of Hercules or an Eligible Recipient, or (c) the business plans of Hercules or the Eligible Recipients. An individual’s memory is unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it and does not identify the information as Confidential Information upon recollection. For avoidance of doubt, the foregoing would not permit Supplier Personnel to use Confidential Information of Hercules or an Eligible Recipient (other than ideas, concepts, practices, learning and know-how relating generally to the performance of ITO services) for any purpose other than the provision of Services under this Agreement.

(c)
No Implied Licenses. Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Affiliate of the other Party (or, in the case of Supplier, any Eligible Recipient).

(d)
Incorporated Materials. Should either Party incorporate into Developed Materials any intellectual property subject to third party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party incorporating such intellectual property in the Materials has disclosed this fact and obtained the prior approval of the other Party.

14.6	Hercules Rights Upon Expiration or Termination of Agreement.

As part of the Termination Assistance Services, Supplier shall provide the following to Hercules, Hercules Affiliates and the Eligible Recipients with respect to Materials and Software:

(a)	Hercules Owned Materials and Developed Materials. With respect to Hercules Owned Materials (including Hercules owned Developed Materials), Supplier shall, at no cost to Hercules:

(i)
Deliver to Hercules all Hercules Owned Materials and all copies thereof in the format and medium in use by Supplier in connection with the Services as of the date of such expiration or termination; and

(ii)
Following confirmation by Hercules that the copies of the Hercules Owned Materials delivered by Supplier are acceptable and the completion by Supplier of any Termination Assistance Services for which such Materials are required, destroy or securely erase all other copies of such Materials then in Supplier’s possession and cease using such Materials and any information contained therein for any purpose.

(b)
Supplier Owned Materials. With respect to Materials owned by Supplier, Supplier Affiliates or (subject to Section 6.4(c)) Subcontractors and used by them to provide the Services (and any modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto):

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(i)
Unless Hercules otherwise agrees prior to Supplier’s first use of such Supplier Owned Material in the performance of the Services, Supplier hereby grants to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) a worldwide, perpetual, non-exclusive, non-transferable, irrevocable, fully paid-up license to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works and to permit a third party to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of each such Supplier Owned Material for the benefit of Hercules, Hercules Affiliates and the Eligible Recipients upon the expiration or termination of the Term;

(ii)
Supplier shall deliver to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) (A) a copy of such Supplier Owned Materials and related documentation, (B) the source code and object code for such Supplier Owned Materials to the extent such code is reasonably necessary to permit them to use such Supplier Owned Materials, (C) the source code and the object code for Supplier Owned Materials that are not commercial off-the-shelf products, and (D) the source code and object code for Supplier Owned Materials that are commercial off-the-shelf products if Supplier does not offer or provide upgrades, maintenance, support and other services for such Materials as provided in Section 14.6(b)(iii); and

(iii)
Supplier shall offer to provide to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) Upgrades, maintenance, support and other services for commercial off-the-shelf Materials on Supplier’s then-current standard terms and conditions for such services.

Unless Hercules otherwise agrees prior to Supplier’s first use of such Supplier Owned Material in the performance of the Services, Hercules and the Eligible Recipients (and, to the extent applicable, Hercules' designee(s)) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses and other rights above. Supplier shall not use any Supplier Owned Materials for which it is unable to offer such license or other rights without Hercules' prior written approval (and absent such approval, Supplier’s use of any such Supplier Owned Materials shall obligate Supplier to provide, at no additional cost, such license and other rights to Hercules, Hercules Affiliates, the Eligible Recipients and Hercules' designees).

(c)
Third Party Materials. Unless Hercules otherwise agrees in advance in accordance with Section 6.4(c), with respect to Third Party Materials licensed by Supplier or Supplier Affiliates or Subcontractors and used by them to provide the Services, Supplier hereby grants to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) a sublicense (with the right to grant sublicenses) offering the same rights and warranties with respect to such Third Party Materials available to Supplier (or Supplier Affiliates or Subcontractors), on the same terms and conditions, for the benefit and use of Hercules, Hercules Affiliates and the Eligible Recipients upon the expiration or termination of the Term; provided that, during the Termination Assistance Services period, Supplier may, with Hercules' approval, substitute one of the following for such sublicense:

(i)	the assignment to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) of the underlying license for such Third Party Materials; or

(ii)
the procurement for Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) of a new license (with terms at least as favorable as those in the license held by Supplier or its Affiliates or Subcontractors and with the right to grant sublicenses) to such Third Party Materials for the benefit or use of Hercules, Hercules Affiliates and the Eligible Recipients.

In addition, Supplier shall deliver to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) a copy of such Third Party Materials and related documentation and shall cause maintenance, support and other services to continue to be available to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) to the extent it has been available to Supplier. Unless Hercules has otherwise agreed in advance in accordance with Section 6.4(c), Hercules and the Eligible Recipients (and, to the extent

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applicable, Hercules' designee(s)) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses, sublicenses and other rights specified in this Section 14.6(c). Supplier shall not use any Third Party Materials for which it is unable to offer such license, sublicense or other rights without Hercules' prior approval (and absent such approval, Supplier’s use of any such Third Party Materials shall obligate Supplier to provide, at no additional cost, such licenses, sublicenses and other rights). Hercules, however, shall be obligated to make monthly or annual payments attributable to periods after the expiration or termination of the Term with respect to the Services for which such Third Party Materials were used for the right to use and receive maintenance or support related thereto, but only to the extent Supplier would have been obligated to make such payments if it had continued to hold the licenses in question or Hercules has agreed in advance to make such payments.

To the extent Hercules has agreed in advance to pay any fees in connection with its receipt of such licenses, sublicenses or other rights, Supplier shall, at Hercules' request, identify the licensing and sublicensing options available to Hercules and the Eligible Recipients and the license or transfer fees associated with each. Supplier shall use commercially reasonable efforts to obtain the most favorable options and the lowest possible transfer, license, relicense, assignment or termination fees for Third Party Materials. Supplier shall not commit Hercules or the Eligible Recipients to paying any such fees or expenses without Hercules' prior approval. If the licensor offers more than one form of license, Hercules (not Supplier) shall select the form of license to be received by Hercules, the Eligible Recipients or their designee(s).

15	REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1	Work Standards.

Supplier represents, warrants and covenants that: (i) the Services shall be rendered with promptness, due care, skill and diligence; (ii) the Services shall be executed in a workmanlike manner, in accordance with the best practices of service providers of ITO services and the Service Levels; (iii) Supplier shall use adequate numbers of qualified individuals with suitable training, education, experience, know-how, competence and skill to perform the Services; (iv) Supplier shall provide such individuals with training as to new products and services prior to the implementation of such products and services in the Hercules/Eligible Recipients environment; and (v) Supplier shall have the resources, capacity, expertise and ability in terms of Equipment, Software, know-how and personnel to provide the Services.

15.2	Software.

(a)
Ownership and Use. Supplier represents, warrants and covenants that it is either the owner of, or authorized to use, any and all Software provided and used by Supplier in providing the Services. As to any such Software that Supplier does not own but is authorized to use, Supplier shall advise Hercules as to the ownership and extent of Supplier’s rights with regard to such Software to the extent any limitation in such rights would impair Supplier’s performance of its obligations under this Agreement.

(b)
Performance. Supplier represents, warrants and covenants that any Supplier Owned Software will perform in conformance with its Specifications and will provide the functions and features and operate in the manner described therein.

(c)
Developed Materials Compliance. Supplier warrants and covenants that, during the ninety (90) days immediately following Acceptance (the "Warranty Period"), each Developed Material will be free from material errors in operation and performance, will Comply with the applicable documentation and the Specifications in all material respects and will provide the functions and features and operate in the manner described in this Agreement or otherwise agreed by the Parties. Supplier shall correct any failure to Comply at no additional charge to Hercules and shall use commercially reasonable efforts to do so as expeditiously as possible. In the event that Supplier fails or is unable to repair or replace such nonconforming Developed Material, Hercules shall, in addition to any and all other remedies available to it hereunder, be entitled to obtain from Supplier a copy of the source code and/or object code to such Developed Material.

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(d)
Nonconformity of Supplier Owned Software. In the event that Supplier Owned Software (excluding Supplier owned Developed Materials, which are addressed in Section 15.2(c)) does not conform to the Specifications and criteria set forth in this Agreement, and/or materially adversely affects the Services provided hereunder, Supplier shall expeditiously repair such Software or replace such Software with conforming Software.

15.3	Non-Infringement.

(a)
Performance of Responsibilities. Except as otherwise provided in this Agreement, each Party represents, warrants and covenants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party; provided, however, that the performing Party shall not have any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications made by the other Party or its contractors or subcontractors, without the knowledge or approval of the performing Party, (ii) the other Party’s combination of the performing Party’s work product or Materials with items not furnished, specified or reasonably anticipated by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, (iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality, or (v) Third Party Software, except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary licenses or Required Consents or to abide by the limitations of the applicable Third Party Software licenses. Each Party further represents, warrants and covenants that it will not use or create materials in connection with the Services which are libelous, defamatory or obscene.

(b)
Third Party Software Indemnification. In addition, with respect to Third Party Software provided by Supplier pursuant to this Agreement, Supplier covenants that it shall use best efforts to obtain and provide intellectual property indemnification for Hercules and the Eligible Recipients (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of Hercules and the Eligible Recipients) from the suppliers of such Software. Unless otherwise approved in advance by Hercules, such indemnification shall be (i) comparable to the intellectual property indemnification provided by Supplier to Hercules and the Eligible Recipients under this Agreement, or (ii) the best indemnification available in the industry for the same or substantially similar types of software products. If Supplier cannot obtain such intellectual property indemnification from the supplier of such Software, Supplier shall so notify Hercules. Unless otherwise approved in advance by Hercules, Supplier shall either (i) not provide or use such Third Party Software under this Agreement, or (ii) agree to indemnify Hercules, the Eligible Recipients, and other indemnitees under this Agreement as if such Third Party Software were Supplier Owned Materials.

15.4	Authorization.

Each Party represents, warrants and covenants to the other that:

(a)	Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the Laws of its State of incorporation;

(b)	Corporate Power and Authority. It has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)
Legal Authority. It has obtained all licenses, authorizations, approvals, consents or permits required to perform its obligations under this Agreement under all applicable federal, state or local laws and under all applicable rules and regulations of all authorities having jurisdiction over the Services, except to the extent the failure to obtain any such license, authorizations, approvals, consents or permits is, in the aggregate, immaterial;

(d)
Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and

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(e)
No Violation or Conflict. The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

15.5	Inducements; Hercules Business Practices Policy.

(a)
Inducements. Supplier represents, warrants and covenants that it has not given and will not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value (as defined in the Hercules Business Practices Policy) to any employee or agent of Hercules in connection with this Agreement. Supplier also represents, warrants and covenants that, to the best of its knowledge, no officer, director, employee, agent or representative of Supplier has given any such payments, gifts, entertainment or other thing of value to any employee or agent of Hercules. Supplier also acknowledges that the giving of any such payments, gifts, entertainment, or other thing of value is strictly in violation of Hercules policy on conflicts of interest, and may result in the cancellation of this Agreement and other existing and future contracts between the Parties.

(b)
Hercules Business Practices Policy. Supplier represents, warrants and covenants that, in the performance of the Services and its other contractual obligations hereunder, it shall comply with the Hercules Business Practices Policy, as set forth in Attachment T.3, as such Business Practices Policy may be reasonably modified from time to time.

15.6	Disabling Code.

Supplier represents, warrants and covenants that, without the prior written consent of Hercules, Supplier shall not insert into the Software any code that could be invoked to disable or otherwise shut down all or any portion of the Services. Supplier further represents, warrants and covenants that, with respect to any disabling code that may be part of the Software, Supplier shall not invoke or cause to be invoked such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without Hercules' prior written consent. Supplier also represents, warrants and covenants that it shall not use Third Party Software containing disabling code without the prior approval of Hercules. For purposes of this provision, code that serves the function of ensuring software license compliance (including passwords) shall not be deemed disabling code, provided that Supplier notifies Hercules in advance of all such code and obtains Hercules' approval prior to installing such code in any Software, Equipment or System.

15.7	Compliance with Laws.

(a)
Compliance by Supplier. Subject to Section 15.7(b), (e), (f) and (g), Supplier represents, warrants and covenants that, with respect to the provision of the Services and the performance of any of its other legal and contractual obligations hereunder, it is and shall be in compliance with all applicable Laws on the Commencement Date and shall remain in compliance with such Laws for the Term and any Termination Assistance Services period, including identifying and procuring applicable permits, certificates, approvals and inspections required under such Laws. If a charge of non-compliance by Supplier with any such Laws occurs, Supplier shall promptly notify Hercules of such charge.

(b)
Compliance by Hercules. Subject to Section 15.7(a), (e) and (f), Hercules represents and warrants that, with respect to the performance by Hercules and the Eligible Recipients of Hercules' legal and contractual obligations under this Agreement, it is and shall be in compliance in all material respects with all applicable Laws for the entire Term of the Agreement. If a written charge of non-compliance by Hercules with any such Laws occurs, Hercules shall promptly notify Supplier of such charge.

(c)
Compliance Data and Reports. At no additional charge, Supplier shall provide Hercules with data and reports in Supplier’s possession necessary for Hercules to comply with, all Laws applicable to the Services.

(d)	Software, Equipment, Systems and Materials Compliance. Supplier covenants that the Software, Equipment, Systems and Materials owned, provided or used by Supplier in providing the Services are in

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compliance with all applicable Laws on the Commencement Date and shall remain in compliance with such Laws for the Term and any Termination Assistance Services period.

(e)
Notice of Laws. Supplier shall notify Hercules of any Laws and changes in Laws applicable to Supplier as a provider of ITO services and other in-scope services, including those Laws applicable to the employment of Supplier Personnel and the provision of Services from jurisdictions in which Supplier Facilities are located (“Supplier Laws”). The definition of Supplier Laws also shall include Laws applicable to (i) the technical, organizational and security measures associated with safeguarding Personal Data to be implemented and maintained by Supplier and at Supplier Facilities, (ii) restrictions or prohibitions on the use or disclosure of Personal Data made available to Supplier under this Agreement, and (iii) the United States, United Kingdom, Netherlands and/or Belgium that could have a material adverse impact on the ability of Hercules and/or the Eligible recipients to receive the benefit of the Services (collectively, “Supplier Laws”). Hercules shall notify Supplier of any other Laws and any changes in such other Laws applicable to the provision or receipt of the Services (collectively, “Hercules Laws”).

During the Transition Period, the Parties shall identify any additional Laws or areas of Law (i) as to which the displaced Hercules Personnel were responsible for keeping Hercules apprised prior to the Commencement Date, or (ii) for which Supplier can readily assume such responsibility. If such Laws or areas of Law are identified, the Parties shall confer in good faith as to the addition of such Laws or areas of Law to the definition of Supplier Laws and shall use commercially reasonable efforts to avoid or minimize to the extent practicable any increase in the applicable Charges.

Supplier shall, through the Supplier Personnel, maintain general familiarity with Hercules Laws, and shall bring additional or changed requirements to Hercules' attention. Subject to its non-disclosure obligation under other customer contracts, Supplier also shall make commercially reasonable efforts to obtain information regarding such requirements from other outsourcing customer engagements and to communicate such information to Hercules in a timely manner. Each Party shall use commercially reasonable efforts to advise the other of Laws and changes in Laws about which such Party becomes aware in the other Party's area of responsibility, but without assuming an affirmative obligation of inquiry, except as otherwise provided herein, and without relieving the other Party of its obligations hereunder. At Hercules' request, Supplier Personnel shall participate in Hercules provided compliance training programs.

(f)
Interpretation of Laws or Changes in Laws. Hercules shall be responsible, with Supplier’s cooperation and assistance, for interpreting Hercules Laws or changes in Hercules Laws and for identifying the impact of such Hercules Laws or changes in Hercules Laws on Supplier’s performance and Hercules' and/or the Eligible Recipients' receipt and use of the Services. Supplier shall be responsible, with Hercules' cooperation and assistance, for interpreting Supplier Laws or changes in Supplier Laws and for identifying the impact of such Supplier Laws or changes in Supplier Laws on Supplier’s performance and Hercules' and/or the Eligible Recipients' receipt and use of the Services. To the extent the impact of any Supplier Law or change in Supplier Law cannot be readily identified by Supplier, the Parties shall cooperate in interpreting such Law or change in Law and shall seek in good faith to identify and agree upon the impact on Supplier’s performance and Hercules' and/or the Eligible Recipients' receipt and use of the Services. If the Parties are unable to agree upon such impact, Hercules shall retain the right, in its sole discretion, to interpret such Supplier Law or change in Supplier Law and determine its impact if and to the extent such Supplier Law or change in Supplier Law could impact the Services to be provided by Supplier or Hercules' and/or the Eligible Recipients' receipt and use of such Services and Supplier shall retain the right, in its reasonable discretion, to interpret such Supplier Law or change in Supplier Law if and to the extent such Supplier Law or change in Supplier Law could impact matters internal to Supplier (such as wages/salaries, employee benefits, occupational safety and health, etc.), but not the Services to be provided by Supplier or Hercules' and/or the Eligible Recipients' receipt and use of such Services. In addition, if Supplier reasonably concludes, after due inquiry, that the compliance obligations associated with any such Supplier Law or change in Supplier Law are unclear or that there is more than one reasonable approach to achieving compliance, Supplier may escalate the issue to Hercules for a final decision.

(g)
Implementation of Changes in Laws. In the event of any changes in Laws (including Hercules Laws to the extent Supplier receives notice of such Hercules Laws from Hercules or as otherwise provided in Section

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15.7(e)), Supplier shall implement any necessary modifications to the Services prior to the deadline imposed by the regulatory or governmental body having jurisdiction for such requirement or change. Supplier shall bear the costs associated with compliance with such Laws changes in Laws applicable to the Services unless such change meets the definition of New Service, in which case it shall be treated as a Project. At Hercules' request, Supplier Personnel shall participate in Hercules provided regulatory compliance training programs.

(h)
Export Control. The Parties acknowledge that certain Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions. No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations. To the extent within Supplier’s control, Supplier shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder..

(i)
Responsibility. Subject to Section 15.7(e), Supplier shall be responsible for any Losses imposed on Supplier, Hercules or the Eligible Recipients resulting from any failure of Supplier or its Subcontractors or third party product or service providers to comply with applicable Laws or respond in a timely manner to changes in such Laws, unless and to the extent such failure directly results from the sole acts or omissions of Hercules, an Eligible Recipient or a Hercules Third Party Contractor in contravention of Hercules' obligations under this Agreement.

(j)
Assistance to Hercules. As part of the Services and on an ongoing basis, Supplier shall assist Hercules and the Eligible Recipients as they may reasonably require in their efforts to comply with applicable Laws (including any changes to Laws) not applicable to Supplier or related to the Services.

15.8	Interoperability

Supplier represents, warrants and covenants that the Software, Equipment and Systems used by Supplier to provide the Services are fully compatible and interoperable with the Retained Systems and Business Processes (including the software, equipment and systems used by Hercules or the Eligible Recipients to provide the same or similar services and/or which may deliver records to, receive records from, or otherwise interact with the Software, Equipment and Systems used by Supplier to receive the Services) as of the Commencement Date and remain compatible and interoperable with such Retained Systems and Business Processes during the Term and any Termination Assistance Services period.

15.9	Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE .

16	INSURANCE AND RISK OF LOSS

16.1	Insurance.

(a)
Requirements. Supplier agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance with the specified minimum limits of liability during the term of this Agreement:

(i)
Workers’ Compensation, Employer’s Liability, and comparable Insurance covering employees for occupational illnesses and injuries in full compliance with the applicable Laws of the state and/or country in which the work is to be performed or the country of hire (whichever is applicable).

(i)	The limits of liability of Workers’ Compensation, Employers’ Liability and comparable Insurance shall be not less than the limits required by applicable Law.

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(ii)
In addition, in the United States the limits of liability of Employer’s Liability Insurance shall be minimum limits of $1 million per employee by accident/$1 million per employee by disease (or, if higher, the limits required by applicable Law). The Parties acknowledge and agree that Employer's Liability Insurance is not available in all jurisdictions outside the United States and that Supplier is relieved of its obligation to provide such coverage in such jurisdictions.

(ii)
Commercial General Liability Insurance (including coverage for Contractual Liability assumed by Supplier under this Agreement, Premises-Operations, Completed Operations—Products, and Independent Contractors) providing coverage for bodily injury, personal injury, advertising injury and property damage with combined single limits of not less than $5 million per occurrence.

(iii)
Commercial Business Automobile Liability Insurance including coverage for all owned, non-owned, leased, and hired vehicles providing coverage for bodily injury and property damage liability with combined single limits of not less than $5 million per occurrence. The Parties acknowledge and agree that Commercial Business Automobile Liability Insurance is not available in all jurisdictions outside the United States and that Supplier is relieved of its obligation to provide such coverage in such jurisdictions.

(iv)
Professional Liability (also known as Errors and Omissions Liability) Insurance, including technology errors and omissions coverage, covering acts, errors and omissions arising out of Supplier’s operations or Services in an amount not less than $8 million per claim, which may be satisfied in combination with its Umbrella / Excess Liability Insurance coverage. Supplier shall continue to purchase such coverage for a period of at least two (2) years from the termination or expiration of this Agreement

(v)
Comprehensive Crime Insurance, including employee dishonesty and computer fraud coverage and a third party extension, covering losses arising out of or in connection with any fraudulent or dishonest acts committed by Supplier employees, acting alone or with others, in an amount not less than $5 million per occurrence. Supplier shall continue to purchase such coverage for a period of at least two (2) year from the termination or expiration of this Agreement

(vi)
All Risk Property Damage and Business Interruption Insurance covering all assets owned or leased by Supplier, for the replacement value of such assets and for the actual business loss sustained and extra expenses incurred during any interruption of Supplier’s business that is related to or connected with insured property damage.

The above stated limits of insurance may be provided through any combination of Supplier’s primary and excess insurance policies, all of which shall comply with the requirements stated in Sections 16.1(b) and (c).

(b)
Approved Companies. All such insurance shall be procured with reputable insurance companies and in such form as is usual and customary to Supplier’s business. Such insurance companies shall maintain a rating at least “A” and be at least a Financial Size Category VIII as both criteria are defined in the most current publication of Best’s Policyholder Guide.

(c)
Endorsements. Supplier’s insurance policies as required herein under Section 16.1(a)(ii) and (iii), including any umbrella/excess liability policies, shall name Hercules, Hercules Affiliates and Eligible Recipients and their respective officers, directors and employees as Additional Insureds for any and all liability arising at any time in connection with Supplier’s or Supplier Personnel’s performance under this Agreement. The Supplier insurance policies required under Section 16.1(a)(iv) and (v) shall name Hercules, Hercules Affiliates and Eligible Recipients and their respective officers, directors and employees as loss payees for any and all liability arising at any time in connection with Supplier’s or Supplier Personnel’s performance under this Agreement. All insurance required under this Section 16.1 shall be primary and non-contributing insurance and any other valid insurance existing for Hercules' benefit shall be excess of such primary insurance.

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(d)
Certificates. Supplier shall provide Hercules with certificates of insurance evidencing compliance with this Article 16 (including evidence of renewal of insurance) signed by authorized representatives of the respective carriers within thirty (30) days after the Effective Date and thereafter, for each year this Agreement is in effect. Each certificate of insurance shall provide that the issuing company shall not cancel, reduce, or otherwise materially alter the insurance afforded under the above policies unless notice of such cancellation, reduction or material alteration has been provided at least thirty (30) days in advance to Hercules in accordance with Section 21.3(a).

(e)
No Implied Limitation. The obligation of Supplier and its Affiliates to provide the insurance specified herein shall not limit in any way any obligation or liability of Supplier provided elsewhere in this Agreement. The rights of Hercules and its subsidiaries, Affiliates and Eligible Recipients to insurance coverage under policies issued to or for the benefit of one or more of them are independent of this Agreement shall not be limited by this Agreement.

(f)
Insurance Subrogation. With respect to insurance coverage to be provided by Supplier pursuant to this Section 16.1(a)(i), (ii), (iii), and (vi), the insurance policies shall provide that the insurance companies waive all rights of subrogation against Supplier, Hercules, the Eligible Recipients and their respective Affiliates, officers, directors and employees.

16.2	Risk of Loss.

(a)
General. Supplier and Hercules each shall be responsible for any damage, destruction, loss, theft or governmental taking of their respective tangible property or real property (whether owned or leased) and each Party agrees to look only to its own insuring arrangements (if any) with respect to such damage, destruction, loss, theft, or governmental taking. Each Party shall promptly notify the other Party of any damage (except normal wear and tear), destruction, loss, theft, or governmental taking of such other Party’s tangible property or real property (whether owned or leased) and cooperate with such other Party in seeking to recover for such damage or loss.

(b)
Waiver. Supplier and Hercules hereby waive, on behalf of themselves and shall cause their respective insurers to issue appropriate waivers of subrogation rights for, any claims that either may have against the other for loss or damage resulting from perils covered by the All Risk Property Damage and Business Interruption Insurance. It is understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Supplier or Hercules and whether or not insurance is in force. If required by policy conditions, each party shall secure from its property insurer a waiver of subrogation endorsement to its policy, and deliver a copy of such endorsement to the other party to this Agreement if requested..

17	INDEMNITIES

17.1	Indemnity by Supplier.

Supplier agrees to indemnify, defend and hold harmless Hercules and its Affiliates and the Eligible Recipients and their respective officers, directors, employees, agents, representatives, successors, and assigns from any and all Losses and threatened Losses due to non-party claims arising from or in connection with any of the following:

(a)	Representations, Warranties and Covenants. Supplier’s breach of any of the representations, warranties and covenants set forth herein.

(b)	Reserved.

(c)
Licenses, Leases and Contracts. Supplier’s failure to observe or perform any duties or obligations to be observed or performed on or after the Commencement Date by Supplier under Third Party Software licenses, Equipment leases or Third Party Contracts used by Supplier to provide the Services or for which Supplier has assumed financial or operational responsibility under this Agreement.

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(d)	Hercules Data or Confidential Information. Supplier’s breach of its obligations with respect to Hercules Data, Hercules Personal Data or Hercules Confidential Information.

(e)
Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Supplier’s representations, warranties and covenants in Sections 15.2 and 15.3.

(f)	Compliance with Laws. Losses, including government fines, penalties, sanctions, interest or other remedies resulting from Supplier’s failure to perform its responsibilities under this Agreement.

(g)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Supplier under Section 11.4.

(h)
Shared Facility Services. Services, products or systems provided by Supplier to a third party from any shared Supplier facility or using any shared Supplier resources and not constituting Services provided to an Eligible Recipient pursuant to this Agreement.

(i)
Affiliate, Subcontractor or Assignee Claims. Any claim, other than an indemnification claim under this Agreement, initiated by (i) a Supplier Affiliate or Subcontractor asserting rights under this Agreement or (ii) any entity to which Supplier assigned, transferred, pledged, hypothecated or otherwise encumbered its rights to receive payments from Hercules under this Agreement.

(j)	Supplier Personnel Injury Claims. Any claim by Supplier Personnel for death, bodily injury, or illness, except to the extent caused by Hercules' gross negligence or willful misconduct.

(k)
Employment Claims. Any claim (including claims by Affected Employees considered for employment and/or hired by Supplier, Supplier Affiliates or Subcontractors) to the extent resulting from any (i) violation by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic; (ii) liability arising or resulting from the employment of Supplier Personnel by Supplier, Supplier Affiliates or Subcontractors (including Affected Employees hired by Supplier, Supplier Affiliates or Subcontractors from and after their Employment Effective Dates) (including liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel); (iii) payment or failure to pay any salary, wages or other cash compensation due and owing to any Supplier Personnel (including Affected Employees hired by Supplier, Supplier Affiliates or Subcontractors from and after their Employment Effective Dates), (iv) payment or failure to pay any employee pension or other benefits due and owing to any Supplier Personnel (including Affected Employees hired by Supplier, Supplier Affiliates or Subcontractors for pension or other benefits accruing from and after their Employment Effective Dates), (v) other aspects of the employment relationship of Supplier Personnel (including Affected Employees hired by Supplier, Supplier Affiliates or Subcontractors) with Supplier, Supplier Affiliates or Subcontractors or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of co-employment or joint employment, and/or (vi) other acts or omissions with respect to Affected Employees considered for employment and/or hired by Supplier, Supplier Affiliates or Subcontractors, including any act, omission or representation made in connection with the interview, selection, hiring and/or transition process, the offers of employment made to such employees, the failure to make offers to any such employees, the rescission of such offers of employment, or the terms and conditions of such offers (including compensation and employee benefits), except, in each case, to the extent resulting from the wrongful actions of Hercules, the Eligible Recipients, or Hercules Third Party Contractors, errors or inaccuracies in the information provided by Hercules and faithfully communicated by Supplier or the failure of Hercules, the Eligible Recipients, or Hercules Third Party Contractors to comply with Hercules' responsibilities under this Agreement.

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17.2	Indemnity by Hercules.

Hercules agrees to indemnify, defend and hold harmless Supplier and its officers, directors, employees, agents, representatives, successors, and assigns, from any Losses and threatened Losses due to non- party claims arising from or in connection with any of the following:

(a)	Representations, Warranties and Covenants. Hercules breach of any of the representations, warranties and covenants set forth herein.

(b)
Licenses, Leases or Contracts. Hercules' failure to observe or perform any duties or obligations to be observed or performed by Hercules under any of the applicable Third Party Software licenses, Equipment Leases or Third Party Contracts to the extent Hercules is financially or operationally responsible under this Agreement.

(c)	Reserved.

(d)	Supplier’s Confidential Information. Hercules breach of its obligations with respect to Supplier’s Confidential Information.

(e)
Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Hercules' representations, warranties and covenants in Section 15.3.

(f)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Hercules under Section 11.4.

(g)
Hercules Affiliate, Eligible Recipient or Third Party Contractor Claims. Any claim, other than an indemnification claim or insurance claim under this Agreement, initiated by an Hercules Affiliate, an Eligible Recipient (other than Hercules) or an Hercules Third Party Contractor asserting rights under this Agreement.

(h)
Employment Claims. Any claim (including claims by Affected Employees) to the extent resulting from any (i) violation by Hercules or its respective officers, directors, employees, representatives or agents, of Federal, state, provincial, local, international or other Laws or regulations or any common law protecting persons or members of protected classes or categories, including laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic, (ii) payment or failure to pay any salary, wages or other cash compensation owed by Hercules to an Affected Employee hired by Supplier or a Supplier Affiliate or Subcontractor for the period of his or her employment with Hercules, (iii) Hercules’ failure to pay any accrued employee pension or other benefits owed by Hercules to an Affected Employee hired by Supplier or a Supplier Affiliate or Subcontractor and accruing during the period of his or her employment with Hercules, (iv) other acts or omissions of Hercules in its capacity as an employer of Affected Employees hired by Supplier or a Supplier Affiliate or Subcontractor, but excluding claims covered by Section 17.1(k), and/or (v) liability resulting from representations (oral or written) to the Affected Employees by Hercules or its officers, directors, employees, representatives or agents, except, in each case, to the extent resulting from the wrongful actions of Supplier, Supplier Affiliates or Subcontractors, errors or inaccuracies in the information provided by Supplier and faithfully communicated by Hercules, or the failure of Supplier, Supplier Affiliates or Subcontractors to comply with Supplier’s responsibilities under this Agreement.

17.3	Additional Indemnities.

Supplier and Hercules each agree to indemnify, defend and hold harmless the other, and the Eligible Recipients and their respective Affiliates, officers, directors, employees, agents, representatives, successors, and assigns, from any and all Losses and threatened Losses to the extent they arise from or in connection with any of the following: (a) except as otherwise provided in Section 17.1(j), the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the negligence or other tortious conduct of the indemnitor or the failure of the indemnitor to comply with its obligations under this Agreement; and (b) except as otherwise provided in Section 16.2, the damage, loss or destruction of any real or tangible personal property caused by the negligence or

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other tortious conduct of the indemnitor or the failure of the indemnitor to comply with its obligations under this Agreement.

17.4	Infringement.

In the event that (1) any Software, Equipment, Materials, or Services provided by Supplier or its Affiliates or Subcontractors pursuant to this Agreement or used by them in the performance of the Services are found, or in Hercules' reasonable opinion are likely to be found, to infringe upon the patent, copyright, trademark, trade secrets, intellectual property or proprietary rights of any third party in any country in which Services are to be performed or received under this Agreement, or (2) the continued use of such Software, Equipment or Materials are enjoined, Supplier shall, in addition to defending, indemnifying and holding harmless Hercules as provided in Section 17.1(e) and to the other rights Hercules may have under this Agreement, promptly and at its own cost and expense and in such a manner as to minimize the disturbance to Hercules' and the Eligible Recipients’ business activities do one of the following:

(a)	Obtain Rights. Obtain for Hercules and the Eligible Recipients the right to continue using such Software, Equipment or Materials.

(b)
Modification. Modify the item(s) in question so that it is no longer infringing (provided that such modification does not degrade the performance or quality of the Services or adversely affect Hercules' and the Eligible Recipients’ intended use as contemplated by this Agreement).

(c)	Replacement. Replace such item(s) with a non-infringing functional equivalent acceptable to Hercules.

17.5	Indemnification Procedures.

With respect to non-Party claims which are subject to indemnification under this Agreement (other than as provided in Section 17.6 with respect to claims covered by Section 17.1(f)), the following procedures shall apply:

(a)
Notice. Promptly after receipt by any person or entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim. The indemnitee shall use commercially reasonable efforts to provide such notice to the indemnitor (i) within fifteen (15) days of its receipt of notice of a civil, criminal, administrative, or investigative action or proceeding, and/or (ii)at least ten (10) days prior to the date on which a response is due. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure. Within fifteen (15) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee that the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b)
Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume sole control over the defense and settlement of the claim; provided, however, that (i) the indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim asserting any liability against the indemnitee or imposing any obligations or restrictions on the indemnitee or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that (i) the indemnitee shall be entitled to employ counsel at its own expense to participate in the handling of the claim, and (ii) the indemnitor shall pay the fees and expenses associated with such counsel if there is a conflict of interest with respect to such claim which is not otherwise resolved or if the indemnitor has requested the assistance of the indemnitee in the defense of the claim or the indemnitor has failed to defend the claim diligently and the indemnitee is prejudiced or likely to be prejudiced by such failure. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (i) the indemnitor has delivered

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a timely Notice of Election and such amount was agreed to without the written consent of the indemnitor, (ii) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or (iii) the time period within which to deliver a Notice of Election has not yet expired.

(c)
Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate. The indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses incurred by the indemnitee, including reasonable attorneys’ fees.

17.6	Indemnification Procedures - Governmental Claims.

With respect to claims covered by Section 17.1(f), the following procedures shall apply:

(a)
Notice. Promptly after receipt by Hercules of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 17.1(f), Hercules shall notify Supplier of such claim. No delay or failure to so notify Supplier shall relieve Supplier of its obligations under this Agreement except to the extent that Supplier has suffered actual prejudice by such delay or failure.

(b)
Procedure for Defense. Hercules shall be entitled, at its option, to have the claim handled pursuant to Section 17.5 or to retain sole control over the defense and settlement of such claim; provided that, in the latter case, Hercules shall (i) consult with Supplier on a regular basis regarding claim processing (including actual and anticipated costs and expenses) and litigation strategy, (ii) reasonably consider any Supplier settlement proposals or suggestions, and (iii) use commercially reasonable efforts to minimize any amounts payable or reimbursable by Supplier.

17.7	Subrogation.

Except as otherwise provided in Sections 16.1, in the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

18	LIABILITY

18.1 General Intent.

Subject to the specific provisions and limitations of this Article 18, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Agreement.

18.2 Force Majeure.

(a)
General. Subject to Section 18.2(d), no Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God; wars, terrorist acts, site-specific terrorist threats, riots, civil disorders, rebellions or revolutions; strikes, lockouts or labor disputes; or any other cause beyond the reasonable control of such Party; except to the extent that the non-performing Party is at fault in failing to prevent or causing such default or delay, and provided that such default or delay can not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. A strike, lockout or labor dispute involving Supplier Personnel shall not excuse Supplier from its obligations hereunder. In addition, the refusal of Supplier Personnel to enter a facility that is the subject of a labor dispute shall excuse Supplier from its obligations hereunder only if and to the extent such refusal is based upon a reasonable fear of physical harm.

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(b)
Duration and Notification. In the event of a force majeure event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use all commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within one (1) day of the inception of such delay) and describe at a reasonable level of detail the circumstances of the force majeure event, the steps being taken to address such force majeure event, and the expected duration of such force majeure event.

(c)
Substitute Services; Termination. If any event described in Section 18.2(a) has substantially prevented, hindered or delayed or is reasonably expected to substantially prevent, hinder or delay the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Hercules or Eligible Recipient functions for longer than the recovery period specified in the applicable disaster recovery plan, or if there is no such recovery period, seventy-two (72) hours, Supplier shall, unless and until otherwise directed by Hercules, use commercially reasonable efforts to procure such Services from an alternate source at Supplier’s expense for so long as the delay in performance shall continue, up to the Charges actually paid to Supplier for the Services with respect to the period of non-performance. If Supplier is unable to procure such substitute services on an expedited basis or Hercules elects to contract directly for such services, Hercules may procure such Services from an alternate source at Hercules' expense. In addition, if any event described in Section 18.2(a) substantially prevents, hinders or delays the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Hercules functions (i) for more than five (5) days, Hercules, at its option, may terminate any portion of this Agreement so affected without payment of Termination Charges and the charges payable hereunder shall be equitably adjusted to reflect those terminated Services; or (ii) for more than ten (10) days, Hercules, at its option, may terminate this Agreement in whole or part without payment of Termination Charges. Supplier shall not have the right to additional payments or increased usage charges as a result of any force majeure occurrence affecting Supplier’s ability to perform.

(d)
Disaster Recovery / Business Continuity. Upon the occurrence of a force majeure event that constitutes a disaster under the applicable disaster recovery/business continuity plan, Supplier shall implement promptly, as appropriate, such disaster recovery/business continuity plan and provide disaster recovery and business continuity services as described in such plan and in Schedule E. The occurrence of a force majeure event shall not relieve Supplier of its obligation to implement the applicable disaster recovery/business continuity plan and provide disaster recovery and business continuity services.

(e)
Payment Obligation. If Supplier fails to provide Services in accordance with this Agreement due to the occurrence of a force majeure event, all amounts payable to Supplier hereunder shall be equitably adjusted in a manner such that Hercules is not required to pay any amounts for Services that it is not receiving whether from Supplier or from an alternate source at Supplier’s expense pursuant to Section 18.2(c).

(f)
Allocation of Resources. Without limiting Supplier’s obligations under this Agreement, whenever a force majeure event or disaster causes Supplier to allocate limited resources between or among Supplier’s customers and Affiliates, Hercules and the Eligible Recipients shall receive at least the same treatment as comparable Supplier customers. In no event will Supplier re-deploy or re-assign any Key Supplier Personnel to another customer or account in the event of the occurrence of a force majeure event.

18.3 Limitation of Liability.

(a)
Exclusions from Limitations. EXCEPT AS PROVIDED IN THIS SECTION 18.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, COLLATERAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)
Liability Cap. Additionally, except as provided below, the total aggregate liability of either Party, for claims asserted by the other Party under or in connection with this Agreement, regardless of the form of the

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action or the theory of recovery, shall be limited to the greater of USD $5,000,000 or the total Charges payable to Supplier during the twelve (12) month period preceding the last act or omission giving rise to such liability. For avoidance of doubt, this liability cap is an aggregate liability cap for the Master Agreement and all Companion Agreements.

(c)	Exceptions to Limitations of Liability. The limitations of liability set forth in Sections 18.3(a) and (b) shall not apply with respect to:

(i)	Losses occasioned by the fraud, willful misconduct, or gross negligence of a Party.

(ii)
Losses that are the subject of indemnification under this Agreement (provided that, indemnification obligations arising under Sections 17.1(a) and (h), 17.2(a) and 17.3 shall nonetheless be subject to the liability cap set forth in Section 18.3(b)).

(iii)
Losses occasioned by Supplier’s refusal to provide Services or Termination Assistance Services (for purposes of this provision, “refusal” shall mean the intentional cessation by Supplier, in a manner impermissible under this Agreement, of the performance of all or a material portion of the Services or Termination Assistance Services then required to be provided by Supplier under this Agreement).

(iv)
Amounts paid under Section 17.3 with respect to death or bodily injury of an agent, employee, customer, business invitee, business visitor or other person or damage, loss or destruction of real or tangible personal property.

(v)	Losses occasioned by any breach of a Party’s representations or warranties set forth in Sections 15.3 and 15.4 of this Agreement.

(vi)	Losses occasioned by any breach of a Party’s obligations under Article 13.

(d)	Items Not Considered Damages. The following shall not be considered damages subject to, and shall not be counted toward the liability exclusion or cap specified in, Section 18.3(a) or (b):

(i)	Service Level Credits or Deliverable Credits assessed against Supplier pursuant to Schedule G.

(ii)	Amounts withheld by Hercules in accordance with this Agreement due either to incorrect Charges by Supplier or non-conforming Services.

(iii)	Amounts paid by Hercules but subsequently recovered from Supplier due either to incorrect Charges by Supplier or non-conforming Services.

(iv)	Invoiced Charges and other amounts that are due and owing to Supplier for Services under this Agreement.

(e)
Waiver of Liability Cap. If, at any time, the total aggregate liability of one Party for claims asserted by the other Party under or in connection with this Agreement exceeds eighty percent (80%) of the liability cap specified in Section 18.3(a) and, upon the request of the other Party, the Party incurring such liability refuses to waive such cap and/or increase the available cap to an amount at least one-half of the original liability cap, then the other Party may terminate this Agreement without payment of Termination Charges.

(f)
Acknowledged Direct Damages. The following shall be considered direct damages and neither Party shall assert that they are indirect, incidental, collateral, consequential or special damages or lost profits to the extent they result from either Party’s failure to perform in accordance with this Agreement:

(i)	Costs and expenses of recreating or reloading any lost, stolen or damaged Hercules Data.

(ii)	Costs and expenses of implementing a work-around in respect of a failure to provide the Services or any part thereof.

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(iii)	Costs and expenses of replacing lost, stolen or damaged Equipment, Software, and Materials.

(iv)	Cover damages, including the costs and expenses incurred to procure the Services or corrected Services from an alternate source, to the extent in excess of Supplier’s Charges under this Agreement.

(v)
Straight time, overtime or related expenses incurred by either Party, including overhead allocations for employees, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges and similar charges.

(vi)
Costs and expenses incurred to bring the Services in-house or to contract to obtain the Services from an alternate source, including the costs and expenses associated with the retention of external consultants and legal counsel to assist with any re-sourcing.

(vii)	Damages of a Hercules Affiliate or an Eligible Recipient which would be direct damages if they had instead been suffered by Hercules (including being so considered under this Section 18.3(f)).

(viii)
Payments, fines, penalties, interest, sanctions, or other remedies imposed by a governmental body or regulatory agency or required by an applicable Law for failure to comply with legal requirements or deadlines.

(ix)	Damages, fines, penalties, interest or other monetary remedies awarded to non-government claimants by a court or in final settlement of a claim for failure to comply with applicable Laws. .

19	DISPUTE RESOLUTION

19.1	Informal Dispute Resolution.

Prior to the initiation of formal dispute resolution procedures with respect to any dispute, other than as provided in Section 19.1(d) and (e), the Parties shall first attempt to resolve such dispute informally, as follows:

(a)
Initial Effort. The Parties agree that the Hercules Relationship Manager and the Supplier Account Manager shall attempt in good faith to resolve all disputes (other than those described in Section 19.1(d)). The Parties also agree that to the extent provided in Schedule S or the Policy and Procedures Manual, the Executive Steering Committee shall attempt in good faith to resolve disputes (other than those described in Section 19.1(d)) between the Parties. In the event a dispute cannot be resolved in accordance with the foregoing in an amount of time that either Party deems reasonable under the circumstances, such Party may refer the dispute for resolution to the senior corporate executives specified in Section 19.1(b) below upon written notice to the other Party.

(b)
Escalation. Within five (5) business days of a notice under Section 19.1(a) above referring a dispute for resolution by senior corporate executives, the Hercules Relationship Manager and the Supplier Account Manager will each prepare and provide to the Supplier General Counsel and the Hercules General Counsel, respectively, summaries of the non-privileged relevant information and background of the dispute, along with any appropriate non-privileged supporting documentation, for their review. The designated senior corporate executives will confer as often as they deem reasonably necessary in order to gather and furnish to the other all non-privileged information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The designated senior corporate executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions will be left to the discretion of the designated senior corporate executives, but may include the preparation of agreed-upon statements of fact or written statements of position.

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(c)
Provision of Information. During the course of negotiations under Section 19.1(a) or (b) above, all reasonable requests made by one Party to another for non-privileged information, reasonably related to the dispute, will be honored in order that each of the parties may be fully advised of the other’s position. All negotiation shall be strictly confidential and used solely for the purposes of settlement. Any materials prepared by one Party for these proceedings shall not be used as evidence by the other Party in any subsequent arbitration or litigation; provided, however, the underlying facts supporting such materials may be subject to discovery.

(d)	Prerequisite to Formal Proceedings. Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

(i)	the designated senior corporate executives under Section 19.1(b) above concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)	thirty (30) days after the notice under Section 19.1(a) above referring the dispute to senior corporate executives.

(e)
Equitable Remedies. The provisions and time periods specified in this Section 19.1 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to (A) avoid the expiration of any applicable limitations period, (B) preserve a superior position with respect to other creditors, (C) address a claim arising out of the breach of a Party’s obligations under Article 13, or (D) address a claim arising out of the breach or attempted or threatened breach of the obligations described in the next paragraph.

Supplier acknowledges that, in the event it breaches (or attempts or threatens to breach) (i) its obligation to provide Services or Termination Assistance Services in accordance with this Agreement, its obligation respecting continued performance in accordance with Section 19.4, (ii) its obligations with respect to Hercules Confidential Information, Hercules Data and/or Hercules intellectual property rights in accordance with Articles 13 and 14, or (iii) its obligation to provide access to Hercules Data in accordance with Section 13.4, Hercules and/or the Eligible Recipients will be irreparably harmed. In such a circumstance, Hercules may proceed directly to any court of competent jurisdiction, notwithstanding the exclusive jurisdiction requirement in Section 19.3.

19.2	Arbitration.

(a)
Arbitration. Except for claims arising out of the breach of a Party’s obligations under Article 13 or disputes subject to Sections 19.1(e), any controversy or claim arising out of or relating to this Agreement, or any breach thereof, which cannot be resolved using the procedures set forth above in Section 19.1 shall be finally resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect; provided, however, that without limiting any rights at law or in equity a Party may have because of an improper termination of this Agreement by the other Party, nothing contained in this Agreement shall limit either Party’s right to terminate this Agreement pursuant to Article 20.

(b)
Location and Decision. The Arbitration shall take place in Wilmington, Delaware, and shall apply the governing law of this Agreement. The decision of the arbitrators shall be final and binding and judgment on the award may be entered in any court of competent jurisdiction, notwithstanding the exclusive jurisdiction requirement in Section 19.3. The arbitrators shall be instructed to state the reasons for their decisions, including findings of fact and law. The language of the arbitration will be English. The arbitrators shall be bound by the warranties, limitations of liability and other provisions of this Agreement. Except with respect to the provisions of this Agreement which provide for injunctive relief rights, such arbitration shall be a precondition to any application by either Party to any court of competent jurisdiction.

(c)
Selection and Qualification of Arbitrators. Within ten (10) days after delivery of written notice (“Notice of Dispute”) by one Party to the other in accordance with this Section, the Parties each shall use good faith efforts to mutually agree upon one (1) arbitrator. If the Parties are not able to agree upon one (1) arbitrator within such period of time, the Parties each shall within ten (10) days: (i) appoint one (1) arbitrator who has

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at no time ever represented or acted on behalf of either of the Parties, and is not otherwise affiliated with or interested in either of the Parties and (ii) deliver written notice of the identity of such arbitrator and a copy of his or her written acceptance of such appointment to the other Party. If either Party fails or refuses to appoint an arbitrator within such ten (10) day period, the single arbitrator appointed by the other Party shall decide alone the issues set out in the Notice of Dispute. Within ten (10) days after such appointment and notice, such arbitrators shall appoint a third neutral and independent arbitrator who at no time ever represented or acted on behalf of either of the Parties, and is not otherwise affiliated with or interested in either of the Parties. In the event that the two (2) arbitrators fail to appoint a third arbitrator within ten (10) days of the appointment of the second arbitrator, either arbitrator or either Party may apply for the appointment of a third arbitrator to the American Arbitration Association.

(d)
General. All arbitrators selected pursuant to this Section shall possess at least five (5) years of relevant experience in technology, finance and/or law applicable to the Services or similar services or transactions. Any such appointment shall be binding upon the Parties. The Parties shall use best efforts to set the arbitration within sixty (60) days after selection of the arbitrator or arbitrators, as applicable, but in no event shall the arbitration be set more than ninety (90) days after selection of the arbitrator or arbitrators, as applicable. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrator or arbitrators, as applicable. The decision or award of the arbitrator or the majority of the three arbitrators, as applicable, shall be rendered within fifteen (15) days after the conclusion of the hearing, shall be in writing, shall set forth the basis therefore, and shall be final, binding and non-appealable upon the Parties. Notwithstanding the exclusive jurisdiction requirement in Section 19.3, the decision or award of the arbitrator or the majority of the three arbitrators, as applicable, may be enforced and executed upon in any court or other body having jurisdiction over the Party against whom the enforcement of such decision or award is sought. Each Party shall bear its own arbitration costs and expenses and all other costs and expenses of the arbitration shall be divided equally between the Parties; provided, however, the arbitrator or arbitrators, as applicable, may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than such allocation between the Parties.

19.3	Jurisdiction.

Subject to Section 19.2, each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in Wilmington, Delaware, and each Party irrevocably submits to the sole and exclusive jurisdiction of the courts in Delaware in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party. Notwithstanding the foregoing, Hercules may seek injunctive or other equitable relief or seek to enforce a judgment in any court of competent jurisdiction.

19.4	Continued Performance.

(a)
General. Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided, that this provision shall not operate or be construed as extending the Term of this Agreement or prohibiting or delaying a Party’s exercise of any right it may have to terminate the Term as to all or any part of the Services. For purposes of clarification, Hercules Data may not be withheld by Supplier pending the resolution of any dispute.

(b)
Non-Interruption of Service. Supplier acknowledges and agrees that any interruption to the Service will cause irreparable harm to Hercules and/or the Eligible Recipients, in which case an adequate remedy at law would not be available. Supplier expressly acknowledges and agrees that, pending resolution of any dispute or controversy, it shall not deny, withdraw, or restrict Supplier’s provision of the Services to Hercules and/or the Eligible Recipients under this Agreement, except as specifically and expressly agreed in writing by Hercules and Supplier.

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19.5	Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

20	TERMINATION

(a)	By Hercules. If Supplier:

(i)	commits a material breach of its obligations with respect to Transition Services as provided in Section 4.2(f);

(ii)	commits a material breach of this Agreement, which breach is not cured within thirty (30) days after notice of the breach from Hercules;

(iii)	commits a material breach of this Agreement which is not capable of being cured within the period specified pursuant to Section 20.1(a)(ii);

(iv)
commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement and Suppler fails, within thirty (30) days after receiving notice of such breaches, to (A) cure all such breaches to the extent applicable, or (B) correct the underlying systemic cause(s), if any, of such breaches;

(v)	becomes liable for or incurs Service Level Credits under this Agreement that, in the aggregate, exceed fifty percent (50%) of the cumulative At Risk Amount during any rolling six (6) month period; or

(vi)	fails to perform in accordance with the Minimum Service Level for same Critical Service Level for three (3) consecutive months or during four (4) of any six (6) consecutive month period;

then Hercules may, by giving notice to Supplier, terminate the Term with respect to all or any part of the Services, in whole or in part, as of a date specified in the notice of termination, provided that, unless otherwise agreed, any termination rights under Section 20.1(a)(v) or (vi) must be exercised by Hercules within six (6) months of the happening of the last event giving rise to such termination rights, if such breach has been cured by Supplier. Supplier shall not be entitled to any Termination Charges in connection with such a termination for cause. If Hercules chooses to terminate this Agreement in part, the Charges payable under this Agreement will be adjusted in accordance with the pricing by charge component, as set forth in Schedule J, to reflect such partial termination. For avoidance of doubt, the Parties acknowledge and agree that a material breach under this Master Agreement or any Companion Agreement shall be deemed a material breach under this Master Agreement and all Companion Agreements for purposes of this provision.

The express acknowledgment that a certain amount of Service Level Credits or number of Service Level defaults constitutes grounds for termination under Section 20.1(a)(v) and (vi) does not imply that a lesser amount or number cannot constitute a material breach of this Agreement and therefore grounds for termination under other subsections, and no Party shall contend otherwise in any dispute or controversy between the Parties.

(b)	By Supplier. Supplier may only terminate the Term if:

(i)
Hercules fails to (A) pay Supplier undisputed Charges exceeding in the aggregate two (2) months of Monthly Base Charges by the specified due date, or (B) deposit disputed Charges into escrow as required under Section 12.4 and such undeposited amounts exceed in the aggregate two (2) months of Monthly Base Charges, and, in either event, Hercules fails to cure such default within thirty (30) days of notice from Supplier of its intention to terminate on this basis; or

(ii)	Hercules misappropriates Supplier’s Proprietary Information or intellectual property rights, such misappropriation causes (or is likely to cause) irreparable harm to Supplier’s business, and such

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misappropriation constitutes a material breach of this Agreement, but only if Hercules fails within thirty (30) days of notice from Supplier of its intention to terminate to establish reasonable safeguards to prevent the same or similar breaches from reoccurring in the future, and Supplier could not be reasonably compensated for such breach under Section 17.2 or 18.3 of the Agreement.

Supplier acknowledges and agrees that this Section 20.1(b) and Section 20.5 describes Supplier’s sole right to terminate this Agreement and Supplier hereby waives any other rights it may have to terminate this Agreement.

20.2	Termination for Convenience.

Hercules may terminate the Term with respect to all or any portion of the Services for convenience and without cause at any time. If Hercules elects to terminate all Services provided under this Master Agreement and all Companion Agreements on this basis, Hercules shall give Supplier at least six (6) months prior notice designating the termination date.  If Hercules elects to terminate less than all Services and/or less than all Companion Agreements, Hercules shall give Supplier at least ninety (90) days prior notice designating the termination date.  In either event, Hercules shall pay to Supplier a Termination Charge calculated in accordance with Schedule N. In the event that a purported termination for cause by Hercules under Section 20.1 is determined by a competent authority not to be properly a termination for cause, then such termination by Hercules shall be deemed to be a termination for convenience under this Section 20.2.

20.3	Termination Upon Supplier Change of Control.

In the event of a change in Control of Supplier (or that portion of Supplier providing all or any material of the Services under this Agreement) or the Entity that Controls Supplier (if any), where such control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of Supplier (or that portion of Supplier providing all or any material of the Services under this Agreement) are acquired by any entity, or Supplier (or that portion of Supplier providing all or any material of the Services under this Agreement) is merged with or into another entity to form a new entity, then at any time within twelve (12) months after the last to occur of such events, Hercules may at its option terminate the Term by giving Supplier at least ninety (90) days prior notice and designating a date upon which such termination shall be effective; provided, however, if such change in Control of Supplier involves a Direct Hercules Competitor, Hercules may terminate the Term by giving Supplier at least ten (10) days prior notice, and such Direct Hercules Competitor shall be prohibited from any contact with Hercules Data, Hercules Confidential Information and any and all other information about the Hercules account, including discussions with Supplier Personnel regarding specifics relating to the Services. Supplier shall not be entitled to any Termination Charges in connection with a termination on this basis.

20.4	Termination Upon Hercules Acquisition or Merger.

In the event that, in a single transaction or series of transactions, Hercules acquires or is acquired by any other Entity (by stock sale, asset sale or otherwise) or merges with any other Entity, then, at any time within twelve (12) months after the last to occur of such events, Hercules may at its option terminate the Term by giving Supplier at least ninety (90) days prior notice and designating a date upon which such termination shall be effective. If Hercules elects to terminate on this basis, Hercules shall pay a Termination Charge equal to seventy-five percent (75%) of the Termination Charge it would have been obligated to pay under Schedule N if it had terminated for convenience under Section 20.2.

20.5	Termination for Insolvency.

In the event that any Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it, (iii) passes a resolution for its voluntary liquidation, (iv) has a receiver or manager appointed over all or substantially all of its assets, (v) makes an assignment for the benefit of all or substantially all of its creditors, (vi) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations, (vii) fails or become incapable of paying its debts as they become due or is otherwise in default under material contracts and fails to promptly cure such defaults, or (vii)

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experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated, then the other Party may terminate this Agreement as of a date specified in a termination notice; provided, however, that Supplier will not have the right to exercise such termination under this Section so long as Hercules pays for the Services to be received hereunder in advance on a month-to-month basis. If any Party elects to terminate this Agreement due to the insolvency of the other Party, such termination will be deemed to be a termination for cause hereunder.

20.6	Hercules Rights Upon Supplier’s Bankruptcy.

(a)
General Rights. In the event of Supplier’s bankruptcy or other formal procedure referenced in Section 20.5 or of the filing of any petition under bankruptcy laws affecting the rights of Supplier which is not stayed or dismissed within thirty (30) days of filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, Hercules will have the immediate right to retain and take possession for safekeeping all Hercules Data, Hercules Confidential Information, Hercules licensed Third Party Software, Hercules owned Equipment, Hercules owned Materials, Hercules owned Developed Materials, and all other Software, Equipment, Systems or Materials to which Hercules and/or the Eligible Recipients are or would be entitled during the Term or upon the expiration or termination of this Agreement. Supplier shall cooperate fully with Hercules and the Eligible Recipients and assist Hercules and the Eligible Recipients in identifying and taking possession of the items listed in the preceding sentence. Hercules will have the right to hold such Hercules Data, Confidential Information, Software, Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to Hercules that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing. Supplier and Hercules agree that without this material provision, Hercules would not have entered into this Agreement or provided any right to the possession or use of Hercules Data, Hercules Confidential Information, or Hercules Software covered by this Agreement.

(b)
Hercules Rights in Event of Bankruptcy Rejection. Notwithstanding any other provision of this Agreement to the contrary, in the event that Supplier becomes a debtor under the United States Bankruptcy Code (11 U.S.C. §101 et. seq. or any similar Law in any other country (the “Bankruptcy Code”)) and rejects this Agreement pursuant to Section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”), (i) any and all of the licensee and sublicensee rights of Hercules and the Eligible Recipients arising under or otherwise set forth in this Agreement, including without limitation the rights of Hercules and/or the Eligible Recipients referred to in Section 14.6, shall be deemed fully retained by and vested in Hercules and/or the Eligible Recipients as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Supplier is the debtor; (ii) Hercules shall have all of the rights afforded to non-debtor licensees and sublicensees under Section 365(n) of the Bankruptcy Code; and (iii) to the extent any rights of Hercules and/or the Eligible Recipients under this Agreement which arise after the termination or expiration of this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by Hercules and/or the Eligible Recipients after any Bankruptcy Rejection as though this Agreement were terminated or expired. Hercules shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of Hercules referenced in Section 14.6.

20.7	Termination for Supplier Degraded Financial Condition.

If (i) Supplier has a substantial reduction in its long term credit rating as determined by Moody’s Investors Service or Standard & Poors, or (ii) Supplier receives a “going concern” explanation or qualification from its external auditor, then Hercules may, in its sole discretion, terminate this Agreement by giving Supplier at least ninety (90) days prior notice. If Hercules elects to terminate on this basis, Hercules shall pay a Termination Charge equal to fifty percent (50%) of the Termination Charge it would have been obligated to pay under Schedule N if it had terminated for convenience under Section 20.2.

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21	GENERAL

21.1	Binding Nature, Assignment.

(a)	Binding Nature. This Agreement will be binding on the Parties and their respective successors and permitted assigns.

(b)	Assignment. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, except in the following circumstances:

(i)
Hercules may assign its rights or obligations under this Agreement, without approval of Supplier, to an Affiliate which expressly assumes Hercules' obligations and responsibilities hereunder, provided Hercules remains fully liable for and is not relieved from the full performance of its obligations under this Agreement; and

(ii)
Hercules may assign its rights and obligations under this Agreement without the approval of Supplier to an Entity acquiring, directly or indirectly, Control of Hercules, an Entity into which Hercules is merged, or an Entity acquiring all or substantially all of Hercules' assets, provided the acquirer or surviving Entity agrees in writing to be bound by the terms and conditions of this Agreement.

(c)	Impermissible Assignment. Any attempted assignment that does not comply with the terms of this Section shall be null and void.

21.2	Entire Agreement; Amendment.

This Agreement, including any Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.

21.3	Notices.

(a)	Primary Notices. Any notice, notification, request, demand or determination provided by a Party pursuant to the following:

Section 4.3 (Termination Assistance Services);
Section 4.6(a) (Use of Third Parties - Right of Use);
Section 6.7 (Notice of Defaults);
Section 7.7 (Notice of Adverse Impact);
Section 11.5 (Extraordinary Events);
Section 13.1(d) (Loss of Confidential Information);
Section 16.1(d)(Cancellation, Expiration or Alteration of Insurance);
Sections 17.5 (Indemnification Procedures);
Section 17.6 (Indemnification Procedures - Government Claims);
Section 18.2 (Force Majeure);
Section 18.3(e) (Waiver of Liability Cap);
Section 19.1 (Informal Dispute Resolution);
Article 20 (Termination); and
Section 21.1 (Binding Nature, Assignment);

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid. Unless otherwise notified, the foregoing notices shall be delivered as follows:
In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Chief Information Officer

With a copy to:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: General Counsel

and

In the case of Supplier:

HCL America, Inc.
106 Allen Road
Basking Ridge, NJ 07920
Attention: R Srikrishna/ Sr. Vice President

With a copy to:

HCL America, Inc
330 Potrero Avenue,
Sunnyvale, California -94085
Attention: General Counsel

(b)
Other Notices. All notices, notifications, requests, demands or determinations required or provided pursuant to this Agreement, other than those specified in Section 21.3(a), may be sent in hard copy in the manner specified in Section 21.3(a), or by e-mail transmission (where receipt is acknowledged by the recipient) or facsimile transmission (with acknowledgment of receipt from the recipient’s facsimile machine) to the addresses set forth below:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Anne Schumann/Chief Information Officer
E-mail Address: aschumann@herc.com
Facsimile Number: 302-594-7200

and

In the case of Supplier:
HCL America, Inc.
106 Allen Road

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Basking Ridge, NJ 07920
Attention: R Srikrishna/ Sr. Vice President
E-mail Address: rsrikrishna@hcl.in
Facsimile Number: 908 604 0366

(c)
Service of Process. Notwithstanding the above, for the purpose of service of legal process and receipt of notice or pleadings in judicial proceedings before the federal or state courts of Delaware, as selected by the Parties under Section 19.2 of the Agreement, both Parties to this Agreement and all parties to all Companion Agreements irrevocably appoint the company below as their agent for service of process and receipt of such notice or notification, and further elect domicile at the address of said company in Delaware, as follows:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: General Counsel

With a copy to:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Chief Information Officer,

and

In the case of Supplier:

HCL America, Inc
330 Potrero Avenue,
Sunnyvale, California -94085
Attention: General Counsel

With a copy to:

HCL America, Inc.
106 Allen Road
Basking Ridge, NJ 07920
Attention: R Srikrishna/ Sr. Vice President

(d)
Notice of Change. A Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it shall become effective.

21.4	Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

21.5	Headings.

The article and section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.6	Relationship of Parties.

Supplier, in furnishing services to Hercules and the Eligible Recipients hereunder, is acting as an independent contractor, and Supplier has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier under this Agreement. The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose. Except as expressly provided in this Agreement, Supplier is not an agent of Hercules or the Eligible Recipients and has no right, power or authority, expressly or impliedly, to represent or bind Hercules or the Eligible Recipients as to any matters, except as expressly authorized in this Agreement.

21.7	Severability.

In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

21.8	Consents and Approval.

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

21.9	Waiver of Default; Cumulative Remedies.

(a)
Waiver of Default. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All waivers must be in writing and signed by the Party waiving its rights.

(b)
Cumulative Remedies. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. The election by a Party of any remedy provided for in this Agreement or otherwise available to such Party shall not preclude such Party from pursuing any other remedies available to such Party at law, in equity, by contract or otherwise.

21.10	Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect. Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.

21.11	Publicity.

Subject to Section 13.1(b)(iv), neither Party shall use the other Party’s name or mark or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release. Supplier shall not make any public statements about this Agreement, the Services or its relationship with Hercules and/or the Eligible Recipients without Hercules' prior

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approval unless required by applicable securities laws, provided that in no event Supplier shall disclose any Confidential Information of Hercules without complying with Section 13.1(b)(iv).

21.12	Service Marks.

Supplier agrees that it shall not, without Hercules' prior consent, use any of the names, service marks or trademarks of Hercules or the Eligible Recipients in any of its advertising or marketing materials.

21.13	Third Party Beneficiaries.

Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, Hercules and Supplier. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

21.14	Covenant Against Pledging.

To the extent Supplier assigns, transfers, pledges, hypothecates or otherwise encumbers its rights to receive payments from Hercules under this Agreement, Supplier shall continue to be Hercules' sole point of contact with respect to this Agreement, including with respect to payment. The person or Entity to which such rights are assigned, transferred, pledged, hypothecated or otherwise encumbered shall not be considered a third party beneficiary under this Agreement and shall not have any rights or causes of action against Hercules.

21.15 Order of Precedence.

In the event of a conflict, this Agreement shall take precedence over the Schedules attached hereto, and the Schedules shall take precedence over any attached Exhibits.

21.16 Hiring of Employees.

(a)
Solicitation and Hiring. Except as expressly set forth herein, during the Term and for a period of twelve (12) months thereafter, Supplier will not solicit for employment directly or indirectly, nor employ, any employees of Hercules or an Eligible Recipient or individual Hercules Third Party Contractors without the prior approval of Hercules. Except as expressly set forth herein in connection with the expiration or termination of this Agreement, during the Term and for a period of twelve (12) months thereafter, Hercules will not solicit for employment directly or indirectly, nor employ, any employee of Supplier involved in the performance of Supplier’s obligations under this Agreement without the prior consent of Supplier. In each case, the prohibition on solicitation and hiring shall extend one hundred eighty (180) days after the termination of the employee’s employment or, in the case of Supplier employees, the cessation of his or her involvement in the performance of Services under this Agreement. This provision shall not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association.

(b)
Publications. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements shall be deemed a breach of this Section 21.16, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this provision and/or the hiring party acts with knowledge of this hiring prohibition.

21.17 Further Assurances.

Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

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21.18 Liens.

Supplier shall not file, or by its action or inaction permit, any mechanics or materialman’s liens to be filed on or against property or realty of Hercules or any Eligible Recipient. In the event that any such liens arise as a result of Supplier’s action or inaction, Supplier shall obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole cost and expense within thirty (30) days.

21.19 Covenant of Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

21.20 Acknowledgment.

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

21.21 References.

Unless otherwise directed by Hercules, Supplier shall use Hercules as a reference for prospective Supplier customers interested in purchasing services that include the same or substantially similar services to the Services at least twice per calendar quarter. In conjunction with the foregoing, Hercules Relationship Manager (or equivalent level of Hercules management), shall serve as the contact point for such prospective Supplier customers and shall respond to such inquiries in a timely manner. Notwithstanding Section 13.3, Supplier acknowledges and agrees that Hercules Relationship Manager (or equivalent level of Hercules management) may freely discuss all aspects of Supplier's performance and Hercules' satisfaction with such performance with prospective Supplier customers. Supplier shall provide such prospective Supplier customers with appropriate Hercules contact information. The identity of such prospective Supplier customers and all information related thereto shall be considered Supplier Confidential Information.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

Hercules Incorporated	HCL Technologies Limited
By: __/s/ Craig Rogerson__________________________	By: ___/s/ Sanjeev Nikore_________________________
Title: _President & CEO__________________________	Title: _Corporate Vice President____________________
Date: _January 16, 2007__________________________	Date: _January 29, 2007___________________________

HCL America, Inc.
By:__R. Srikrishna_______________________________
Title: _Supvr. Sales, HCL Amer_____________________
Date:__January 29, 2007___________________________

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1	INTRODUCTION		1
	1.1	Performance and Management by Supplier	1
	1.2	Definitions	1
	1.3	Other Terms	1
2	CONTRACT DOCUMENTS		2
	2.1	Associated Contract Documents	2
3	TERM		3
	3.1	Initial Term	3
	3.2	Extension	3
4	SERVICES		3
	4.1	Overview	3
	4.2	Transition Services	4
	4.3	Termination Assistance Services	6
	4.4	New Services	11
	4.5	Billable Projects	12
	4.6	Right to In-Source or Use Third Parties; Cooperation	12
	4.7	Companion Agreements	14
5	REQUIRED CONSENTS		14
	5.1	Supplier Responsibility	14
	5.2	Financial Responsibility	15
	5.3	Contingent Arrangements	15
6	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES		15
	6.1	Service Facilities.	15
	6.2	Hercules Facilities.	16
	6.3	Supplier Facilities	18
	6.4	Software, Equipment and Third Party Contracts.	18
	6.5	Reserved	20
	6.6	Managed Third Parties	20
	6.7	Notice of Defaults	21
7	SERVICE LEVELS		21
	7.1	General	21
	7.2	Service Level Credits; Deliverable Credits	22
	7.3	Problem Analysis	22
	7.4	Continuous Improvement Reviews.	23
	7.5	Measurement and Monitoring	23
	7.6	Satisfaction Surveys.	23
	7.7	Notice of Adverse Impact	24
8	PROJECT PERSONNEL		24
	8.1	Key Supplier Personnel	24
	8.2	Supplier Account Manager and Supplier Delivery Manager	25
	8.3	Supplier Personnel Are Not Hercules Employees	26
	8.4	Replacement, Qualifications, and Retention of Supplier Personnel	26
	8.5	Staffing Plan: Restrictions on Changes in Supplier Staffing/Facilities	27
	8.6	Conduct of Supplier Personnel	27
	8.7	Substance Abuse	28
	8.8	Affected Employees	28
	8.9	EC Acquired Rights Directive.	28
9	SUPPLIER RESPONSIBILITIES		28
	9.1	Policy and Procedures Manual	28
	9.2	Reports	30
	9.3	Governance Model; Meetings	30
	9.4	Quality Assurance and Internal Controls	31
	9.5	Processes, Procedures, Architecture, Standards and Planning	32
	9.6	Change Control	33
	9.7	Software Currency.	34
	9.8	Maintenance	35
	9.9	Efficiency and Cost Effectiveness.	36
	9.10	Malicious Code	36
	9.11	Access to Specialized Supplier Skills and Resources	36
	9.12	Audit Rights.	37
	9.13	Subcontractors.	40
	9.14	Technology and Business Process Evolution	41
	9.15	Network Configuration Data	42
10	HERCULES RESPONSIBILITIES		43
	10.1	Responsibilities	43
	10.2	Savings Clause	43
11	CHARGES		43
	11.1	General.	43
	11.2	Pass-Through Expenses	45
	11.3	Reserved.	45
	11.4	Taxes	45
	11.5	Extraordinary Events	48
	11.6	Reserved	49
	11.7	Refundable Items	49
	11.8	Hercules Benchmarking Reviews	49
	11.9	Most Favored Customer	50
12	INVOICING AND PAYMENT		50
	12.1	Invoicing	50
	12.2	Payment Due.	51
	12.3	Set Off	51
	12.4	Disputed Charges	51
13	HERCULES DATA AND OTHER CONFIDENTIAL INFORMATION		52
	13.1	Confidential Information	52
	13.2	Hercules Data	54
	13.3	Personal Data	56
	13.4	File Access.	58
	13.5	Hercules Data -- Correction and Restoration	58
	13.6	Survival	58
14	OWNERSHIP OF MATERIALS		59
	14.1	Hercules Owned Materials	59
	14.2	Developed Materials	60
	14.3	Supplier Owned Materials	61
	14.4	Other Materials	62
	14.5	General Rights	62
	14.6	Hercules Rights Upon Expiration or Termination of Agreement	63
15	REPRESENTATIONS, WARRANTIES AND COVENANTS		65
	15.1	Work Standards	65
	15.2	Software	65
	15.3	Non-Infringement	65
	15.4	Authorization	66
	15.5	Inducements; Hercules Business Practices Policy	66
	15.6	Disabling Code	67
	15.7	Compliance with Laws.	67
	15.8	Interoperability	69
	15.9	Disclaimer	69
16	INSURANCE AND RISK OF LOSS		69
	16.1	Insurance.	69
	16.2	Risk of Loss.	71
17	INDEMNITIES		71
	17.1	Indemnity by Supplier	71
	17.2	Indemnity by Hercules	72
	17.3	Additional Indemnities	73
	17.4	Infringement	73
	17.5	Indemnification Procedures	74
	17.6	Indemnification Procedures - Governmental Claims	75
	17.7	Subrogation	75
18	LIABILITY		75
	18.1	General Intent	75
	18.2	Force Majeure	75
	18.3	Limitation of Liability	76
19	DISPUTE RESOLUTION		78
	19.1	Informal Dispute Resolution	78
	19.2	Arbitration	79
	19.3	Jurisdiction	80
	19.4	Continued Performance	80
	19.5	Governing Law	81
20	TERMINATION		81
	20.2	Termination for Convenience	82
	20.3	Termination Upon Supplier Change of Control	82
	20.4	Termination Upon Hercules Acquisition or Merger	82
	20.5	Termination for Insolvency	83
	20.6	Hercules Rights Upon Supplier’s Bankruptcy	83
	20.7	Termination for Supplier Degraded Financial Condition	84
21	GENERAL		84
	21.1	Binding Nature, Assignment	84
	21.2	Entire Agreement; Amendment	84
	21.3	Notices	84
	21.4	Counterparts	87
	21.5	Headings	87
	21.6	Relationship of Parties	87
	21.7	Severability	87
	21.8	Consents and Approval	87
	21.9	Waiver of Default; Cumulative Remedies	87
	21.10	Survival	88
	21.11	Publicity	88
	21.12	Service Marks	88
	21.13	Third Party Beneficiaries	88
	21.14	Covenant Against Pledging	88
	21.15	Order of Precedence	88
	21.16	Hiring of Employees	88
	21.17	Further Assurances	89
	21.18	Liens	89
	21.19	Covenant of Good Faith	89
	21.20	Acknowledgment	89
	21.21	References	89

End of TOC - Do not delete this paragraph!

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 Hercules

 Schedule A

 Glossary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule A

Glossary

This is Schedule A to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”).

The following terms, when used in the Agreement or any Schedule or Attachment to the Agreement, shall have the meanings specified below. Other terms have the meaning given them in the Agreement.

(1)
“Acceptance” means the determination, in Hercules’ reasonable discretion, following implementation, installation, testing and execution in the production environment for an agreed upon number of business cycles that Software, Equipment, Systems and/or other contract deliverables are in Compliance in all material respects with the Specifications. Unless otherwise stated in this Agreement or agreed by the Parties, Hercules shall provide Supplier a notice of its determination as to whether or not to Accept within ten (10) business days.

(2)
“Actual Uptime” means the measurement of time that the full functionality of a particular System, Application, Software, Equipment, Network or any other part of the Services is actually available during the Measurement Window, and such measurement will be calculated by subtracting Downtime from the Scheduled Uptime.

(3)
“Additional Resource Charge” or “ARC” is the charge per Resource Unit that is applicable whenever the actual consumption of a defined Resource Unit by Hercules and the Eligible Recipients exceeds the Resource Baseline for such Resource Unit set forth in Schedule J. The total additional charges will be calculated by multiplying the Additional Resource Charge by the number of Resource Units in excess of the Resource Baseline actually consumed by Hercules and the Eligible Recipients.

(4)	“Affiliate” means with respect to any Entity, any other Entity that is directly or indirectly Controls, is Controlled by or under common Control with such Entity at the time in question.

(5)	“Agreement” has the meaning given in the preamble to the Agreement.

(6)
“Allocation of Pool Percentage” means the portion of the Pool Percentage Available for Allocation that is specified for a Performance Category. The total of all Allocation of Pool Percentages shall not exceed the Pool Percentage Available for Allocation.

(7)
“Applications Software” or “Applications” means those software application programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) used to support day-to-day business operations and accomplish specific business objectives to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1. Applications Software shall include all such programs or programming in use or required to be used as of the Commencement Date, including those set forth in Schedule B, those as to which the license, maintenance or support costs are included in the Hercules Base Case, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Applications Software also shall include all such programs or programming developed and/or introduced by or for Hercules or the Eligible Recipients on or after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(8)
“At Risk Amount” means, for any month during the Term, an amount, expressed as a percentage of the Monthly Charges, which is the maximum amount that the Supplier will have at risk for Service Level Credits. The At Risk Amount shall be 10% of the Monthly Charges.

(9)
“Authorized User(s)” means, individually and collectively, the employees, business units, contractors, subcontractors, customers, agents, representatives, and joint ventures of Hercules and the Eligible Recipients (other than Supplier and its Subcontractors) designated by Hercules or an Eligible Recipient to receive or use the Systems or Services provided by Supplier.

(10)
“Availability” means the period of time during which a Service component is scheduled to be available during the Measurement Window divided by the period of time such component is actually available during such Measurement Window; provided that for such calculation shall not include periods of downtime that is the result of scheduled maintenance (for example, preventive maintenance, system upgrades, etc.), provided that such maintenance is performed during defined maintenance windows or during a time period mutually agreed by the Parties and scheduled to minimize impact to Hercules' business, and provided further that Supplier maintains Availability during such periods to the extent reasonably practicable.

(11)	“Baseline Project FTE Hours” has the meaning given in Section 3 of Schedule J.

(12)	“Benchmark Standard” has the meaning given in Section 11.8(c) of the Agreement.

(13)	“Benchmarker” has the meaning given in Section 11.8(a) of the Agreement.

(14)	“Benchmarking” has the meaning given in Section 11.8(a) of the Agreement.

(15)	“Charges” means the amounts set forth in Article 11 and Schedule J (or otherwise set forth in the Agreement) as charges due to the Supplier in return for providing the Services.

(16)	“Change Control Procedures” has the meaning given in Section 9.6(a) of the Agreement.

(17)
“Commencement Date” means May 1, 2007, or such other date as the Parties may agree upon in writing as the date on which Supplier shall assume full responsibility for the Services identified in the Agreement.

(18)
“Compliance” and “Comply” means, with respect to outsourced business process(es), Software, Equipment, Systems or other contract deliverables to be implemented, designed, developed, delivered, integrated, installed and/or tested by Supplier, in compliance in all material respects with the Specifications.

(19)	“Confidential Information” has the meaning given in Section 13.1(a) of the Agreement.

(20)	“Contract Changes” has the meaning given in Section 11.1(e) of the Agreement.

(21)
“Contract Year” means, for the first Contract Year, a period commencing on the Commencement Date and ending on December 31, 2007 and, for each ensuing Contract Year, a twelve (12) month period commencing on January 1 and ending on December 31. If any Contract Year is less than twelve (12) months, the rights and obligations under this Agreement that are calculated on a Contract Year basis will be proportionately adjusted for such shorter period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(22)
“Control” and its derivatives means: (a) the legal, beneficial, or equitable ownership, directly or indirectly, of (i) at least fifty percent (50%) of the aggregate of all voting equity interests in an Entity, or (ii) equity interests having the right to at least fifty percent (50%) of the profits of an Entity or, in the event of dissolution, to at least fifty percent (50%) of the assets of an Entity; (b) the right to appoint, directly or indirectly, a majority of the board of directors; (c) the right to control, directly or indirectly, the management or direction of the Entity by contract or corporate governance document; or (d) in the case of a partnership, the holding by an Entity (or one of its Affiliates) of the position of sole general partner.

(23)
“Critical Deliverables” means those deliverables performed on a one-time or periodic basis, for which a Deliverable Credit may be payable in accordance with Schedule G and described in Attachment G.1 or Schedule H. Critical Deliverables are not Critical Service Levels.

(24)
“Critical Service Levels” means those Service Levels established under Schedule G for which a Service Level Credit may be payable. Critical Service Levels are identified and defined in Attachment G.1. Each Critical Service Level has an Expected Service Level and a Minimum Service Level associated with it unless otherwise specified. It is the intent of the Parties that all Critical Service Levels shall be quantifiable, measurable and objective.

(25)	“Deliverable Credits” means the monetary amount(s) that Supplier shall pay to Hercules (or apply against monthly Charges) in the event of a failure to achieve a Critical Deliverable.

(26)
“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion, or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable Law, but excluding the preexisting work.

(27)
“Developed Materials” means any Materials (including Software), or any modifications, enhancements or Derivative Works thereof, developed by or on behalf of Supplier for Hercules or the Eligible Recipients in connection with or as part of the Services.

(28)
“Development Tools” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are used in the development, testing, deployment and maintenance of Applications to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1. Development Tools shall include all such products in use or required to be used as of the Commencement Date, including those set forth in Schedule B, those as to which the license, maintenance or support costs are included in the Hercules Base Case, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Development Tools also shall include all such products selected and/or developed by or for Hercules or the Eligible Recipients on or after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1.

(29)
“Direct Hercules Competitor” means the Entities identified in Schedule P, as well as their Affiliates, successors and assigns to the extent such Affiliates, successors or assigns are in the same or similar industry as Hercules, as such list of Entities may be modified by Hercules from time to time by providing Suppler reasonable advance notice before such change is effective.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(30)
 “Downtime” means the time that the full functionality of a particular System, Application, Software, Equipment, Network or any other part of the Services is not available during the Measurement Window.

(31)	“Earnback” means the methodology used to determine the potential return of a Service Level Credit as described in Section 6 of Schedule G.

(32)	“Effective Date” has the meaning given in the preamble to the Agreement.

(33)	“Eligible Recipients” means, collectively, and to the extent such Entity is receiving Services under this Agreement, the following:

(a)	Hercules;

(b)	any Entity that is an Affiliate of Hercules on the Commencement Date, or thereafter becomes an Affiliate of Hercules;

(c)
any Entity that purchases after the Commencement Date from Hercules or any Affiliate of Hercules, all or substantially all of the assets of Hercules or such Affiliate, or of any division, marketing unit, business unit, administrative unit, or manufacturing, research or development facility thereof, provided that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(d)
any Entity that after the Commencement Date is created using assets of Hercules or any Affiliate of Hercules, provided that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(e)
any Entity into which Hercules or any Affiliate of Hercules merges or consolidates, provided that such Entity has assumed Hercules’ obligations under this Agreement, and provided further that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(f)	any Entity which merges into or consolidates with Hercules or any Affiliate of Hercules;

(g)
any Entity or facility, including any corporation, joint venture, partnership or manufacturing, research or development facility, in which on or after the Commencement Date, Hercules or any Affiliate of Hercules has an ownership interest and/or as to which Hercules or such Affiliate has management or operational responsibility by law or contract;

(h)	intentionally blank;

(i)
any customer of an Eligible Recipient identified in clauses (a) through (h) above, or an Entity to which such an Eligible Recipient is a subcontractor, but only in connection with the provision of products or services by such Eligible Recipient to such customer;

(j)
any person or Entity engaged in the provision of products or services to Hercules or an Eligible Recipient identified in clauses (a) through (h) above, but only in connection with the provision of such products or services to Hercules or such Eligible Recipient; and

(k)	other entities to which the Parties agree.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(34)	“Entity” means a corporation, partnership, joint venture, trust, limited liability company, limited liability partnership, association or other organization or entity.

(35)
“Equipment” means all computing, networking, communications and related computing equipment (hardware and firmware) procured, provided, operated, supported, or used by Hercules, Supplier or Authorized Users in connection with the Services, including (i) mainframe, midrange, server and distributed computing equipment and associated attachments, features, accessories, peripheral devices, and cabling, (ii) personal computers, laptop computers, terminals, workstations and associated attachments, features, accessories, printers, multi-functional printers, peripheral devices, and cabling, and (iii) voice, data, video and wireless telecommunications and network and monitoring equipment and associated attachments, features, accessories, cell phones, peripheral devices, and cabling.

(36)	“Expected Service Level” means the level of performance designated as such for a Service Level, as set forth in Attachment G.1, below which an Expected Service Level Default shall be deemed to occur.

(37)
“Expected Service Level Default” means the Supplier's level of performance for a particular Service Level fails to meet the applicable Expected Service Level (but does not fail to meet the applicable Minimum Service Level) as specified in Attachment G.1, and has already failed to meet such Expected Service Level two or more months in any rolling twelve (12) month period.

(38)	“Extraordinary Event” has the meaning given in Section 11.5(a) of the Agreement.

(39)
 “Full Time Equivalent” or “FTE” means a level of effort, excluding vacation, holidays, training, administrative and other non-productive time (but including a reasonable amount of additional work outside normal business hours), equivalent to that which would be provided by one person working full time for one year. Unless otherwise agreed, one FTE is assumed to be at least 2080 productive hours per Contract Year. Without Hercules’ prior written approval, one (1) dedicated individual’s total work effort cannot amount to more than one FTE.

(40)
“Functional Service Area” means each of the substantive areas of Services in which Supplier shall provide Services((i) global data center operations, SAP basis, and SAP security, (iii) Tier II Services, (iv) messaging, (v) network services / non-SAP security, (vii) help desk / service desk) as more thoroughly described in Schedules E and J.

(41)	“Hercules Base Case” means the summary financial base case attached hereto as Schedule K, as well as the detailed financial and budget information underlying such summary base case.

(42)
“Hercules Data” means any data or information of Hercules, an Eligible Recipient or an Authorized User that is provided to or obtained by Supplier in connection with the negotiation and execution of this Agreement or the performance of Supplier’s obligations under this Agreement, including data and information with respect to the businesses, customer, operations, facilities, products, rates, regulatory compliance, competitors, consumer markets, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances of Hercules, any Eligible Recipient or an Authorized User. Hercules Data also means any data or information (i) created, generated, collected or processed by Supplier in the performance of its obligations under this Agreement, including data processing input and output, service level measurements, asset information, Reports, third party service and product agreements, contract charges, and Retained Expense and Pass-Through Expenses or (ii) that resides in or is accessed through Software, Equipment or Systems provided, operated, supported, or used by Supplier in connection with the Services, as well as information derived from this data and information.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(43)	“Hercules Facilities” means the facilities listed in Schedule O.1 that are provided by Hercules or the Eligible Recipient for the use of Supplier to the extent necessary to provide the Services.

(44)	“Hercules Owned Materials” has the meaning given in Section 14.1 of the Agreement.

(45)
“Hercules Owned Software” means Software owned by Hercules, a Hercules Affiliate or an Eligible Recipient and used, operated, maintained or supported by or on behalf of Supplier under or in connection with this Agreement.

(46)	“Hercules Personal Data” or “Personal Data” means that portion of Hercules Data that is subject to any Privacy Laws.

(47)
“Hercules Personnel” means the employees, agents, contractors or representatives of Hercules or its Affiliates or Eligible Recipients who performed any of the Services to be provided by Supplier during the twelve (12) months preceding the Commencement Date.

(48)	“Hercules Relationship Manager” has the meaning given in Section 10.1 of the Agreement.

(49)	“Hercules Rules” has the meaning given in Section 6.2(e) of the Agreement.

(50)	“Hercules Standards” has the meaning given in Section 9.5(a) of the Agreement.

(51)	“Hercules Third Party Contractors” has the meaning given in Section 4.6.

(52)
“Income Tax” means any tax on or measured by the net income of a Party (including taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income), or tax which is in the nature of an excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax or franchise tax for the privilege of doing business.

(53)	“Key Measurements” means those Service Levels for which no Service Level Credit is payable, but which are meaningful to Hercules’ business, and are described in Attachment G.1.

(54)	“Key Supplier Personnel” means the Supplier Personnel filling the positions designated in Schedule C.1 as Key Supplier Personnel.

(55)
“Laws” means all federal, state, provincial, regional, territorial, local and other laws, statutes, ordinances, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof, in any jurisdiction in which the Services are provided or received, including the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board. The definition of Laws shall include Privacy Laws. For purposes of this Agreement, Laws also shall include all generally accepted accounting principles (“GAAP”), as such principles and standards may be modified during the Term by the Public Company Accounting Oversight Board or other applicable authorities.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(56)
“Level 1 Support” means support that is provided as the entry point for inquiries or problem reports from Authorized Users. If Level 1 Support cannot resolve the inquiry or problem, the inquiry or problem is directed to the appropriate Level 2 Support or third party for resolution.

(57)
“Level 2 Support” means support that serves as a consolidation point for inquiries and problems between Level 1 and Level 3 Support. For example, Level 2 Support might exist in a computer operations or a distribution/mail out center. If Level 2 Support cannot resolve the inquiry or problem, the inquiry or problem is directed to the appropriate Level 3 Support or third party for resolution. Inquiries or problems to this level are usually reported by Level 1 Support personnel, but may be initiated directly by Authorized Users or the Supplier, as approved by Hercules.

(58)
“Level 3 Support” means support that is provided by the personnel or third party that is most knowledgeable and experienced about the underlying inquiry, problem or question and is utilized when efforts to resolve the problem or question by Level 1 and Level 2 Support have failed or are bypassed. Inquiries or problems to this level are usually reported by Level 1 or Level 2 Support personnel, but may be initiated directly by Authorized Users or the Supplier, as approved by Hercules.

(59)
“Losses” means all losses, liabilities, damages, fines, penalties, interest and claims (including taxes), and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, experts, and settlement) to the extent recoverable under Section 18.3 of the Agreement.

(60)
“Major Release” means a new version of Software that includes changes to the architecture and/or adds new features and functionality in addition to the original functional characteristics of the preceding Software release. These releases are usually identified by full integer changes in the numbering, such as from “7.0” to “8.0,” but may be identified by the industry as a major release without the accompanying integer change.

(61)
“Malicious Code” means (i) any code, program, or sub-program whose knowing or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or interfere with the operation of the Software, code, program, or sub-program, itself, or (ii) any device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code.

(62)
 “Managed Third Parties” means the Hercules Third Party Contractors listed on Schedule D.2 and any substitute or replacement third party contractors reasonably designated by Hercules, and shall include Fully Managed Third Parties and General Managed Third Parties, as defined in Section 6.6.

(63)
“Management Tools” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are used by Supplier to deliver and manage the Services. Management Tools shall include all such products in use or required to be used as of the Commencement Date, including those set forth in Schedule B, those as to which the license, maintenance or support costs are included in the Hercules Base Case, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Management Tools also shall include all such products selected and/or developed by or for Hercules, the Eligible Recipients or Supplier on or after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(64)
“Materials” means, collectively, Software, literary works, other works of authorship, specifications, designs, analyses, processes, methodologies, concepts, inventions, know-how, programs, program listings, programming tools, documentation, user materials, reports, drawings, databases, spreadsheets, machine-readable text and files, financial models and work product, whether tangible or intangible.

(65)	“Measurement Window” means the time during, or frequency by, which a Service Level shall be measured. The Measurement Window will exclude Hercules approved scheduled maintenance.

(66)	“Minimum Service Level Default” means the Supplier's level of performance for a particular Service Level fails to meet the applicable Minimum Service Level at any time.

(67)
“Minimum Service Level(s)” means the minimum level of performance set forth in Attachment G.1 below (i.e., worse from the perspective of Hercules) which a Minimum Service Level Default shall be deemed to occur, with respect to each Critical Service Level and Key Measurement.

(68)
“Minor Release” means a scheduled release containing small functionality updates and/or accumulated resolutions to defects or non-conformances made available since the immediately preceding release (whether Major Release or Minor Release). Minor Releases shall include “Maintenance Releases” which are supplemental to and made available between Major Releases and other Minor Releases, issued and provided under specific vendor service level or maintenance obligations and contain only accumulated resolutions or mandated changes. These releases are usually identified by a change in the decimal numbering of a release, such as “7.12” to “7.13.”

(69)
“Monthly Base Charge” means the Supplier Charges for Services associated with a specific Functional Services Area for a given month at the number of Resource Units included within the Resource Baseline(s) for the applicable month.

(70)	“New Advances” has the meaning given in Section 9.14(e) of the Agreement.

(71)
“New Services” means new services that are materially different than the existing Services or significant changes to the existing Services that are requested by Hercules, and that require materially different levels of effort, resources or expense from Supplier for which there is no current Resource Baseline or charging methodology.

(72)
“Out-of-Pocket Expenses” means reasonable, demonstrable and actual out-of-pocket expenses due and payable to a third party by Supplier that are approved in advance by Hercules and for which Supplier is entitled to be reimbursed by Hercules under this Agreement. Out-of-Pocket Expenses shall not include Supplier’s overhead costs (or allocations thereof), general and/or administrative expenses or other mark-ups. Out-of-Pocket Expenses shall be calculated at Supplier’s actual incremental expense and shall be net of all rebates and allowances.

(73)	“Party” or “Parties” means Hercules and Supplier.

(74)
“Pass-Through Expenses” means the expenses, if any, listed in Schedule J, as such list may be amended by Hercules from time to time, for which Hercules has agreed in advance to be financially responsible, in accordance with Section 11.2 of this Agreement, following processing and review of the third party invoice by Supplier. Supplier shall not charge any handling or administrative charge in connection with its processing or review of such invoices.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(75)	“Performance Category” means a grouping of Service Levels as set forth in Schedule G. Critical Deliverables do not constitute a Performance Category.

(76)	“Policy and Procedures Manual” has the meaning given in Section 9.1(a) of the Agreement.

(77)
“Pool Percentage Available for Allocation” means the total amount that may be allocated for Service Level Credits among the Critical Service Levels. The Pool Percentage Available for Allocation shall be 300% of the At Risk Amount.

(78)
“Privacy Laws” means Laws relating to data privacy, trans-border data flow or data protection (e.g., the implementing legislation and regulations of the European Union member states under the European Union Directive 95/46/EC), including, subject to Section 15.7, any rules, regulations, directives, principles and policies of Hercules or an Eligible Recipient or any self-regulatory organizations to which Hercules or an Eligible Recipient belongs.

(79)	“Projects” has the meaning given in Section 4.5(a) of the Agreement.

(80)
“Quality Assurance” means the actions, planned and performed, to provide confidence that all business processes, Systems, Equipment, Software and components that influence the quality of the Services are working as expected individually and collectively.

(81)
“Reduced Resource Credit” or “RRC” means the credit per Resource Unit that is applicable whenever the actual consumption of a defined Resource Unit by the Eligible Recipients falls below the Resource Baseline for utilization of such Resource Unit set forth in Schedule J. The total credit will be calculated by multiplying the Reduced Resource Credit by the number of Resource Units below the Resource Baseline actually consumed by the Eligible Recipients.

(82)
“Recoverable Taxes” means any tax on goods or services where the payer of the tax is able to claim a credit for that tax from a Tax Authority, and includes Goods and Services Taxes, Harmonized Sales Taxes, Value Added Taxes and other similar taxes.

(83)	“Reports” has the meaning set forth in Section 9.2(a) of the Agreement.

(84)
“Required Consents” means the consents (if any) required to be obtained: (i) to assign or transfer to Supplier Hercules licensed Third Party Software, Third Party Contracts or Acquired Assets (including related warranties); (ii) to grant Supplier the right to use and/or access the Hercules licensed Third Party Software in connection with providing the Services; (iii) to grant Hercules and the Eligible Recipients the right to use and/or access the Supplier Owned Software, Third Party Software and Equipment acquired, operated, supported or used by Supplier in connection with providing the Services; (iv) to assign or transfer to Hercules, the Eligible Recipients or their designee(s) any Developed Materials, (v) to assign or transfer to Hercules, the Eligible Recipients or their designee(s) Supplier Owned Software, Third Party Software, Third Party Contracts, Equipment leases or other rights following the Term to the extent provided in this Agreement; and (vi) all other consents required from third parties in connection with Supplier’s provision of the Services or performance of its obligations hereunder.

(85)
“Resource Baselines” means the estimated number of Resource Units to be required and/or consumed by Hercules and the Eligible Recipients during a defined period of time and included in the Monthly Base Charges. The Resource Baselines as of the Commencement Date are set forth in Schedule J.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(86)
“Resource Unit” or “RU” means a measurable device, unit of consumption, staffing level, or other resource that is associated with the Services, as described in Schedule J, that is measured to determine Hercules’ and the Eligible Recipients’ actual utilization of such resource compared to the applicable Resource Baseline for purposes of calculating Additional Resource Charges and Reduced Resource Credits as described in Schedule J.

(87)
“Retained Systems and Business Processes” means those systems and business processes of Hercules or an Eligible Recipient for which Supplier has not assumed responsibility under this Agreement (including those provided, managed, operated, supported and/or used on their behalf by Hercules Third Party Contractors). Retained Systems and Business Processes include equipment and software associated with such systems and business processes.

(88)
“Root Cause Analysis” means the formal process to be used by Supplier to diagnose the underlying cause of problems at the lowest reasonable level so that corrective action can be taken that will eliminate repeat failures. Supplier shall implement a Root Cause Analysis as specified in Section 7.3 or as requested by Hercules.

(89)
“Scheduled Uptime” means that period of time (days of the week and hours per day) during which a particular System, Application, Software, Equipment, Network or any other part of the Services is expected to be available during the Measurement Window.

(90)
“Service Level Credit Allocation Percentage” means, for a particular Critical Service Level, the portion of Allocation of Pool Percentage allocated to a Critical Service Level within a Performance Category and used to calculate the Service Level Credit payable to Hercules in the event of a Service Level Default in such Critical Service Level. In no event shall the sum of all Service Level Credit Allocation Percentages in any Performance Category exceed one hundred percent (100%), unless otherwise set forth in Schedule G.1 as of the Effective Date.

(91)	“Service Level Credits” has the meaning given in Section 7.2 of the Agreement and Schedule G.

(92)	“Service Level Default” means a Minimum Service Level Default or an Expected Service Level Default.

(93)	“Service Level(s)” means, individually and collectively, the quantitative performance standards for the Services set forth in Schedule G.

(94)
“Service Taxes” means all sales, service, value-added, use, excise and other similar taxes that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by Hercules or an Eligible Recipient from Supplier, excluding Recoverable Taxes and Income Taxes.

(95)
“Services” means, collectively: (i) the services, functions and responsibilities described in Article 4 and elsewhere in this Agreement (including Transition Services, Transformation Services and Termination Assistance Services) as they may be supplemented, enhanced, modified or replaced during the Term in accordance with this Agreement; and (ii) ongoing Projects and new Projects, upon Hercules’ acceptance of Supplier’s proposals for such Projects in accordance with Section 4.5 and the other provisions of this Agreement; and (iii) any New Services, upon Hercules’ acceptance of Supplier’s proposal for such New Services in accordance with Section 4.4 and the other provisions of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(96)
“Software” means all software programs and programming for which a Party is financially or operationally responsible under Schedule E or Schedule J.1 (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto), including Applications, Development Tools, Management Tools, and Systems Software.

(97)	“Specialized Services” has the meaning given in Section 9.11 of the Agreement.

(98)
“Specifications” means, with respect to business processes, Software, Equipment, Systems or other contract deliverables to be designed, developed, delivered, integrated, installed and/or tested by Supplier, the technical, design and/or functional specifications set forth in Schedule E or H, in third party vendor documentation, in a New Services or Project description requested and/or approved by Hercules, or otherwise agreed upon in writing by the Parties.

(99)
“Strategic Plan” means the plans that may be periodically developed by Hercules that set forth Hercules’ key business objectives and requirements and outline its strategies for achieving such objectives and requirements. Hercules may revise the Strategic Plan from time to time. The Strategic Plan is likely to include both annual and multi-year strategies, objectives and requirements.

(100)
“Subcontractors” means subcontractors (of any tier) of Supplier, including Shared Subcontractors (as defined in Section 9.13(c)). The initial list of Subcontractors is set forth on Schedule D.1, each of which has been approved by Hercules to the extent such approval is required and described thereon. Schedule D may be amended during the Term in accordance with Section 9.13.

(101)
“Supplier Account Manager” has the meaning given in Section 8.2 of the Agreement and shall describe the Supplier representative responsible for both the day to day relationship with Hercules as well as the delivery of all Services to Hercules.

(102)
“Supplier Facilities” means, individually and collectively, the facilities owned or leased by Supplier (or its Affiliates or Subcontractors) from which Supplier (or its Affiliates or Subcontractors) provides any Services. Supplier Facilities are listed on Schedule O.2 of the Agreement.

(103)	“Supplier Owned Materials” has the meaning given in Section 14.3(a) of the Agreement.

(104)	“Supplier Owned Software” means any Software owned by Supplier and used to provide the Services.

(105)	“Supplier Personnel” means those employees, representatives, contractors, subcontractors and agents of Supplier, Subcontractors and Supplier Affiliates who perform any Services under this Agreement.

(106)
“System” means an interconnected grouping of manual or electronic processes, including Equipment, Software and associated attachments, features, accessories, peripherals and cabling, and all additions, modifications, substitutions, Upgrades or enhancements to such System, to the extent a Party has financial or operational responsibility for such System or System components under Schedule E. System shall include all Systems in use or required to be used as of the Commencement Date, all additions, modifications, substitutions, Upgrades or enhancements to such Systems and all Systems installed or developed by or for Hercules, the Eligible Recipients or Supplier following the Commencement Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(107)
“Systems Software” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that perform tasks basic to the functioning of the Equipment and are required to operate the Applications Software or otherwise support the provision of Services by Supplier, including operating systems, systems utilities, data security software, compilers, performance monitoring and testing tools and database managers, to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1. Systems Software shall include all such programs or programming in use or required to be used as of the Commencement Date, including those set forth in Schedule B, those as to which the license, maintenance or support costs are included in the Hercules Base Case, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Systems Software also shall include all such programs or programming developed and/or introduced by or for Hercules, the Eligible Recipients or Supplier after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1.

(108)	“Tax Authority” means any federal, state, provincial, regional, territorial, local or other fiscal, revenue, customs or excise authority, body or official competent to impose, collect or asses tax.

(109)
“Technology and Business Process Evolution” means any improvement, upgrade, addition, modification, replacement, or enhancement to the standards, policies, practices, processes, procedures, methods, controls, scripts, product information, technologies, architectures, standards, Applications, Equipment, Software, Systems, tools, products, transport systems, interfaces and personnel skills associated with the performance of the in-scope information technology process products and services in line with the generally accepted practices of leading providers of such products and services. Supplier’s obligations with respect to Technology and Business Process Evolution apply not only to the Services performed by Supplier, but also to its support of related information technology and business processes and functions performed by or for Hercules and the Eligible Recipients. Technology and Business Process Evolution includes: (i) higher capacity, further scaling and commercializing of business processes, more efficient and scalable business processes, new versions and types of applications and systems/network software, new business or IT processes, and new types of hardware and communications equipment that will enable Supplier to perform the Services more efficiently and effectively as well as enable Hercules and the Eligible Recipients to meet and support their business requirements and strategies and (ii) any change to the Equipment, Software or methodologies used to provide the Services that is necessary to bring that function, Equipment or Software or those methodologies into line with the Hercules Standards and/or current industry standards.

(110)	“Technology and Business Process Plan” has the meaning given in Section 9.5(d) of the Agreement.

(111)	“Term” has the meaning given in Article 3.

(112)
“Termination Assistance Services” means the termination/expiration assistance requested by Hercules to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to Hercules or its designee, as such assistance is further described in Section 4.4 and Schedule I.

(113)	“Termination Charge” means the termination charges payable by Hercules upon termination pursuant to Section 20.2 of the Agreement, as set forth in Schedule N.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(114)
“Third Party Contracts” means all agreements between third parties and Hercules, an Eligible Recipient or Supplier (or Supplier’s Subcontractors or Affiliates) that have been or will be used to provide the Services to the extent a Party has financial or operational responsibility for such contracts under Schedule E or Schedule J.1. Third Party Contracts shall include all such agreements in effect as of the Commencement Date, those as to which the costs are included in the Hercules Base Case, and those as to which Supplier received reasonable notice and/or reasonable access prior to the Commencement Date. Third Party Contracts also shall include those third party agreements entered into by or for Hercules, an Eligible Recipient or Supplier (or Supplier’s Subcontractors or Affiliates) after the Commencement Date to the extent a Party has financial or operational responsibility for such Third Party Contracts under Schedule E or Schedule J.1.

(115)
“Third Party Materials” means intellectual property, Third Party Software or other Materials that are owned by third parties and provided under license to Supplier (or its Affiliates or Subcontractors) or Hercules (or the Eligible Recipients) and that have been or will be used to provide or receive the Services.

(116)
“Third Party Software” means all Software products (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are provided under license or lease to Supplier or Hercules or an Eligible Recipient that have been or will be used to provide or receive the Services to the extent a Party has financial or operational responsibility for such Software products under Schedule E or Schedule J.1. Third Party Software shall include all such programs or programming in use or required to be used as of the Commencement Date, including those set forth in Schedule B, those as to which the license, maintenance or support costs are included in the Hercules Base Case, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Third Party Software also shall include all such programs or programming licensed and/or leased after the Commencement Date to the extent a Party has financial or operational responsibility for such Third Party Software under Schedule E or Schedule J.1.

(117)	“Transition Milestone” has the meaning given in Section 4.2(b) of the Agreement.

(118)
“Transition Period” means the period that commences on the Effective Date and expires 11:59:59 p.m., Eastern Time, on the date specified for the completion of the Transition Services as specified in the Transition Plan, unless expressly extended in writing by Hercules.

(119)	“Transition Plan” means the outline set forth in Schedule H and the detailed plan developed pursuant to Section 4.2 of the Agreement.

(120)	“Transition Services” means the services, functions and responsibilities described in Section 4.2 of the Agreement and the Transition Plan to be performed by Supplier during the Transition Period.

(121)
“Upgrade” and its derivatives means the updates, renovations, enhancements, additions and/or new versions or releases of Software or Equipment by Supplier. Unless otherwise agreed, financial responsibility for the costs, fees and expenses associated with an Upgrade of Software or Equipment shall be allocated between the Parties in accordance with Section 6.4 and Schedule J.

(122)
“Yearly Performance Weighted Average” means, with respect to each Critical Service Level for which there was a Service Level Default during the preceding Contract Year, the average of the Supplier’s average monthly performances in the Critical Service Level during the preceding Contract Year.

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Hercules

Schedule B

Software

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Schedule B

Software

This is Schedule B to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Certain Hercules Provided Software:

Citrix
Oracle
Windows 2000 and 2003
MS Office
SAP
Lotus Notes
Telaert
HP OV
MOM
Remedy
MS SMS
Dell Open Manager
HP NNM
Whatsup Gold
Bindview
PGP
Navisphere
Maestro
Oracle Enterprise Management
Object Manager
Visual Networks
Lotus Notes Administrator
VM Center

Other Software to be identified during the Transition Period and inventoried in a database or spreadsheet. The Parties acknowledge and agree that this list is not all inclusive.

Supplier Provided Software:

myDashboard

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Hercules

Schedule C

Key Supplier Personnel

and

Competitive Restrictions

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SCHEDULE C.1

KEY SUPPLIER PERSONNEL

This is Schedule C.1 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 8.1 of the Agreement, the following positions shall be held by Key Supplier Personnel and the Key Supplier Personnel listed for each such position are approved as of the Effective Date.

Position	Name of Key Supplier Personnel	Committed Period	Location
Supplier Relationship Manager**	Vijay Verma	12 Months	U.S.
Supplier Account Manager	*	18 Months	U.S.
Service Delivery Manager	*	18 Months	India
Track Lead - Unix	*	18 Months	India
Track Lead - Wintel	*	18 Months	India
Track Lead - DC Ops	*	18 Months	India
Track Lead SAP Basis	*	18 Months	India
Track Lead Tier II Services	*	18 Months	India
Track Lead Helpdesk & End User Computing	*	18 Months	India
Track Lead Security	*	18 Months	India
Track Lead Architect	*	18 Months	India
Program Manager	*	18 Months	Delaware

Several of the track lead positions above may be performed by a single Supplier Personnel, but no one individual may perform more than three (3) positions above.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

* The Key Supplier Personnel names will be provided within 30 days of the Effective Date.

** Part-time as needed

SCHEDULE C.2

COMPETITIVE RESTRICTIONS

This is Schedule C.2 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

As of the Effective Date, the following positions are subject to the restrictions described in Section 8.4(d):

Position
All positions relating to Key Supplier Personnel

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Hercules

Schedule D

Subcontractors

and

Managed Third Parties

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SCHEDULE D.1

SUBCONTRACTORS

This is Schedule D.1 to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). Unless otherwise expressly defined herein, the capitalized terms used herein shall have the meaning assigned to them in the Agreement.

The Supplier may utilize the following Subcontractors to perform the services described below in accordance with Section 9.13 of the Agreement:

Subcontractor	Functional Service Area	Description/Scope of Services	Location
None

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SCHEDULE D.2

MANAGED THIRD PARTIES

This is Schedule D.2 to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). Unless otherwise expressly defined herein, the capitalized terms used herein shall have the meaning assigned to them in the Agreement.

Fully Managed Third Parties
None, as of the Effective Date
Generally Managed Third Parties
Telecommunications providers, including Sprint, Excel Communications, and others designated by Hercules
Avaya
Cisco
HP
Dell
Hercules approved vendors providing dispatched services (e.g., workstation and other information technology support) at Hercules designated locations
SAP
BMC (including Remedy support)
IBM (including Lotus Notes support)
Citrix
Microsoft
EMC
Other third parties as agreed during the Transition Period

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Hercules

SCHEDULE E

STATEMENT OF WORK

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SCHEDULE E

Statement of Work
This is Schedule E to the Master Professional Services Agreement by and between Hercules and Supplier. All capitalized terms and acronyms used but not defined in this Schedule E will have the meanings given them in the Agreement.

I.	General

Supplier shall perform the Services pursuant to the Agreement (including the Staffing Assurances set forth in Schedule J) and subject to the following:

1.
To the extent Services are characterized to be provided to Hercules, such Services will also be provided to the Eligible Recipients. References to Hercules will be deemed to also be references to Eligible Recipients.

2.
The specific Services described in each Statement of Work Schedule attached to this Schedule E (e.g., Schedules E.1, and E.2) are certain Services Hercules may require and Supplier shall perform under the Agreement. During the Transition Period, the Parties intend to revise and refine the specific Statements of Work set forth in this Schedule E as mutually agreed.

3.
The Hercules Relationship Manager (or his or her designee) may prioritize Services and identify other new or additional work activities that could be performed by Supplier Personnel with the skills and experiences described herein or as otherwise required under the Agreement, subject to the other provisions of the Agreement.

4.
Supplier shall provide the Services as necessary in order to satisfy the Service Levels and in accordance with the Policy and Procedures Manual, the then current Hercules Standards as described in Section 9.5 in the Agreement, applicable Laws (in accordance with Section 15.7 of the Agreement), and as directed by Hercules from time to time. Supplier shall manage and perform the Services in a tightly integrated manner and fully cooperate with any Hercules Third Party Contractor providing business process or application development and maintenance services. For the avoidance of doubt, the foregoing requires using Hercules’ Remedy Application.

5.	Supplier shall provide the Services as they may evolve and be supplemented and enhanced during the Term of the Agreement due to changes in applicable Laws, technologies and Hercules’ business needs.

6.	Nothing herein shall limit Supplier’s obligations to meet the Staffing Assurances described in Schedule J.

II.	Supplier Personnel

Supplier shall provide Supplier Personnel in accordance with the Agreement. Before assigning proposed Supplier Personnel that are track leaders or perform service desk Services, whether as an initial assignment or a subsequent assignment, Supplier shall (i) verify that such Supplier Personnel meets the requirements of the Agreement, (ii) notify Hercules of the proposed assignment, (iii) provide reasonable opportunity for Hercules representatives to interview (in-person or through a conference call) the individual, and (iv) provide Hercules with a resume and such other information about the individual as may be reasonably requested by Hercules.

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If Hercules in good faith objects to any proposed assignment or the proposed individual does not meet the applicable requirements, the Parties shall attempt to resolve that situation on a mutually agreeable basis. If the Parties have not been able to resolve that situation within five (5) business days of Hercules communicating its concerns to Supplier, Supplier shall not assign the individual to that position and shall propose to Hercules the assignment of another individual meeting the applicable requirements in accordance with the Agreement.

III.	Other Requirements and Services

Supplier shall provide at no Charge: (i) one (1) part-time senior service director, and (ii) other senior personnel that will participate in governance activities pursuant to Schedule S. The Parties acknowledge and agree that such individual are in addition to and not set forth in Schedule J.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE E.1

IT Infrastructure

Statement of Work

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Statement of Work

This is Schedule E.1 to the Master Professional Services Agreement by and between Hercules and Supplier. All capitalized terms and acronyms used but not defined in this Schedule E.1 will have the meanings given them in the Agreement.

Definitions

A.   “Center of Excellence” means a Supplier group of employees that maintain a central repository of knowledge on IT technology related topics including best practices in IT management that may be consulted with from time to time by Supplier employees on behalf of Hercules, at no charge to Hercules.

B.   “Hercules Data Center” means the Hercules Facility that is a central data center where most computers are housed and maintained and running primarily Applications used to run the business.

C.   “Enterprise Help Desk” means the help desk service provided remotely by Supplier under this Agreement.

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D.   “Hands and Feet Support” means third party provided personnel who are located a the remote site and available to perform simple tasks like changing tapes and installing cables.

E.   “High Availability Environment” means a computer System that for business reasons must be kept available for use for a greater percentage of available hours than other Systems.

F.   “ITIL” shall mean Information Technology Infrastructure Library, an industry standard which provides a framework for infrastructure process definition.

G.   “LAN” shall mean local area network

H.   “Projects” has the meaning given in Section 4.5 of the Agreement.

I.   “Level 1 Support” shall mean support of functional, operational and technical requests fielded directly by Hercules personnel. Supplier shall respond to user inquiries and requests for Services. Supplier shall provide user assistance and problem resolution per assigned Service request tickets received from the help desk or problem reports. Level 1 help desk teams are the recipients of the first call from the Hercules’s applications user community. Level 1 Support personnel answer the telephone, receive email notifications, or receive voice response unit routed calls, solve the problem or perform initial problem diagnosis, and generate problem tickets.

J.   “Level 2 Support” shall mean the resolution of technical, functional and operational questions, (including and not limited to configuration and setup changes, enabling features and functionality, and performance improvement, which exceed the capabilities of Level 1 support personnel. Such unresolved level 1 tickets will be passed on to the Level 2 team for performing more detailed problem identification, diagnosis and isolation; impact analysis; resolution options and viable effective solution.

K.   “Level 3 Support” shall mean the resolution of technical, functional and operational questions, (including and not limited to code change, configuration and setup changes, enabling features and functionality, extensions and customization deployment) and performance improvement, which exceed the capabilities of, Level 1 and Level 2 Support personnel. Final changes to the production environment will be as per the Hercules approved Change Control Procedures.

L.   “Maintenance” shall mean the modifications required to ensure each item of the Supported Applications continues to provide the existing business and technical functionality. Such Services are included in the base scope of work of the Services

M.   “Management Processes” means a set of processes and procedures consistently adhered to the performance of the Services provided under the Agreement

N.   “ OMC” shall mean operations management center, a centralized command center to operate all Hercules data centers from one or two automated locations.

O.   “Problem Management” means a defined process root cause identification and elimination to prevent future reoccurrences.

P.   “Project Request Process” means the process for requesting, defining and initiating a Project and will be fully described in the process control document.

Q.   “SME” shall mean subject matter expert.

R.   “SOP” shall mean standard operating procedure, a document that delineates operating procedure for infrastructure management.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

S.   “Systems Management Tools“ means tools provided and maintained by Supplier at that are used to remotely monitor Hercules’ systems and diagnose and or predict failure.

T.   “TCO” shall mean total cost of ownership

U.   “UAT” shall mean user acceptance testing.

V.   “WAN” shall mean wide area network

Introduction

This Statement of Work (“SOW”) work to be performed by Supplier for Hercules.
Service Description Summary/Scope of Work
The scope of Services includes the Functional Service Areas identified in this SOW (“Current Scope”). The Services will also include certain Projects referenced in this SOW (“In Scope Projects”) and described more fully in this Schedule.

Supplier’s efforts shall include execution of all tasks outlined in this summary, which tasks are detailed in the following sections and the attached tasks lists, and performance to the Service Levels detailed in a separate section.

The Services include:

Datacenter Operations & Support.
Help Desk
Global Client Support & Services (Tier -2 support)
Data Network Operations and Support
Voice Network Operations and Support
Messaging Support
Information Security
System Database Services
Architectural Services
SAP Basis

Service Description Principles
Supplier will be responsible for delivery of Services for all in scope Functional Service Areas.

Participation of SMEs for all Services for cross-functional teams is a Supplier requirement to be performed by Supplier.

Project Management and Execution
Hercules’ current infrastructure team performs both support, operational and Project work. Supplier will perform Projects in accordance with the Agreement.

All Project requests will be initiated via a Project request process and the Project scope, deliverables and responsibilities will be mutually discussed and signed off by the Parties.

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For any of the Projects which require a skill set that is outside the scope of this SOW, Supplier may be required to temporarily augment its staff, either onsite or at a Supplier Facility, for such Projects. Such augmentation will be agreed in writing in advance by Hercules prior to execution. In case the Project requirement involves extraordinary scope change, then it will be discussed and scoped separately as per the Change Control Procedures.

Service Level Agreements
Hercules and Supplier have agreed to Service Levels set forth in Schedule G.

Resource baselines
The Resource Baselines are set forth in Schedules J and M.

Tools
Below is a subset of the infrastructure tools currently used by Hercules to manage and support the Hercules IT Infrastructure. It is assumed that the Supplier will have all responsibility for lifecycle maintenance of the below tool set (exclusive of Software / Equipment acquisition & maintenance cost, other than such costs assumed by Supplier at Supplier Facilities).

•	Telaert
•	HP OV
•	MOM
•	Remedy
•	MS SMS
•	Dell Open Manager
•	HP NNM
•	Whatsup Gold
•	Bindview
•	PGP
•	Navisphere
•	Maestro
•	Oracle Enterprise Management
•	Object Manager
•	Visual Networks
•	Lotus Notes Administrator
•	Virsa
•	VM Center

The Supplier should leverage the investment made by Hercules in the current tool set. Supplier shall introduce its own tools, if any, pursuant to the Agreement.

SOX Compliance

Supplier’s responsibilities regarding Sarbanes Oxley is set forth in the Agreement.

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Management Processes

Supplier's responsibilities will consist of the following processes consistent with the ITIL framework:

a.
Availability management is the process for coordinating the appropriate skills and information, and implementing tools and procedures required to manage the availability of interactive networks and their supporting hardware and software components;

b.
Batch management is the process for controlling production batch work including the scheduling of resources, the processing of data and transactions and the distribution of data output/information between Authorized Users; and

Hercules will provide current, available documentation at the Effective Date relative to how the environment is managed by Hercules which will be the minimal operating standard instructions on what, when and how to schedule and recover batch jobs and which will be included in the Policy and Procedures Manual; and

Supplier will perform and control batch setup and scheduling in accordance with the Policy and Procedures Manual; and

c.
Capacity management is the process for the proactive development, maintenance and communication of tactical and strategic plans by the Parties to verify that the operating environments accommodate Hercules's growing or changing business requirements;

d.
Change management is the process for the planning, testing, coordinating, implementing and monitoring of changes affecting service delivery and the operating environments without adversely impacting service delivery;

e.
Quality management is the process by which the integrity of Hercules’s IT computing environment is ensured. This is a function that applies across all other processes and includes both auditing of process execution to ensure Service Level is achieved, as well as ensuring that appropriate testing occurs during Software development activities

f.
Configuration management is the process for monitoring, implementing and maintaining hardware and Software configurations and maintaining current lists and diagrams of system configurations. Supplier will provide revised configuration documentation for those components for which Supplier has responsibility to Hercules, upon Hercules's reasonable request;

g.
Inventory management is the process for maintaining a controlled, audited record of the Supplier and Hercules Equipment and Software (incoming and outgoing) for those environments for which Supplier is providing Services; and

this activity includes tracking by machine model, serial number and location, maintaining available configuration data and providing necessary information for provision of hardware and Software maintenance by Supplier or as necessary for Supplier to manage such maintenance provided by third party vendors, as applicable;

h.
Performance management is the process for proactive monitoring, measuring, analyzing and remediating or mitigating to meet or exceed the current Service Levels and reporting on the same. Where warranted, Supplier may recommend that Hercules changes to Hercules owned or leased and/or out of scope hardware and Software to enable system performance improvement;

i.
Problem management is the process for identifying, recording, tracking, and correcting and identifying root cause analysis for issues impacting service delivery, recognizing and remediating or mitigating

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recurring problems, addressing procedural issues and containing or minimizing the impact of problems that occur;

j.
Incident management is the process for responding to and addressing incident notifications received either from end-users (through the Help Desk), IT remote support personnel, or from automated Systems Management Tools that notify the Command Center of infrastructure events. Incident Management is distinct and different from Problem Management in that it focuses primarily on the efficient restoration of service, whereas Problem Management is focused on root cause identification and elimination to prevent future reoccurrences..

k.	The Change Control Process is the process by which users ask for changes to the environment which are driven by a change in needs and not by a problem or malfunction.

l.
Recovery management is the process for planning, establishing, testing and periodically updating the recovery procedures required to re-establish the functionality of systems included in the Services in the event of a system failure; the intent of this process is to anticipate and minimize the impact of Systems resource failure through the development of predefined, documented procedures and Software/hardware recovery capabilities; and

Hercules and Supplier will agree on and periodically update the procedures for recovery. The Policy and Procedures Manual will contain such current procedures.

4  Description of Services

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Unix Server Operations and Support

Description of Service:

Technical Platform
Operating Systems HP UX, Windows, IBM Mainframe Database Oracle, SQL Storage SAN, Tape backup Applications SAP, Multiple others Systems Management HP OV, MOM, What’s-up Gold •HP-UX Servers

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for UNIX Operations. The table captures the role and responsibilities for Supplier and Hercules in delivering these services. Supplier would deliver the Unix servers as a unified team supporting both the Hercules datacenter environment.

	TASK LIST - Enterprise UNIX Servers & Engineering UNIX Servers	Supplier Responsibility	Hercules Responsibility
1.	Installation, Upgrading & Configuration Of Servers.
2.	H/W Installation in RACKS	Y
3.	Network connectivity of systems	Y
4.	Connection of server to console	Y
5.	Operating system installation/upgrade	Y
6.	Firmware upgrade	Y
7.	Network configuration and fine Tuning.	Y
8.	File system configuration	Y
9.	Tools Installation	Y
10.	System customizations to application requirements	Y
11.	Startup and shutdown scripts setup , changes & administration	Y
12.	Server configuration documentation and CMDB	Y	Y
13.	Add server to storage dashboard monitor	Y
14.	Procedures Documentation	Y
15.	User Administration
16.	Add/modify/delete users	Y
17.	Customize user account environment	Y
18.	Create/delete home directories.	Y
19.	Disk & Storage Administration.
20.	Adding and removing disks in SAN and NAS	Y
21.	Adding and removing disks in DAS	Y
22.	Installation and configuration of disk device drivers	Y
23.	Storage troubleshooting and administration (SAN & NAS)	Y
24.	Storage troubleshooting and administration (DAS)	Y
25.	Configuring disk arrays and RAID levels (SAN & NAS)	Y
26.	Configuring disk arrays and RAID levels (DAS)	Y
27.	Disk and file systems cleanups	Y
28.	File system administration	Y
29.	Setting up of disk quotas at OS level	Y
30.	Setting up of disk quotas at SAN level	Y
31.	Dual pathing setup and maintenance at server level	Y
32.	Dual pathing setup and maintenance at SAN level	Y
33.	Disk and Storage - Management System - Hardware and Software I/M/A/C/D	Y
34.	Service Management
35.	Planning NIS/NIS+/DNS/NFS/LDAP/sendmail layouts	Y
36.	Guidelines for NIS/NIS+/DNS/NFS environments	Y
37.	I/M/A/C/D support for all services	Y
38.	Patch Administration
39.	Intentionally blank
40.	Patch Management I/M/A/C/D	Y
41.	Patch maintenance and troubleshooting - Keeping up-to-date patch-levels as per policies.	Y
42.	Package administration	Y
43.	Backup and restore
44.	Installation and configuration of server backup software.	Y
45.	Troubleshoot backup and restore issues	Y
46.	Install and configure backup client software (incl. scheduling)	Y
47.	Monitor backup	Y
48.	Administer and troubleshoot backup and restore server issues	Y
49.	Administer and troubleshoot backup and restore client issues	Y
50.	Tape and optical library handling and management	Y
51.	On-site and off-site tape media management	Y
52.	Capacity Planning
53.	Capacity planning of servers and storages	Y
54.	Alert capacity problems	Y
55.	Monitor capacity parameters (CPU, memory, disk utilization)	Y
56.	Server-Security Administration
57.	Defining Server Security Policies		Y
58.	OS Hardening	Y
59.	Security patch updates	Y
60.	Port management , /etc/services	Y
61.	Troubleshooting server security Issues	Y
62.	Device Management
63.	Installing and configuring new devices	Y
64.	Managing device driver software	Y
65.	Administration and troubleshooting of devices.	Y
66.	Scripts Maintenance
67.	Develop routine shell scripts for day-to-day administration	Y
68.	Maintaining and troubleshooting shell scripts.	Y
69.	Develop routine perl scripts for day-to-day administration	Y
70.	Maintaining and troubleshooting perl scripts & cronjobs	Y
71.	Systems Network & Remote Console Management
72.	Initial Setup and Certification - Infrastructure Remote Admin (Hardware, Software, Connectivity).	Y
73.	I/M/A/C/D Infrastructure Remote Admin (Hardware and Software).	Y
74.	Infrastructure Remote Admin (Hardware and Software). Procedures and Documentation.	Y
75.	Printer Management
76.	Add and remove of new print queues	Y
77.	Administration & Troubleshooting print issues on Unix servers	Y
78.	Syslog and Log Management
79.	Troubleshooting based on syslog and/or Openview Console	Y
80.	Setting up of Syslog server	Y
81.	Administration and troubleshooting of Syslog server	Y
82.	Licensing
83.	Installing and configuring licenses	Y
84.	Troubleshooting and maintaining license issues.	Y
85.	Obtain licenses from OEM	Y
86.	Obtain licenses from Hercules	Y
87.	License Management within CMDB	Y
88.	High Availability / Failover (to be executed jointly with OEM)
89.	Installation and setup of High Availability and/or Failover.	Y
90.	Intentionally blank
91.	Third-level support to High Availability and/or Failover.	Y
92.	Day-to-day administration of High Availability environments	Y
93.	Monitoring health checks and logs in High Availability environment	Y
94.	Troubleshooting High Availability environment	Y
95.	H/W Maintenance.	Y
96.	Vendor (OEM) coordination to install hardware	Y
97.	Vendor (OEM) coordination to troubleshoot and fix hw issues	Y
98.	Server performance management.
99.	Analyzing & Troubleshooting Performance alerts like CPU , Swap , File system bottlenecks.	Y
100.	Maintaining and troubleshooting performance related kernel and system parameters.	Y
101.	Documentation
102.	System management documentation	Y
103.	Service management documentation	Y
104.	Tool management documentation	Y
105.	Scripts documentation	Y
106.	Server configuration documentation (for each server)	Y
107.	Process related activities
108.	Attending department meetings and conference-calls	Y
109.	Participation as SME in cross-functional project teams	Y
110.	Problem ticket management	Y
111.	Weekly status reports	Y
112.	Uptime reports	Y
113.	Service level reports	Y
114.	Escalation of issues to management	Y
115.	Change Management
116.	Initiate change request	Y
117.	Approve change request		Y
118.	Implement change	Y
119.	Verify change ticket	Y
120.	Close change ticket	Y
121.	Other Services
122.	Renew hardware/software support contracts		Y
123.	Specify on site spares needed to meet Service Levels	Y
124.	Arrange to procure on site spares needed	Y
125.	Verify proper licenses exist for OS and layered products		Y
126.	Obtain proper licenses for OS and layered products		Y

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MS Windows Server Operations and Support

Description of Service
MS Windows server operations and support will include plan, build, run and fix approximately 275 Microsoft servers. These servers are utilized as file/print servers, infrastructure servers, domain controllers, network specialty devices, Lotus Notes and application servers. Name resolution services including DNS and WINS are a part of the infrastructure servers. The servers are distributed worldwide with a concentration of application servers in the Wilmington Hercules Facility. Hercules owns the Windows servers.

1. The MS Windows server environment has the following technologies. All of the business Windows servers are owned by Hercules.
Technical Platform
CPU’s running MS Windows OS with DAS and NAS storage Rack servers Windows 2000 Windows 2003 Windows NT 4 Blade Servers SAN and NAS

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for Windows Servers. Supplier will have a unified team for providing MS Windows Operations and support for these servers. The table captures the role and responsibilities for Supplier and Hercules in delivering these services.

	MS Windows Servers Operations and Support	Supplier Responsibility	Hercules Responsibility
1.	Installation/Upgrade & Configuration
2.	Network configuration	Y
3.	Connection of server to console	Y
4.	Firmware installation/upgrade	Y
5.	Operating system installation/upgrade	Y
6.	File system configuration	Y
7.	Tools Installation	Y
8.	System customization to application	Y
9.	Startup & shutdown scripts, setup & Admin	Y
10.	Complete server configuration document	Y
11.	Update server checklist	Y
12.	Add server to dashboard monitor	Y
13.	User Administration	Y
14.	Add/modify/delete users	Y
15.	Customize user account environment	Y
16.	Create/delete home directories.	Y
17.	Intentionally blank	Y
18.	Intentionally blank	Y
19.	Share folder management	Y
20.	Server Disk & Storage Administration.	Y
21.	Adding and removing disks	Y
22.	Installation and configuration of disk drivers	Y
23.	Storage troubleshooting and administration	Y
24.	Configuring disk arrays and RAID Levels	Y
25.	Disk and file systems cleanups	Y
26.	File system administration	Y
27.	Setting up of disk quotas	Y
28.	Setting up directory / folder shares	Y
29.	Adding and removing disks	Y
30.	Storage troubleshooting and administration	Y
31.	Configuring disk arrays and RAID levels	Y
32.	Dual pathing setup and maintenance	Y
33.	Setup and administration of shadow imaging	Y
34.	Monitor disk usage	Y
35.	DHCP Server
36.	DHCP server installation	Y
37.	DHCP service management	Y
38.	DHCP scope activation	Y
39.	DHCP scope option definition/administration	Y
40.	WINS Server
41.	WINS server installation and configuration	Y
42.	WINS service monitoring	Y
43.	WINS database consistency checking	Y
44.	WINS replication management	Y
45.	DNS to WINS integration mgmt.	Y
46.	Static ( IP Address ) mapping creation	Y
47.	DNS
48.	DNS server installation and configuration	Y
49.	Setting up and populating DNS host tables	Y
50.	DNS record management (Add, Modify, Delete)	Y
51.	Aging and scavenging management	Y
52.	AD DNS integration management	Y
53.	DNS replication service mgmt.	Y
54.	Troubleshooting DNS server issues	Y
55.	Web Server
56.	Install / configure Web servers	Y
57.	Add/Modify/Remove Websites	Y
58.	Intentionally blank
59.	Web server troubleshooting	Y
60.	FTP Server	Y
61.	Install / configure FTP servers	Y
62.	Add/Modify/Remove FTP sites	Y
63.	Intentionally blank
64.	FTP server troubleshooting	Y
65.	Patch Administration	Y
66.	Testing and implementation of patches	Y
67.	Patch maintenance - keeping up-to-date patch-Levels	Y
68.	Service pack deployments	Y
69.	Citrix Package Administration
70.	Planning and developing package deployment	Y
71.	Add or Remove packages and applications	Y
72.	Maintain and troubleshoot package Issues.	Y
73.	Capacity Planning
74.	Alert customer of capacity problems	Y
75.	Capacity planning of servers and storages (CPU, Memory, Disk utilizations, etc)	Y
76.	Add server to storage snapshot monitor	Y
77.	Intentionally blank
78.	Intentionally blank
79.	Intentionally blank
80.	Intentionally blank
81.	Device Management
82.	Installing and configuring devices	Y
83.	Managing device driver software	Y
84.	Tools Administration
85.	Intentionally blank
86.	Agent installation and configuration	Y
87.	Installations of monitoring tools	Y
88.	Scripts Maintenance
89.	Develop routine scripts for day-to-day admin	Y
90.	Maintaining and troubleshooting scripts	Y
91.	Log-on script definitions for users	Y
92.	Services Management
93.	Active Directory service	Y
94.	Replication services	Y
95.	Systems Network Management
96.	Configuring network services on server	Y
97.	Routing administration and troubleshooting	Y
98.	Troubleshooting NIC and network h/w issues at server Level	Y
99.	Troubleshooting system N/W issues	Y
100.	Printer Management
101.	Administering print queues	Y
102.	Troubleshooting print issues on Windows servers	Y
103.	Defining new print queues	Y
104.	Defining new print servers	Y
105.	Event Log Management (System)
106.	Troubleshooting based on system event log	Y
107.	Licensing
108.	Installing and configuring licenses	Y
109.	Troubleshooting and maintaining licenses	Y
110.	Obtain licenses from OEM		Y
111.	Obtain licenses from Hercules	Y	Y
112.	License management	Y
113.	High Availability
114.	Installation and setup of High Availability Environment	Y
115.	Support to High Availability	Y
116.	Day-to-day administration of High Availability environments	Y
117.	Monitoring health checks and logs in availability environment	Y
118.	Troubleshooting High Availability environment	Y
119.	H/W Maintenance.
120.	Vendor (OEM) coordination to install hardware	Y
121.	Vendor (OEM) coordination to troubleshoot and fix hardware Issues	Y
122.	Server Performance
123.	Maintaining system parameters	Y
124.	Windows services management	Y
125.	Disk space and paging space management	Y
126.	Enterprise Server Administration
127.	Setup and configuration	Y
128.	Enterprise platform administration	Y
129.	Individual domain administration	Y
130.	Day-to-day monitoring and troubleshooting	Y
131.	Defining and managing trust relationship	Y
132.	Adding /removing/modifying trust relationship	Y
133.	Server Migration
134.	Design/engineer server consolidations and migrations	Y
135.	Documentation for Process Updates
136.	System management documentation for process updates	Y
137.	Service management documentation	Y
138.	Tool management documentation	Y
139.	Scripts documentation	Y
140.	Server configuration documentation (for each server)	Y
141.	Process related activities
142.	Problem ticket management (Low, Medium and High tickets)	Y
143.	Problem ticket management (urgent tickets)	Y
144.	Change ticket management (remotely possible)	Y
145.	Change ticket management (onsite preferred)	Y
146.	Weekly status reports	Y
147.	Uptime reports	Y
148.	Service Levels reports	Y
149.	Escalation of issues to customer management	Y
150.	Antivirus Management
151.	Implementing and configuring antivirus package for Servers	Y
152.	Deploying periodic DAT file updates on servers	Y
153.	Removing, cleaning and replacing infected files	Y
154.	Installation antivirus on nodes.	Y
155.	Disaster Recovery Management
156.	Designing the disaster recovery management	Y	Y
157.	Test the results on development environment	Y
158.	Implementation of the planned structure	Y
159.	Monitoring and troubleshooting the architecture	Y
160.	Load Balancing
161.	Planning load balances for services	Y
162.	Implement and monitoring load balancing	Y
163.	Backup & Restore
164.	Backup and restore	Y
165.	Installation and configuration of server side backup software.	Y
166.	Troubleshoot backup and restore issues	Y
167.	Install and configure backup client software (incl. scheduling)	Y
168.	Monitor backup	Y
169.	Administer and troubleshoot backup and restore server issues	Y
170.	Administer and troubleshoot backup and restore client issues	Y
171.	Tape library handling and management	Y
172.	On-site and off-site tape media management	Y
173.	Alert management for each backup schedules	Y
174.	Change Management
175.	Initiate change request	Y
176.	Approve change management request		Y
177.	Implement change	Y
178.	Verify change ticket	Y
179.	Close change ticket	Y
180.	Other Services
181.	Set up backup schedule and monitor backup	Y
182.	Add server to storage dashboard monitor	Y
183.	Monitor storage usage for capacity planning	Y
184.	Install, configure, schedule, and monitor virus scan	Y
185.	Update list of hardware and software for support contract renewal	Y
186.	Renew hardware/software support contracts		Y
187.	Specify on site spares needed to meet Service Levels	Y
188.	Arrange to procure on site spares needed		Y
189.	Verify properly licenses exist for OS and layered products	Y
190.	Obtain proper licenses for OS and layered products		Y
191.	For all vendor management aspects	Y	Y

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Storage Operations and Support

Description of Services
Storage Operations and Support includes EMC technology. Hercules Datacenter Environments has storage devices attached. Support activities include managing disk zones, disk adds, SAN script modifications and disk & server virtualization, among others.

Technical Platform
Data Center
Enterprise Data Center
EMC Storage
Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for Storage Operations Tower - SAN & NAS. The table captures the role and responsibilities for Supplier and Hercules in delivering these Services. Any New storage frame installation will be undertaken by the OEM and handed over to the Supplier for support.

Roles & Responsibilities - SAN Support

	Task List - SAN	Supplier Responsibility	Hercules Responsibility
1.	Intentionally blank
2.	Intentionally blank
3.	Storage Fabric Build
a.	Disk and Storage - Management System - Hardware and Software I/M/A/C/D	Y
4.	Storage fabric logical planning and verification	Y
5.	Storage fabric physical planning and Verification	Y
6.	Rack Installation for fabric equipments	Y
7.	Storage fabric switches software validation	Y
8.	Planning of zone configurations	Y
9.	Configure IP addresses, domain and core PID for fabric switches	Y
10.	Storage fabric cabling	Y
11.	Server to switch cabling	Y
12.	Connecting storage fabric inter-switches	Y
13.	Connecting hosts on the storage infrastructure	Y
14.	Storage ports configuration	Y
15.	Nomenclature of storage switches	Y
16.	Setting up storage switch ID's	Y
17.	Documenting storage attached fabric devices	Y
18.	Fabric manager installation	Y
19.	Configuring web browser with fabric manager	Y
20.	Storage switches installation	Y
21.	Configuration of storage switches(core/edge)	Y
22.	Storage Infrastructure Build
23.	Validating fabric configurations	Y
24.	Creating storage domain	Y
25.	Physical Deployment and Acclimatization of \ Storage Array	Y
26.	Drives Population as Per requirements	Y
27.	FA/RA installation	Y
28.	Configuring cache settings	Y
29.	Configuring storage access control	Y
30.	Creating storage domain	Y
31.	Binding LUN's (Logical Unit Number)	Y
32.	Assigning clone private LUN's	Y
33.	HBA drivers installation	Y
34.	Activating load balancing & mirroring features for HBA's	Y
35.	Installing Navisphere agents	Y
36.	Assigning storage to hosts	Y
37.	Configuring failover settings	Y
38.	Creating and Configuring Storage Groups	Y
39.	Verifying drives in device manager	Y
40.	Initializing storage disks	Y
41.	Creating and formatting partitions	Y
42.	Creation of BIN File	Y
43.	Storage Monitoring
44.	Probe	Y
45.	Pings	Y
46.	Scans	Y
47.	Storage sub-systems performances	Y
48.	Fabric performances	Y
49.	Switch performance	Y
50.	Usage monitoring	Y
51.	Assets monitoring	Y
52.	Inter-switch links	Y
53.	Storage space	Y
54.	Storage growth rate	Y
55.	Storage Management
56.	Switch hardware and software configuration	Y
57.	Switch licensing installation and policy Definition	Y
58.	Switch performance setting for ports	Y
59.	Fabric ease-of-management group definition	Y
60.	Fabric Zoning definition	Y
61.	Fabric ISL(Inter switch link) configuration	Y
62.	Storage volume configuration	Y
63.	LUN configuration	Y
64.	File system configuration	Y
65.	HBA configuration	Y
66.
67.	Performance and Capacity Management
68.	Perform System Performance Review and develop plan	Y
69.	Perform System Capacity Review and develop plan	Y
70.
71.	Patch Administration
72.
73.	Patch Management I/M/A/C/D	Y
74.	Patch maintenance and troubleshooting - Keeping up-to-date patch-levels as per policies.	Y
75.	Package administration	Y
76.
77.	Remote Management
78.	Initial Setup and Certification - Infrastructure Remote Admin (Hardware, Software, Connectivity).	Y
79.	I/M/A/C/D Infrastructure Remote Admin (Hardware and Software).	Y
80.	Infrastructure Remote Admin (Hardware and Software). Procedures and Documentation.	Y
81.	Process related activities
82.	Attending department meetings and conference-calls	Y
83.	Participation as SME in cross-functional project teams	Y
84.	Problem ticket management	Y
85.	Weekly status reports	Y
86.	Uptime reports	Y
87.	Service level reports	Y
88.	Escalation of issues to management	Y
89.	Change Management
90.	Initiate change request	Y
91.	Approve change request	Y
92.	Implement change	Y
93.	Verify change ticket	Y
94.	Close change ticket	Y
95.	Documentation
96.	System management documentation	Y
97.	Service management documentation	Y
98.	Tool management documentation	Y
99.	Scripts documentation	Y
100.	Configuration documentation	Y
101.	Other Services
102.	Renew hardware/software support contracts	Y
103.	Specify on site spares needed to meet Service Levels	Y
104.	Arrange to procure on site spares needed	Y
105.	Verify proper licenses exist for storage systems and products	Y
106.	Obtain proper licenses for storage systems and products	Y
107.	Maintain the SAN components of the DR/BCP	Y
108.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Roles & Responsibilities - NAS Support

	Task List -NAS	Supplier Responsibility	Hercules Responsibility
1.	NAS Disk and Storage - Management System - Hardware and Software I/M/A/C/D	Y
2.	Filer Administration
3.	Configuring the filer	Y
4.	Monitoring and maintaining client access to data	Y
5.	Monitoring and maintaining network access	Y
6.	Monitoring and maintaining filer hardware	Y
7.	Performing periodic administration tasks	Y
8.	Monitoring and maintaining client access
9.	Monitor client access to data on the filer	Y
10.	Gathering file statistics so that can schedule snapshots	Y
11.	Monitoring CIFS access so that can identify potential security problems	Y
12.	Maintain client access
13.	Configuring volumes and Q trees to accommodate the needs of Windows and UNIX clients	Y
14.	Configuring volumes so that there is enough disk space for data	Y
15.	Configuring RAID groups to maintain maximum data availability	Y
16.	Configuring snapshots so that data is recoverable in case of accidental deletions	Y
17.	H/W Maintenance.
18.	Vendor coordination to install hardware	Y
19.	Vendor coordination to troubleshoot and fix hw Issues	Y
20.	Vendor coordination to troubleshoot and fix software issues	Y
21.	Performance and Capacity Management
22.	Perform System Performance Review and develop plan	Y
23.	Perform System Capacity Review and develop plan	Y
24.	Patch Administration
25.
26.	Patch Management I/M/A/C/D	Y
27.	Patch maintenance and troubleshooting - Keeping up-to-date patch-levels as per policies.	Y
28.	Package administration	Y
29.	Remote Management
30.	Initial Setup and Certification - Infrastructure Remote Admin (Hardware, Software, Connectivity).	Y
31.	I/M/A/C/D Infrastructure Remote Admin (Hardware and Software).	Y
32.	Infrastructure Remote Admin (Hardware and Software). Procedures and Documentation.	Y
33.	Process related activities
34.	Attending department meetings and conference-calls	Y
35.	Participation as SME in cross-functional project teams	Y
36.	Problem ticket management	Y
37.	Weekly status reports	Y
38.	Uptime reports	Y
39.	Service level reports	Y
40.	Escalation of issues to management	Y
41.	Change Management
42.	Initiate change request	Y
43.	Approve change request	Y
44.	Implement change	Y
45.	Verify change ticket	Y
46.	Close change ticket	Y
47.	Documentation
48.	System management documentation	Y
49.	Service management documentation	Y
50.	Tool management documentation	Y
51.	Scripts documentation	Y
52.	Configuration documentation	Y
53.	Other Services
54.	Renew hardware/software support contracts	Y
55.	Specify on site spares needed to meet Service Levels	Y
56.	Arrange to procure on site spares needed	Y
57.	Verify proper licenses exist for storage systems and products	Y
58.	Obtain proper licenses for storage systems and products	Y
59.	Maintain the NAS components of the DR/BCP	Y
60.	Vendor management - (contracts/licensing/procurement/technical/ billing issues)	Y	Y

Note: All Hercules responsibility around obtaining new or upgrading licenses or sourcing services from a third party vendor, if required, will be based on direction from Supplier.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Command Center Operations

Description of Services
Command Center Operations is responsible for the 24 hours per day X 7 days a week X 365 days a year monitoring and other Level 1 operations for the server, storage, applications, and network devices. Command Center Operations are responsible for monitoring, and execution of batch processing, event notification and escalation, etc.

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for the Hercules Datacenter. The table captures the role and responsibilities for Supplier and Hercules in delivering these Services.

No.	Command Center Operations	Supplier Responsibility	Hercules Responsibility
1.	Monitor Data Center facility - from a Facility Management e.g. UPS/AC/HVAC etc.	Y
2.	Monitor batch schedules for any failures and perform first level troubleshooting	Y
3.	Enter incident tickets to arrange and monitor job and schedule failures, escalating as required.	Y
4.	Track service levels, and issue daily production report and shift reviews.	Y
5.	Monitor and escalate events/failures 24 X 7 X 365	Y
6.	Coordinates scheduling of extract, archive, and delete jobs with applications functional teams.	Y
7.	Manage and secure backup tapes, optical discs, CDs, DVDs, and other media in the tape vault on campus/offsite.	Y
8.	Maintains schedules for all batch systems. Modify schedules as needed for holidays and special events, and for user requests. Identify potential schedule bottlenecks.	Y
9.	Handle ad hoc and permanent schedule changes, including new applications, schedules, and jobs.	Y
10.	Participate in change management process along with other Infra team	Y
11.	Perform basic system administration functions such as hardware and software inventories, printer configurations, security requests, monthly software changes/fixes, annual software upgrades.	Y
12.	Produce daily production activity reports and shift reviews.	Y
13.	Produce monthly management reports and graphs.	Y
14.
Primary driver of unplanned outage reporting: track outage data, produce outage root cause analysis and follow-up & action reports (major problem reviews). Reporting includes outages by severity and by business impact.
Y
15.
Coordinate and process requests to install or remove equipment from the data center. Prepare facilities requests for the installation of power and communications cables, and maintain documentation on power (what servers are supported by which power distribution units, including power specs).
Y
16.	Gather and distribute information for the disaster recovery manual or crisis book (server inventories, contact information, etc.)	Y
17.	Track and report on various data center metrics. Produce monthly management reports and graphs.	Y
18.	Maintain internal procedures, develop internal process improvements, and provide formal shift handover at shift changes.	Y
19.	Manage and coordinate the availability of the remote site infrastructure, working with third party vendors to test, validate, trouble-shoot any event.	Y
20.	Change management
21.	Initiate change request	Y
22.	Approve change request		Y
23.	Implement change	Y
24.	Verify change ticket	Y
25.	Close change ticket	Y
26.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Helpdesk Support

Description of Service
Hercules wishes to create a single point of contact for all IT inquiries, problems, changes and information requests. Hercules’ current helpdesk operations have been outsourced to a local provider who performs only a catch and dispatch function. Requests to the help desk are entered by end users on the Hercules web Intranet. Others are received via phone. The Helpdesk will only support calls in the English language.

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for Helpdesk operations. The table captures the role and responsibilities for Supplier and Hercules in delivering these Services.

No	Helpdesk Support	Supplier	Hercules
1.	Incident Management
2.	Provide Helpdesk (support to Hercules End Users)	Y
3.	Logging of end user calls and work requests	Y
4.	First level call resolution	Y
5.	Set expectation of customer for tickets being dispatched	Y
6.	Notification and escalation to higher levels of support	Y
7.	Reporting (daily/weekly/monthly)	Y
8.	First level remote desktop management support	Y
9.	Answer / Resolve "How- To" questions	Y
10.	Web interface to receive request	Y
11.	Knowledge base for end users to query	Y
12.	Call recording for evaluation	Y
13.	Escalations of incidents	Y
14.	Automated ticket status changes to requesters	Y
15.	Call avoidance notification, updating call center greeting to notify all callers of current issues and resolutions	Y
16.	Change Management
17.	Initiate work requests assigned to IT Helpdesk	Y
18.	Triage work requests to appropriate groups	Y
19.	Manage work request process	Y
20.	Execution of approved work requests	Y
21.	Problem Management
22.	Initiate root cause process	Y
23.	Update knowledge base on finding of solution	Y
24.	User Account management
25.	Supported applications (custom and standard) account administration and access rights	Y
26.	Creation of accounts	Y
27.	Facilitation of approved Account creation / deletion	Y
28.	Other Activities
29.	Vendor ticket initiation and coordination	Y
30.	Conduct customer satisfaction surveys and reports	Y
31.	Follow up actions related to customer satisfaction measurements	Y
32.	Receipt and preparation regarding the release to production process	Y
33.	Performance measurement	Y
34.	Knowledge base management	Y
35.	Maintain call list, management notifications, time keeper function, post mortems	Y
36.	Procurement Activities
37.	Receiving user requests, logging tickets	Y
38.	Escalation to desk-side vendors	Y
39.	Complete follow up with desk-side team	Y
40.	Intentionally blank.
41.	Change Management
42.	Initiate change request	Y
43.	Approve change request	Y
44.	Implement change	Y
45.	Verify change ticket	Y
46.	Close Change ticket	Y
47.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Client Support Services

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for desktop support. The table captures the role and responsibilities for Supplier and Hercules in delivering these services.

No.	Client Services and Support (End User Computing)	Supplier	Hercules
1.	Desk Side Support (Refer to section below task list)	Y
2.	Hardware Break/Fix (Refer to section below task list)	Y
3.	Tier 2 Support	Y
4.	A combination of local on-site and remote (dispatched)	Y
5.	Problems which require desk side assistance for resolution	Y
6.	Desktop/Desk side software support and hardware repair	Y
7.	IMAC (install, move, add, change) activity	Y
8.	On-site repair services for all equipment and return of equipment to full and proper function.	Y
9.	All travel, parts and service labor required to return the hardware to full and proper working order.	Y
10.	Loaner hardware for use during the repair period as required by Service Levels.	Y
11.	Spare management as deemed necessary to maintain Service Levels.	Y	Y
12.	Preventive maintenance activities	Y
13.	All manufacturer’s mandatory engineering changes, upgrades and recalls.	Y
14.	Provide LAN troubleshooting and touch services as required.	Y
15.	Tier 3 Support
16.	Various Supplier teams will be supporting the desktop support personnel teams in case of escalation from Tier 2	Y
17.	Legacy systems and applications	Y
18.	LAN/WAN administration, requests and problems	Y
19.	Modifications to applications and databases	Y
20.	Providing knowledge and support to Tier 1 & Tier 2 support	Y
21.	Supplemental desk side support on standard software product requests.	Y
22.	Standards Management
23.	Image creation and management	Y
24.	All standard images supported.	Y
25.	Process for updating and deploying standard images.	Y
26.	Ability to support standard shrink wrapped software which is not part of a standard image.	Y
27.	Ability to remotely push standard software to user workstations over both a LAN, VPN and dial-up connections.	Y
28.	Ability of user to pull standard software over both a LAN, VPN and dial-up connections.	Y
29.	Ability to undertake desktop OS Refresh (OS Refresh of the entire environment will be treated as a project)	Y
30.	Define maximum number of standard desktop and laptop configurations supported.		Y
31.	Recognition and base support of a desktop system as including system unit or laptop/docking station, monitor, keyboard, mouse, PDA and network attached & local printers	Y
32.	Ability to support other desktop hardware peripherals such as multiple PDAs, monitors, scanners, CD/DVD writers, plotters, etc. as part of base services.	Y
33.	Warehouse
34.	Responsible for providing warehouse space at locations as needed		Y
35.	Executing users requests (for new PCs/ laptops etc)	Y
36.	Install, Move Add, Change (“I/M/A/C”)
37.	Receive and execute requests.	Y
38.	Obtain necessary hardware/software and schedule resources.	Y
39.	Execute Install, add or change.	Y
40.	Execute physical move (to be coordinated with the Hercules Facilities Department)	Y
41.	Disconnect and reconnect moved desktop equipment	Y
42.	Backup and restore User data as required.	Y
43.	Configure and test hardware as required.	Y
44.	Load software, including base image and applications as required.	Y
45.	Final systems test and user acceptance.	Y
46.	Update asset management records and perform asset disposal (if needed).	Y
47.	Post completion follow-up.	Y
48.	Update Supplier trouble ticketing records for all issues.	Y
49.	IMAC Reports
50.	Quantity of client seats	Y
51.	Quantity/ types of pending and completed IMAC’s, equipment type problem	Y
52.	Calls, and fix requests, software problem calls, or similar software service response and fix requests	Y
53.	Client support data (e.g. hardware/software configurations, core software builds, and software changes)	Y
54.	Summary, trends, and analysis of desktop support requests	Y
55.	Support PDA Synchronization for enterprise applications only with the desktop for standard devices	Y
56.
Coordinate and Collect PCs and peripherals from separating employees and redeploy as needed. In remote offices that have no IT personnel on-site, Supplier will coordinate with the Hercules designated site contact.
Y
57.	Change Management
58.	Initiate change request	Y
59.	Approve change request		Y
60.	Implement change	Y
61.	Verify change ticket	Y
62.	Close change ticket	Y
63.	Asset Disposal	Y
64.	For all vendor management aspects (contracts/licensing/procurement/technical/ billing issues)	Y

Dispatch Support

Supplier will dispatch support services for Authorized Users using Supplier Personnel or Managed Third Parties, excluding Authorized Users located in Asia-Pacific, Latin America, or Canada.

Data Network Support

Description of Service
Hercules's WAN topology carrier provided by Sprint services. MPLS ( Multi-protocol Label Switching) is the primary WAN service. Access service into a carrier's MPLS cloud can be via traditional access lines such as fractional T1, T1, E1, T3 and others. In some minor cases, carriers also use their frame relay services to provide local access from a Hercules site into their MPLS service cloud.

• WAN & LAN network at 75 locations
• Primarily Cisco network devices
• 4 hour part replacement agreement with Cisco, predominant network equipment is from Cisco

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for Data Network. The table captures the role and responsibilities for Supplier and Hercules in delivering these services.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

No.	Data Network Support	Supplier Responsibility	Hercules Responsibility
1.	Analysis of WAN Tickets	Y
2.	Asset Management	Y
3.	Understanding Business end user requirements w.r.t application response time (with assistance from Supplier)		Y
4.	Automated identification of infrastructure links, network end user, and network servers to measure business impact	Y
5.	Automatically details inventory down to the port level	Y
6.	Awareness of ports connecting to trunks, switches, routers, and hosts when interpreting thresholds	Y
7.	Backup network to keep business up and running	Y
8.	Bandwidth monitoring and optimization on the lease line	Y
9.	Baseline data collection	Y
10.	Baseline reporting on a quarterly basis	Y
11.	Base lining the network	Y
12.	Cabling plant wiring	Y
13.	Capacity planning	Y
14.	Capturing the routers in NMS (define)	Y
15.	Configuration backup	Y
16.	Configuring links on Helpdesk for alerting & threshold monitoring	Y
17.	Configuring on NMS for data collections	Y
18.	Consolidates trend reports on a regular basis	Y
19.	Coordination for lease line procurement		Y
20.	Critical Port Management	Y
21.	Device hardware maintenance and change	Y
22.	Device installation	Y
23.	Device management	Y
24.	Device monitoring	Y
25.	Device summary: CPU, memory utilization, free memory, buffer failure	Y
26.	Electronically capture all configurations, archive, restore if required. For Cisco routers/switches = Cisco works or NCM tool	Y
27.	Equipment - configuration, software, hardware changes	Y
28.	Evaluate various broadcast oriented protocols like NETBIOS, NETBEUI & IPXSAP and recommend for optimization.	Y
29.	Event handling	Y
30.	Approve appropriate change control processes		Y
31.	Failure analysis of the product.	Y
32.	Fault monitoring	Y
33.	For all vendor management aspects (contracts/licensing/procurement/technical/ billing issues) - Refer to Vendor Management Section	Y
34.	For all work requests & trouble tickets perform appropriate & timely updates, including escalations	Y
35.	Identification, isolation and rectification of response time problems	Y
36.	Identify degradation or performance overload prior to failure to enable proactive management	Y
37.	Identify port failures and the affected users and devices	Y
38.	Identify potential point of failures and critical segments	Y
39.	In-depth analysis and performance rating of each component of the network	Y
40.	Intelligent tagging of events based on severity	Y
41.	Intelligent threshold setting	Y
42.	Inter VLAN traffic analysis	Y
43.	Inventory management	Y
44.	IP address design and implementation	Y
45.	IP address schema review and management	Y
46.	Issue automatic alerts to degradation as well as to failures	Y
47.	Liaison with Telco/vendors/OEMs for outage/ problem resolution	Y
48.	Link management	Y
49.	Link monitoring	Y
50.	Maintain configuration backup of switches, routers	Y
51.	Maintain the properties of ports, modules, devices, VLANs	Y
52.	Maintain tools for remote management of LAN HW and SW as required to maintain capacity; utilization & availability, i.e.. Cisco Works; Vital Net; HPOV Etc	Y
53.	Maintaining the lease lines for high availability.	Y
54.	Managing internet access service	Y
55.	Measure and monitors critical network parameters	Y
56.	Monitor availability	Y
57.	Monitor device performance	Y
58.	Monitor port performance	Y
59.	Monitoring of critical switch ports	Y
60.	Monitoring trend data, application response time and application distribution	Y
61.	Network monitoring and alerting	Y
62.	Performance management	Y
63.	Physical plant cabling changes - interior and exterior	Y
64.	PING, SNMP traps and syslog to identify failures on the network	Y
65.	Priorities network events based on their impact on business	Y
66.	Proactive fault detection and management	Y
67.	Problem location identification	Y
68.	Problem prioritization based on business impact	Y
69.	Protocol Analysis, monitoring and fine tuning	Y
70.	Protocol wise utilization and reporting	Y
71.	Provide layer 2 views and intelligence on LAN	Y
72.	Provide on-call Support	Y
73.	Provide reports for use in analyzing network utilization and capacity planning over time	Y
74.	Approve changes to circuits (increase/ decrease)		Y
75.	Approve Supplier Recommendations on Network Design Optimization		Y
76.	Repair / replace equipment.	Y
77.	Review and implementation of spanning tree to build redundancy in network	Y
78.	Review and testing of backup devices	Y
79.	Review of buffer size and over subscription issues	Y
80.	Review of forwarding and ARP Tables	Y
81.	Review of routing policies	Y
82.	Review of routing policies and fine-tuning for efficient use of network resources	Y
83.	Review of VLAN Policies	Y
84.	Scalable, high performance SNMP event collection, filtering, and correlation engine	Y
85.
86.	Analyze data link redundancy and backup plan	Y
87.	Analyze network infrastructure, backup strategy and historical NMS data	Y
88.	Analyze Traffic Pattern and determination of local traffic	Y
89.	Threshold Definition	Y
90.	Threshold violation alerts through mail, pager and SMS	Y
91.	Timely and successful implementation of Lease Lines.	Y
92.	Track hardware and software faults	Y
93.	Track severity of problems: moderate, and severe	Y
94.	Traffic monitoring and analysis including port utilization on routers	Y
95.	Trouble ticket generation and tracking through resolution	Y
96.	Vendor independent technology to indicate performance of particular network component using parameters like collision, latency, packet loss and reduced bandwidth	Y
97.	VLAN configuration & fine-tuning	Y
98.	WAN Lab testing of Apps	Y
99.	Moves, Adds, Changes and Deletes	Y
100.	Change Management
101.	Initiate change request	Y
102.	Approve change request		Y
103.	Implement change	Y
104.	Verify change ticket	Y
105.	Close change ticket	Y
106.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Voice Network Support

Description of Service:

Scope Includes for Europe locations only.

Roles and Responsibilities:
The supplier would be responsible for hands & feet and co-ordinating the dispatch services for the respective locations in Europe. The team will work under the guidance from the US voice support team for undertaking voice activities.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Messaging Support

Description of Service:
Hercules uses Lotus Notes within Hercules Windows 2000 and 2003 Active Directory infrastructure for its messaging, database and collaboration needs. The messaging infrastructure is centrally managed in Wilmington, Delaware. Spam filtering and content review is provided by Hercules. There are approximately 45 Lotus Notes Servers. The Sametime application and support is included in this service.

Roles and Responsibilities:

The table below depicts the scope of work and tasks to be performed by Supplier and Hercules. The table captures the role and responsibilities for Supplier and Hercules in delivering these services.

No.	Messaging Support - Lotus Notes / Domino	Supplier	Hercules Responsibility
1.	Administrative Task
2.	Creation/modification/deletion of ACL Groups	Y
3.	Creation/modification/deletion of entries in address book	Y
4.	Server ID creation	Y
5.	Cross certification	Y
6.	Certifier and domain documents	Y
7.	Pass through users configuration/maintaining/support	Y
8.	Cluster management configuring/maintaining	Y
9.	Connection documents support for application database	Y
10.	Connection documents support for Lotus systems database	Y
11.	Lotus vendor call interaction initiative & coordination	Y
12.	Third party vendor management	Y
13.	Support/maintaining/troubleshooting	Y
14.	Domino directory monitoring	Y
15.	Domino directory maintenance	Y
16.	Directory assistance maintenance and monitoring	Y
17.	Log maintenance (Certlog.nsf, Admin4.nsf)	Y
18.	Log recovery (.nsf files)	Y
19.	Monitoring/Maintenance for Lotus native routing infrastructure	Y
20.	Troubleshooting for Lotus native routing infra	Y
21.	Setting/monitoring/maintenance for Lotus SMTP routing infra	Y
22.	Troubleshooting problems with Lotus SMTP routing infra	Y
23.	Database maintenance
24.	Monitor stats DB for server statistics	Y
25.	Monitor / recover corrupt admin request DB	Y
26.	Recover corrupt statistics report / events	Y
27.	Recover corrupt address / directory DB ( names.nsf)	Y
28.	Recover corrupt catalogue	Y
29.	Recover corrupt system databases	Y
30.	Domino Server - Backend Activities
31.	Weekly/monthly reporting on server health and server status	Y
32.	Domino performance and capacity tuning	Y
33.	Backup validation and verification through test database	Y
34.	Backup /restoration process	Y
35.	Determine backup strategy for new Domino servers	Y
36.	Monitoring backup reports and issuing high alarm	Y
37.	Building of Lotus Domino server	Y
38.	Monitoring and managing the Domino server	Y
39.	Resolve / recover Domino server crash	Y
40.	Connection documents creation	Y
41.	Creation of replicas on to the new server from Standard server	Y
42.	Domino monitoring - whether running or not	Y
43.	Domino monitoring - All tasks are working	Y
44.	Domino monitoring - CPU utilization	Y
45.	Domino monitoring - Disk utilization	Y
46.	Monthly maintenance - soft boot for Domino and OS	Y
47.	Monthly maintenance- run DB utilities(compact, fixup, etc)	Y
48.	Monthly maintenance- delete logs	Y
49.	Monthly maintenance - error message	Y
50.	Monthly maintenance - Check the status of the Domino tasks	Y
51.	Listing of critical patches introduced by Lotus/IBM	Y
52.	Requisitions for the approval of these patches	Y
53.	Testing of the critical patches with existing Domino release	Y
54.	Implementation of the patches	Y
55.	Recreation of the user	Y
56.	Deletion of the Notes account from the server	Y
57.	HTTP password support	Y
58.	Changes in the common name of the user	Y
59.	Users OU changes	Y
60.	Support to the corrupted public keys issues	Y
61.	Support for the mismatch of the public keys	Y
62.	Re-certification of the Notes ID	Y
63.	User ID creation, as per user ID creation process	Y
64.	Person document creation for the Web clients	Y
65.	Domino
66.
67.	Software release	Y
68.	Replication topology - mail and application, changes or restructure	Y
69.	LDAP integration with Lotus Domino	Y
70.	Management of the security guidelines	Y
71.	Maintain the logging levels and standards	Y
72.	Auditing the server logs, Data Base logs	Y
73.	Auditing the Domino server	Y
74.
75.	Test the DR Plan	Y
76.	Evaluation of Domino tools (performance / monitoring tools)	Y
77.	Recommend " New tools/Upgrades/Add-on"	Y
78.	Implementation of approved recommendation and evaluation	Y
79.	Lotus Domino Application Environment
80.	Creation and maintenance of the resource DB - restrictions also	Y
81.	Support developers facing issues related to Domino server	Y
82.	Creation of DB from built in templates like discussion DB, team room	Y
83.	Signing the databases during deployment in production environment	Y
84.	Moving database from the development to production servers	Y
85.	Signing the database for moving it to the production environment	Y
86.	Create copies / replicas after approval	Y
87.	Restoration of the application from the backup	Y
88.	Restoration of the entire database	Y
89.	Creation of the mail groups	Y
90.	Internet addressing for persons and mail groups	Y
91.	Working with Administrator for the ACL access	Y
92.	Running database utilities on database	Y
93.	Troubleshooting the server response in case of delays	Y
94.	Resolve replication issues	Y
95.	Anti Virus
96.	Installation and configuration of the anti virus	Y
97.	Check anti virus log of mail server	Y
98.	Update anti virus Dat file	Y
99.	Check anti virus quarantine on demand scanning	Y
100.	Support cleanup in case of E mail routing problems	Y
101.	Black Berry
102.	Installation configuration of BES	Y
103.	Enterprise activation of BB devices	Y
104.	Assist customer with synchronization Issues	Y
105.	Administrative - upgrades and patches responsibilities for BES server	Y
106.	Add remove black berry owners from the BES server	Y
107.	Mentor training application	Y
108.	Support the base mentor training application	Y
109.	Training to HelpDesk on this application	Y
110.	Notes Client issues	Y
111.	Properly configured Person document	Y (Performed by Supplier Help Desk)
112.	Sametime Connect client connectivity issues	Y (Performed by Supplier Help Desk)
113.	Resolve corrupt Inbox issues	Y (Performed by Supplier Help Desk)
114.	Overall Notes client support	Y (Performed by Supplier Help Desk)
115.	Retrieve backup Notes IDs and passwords	Y
116.	Change Management
117.	Initiate change request	Y
118.	Approve change request		Y
119.	Implement change	Y
120.	Verify change ticket	Y
121.	Close change ticket	Y
122.	Intentionally blank.
System Database Services

Description of Service:
The Hercules environment has multiple server platforms, but operates primarily on the Oracle DBMS platform with some SQL servers.

Roles & Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for the Database Tower. The table captures the role and responsibilities for Supplier and Hercules in delivering these Services.

	Systems Database Services	Supplier	Hercules
1.	Database Monitoring
2.	Proactive monitoring of the database	Y
3.	Up/down - database & listener whenever required	Y
4.	Free space - check if all objects still can grow	Y
5.	Check log file error -alerts	Y
6.	Check transaction log/ archive redo log growth - free space	Y
7.	Check for database corruptions	Y
8.	Check database security - file permissions, internal db security	Y
9.	Detection of console related events	Y
10.	Prompt addressing of console events	Y
11.	Define requirements for remote control monitoring, backup/recovery and maintenance tools	Y
12.	Procure remote control monitoring tools		Y
13.	Install and configure remote control monitoring tools	Y
14.	Monitoring of critical services/processes (defined)	Y
15.	Monitor database resource utilization.	Y
16.	Report database resource utilization	Y
17.	Database specific monitoring of available disk for DB servers	Y
18.	Monitor database specific backup of DB servers (exports, archiving)	Y
19.	Storage Management
20.	Create and manage data files, table spaces (and related OS level activities, see server management)	Y
21.	Perform database storage capacity management	Y
22.	Online & offline defragmentation	Y
23.	Internal database space management	Y
24.	Reorganize specific database objects, tables space	Y
25.	Backup Management
26.	Define & provide database related backup and recovery strategy and procedures	Y
27.	Install and configure database related backup/recovery tools (agents & plugins , on top of typical Server backup/Recovery tools)	Y
28.	Maintain & update/upgrade specific database backup/recovery tools (on top of typical server backup/recovery tools)	Y
29.	Create/configure/Execute Database backup (incl. Regular exports) jobs	Y
30.	Make sure the availability of tape backups necessary to meet the operational requirement (DB requirements on top of server backup)	Y
31.	Change tape backups as per operational schedule (DB requirements on top of server backup)	Y
32.	Monitor daily database backups, exports, archiving.	Y
33.	Database Rebuild/Restore
34.	Execute restore/recovery requests (caused by DB crash or failure or at customer request due to user error)	Y
35.	Check application related batch jobs
36.	Job scheduling and monitoring	Y
37.	Maintenance & Housekeeping
38.	Maintain database components (databases, instances, listeners, monitoring, agents)	Y
39.	Define/maintain housekeeping jobs (log files, trace files, audit logs,…)	Y
40.	Maintain database object statistics (if required - optimizer)	Y
41.	Reorganize table spaces or specific objects	Y
42.	Maintain the backbone infrastructure for database address resolution, database monitoring	Y
43.	Security management
44.	Determine the necessary database software security patching baseline	Y
45.	Intentionally blank.
46.	Install patches on databases	Y
47.	Verify patch installation, keep evidence of installation	Y
48.	Monitor database security logs	Y
49.	Maintain database system accounts (power users, not end users)	Y
50.	Maintain database specific admin users/passwords	Y
51.	Release Management
52.	Agree with internal or external customers on new releases for databases		Y
53.	Procure licenses for necessary applications and system software		Y
54.	Test new releases for database instances	Y
55.	Prepare installation documentation for database release upgrades	Y
56.	Prepare planning for release upgrades for individual database instances.	Y
57.	Execute database upgrades (installation and configuration)	Y
58.	Building and configuration new databases	Y
59.	Configuration Management
60.	Identify necessary database software upgrades and fixes	Y
61.	Create database instance documentation	Y
62.	Maintain application system documentation	Y
63.	Performance, Capacity & Availability Management
64.	Agreement on database management Service Levels	Y
65.	Agreement on database management metrics and service levels	Y
66.	Define Database management capacity, performance and availability reporting	Y
67.	Monitor capacity trends.	Y
68.	Establish database management capacity, performance and availability reporting	Y
69.	Create and maintain reports for database management Service Levels reporting	Y
70.	Communicate database management Service Levels	Y
71.	Database instance tuning	Y
72.	Setup of new database instances (dedicated or shared)	Y
73.	Procure database software and maintenance		Y
74.	Installation of database software (system tables)	Y
75.	Creation and configuration of the database instance	Y
76.	Setup basic database security administration	Y
77.	Building and configuration new servers required for database management	Y
78.	Business continuity management
79.	Work internally on business continuity plan within Hercules		Y
80.	Perform database restore test as per operational schedule	Y
81.	Rebuild the database in case of disaster	Y
82.	Change Management	Y
83.	Initiate change request	Y
84.	Approve change request		Y
85.	Implement change	Y
86.	Verify change ticket	Y
87.	Close change ticket	Y
88.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Information Security

Roles & Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for security track. The table captures the role and responsibilities for Supplier and Hercules in delivering these Services. Many of these tasks listed are considered cross-functional and will be addressed within the respective technology tracks. The tools and Procedures required for delivering these activities will be provided by Hercules.

No	Security	Responsibility
		Vendor	Hercules
USER ACCESS
1.
For all platforms, confirm access authorization to Hercules data in accordance with the current security access policies. Add or user IDs, passwords and profiles as requested, check for segregation of duty issues where appropriate and provide a documented audit trail for all changes.
Y
2.	Disable and delete user accounts on a timely basis.	Y
3.
Monitor systems for misuse and unauthorized access. Log security violations and promptly provide Hercules with written reports of logged information security breaches discovered by or made known to Supplier. Review the severity of violations with Hercules. Develop and implement procedures and activities to deter subsequent violations as appropriate.
Y
4.	Create and maintain user access rights via group rules, end user profiles, where applicable.	Y
5.	Maintain physical access controls to computer room facilities.		Y
6.	Administer user access to files located on the servers.	Y
7.	Assign and delete directories, where applicable.	Y
8.
Upon Hercules’s request, provide user reports needed to evaluate licenses, access rights, etc. (such as a list of authorized users at Hercules Service Locations designated by Hercules, including the level of access granted to each such user.)
Y
9.	Provide a centralized user administrative process that enables administration of all platforms by any security administrator.	Y
10.
Periodically prepare and review security reports ensuring that authorized users are able to access the system, and promptly report to Hercules management any breaches of security; events that may indicate security violations; or attempts to gain unauthorized access to computers, information systems, or data resident on information resources.
Y
11.	Maintain a complete IT security administration guide and supporting procedures for all information security provisioning tasks.	Y
SYSTEM SECURITY
12.	Provide high-level security requirements.		Y
13.	Identify, in consultation with Hercules, IT security risks (exposure), and recommend procedures to minimize them. When approved by Hercules, implement such procedures.	Y
14.	Maintain access controls and configuration which secure individual access to applications, server equipment, server software, and the data network, where applicable.	Y
15.	Provide routine intrusion detection/prevention monitoring and reporting (e.g. those threats that are detected on the Internet-facing systems). Using the tools provided by Hercules.	Y
16.	Provide vulnerability scanning on key systems on a regular basis, including workflow capability to track remediation and trends. This will be done using the existing tool provided by Hercules.	Y
17.	Provide independent periodic security assessments such as external penetration testing, including no-knowledge tests.		Y
18.	Maintain and provision capabilities such as anti-virus, anti-SPAM and any other forms of software to detect and disable malware on servers and PCs; provide user support as required.	Y
19.	Administer and manage all firewalls, console servers, proxy servers, site blocking and content filtering systems	Y
20.	Administer and manage all forms of remote access to Hercules Systems.	Y
21.	Test patches and perform patching on all systems once approved. Specifically perform emergency patching as part of a security incident in an expedited mode	Y
22.	Management of WebMail servers and associated software for web-based email	Y
23.	Ensure that system media are protected from unauthorized access misuse or corruption, and that media no longer required are disposed off securely and safely.	Y
SECURITY MANAGEMENT
24.
In consultation with Hercules, identify, security risks (exposure), including but not limited to software vulnerabilities, physical and procedural vulnerabilities. Recommend procedures to minimize risk and implement such procedures when approved by Hercules.
Y
25.	Maintain an audit trail of all IT security operational activities using existing Hercules Tools.	Y
26.	Conduct SOX control testing; evaluate and report security compliance; maintain appropriate documentation	Y	Y
27.
Provide a security awareness program which includes but is not limited to awareness campaigns, maintaining and communicating security-related procedures or self-help guidelines for security-related tasks. Update and maintain information in a well-known and accessible location, such as a web site on the Hercules network.
		Y	Y
28.
Ensure mechanisms are in place to meet with Hercules security personnel to ensure services are in line with existing policies and adaptable to meet requirements in ongoing security strategic initiatives.
		Y	Y
29.	Provide Hercules with recommendations for security improvement based on security best practices from other clients as well as within industry.	Y
30.	Prepare ad-hoc and periodic reports, including management dashboards, which show Hercules security status, such as relevant threats, etc.	Y
31.	Provide appropriate expertise to perform incident response and investigation, including forensic analysis and provide relevant information in a confidential manner as directed.	Y
32.	Maintain an audit trail of all security operational activities using existing Hercules tools.	Y
33.	Provide resources and data to support internal and external audits using existing Hercules Tools.	Y
34.	Conduct security remediation activities resulting from audits or security incidents as directed by Hercules.	Y
35.
36.	Ensure all areas within Hercules and the provider organization are regularly reviewed to ensure compliance with security policy, standards and procedures.	Y	Y
37.	Ensure duties and areas of responsibility are separated to reduce opportunities for misuse.	Y	Y
38.
39.	Process Security exception requests in a timely manner.	Y
40.	Account lockout management	Y
41.	Group management and security alternations	Y
42.	Provide security mgmt. (incl. user access mgmt) for all servers	Y
43.
44.	Adding or Removing server security policies	Y
45.	Troubleshooting server security issues	Y

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Disaster Recovery / BCP

	Disaster Recovery / BCP	Supplier	Hercules
1.	Planning Activities
2.	Identification of systems, network, connectivity to be protected with Recover Time Objective (Joint responsibility of Hercules and Supplier)		Y
3.	Identification of data to be protected along with required Recovery Priority		Y
4.	Protection methodology including advanced recovery technologies	Y
5.	Resource identification (both from Customer & Supplier) and allocation	Y
6.	Business Impact Analysis and requirements		Y
7.
8.	Overall management of DR contract for enterprise data center.		Y
9.	Implement infrastructure and application architecture to meet business resumption service tier requirements.	Y
10.	Review and revise DR plan components of technology	Y
11.	Review and revise overall DR program (Including Communications and business testing components).		Y
12.	Approve DR plan components		Y
13.	Schedule annual testing and define scope		Y
14.	Rehearsal Activities
15.	Understand disaster recovery roles and responsibilities.	Y
16.	Develop, maintain and update the plan as scheduled.	Y
17.	Participate in Business Continuity Plan testing as required	Y
18.	Develop drill plan in conjunction with Customer requirement	Y
19.	Assist in building up systems and applications on Windows / Unix / DB / Storage	Y
20.	Install and configure application related backup/recovery agents, add-ons, plug ins	Y
21.	Testing backup and recovery procedures thoroughly	Y
22.	Assist executing activities in drill plan	Y
23.	Monitor and approve the overall recovery process		Y
24.	Generate results; find out bugs/ gap in DR Plan performance.	Y
25.	Assisting in identifying root cause and possible remedy for failures in system performance	Y
26.	Document all the test results for future reference.	Y
27.	Train Hercules employees to be prepared for emergencies and rehearsals		Y
28.	At the time of Disaster
29.	Providing management with a comprehensive understanding of the total effort required for recovery	Y
30.	Request disaster declaration (incident management)	Y
31.	Approve disaster declaration		Y
32.	Coordinate with vendors and suppliers in restoring, repairing, or replacing salvageable hardware and equipment.	Y	Y
33.	Facilitate effective co-ordination of recovery tasks	Y	Y
34.	Restore operating systems, applications, and network software from backup medium.	Y
35.	Initialize new tapes as needed in the recovery process.	Y
36.	Conduct backups at the off-site location.	Y
37.	Test and verify operating systems, applications, and network software.	Y
38.	Modify the LAN configuration to meet the alternative site configuration.	Y
39.	Ensure that restoration occurs within the planned critical time frames	Y
40.	Identify the reasons for disaster and find corresponding remedial action	Y	Y
41.	Document the learning’s	Y
42.	Employee communications		Y
43.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Vendor Management

No.	Vendor Management	Supplier Responsibility	Hercules Responsibility
1.	Provide technical requirements/ inputs/ technical SOW on vendor contracts ( new/ renewals) and project plan / schedules	Y
2.	Manage negotiation of contract and financial terms		Y
3.	Develop and track service level and performance terms in the contract	Y
4.	Technical evaluation of different vendors on basis of mutually agreed IT parameters.	Y	Y
5.	Establishing Vendor Contract		Y
6.	Selection of vendors including negotiation		Y
7.	Signing and closure of contracts		Y
8.	Liaison with vendors on technical and timing aspects of the delivery of services	Y
9.	Contract renewals - hardware, software, services etc.		Y
10.	Contract review for justification of business need		Y
11.	Validation/ acceptance of services/ products provided by vendors	Y
12.	Payment of vendors		Y
13.	Log and track the trouble ticket until closure.	Y
14.	Event escalation to higher level in case the problem is not resolved within pre-defined period.	Y
15.	Service Levels tracking and reporting of Vendors contracted by Hercules	Y
16.	Escalate to Hercules on non - conformity of support vendors	Y
17.	Providing initial base-line information to Supplier		Y
18.	Monitor license usage for Infrastructure application, tools and OS on best effort basis in absence of tools( subject to availability of tools provided by Hercules)	Y
19.	Obtain licenses		Y
20.	Deployment of new licenses and processing of desktop license requests	Y
21.	Tracking the spares level for re-order	Y
22.	Recommend re-order levels	Y
23.	Providing status reports on spares	Y
24.	Procurement of spares	Y	Y
25.	Intentionally blank.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SAP Basis Engineering and Support

No	SAP Basis Engineering and Support	Responsibility
		Vendor	Hercules
Support of high availability landscapes for SAP R3, SAP BW, SAP PLM, SAP Solution Manager, SAP Enterprise Portal, SAP Web Application Server, IXOS, EDI, TaxWare, BSI TaxFactory, DataPass, SAP Business Connector, SAP Router, Adobe Jetforms, TopCall, Object Manager, Maestro, Redwood, OV SPI

1	Intentionally blank.
2	Intentionally blank.
3	Establish Boundary conditions for: a. Availability requirements b. Functionality b. Budgets	Y
4	Intentionally blank.
5	Intentionally blank.
6	Intentionally blank.
7	Provide documentation for Implementation team	Y
Build, Test & Administer High Availability Landscapes
8	Develop prototype of High Availability Landscape in Test conditions	Y
9	Perform Detailed Testing & Gap analysis based on load balancing, functionality etc	Y
10	Validate success criteria	Y
11	Execute Build of High Availability Landscape in conjunction with relevant Infrastructure & Application teams	Y
12	Update documentation for support by relevant Infrastructure & Application teams	Y
SAP Basis & Upgrade & Migration Strategy
13	Align Upgrade & Migration path with Functional teams	Y
14	Define Basis Maintenance & Support Strategies	Y
15	Evaluate & Identify Tools/Processes for implementation of strategies	Y
16	Execute Upgrade & Maintenance Strategies	Y
Standards/Processes
17	Keep documentation accurate and updated	Y
18	Recommend improvements in processes/standards	Y
Applications - Infrastructure Alignment
19	Evaluate technical requirements for applications (SAP add-ons and interfaces) for alignment with Infrastructure Services technical architecture	Y
Service Level Management
20	Define Baseline requirements based on statistical data for SLM in conjunction with SAP technical & functional teams	Y
21	Define Parameters for measurement (Turnaround time, availability etc)	Y
22	Benchmark proposed Service Levels against industry standards	Y
23	Develop detailed Service Level Frameworks along with measurement criteria	Y
25	Set Service Level Objectives against defined parameters & monitor for compliance	Y
26	Formalize Service Levels and plan and implement Continuous Improvement Strategies	Y
SAP R/3 Failover Environment
27	Create & Backup Cluster Lock Disk Information	Y
28	Configure HP XP 1024 arrays	Y
29	Configure Cluster environment for SAP R/3 tools	Y
30	Configure failover package and distribute	Y
31	Ensure SAP Kernel Configuration consistency	Y
32	Setup Monitoring hardware	Y
33	Manage Running cluster on an ongoing basis	Y
Assess & Review
34	Perform proactive analysis of expected changes in hardware & software environment	Y
35	Changes in Hardware/Platforms/versions on existing SAP & bolt on environment & performance	Y
36	Changes in Software/Platforms/versions on existing environment & performance	Y
37	Assesse Partitioning technologies, upgrades etc.	Y
38	Prepare Business Case	Y
39	Prepare Appropriation requests	Y
IXOS Management
40	Manage IXOS archiving infrastructure - Optical libraries, interfaces etc	Y
41	Monitor & troubleshoot key interfaces/media etc	Y
42	Manage IXOS cleint & server software	Y
43	Perform related upgrades, releases etc	Y
SAP Document Archiving
44	Identify Retention requirements, data to be archived etc	Y
45	Schedule extracts using SAP functionality	Y
46	Execute Batch Jobs/Extracts based on predefined schedules	Y
47	Monitor & Restart/Reschedule failed jobs extracts	Y
48	Verify SAP extracts	Y
49	Archive to IXOS	Y
50	Delete archives from SAP	Y
51	Identify opportunities to archive additional data to IXOS	Y
SAP GUI Release Upgrades
52	Intentionally blank.
53	Test new releases for application , application components, required tooling , high availability components, …	Y
54	Prepare installation documentation for release upgrades	Y
55	Prepare planning for release upgrades for individual application instances, components, tools,…	Y
56	Execute software upgrades (installation and configuration, generating evidence, Qualification documents,..)	Y
Patching & Support Pack Management
57	Reviewing the support packs in detail for any issues whenever support pack upgrade is planned	Y
58	Test Support Packs	Y
59	Coordinate the support pack upgrade process	Y
60	Apply support pack in SAP landscape as per the sequence specified	Y
61	Coordinate with SAP in case of bugs with support pack	Y
62	Review Patches for SAP Bolt Ons and perform Testing	Y
63	Implemented Tested patches	Y
64	Perform rollbacks if necessary	Y
Business Copy using HP ExSID
65	Assess Requirements for Business/System Copies	Y
66	Define Schedules for Copies to test/consolidation environment	Y
67	Execute physical copies as per schedule	Y
68	Perform necessary post copy activities	Y
Performance Management
69	Build & Configure SAP Monitoring Infrastructure	Y
70	Support & Administer on an ongoing basis	Y
71	EarlyWatch & GoLive checks	Y
72	Performance Tuning based on Recommendations from Unix/Data teams and EarlyWatch/GoLive checks	Y
73	Recommend Application Changes to Functional teams	Y
Disaster Recovery
74	Intentionally blank.
75	Define RPO/RTO requirements	Y
76	Define DR plan and testing schedules	Y
77	Define Application Configuration & Infrastructure required to meet RPO/RTO objectives	Y
78	Execute DR test drills as per schedule	Y
Basis Kernel Upgrades
79	Identify & Baseline current Kernel versions	Y
80	Identify & assess requirement for upgrade	Y
81	Implement Upgrade on Dev & QA environments	Y
82	Schedule and execute Kernel upgrade	Y
Transport Management
83	Design Transport Management strategy	Y
84	Manage & Execute Transport requests	Y
85	Establish Transport routes	Y
86	Clearing old data from transport direct	Y
87	Intentionally blank.
Internal Controls
89	Implement and monitor internal controls for SAP systems. Accountable for internal and external system audits.	Y
Appropriation Requests
90	Initiate appropriation request and procurement process as required.	Y
Backup & Restores
91	Establish requirements & schedules for Backups		Y
92	Execute Backups in conjunction with Data Center Operations team	Y
93	Restore data/file systems in conjunction with Backup team	Y
CATT
94	CATT Tool Management	Y
95	Intentionally blank.
Application and Operations Tier II Support
96	24x7x365 SAP Basis On Site/Call Support	Y
97	Execute and Coordinate SAP Restores	Y
98	Perform Basis PSP Buffer Tuning	Y
99	Perform Basis Workload performance tuning	Y
100	Monitor and Interpret HP Openview	Y
101	Monitor and Interpret View System Logs	Y
102	Monitor and Interpret Short Dumps	Y
103	Monitor and Interpret System Wide Processes	Y
104	Monitor and Interpret Activity of Users	Y
105	Monitor and Interpret Batch Input	Y
106	Monitor and Interpret File Systems	Y
107	Provide Second Level Support for Printers	Y
108	Provide Second Level Support for Job Scheduling	Y
109	Provide Second Level Support for CTS Transporting/Object Manager	Y
110	Provide Second Level Support for SAP OSS/Portal support	Y
111	Lifecycle Maintenance IMACD SAP Instances	Y
112	Lifecycle Maintenance IMACD SAP Interfaces: Bolt Ons - PI, D&B, Languages	Y
113	Lifecycle Maintenance IMACD SAP Interfaces: Object Manager	Y
114	Lifecycle Maintenance IMACD SAP Interfaces: Taxware	Y
115	Lifecycle Maintenance IMACD SAP Interfaces: Kaba Benzing - ETIME	Y
116	Lifecycle Maintenance IMACD SAP Interfaces: Lisa/Mimi	Y
117	Lifecycle Maintenance IMACD SAP Interfaces: Gentran	Y
118	Lifecycle Maintenance IMACD SAP Interfaces: BSI TaxFactory	Y
119	Execute and Coordinate Client Exports/Imports/Deletes	Y
120	Configure and Tune SAP: Load Balancing	Y
121	Configure and Tune SAP:CTS/Workbench	Y
122	Configure and Tune SAP:Remote Function Call	Y
123	Configure and Tune SAP:Operation Modes	Y
124	Configure and Tune SAP:Logon Groups	Y
125	Configure and Tune SAP:Client Configuration	Y
126	Configure and Tune SAP:Workflow	Y
127	Configure and Tune SAP:Profle parameters	Y
128	Prepare SAP GUI for Client Deployment	Y
129	Tier II Support Infrastructure Software Application(s)	Y
SAP BASIS Security
130	Support design and implementation of SAP Security in R/3, BW/BI,	Y
131	User Management	Y
132	Roles and Profile Management	Y
133a	End user assistance and support for profile assignment, content and management	Y
133	Intentionally blank.
134	Monitor, identify SOD issues and appropriate notifications	Y
135	Maintain VIRSA Compliance Calibrator tool	Y
136	SAP License Reports	Y
137	Intentionally blank.
138	SAP Security tasks Process documentation	Y
139	Intentionally blank.
140	Intentionally blank.
141	Transport Management	Y
142	Master Records and roles assignment through Computer Aided Testing Tool Script	Y
143	Intentionally blank.
144	License Administration Workbench	Y
145	SOX Audit related reporting	Y

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Architecture Services

Description of Service
The Architecture Service will provide Hercules with a technology planning and design function. This Service will be responsible for taking business and management requirements and designing solutions. These solutions will form a cohesive information technology architecture that provides integration between Systems, cost effective standards and successful implementations.

Roles and Responsibilities:
The table below depicts the scope of work and tasks to be performed by Supplier and Hercules for Architecture Services. The table captures the role and responsibilities for Supplier and Hercules in delivering these Services.

No	Architecture Services	Supplier	Hercules
1.
Provide subject matter expertise on an as-needed basis for projects as they are defined and approved. This expertise will require a range of knowledge including: applications, networking, security, data management etc.
Y
2.	Maintain and update roadmap documentation for key Hercules technologies for use in planning.	Y
3.	Provide blueprint documentation outlining the configuration and implementation of new or upgraded technologies as they are introduced at Hercules.	Y
4.	Provide support to implementation teams as new or updated technologies are introduced at Hercules.	Y
5.	Provide requirements and high level direction for an enterprise network architecture including: WAN services, LAN services, Internet access service and remote access services.		Y
6.	Provide subject matter expertise to develop, document and maintain an enterprise network architecture including: WAN services, LAN services, Internet access service, remote access services	Y
7.	Approve the final architecture design for an enterprise network architecture including: WAN services, LAN services, Internet access service and remote access services.		Y
8.	Provide requirements and high level direction for a standard local area network architecture including: switching, DNS, DHCP, IP infrastructure, Wi-Fi and network availability.		Y
9.	Provide subject matter expertise to develop, document and maintain a standard local area network architecture including: switching, DNS, DHCP, IP infrastructure, Wi-Fi and network availability	Y
10.	Approve the final architecture design for a standard local area network architecture including: switching, DNS, DHCP, IP infrastructure, Wi-FI and network availability.		Y
11.
Provide requirements and high level direction for an enterprise telephony architecture including: VoIP Call Manager clusters, Voicemail services, softphone access, voice/data integration and cost optimization.
Y
12.	Intentionally Blank
13.
Approve the final architecture design for an enterprise telephony architecture including: VoIP Call Manager clusters, Voicemail services, softphone access, voice/data integration and cost optimization.
Y
14.
Provide requirements and high level direction for an SAP landscape architecture that supports standard SAP ERP applications including: SAP R3, SAP BW, SAP PLM, SAP Solution Manager, SAP WebAS and other key components of the MySAP ERP family.
Y
15.
Provide subject matter expertise to develop, document and maintain an SAP landscape acrchitecture that supports standard SAP ERP applications including: SAP R3, SAP BW, SAP PLM, SAP Solution Manager, SAP WebAS and other key components of the MySAP ERP family.
Y
16.
Approve the final architecture design for an SAP landscape that supports standard SAP ERP applications including: SAP R3, SAP BW, SAP PLM, SAP Solution Manager, SAP WebAS and other key components of the MySAP ERP family.
Y
17.	Provide requirements and high level direction for a storage architecture including: SAN services, NAS services and off-line tape backup services.		Y
18.	Provide subject matter expertise to develop, document and maintain a storage architecture including: SAN services, NAS services and off-line tape backup services.	Y
19.	Approve the final architecture design for an enterprise network architecture including: SAN services, NAS services and off-line tape backup services.		Y
20.	Provide requirements and high level direction for a messaging and collaboration architecture including: email, instant messaging and electronic web meetings.		Y
21.	Provide subject matter expertise to develop, document and maintain a messaging and collaboration architecture including: email, instant messaging and electronic web meetings.	Y
22.	Approve the final architecture design for a messaging and collaboration architecture including: email, instant messaging and electronic web meetings.		Y
23.	Provide requirements and high level direction for a standard Wintel server architecture including: servers, OS, and VM technologies.		Y
24.	Provide subject matter expertise to develop, document and maintain a standard Wintel server architecture including: servers, OS and VM technologies.	Y
25.	Approve the final architecture design for a standard Wintel server architecture including: servers, OS and VM technologies.		Y
26.	Provide requirements and high level direction for a Disaster Recovery architecture that meets DR/BC requirements including: Servers, applications, telecommunications etc.		Y
27.	Provide subject matter expertise to develop, document and maintain Disaster Recovery architecture that meets DR/BC requirements	Y
28.	Approve the final architecture design for a Disaster Recovery architecture that meets DR/BC requirements		Y
29.	Provide requirements and high level direction for a Security architecture including: Directory services, data network security, remote access, server and application security.		Y
30.	Provide subject matter expertise to develop, document and maintain a Security architecture including: Directory services, data network security, remote access, server and application security.	Y
31.	Approve the final architecture design for a Security architecture including directory services, data network security, remote access, server and application security.		Y
32.	Provide requirements and high level direction for a web-based portal architecture including: SAP Enterprise Portal, development tools for the platform, and supporting infrastructure.		Y
33.	Intentionally Blank
34.	Approve the final architecture design for a web-based portal architecture including: SAP Enterprise Portal, development tools for the platform, and supporting infrastructure..		Y
35.	Provide requirements and high level direction for a system patching and management architecture including: servers and telecom equipment.		Y
36.	Provide subject matter expertise to develop, document and maintain a system patching and management architecture including: servers and telecom equipment.	Y
37.	Approve the final architecture design for a system patching and management architecture including: servers and telecom equipment.		Y
38.	Provide requirements and high level direction for an application architecture including: integration technologies, application management tools and development tool standards.		Y
39.	Intentionally Blank
40.	Approve the final architecture for an application architecture including: integration technologies, application management tools and development tool standards.		Y
41.	Defining patch administration policies		Y
42.
Architect & design high availability server landscapes for SAP R3, SAP BW, SAP PLM, SAP Netweaver,
Architect & design high availability server landscapes for SAP extensions (e.g. Adobe, Redwood, Maestro, IXOS, Taxware, BSI, Jetform, Top Call, Object Manager).
Y

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule G

Service Levels Methodology

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE G
SERVICE LEVELS METHODOLOGY

1.GENERAL                                                           1

2.ATTACHMENTS                                                         1

3.REPORTING, INVESTIGATION AND CORRECTION                                     1

4.NOTICE REQUIREMENTS FOR ADDITIONS, DELETIONS AND MODIFICATIONS                       2

5.SERVICE LEVEL CREDITS                                                    2

6.EARNBACK                                                            3

7.ADDITIONS AND DELETIONS OF PERFORMANCE CATEGORIES                             4

8.ADDITIONS AND DELETIONS OF SERVICE LEVELS                                     5

9.CRITICAL DELIVERABLES - AFTER EFFECTIVE DATE                                    7

10.COMMENCEMENT OF OBLIGATIONS                                             7

11.COOPERATION                                                          7

12.CONTINUOUS IMPROVEMENT - SERVICE LEVELS                                      7

13.IMPROVEMENT PLAN FOR KEY MEASUREMENTS                                      8

14.MEASURING TOOLS                                                     8

15.TIMES                                                                 9

16.SINGLE INCIDENT/MULTIPLE DEFAULTS                                            9

17.EXCEPTIONS                                                            9

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.	GENERAL

This is Schedule G to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). It sets forth certain quantitative Critical Service Levels, Key Measurements and Critical Deliverables against which Supplier’s performance is measured.

2.	ATTACHMENT

The following Attachments are attached to this Schedule G and incorporated herein by reference:

Attachment G.1: Service Levels Matrix. This Attachment sets forth the (i) definition of Service Levels and Key Measurements, (ii) the quantitative measurements that Supplier shall meet or exceed for each such Service Level and Key Measurement, and Measurement tools. Attachment G.1 also sets forth certain Critical Deliverables.

3.	REPORTING, INVESTIGATION AND CORRECTION

Unless otherwise specified in Attachment G.1, each Critical Service Level and Key Measurement shall be measured and reported on a monthly basis beginning on the Commencement Date or, if later the date specified in Attachment G.1. Supplier shall provide to Hercules, as part of Supplier’s monthly performance reports, a set of hard- and soft-copy reports to verify Supplier's performance and compliance with the Critical Service Levels, Key Measurements and Critical Deliverables (until all Critical Deliverables are received and approved by Hercules).

Supplier shall provide detailed supporting information for each report to Hercules in machine-readable form suitable for use on a personal computer. The data and detailed supporting information shall be Hercules’ Confidential Information, and Supplier shall provide Hercules access to such information on-line and in real-time at any time during the Term.

Supplier will also be responsible for promptly investigating and correcting failures to meet the Service Levels by:

1.	Promptly initiating problem investigations, including Root Cause Analyses conducted in accordance with the Agreement;

2.	Promptly reporting problems to Hercules in accordance with the escalation process set forth in the Policy and Procedures Manual;

3.	Using all commercially reasonable efforts to correct problems and to begin meeting or restoring Service Levels as soon as practicable;

4.	Advising Hercules of the root cause of problems and the status of remedial efforts being undertaken with respect to such problems;

5.	Providing reasonable evidence to Hercules that the causes of such problems have been or will be corrected; and

6.	Making written recommendations to Hercules for improvement in procedures.

Supplier will identify root causes, correct problems and minimize recurrences of missed Service Levels for which Supplier is responsible and which cause or contribute to Supplier not meeting the Service Levels.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.	NOTICE REQUIREMENTS FOR ADDITIONS, DELETIONS AND MODIFICATIONS

Hercules may send written notice to Supplier at least ninety (90) days prior to the date that any of the following shall be effective, provided that Hercules may send only one such notice (which notice may contain multiple changes) each calendar quarter.

1.	New Performance Categories or additions or deletions to Performance Categories as permitted under Section 7;

2.	Additions, deletions or modifications to Service Levels (which include Critical Service Levels and Key Measurements) as expressly permitted under Sections 7 or 8;

3.	Movement of Critical Service Levels to Key Measurements and Key Measurements to Critical Service Levels;

4.	Modifications to Service Level Credit Allocation Percentages for any Critical Service Levels; or

5.	Modifications to Allocation of Pool Percentage for Performance Categories.

5.	SERVICE LEVEL CREDITS

In the event of a Service Level Default for a Critical Service Level, Supplier shall provide Hercules credits as defined below:

1.
Attachment G.1 sets forth the information required to calculate the Service Level Credits Supplier shall pay to Hercules (or apply against monthly Charges) in the event of a Service Level Default. For each Service Level Default, Supplier shall pay to Hercules, subject to Section 6 below, a Service Level Credit that will be computed in accordance with the following formula:

Service Level Credit = A x B x C

Where:

A = The Allocation of the Pool Percentage specified for the Performance Category in which the Service Level Default occurred as shown in Attachment G.1.

B = The Service Level Credit Allocation Percentage for which the Service Level Default occurred as shown in Attachment G.1.

C = At Risk Amount

For example, assume that Supplier fails to meet the Minimum Service Level for a Critical Service Level, that the total monthly Charges for all Services for the month in which the Service Level Default occurred were $****** and that the At Risk Amount was ******% of such monthly Charges.

Additionally, assume that the Allocation of Pool Percentage for the Performance Category of such Critical Service Level (as set forth on Attachment G.1) is ******% and that the Service Level Credit Allocation Percentage for such Service Level Default (as set forth on Attachment G.1) is ******%. The Service Level Credit due to Hercules for such Service Level Default would be computed as follows:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

A = ******% (the Allocation of Pool Percentage)

multiplied by

B = ******% (the Service Level Credit Allocation Percentage)

multiplied by

C = $****** (******percent (******%) of $******, Supplier’s total monthly Charge for all Services for the month during which the Service Level Default occurred).

= $****** (the amount of the Service Level Credit)

2.	If more than one Service Level Default has occurred in a single month, the sum of the corresponding Service Level Credits shall be credited to Hercules.

3.
In no event shall the aggregate amount of Service Level Credits credited to Hercules with respect to all Service Level Defaults occurring in a single month exceed, in total, the At Risk Amount for such month.

4.
Supplier shall notify Hercules in writing if Hercules becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for Critical Service Levels and Key Measurements as described in Section 3 and shall describe the Service Level Defaults for the month that is the subject of the monthly Critical Service Level report. The monthly reports shall also describe any failure to meet Key Measurements for the month being reported on.

5.
The total amount of Service Level Credits that Supplier will be obligated to pay to Hercules, with respect to Service Level Defaults occurring each month (subject to Supplier’s Earnback rights described in Section 6), shall be reflected and credited to Hercules on the invoice that contains charges for the month during which the Service Level Default(s) giving rise to such credit(s) occurred. For example, the amount of Service Level Credits payable (subject to the Supplier’s Earnback rights described in Section 6) with respect to Service Level Defaults occurring in August shall be set forth in and credited against, the invoice for the August Monthly Charges issued in September.

6.
Supplier acknowledges and agrees that the Service Level Credits shall not be deemed or construed to be liquidated damages or a sole and exclusive remedy or in derogation of any other rights and remedies Hercules has under the Agreement.

7.
If a Minimum Service Level Failure recurs in three or more consecutive months for the same Critical Service Level, the amount of the applicable Service Level Credit payable to Hercules shall be doubled for such third and each subsequent failure. For the avoidance of doubt, the Service Level Credit shall only be doubled one time, such doubled amount shall be payable for all successive consecutive Service Level Failures for the subject Minimum Service Level, and such doubled amount shall not be subject to Earnback.

6.	EARNBACK

Supplier shall have Earnback opportunities with respect to each Service Level Credit as follows:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.
Within thirty (30) days after the end of each Contract Year, Supplier shall provide a report to Hercules that will include, with respect to each Critical Service Level for which there was a Service Level Default during the preceding Contract Year, the following:

1.1.	Statistics on Supplier’s average monthly performance in that Critical Service Level during the preceding Contract Year (the “Yearly Performance Average”).

1.2.	The total amount of Service Level Credits imposed for Service Level Defaults in that Critical Service Level.

2.
If, during the preceding Contract Year, Supplier achieved a Yearly Performance Average in a Critical Service Level that was equal to or greater than the Expected Service Level in effect for such Critical Service Level during the preceding year, Supplier shall be entitled to receive an earnback credit (“Earnback Credit”) equal to all Service Level Credits (except doubled Service Level Credits calculated in accordance with Section 5.7 above) assessed during the preceding Contract Year for such Critical Service Level. In no event will: (i) the total amount of Earnback Credits for any Contract Year exceed the total amount of Service Level Credits assessed and credited to Hercules for Service Level Defaults in the applicable Critical Service Levels for that Contract Year; or (ii) any Earnback Credit carry forward to subsequent Contract Years or back to previous Contract Years.

3.
If, during the preceding Contract Year, Hercules deletes a Critical Service Level, the Supplier shall be relieved from paying Service-Level Credits assessed during the preceding Contract Year for Service-Level Defaults in that Critical Service Level.

4.
The Earnback Credits shall be invoiced by Supplier to Hercules on the first monthly invoice reflecting charges for the first month of the Contract Year immediately following the Contract Year in which such Earnback Credit occurred. If there will be no further invoices, the Supplier will promptly invoice Hercules in accordance with the Agreement for the Earnback Credit. Hercules will pay the Earnback Credit to Supplier in accordance with and subject to Section 12 of the Agreement.

5.
If the Critical Service Level was in effect for less than the entire Contract Year, the foregoing process shall be undertaken only with respect to the portion of the Contract Year during which the Critical Service Level was in effect. If the Agreement (or any portion thereof) is terminated prior to the end of the Term, the foregoing process shall be undertaken only with respect to the portion of the Contract Year during which the Agreement (or applicable portion thereof) was in effect.

6.
The provision for Earnback shall only affect Supplier’s right to receive return of Service Level Credits provided to Hercules and shall have no effect on any other rights or remedies of Hercules under the Agreement, including rights of termination.

7.	ADDITIONS AND DELETIONS OF PERFORMANCE CATEGORIES

Hercules may add or delete Performance Categories by sending written notice as described in Section 4. Such change notice shall include changes necessary to accommodate the addition of new Performance Categories. In no event may (i) the sum of the Allocations of Pool Percentage for all the Performance Categories exceed the Pool Percentage Available for Allocation, or (ii) the sum of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Service Level Credit Allocation Percentages for all Critical Service Levels within a Performance Category exceed ****** percent (******%) (unless otherwise set forth in Schedule G.1 as of the Effective Date).

8.	ADDITIONS AND DELETIONS OF SERVICE LEVELS

Hercules may add, delete or modify Critical Service Levels or Key Measurements as follows by sending written notice in accordance with Section 4.

8.1  Additions of New Service Levels

Hercules may add Service Levels in accordance with this Section 8.1 and by providing written notice in accordance with Section 4. Expected Service Level and Minimum Service Level commitments associated with added Service Levels will be computed as follows:

1.
Where at least six (6) consecutive months of Supplier provided service measurements exist for a particular Service that is being provided by Supplier, the Parties agree that the Expected Service Level shall be defined as the average of such service measurements for the six-month measurement period and that the Minimum Service Level shall be defined as the lowest[1] Both Parties understand that certain Service Levels may not be measured against an objective of ****** percent (******%), for example, Time (days, hours, etc.), defects, etc. where ****** (******) hours/days and ****** percent (******%), respectively, are the appropriate objectives. The calculations described in this Schedule G will be modified as appropriate to reflect these objectives. For example, if the Service Level involved defects in lines of code where ****** percent (******%) is the objective, lowest would be changed to highest in Section 8.1, highest would be changed to lowest in Section 8.1.3.2.1 and ****** percent (******%) would be changed to ****** percent (******%) in Section 8.1.3.2.1.

service measurement achieved during the six-month measurement period, or

2.
Where no measurements exist for a particular Service that is being provided by Supplier, the Parties shall attempt in good faith to agree on an Expected Service Level and a Minimum Service Level commitment using industry standard measures or third party advisory services (for example, Gartner Group, Yankee Group, etc.), or

3.
Where less than six (6) months or no measurements exist for a particular Service that is being provided by Supplier, and the Parties fail to agree on an Expected Service Level and a Minimum Service Level commitment using industry standard measures as described in Section 8.1.2 above, the Parties shall do the following:

3.1.
Supplier shall begin providing monthly measurements within thirty (30) days after Supplier’s receipt of Hercules’ written request and subject to agreement on such measurements in accordance with the Change Control Procedures.

3.2.
After six (6) or more actual service level attainments have been measured (or should have been measured per Section 8.1.3.1 above and if not so measured; constructed as described in Section 8.1.3.2.1 below), Hercules may at any time in writing request that Section 8.1.1 above be used to establish the Expected Service Level and Minimum Service Level commitments.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.2 Deletions, Demotions and Promotions

Hercules may delete Critical Service Levels or Key Measurements by sending written notice in accordance with Section 4.

Hercules also may demote existing Critical Service Levels to Key Measurements and promote existing Key Measurements to Critical Service Levels by sending written notice in accordance with Section 4.

8.3	Impact of Additions and Deletions of Critical Service Levels on Service Level Credit Allocation Percentages

When adding or deleting a Critical Service Level, promoting a Key Measurement to Critical Service Level or demoting a Critical Service Level to Key Measurement, Hercules shall modify the Service Level Credit Allocation Percentages for the other Critical Service Levels within the Performance Category such that the total Service Level Credit Allocation Percentages for all Critical Service Levels within the Performance Category equals ******percent (******%).

If Hercules adds a Critical Service Level in accordance with Section 8.1 or 8.2.2 above, but does not modify the Service Level Credit Allocation Percentages for the other Critical Service Levels within the applicable Performance Category under this Section 8.3, then, until such time as Hercules so modifies such Service Level Credit Allocation Percentages, the Service Level Credit Allocation Percentage for such added Critical Service Level shall be zero.

8.4	Modifications of Allocation of Pool Percentages and Service Level Credit Allocation Percentages for Critical Service Levels

1.	Allocation of Pool Percentages

Hercules may modify the Allocation of Pool Percentage for any Performance Category by sending written notice to Supplier in accordance with Section 4. When modifying the Allocation of Pool Percentage for a Performance Category Hercules shall modify the Allocation of Pool Percentages for one or more other Performance Categories such that the total of the Allocation of Pool Percentages for all Performance Categories does not exceed the Pool Percentage Available for Allocation.

2.	Service Level Credit Allocation Percentages

Hercules may modify the Service Level Credit Allocation Percentages for two or more of the Critical Service Levels within a Performance Category by sending written notice to Supplier in accordance with Section 4. In no event may the total Service Level Credit Allocation Percentages for all Critical Service Levels within the Performance Category exceed ******percent (******%) (unless otherwise set forth in Schedule G.1 as of the Effective Date).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.	CRITICAL DELIVERABLES - AFTER EFFECTIVE DATE

Certain of Supplier’s obligations under the Agreement are one-time or periodic obligations to deliver Critical Deliverables. Schedule H and Attachment G.1 set forth the Deliverable Credits that shall be payable by Supplier to Hercules in the event Supplier fails to deliver any of the Critical Deliverables within the time period relative to the Effective Date, specified in Schedule H or Attachment G.1. Imposition of Deliverable Credits for failure to meet the Critical Deliverables obligations shall not be included in the calculation related to the At Risk Amount previously described in Section 5.3. The total amount of Deliverable Credits that Supplier will be obligated to pay to Hercules shall be reflected and credited on the invoice that contains charges for the month during which the Critical Deliverable failure occurred (for example, the amount of Deliverable Credits payable for failure to deliver any Critical Deliverable(s) in August shall be set forth in and credited against the invoice for August charges issued in September). Unlike Service Level Credits, Deliverable Credits will not be subject to Earnback.

10.	COMMENCEMENT OF OBLIGATIONS

The obligations set forth herein shall commence on the Service Commencement Date or as otherwise specified in Attachment G.1 referencing the column “SCD + mos**”. The numbers used in the column “SCD +mos**” are in the format X where “X” represents the number of months after the Service Commencement Date when Supplier will be responsible to provide measurement data in support of the Critical Service Level and Supplier will be responsible for Service Level Credits for any failures to attain the Critical Service Level. If the notation in column “SCD + Mos**” is “SCD” the obligation will commence on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan).

11.	COOPERATION

The achievement of the Service Levels by Supplier may require the coordinated, collaborative effort of Supplier with other Hercules third parties contractors. Supplier will provide a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide high quality Services to Hercules, regardless of whether the reason for such Service Level Defaults, or failure to provide high quality Services to Hercules, was caused by Supplier.

12.	CONTINUOUS IMPROVEMENT - SERVICE LEVELS

The Parties agree to the concept of continuous improvement with the existing Supplier Personnel and other resources and that the Critical Service Levels and Key Measurements should be modified during the Agreement to reflect this concept. The Parties acknowledge that there may be limits to the extent to which Critical Service Levels and Key Measurements may be continually improved with such Supplier Personnel and resources. To accomplish this, Critical Service Levels and Key Measurements will be modified at the end of each Contract Year during the Term as described below, unless otherwise agreed:

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1.
Each Expected Service Level will be reset to the average of the four highest monthly actual results (for example, 99.6% is higher than 99.4%) at or above the Expected Service Levels achieved during the preceding twelve months; provided that, if fewer than four monthly actual results exceeded the Expected Service Level, the Expected Service Level will be reset by taking the four (4) highest monthly actual results, replacing each such actual result that is below the Expected Service Level with the Expected Service Level, and dividing the sum of the resulting four (4) numbers by four (4).

For example, if the Expected Service Level being adjusted were 99.6%, and there were three actual results that were higher and none equal (e.g., 99.9%, 99.8%, and 99.7%), the calculation would be ((99.9% + 99.8% + 99.7% + 99.6%) / 4) = 99.75% with the subsequent reset governed by Section 12.2 below.

2.
Notwithstanding Section 12.1 above, in no event shall any single increase in an Expected Service Level pursuant to Section 12.1 above exceed ten percent (10%) of the difference between one hundred percent (100%) and the then-current Expected Service Level.

For example, if the Expected Service Level being adjusted were 99.6%, the maximum increase for that reset would be 0.04% (i.e. from 99.6% to 99.64%).

3.
Notwithstanding the foregoing, the Parties acknowledge and agree that calculating improvements for certain Service Levels using the formula above may not be possible to effectuate the purpose of this Section. Accordingly, alternative approaches will be utilized by the Parties as mutually agreed.

4.	Each Minimum Service Level will be adjusted as mutually agreed.

13.	IMPROVEMENT PLAN FOR KEY MEASUREMENTS

If Supplier fails to satisfy any Key Measurement, Supplier shall provide Hercules with a written plan for improving Supplier’s performance to satisfy the Key Measurement within thirty (30) days of the failure to meet the Expected Service Level or the Minimum Service Level for the Key Measurement, which plan shall be subject to Hercules’ approval, not to be unreasonably withheld. Supplier shall promptly implement such plan once it has been approved by Hercules.

14.	MEASURING TOOLS

The measuring tools that exist in Hercules environment (or as otherwise provided by Hercules) during the Term shall be the measuring tools for the Critical Service Levels and Key Measurements designated. Supplier shall fully utilize such tools to measure the Critical Service Levels and Key Measurements.

As directed by Hercules, Supplier shall enhance existing tools or implement new tools as a Project in accordance with Section 4.5 of the Agreement and Schedule J. Hercules shall be financially responsible for providing measuring tools. Tools for new Service Levels will be implemented in accordance with the foregoing and according to the Change Control Procedures.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If, after the Effective Date or the implementation of tools for new Service Levels, Supplier desires to use a different measuring tool for a Critical Service Level or Key Measurement, Supplier shall provide written notice to Hercules. If Hercules approves such tool, the Parties will reasonably adjust the measurements as necessary to account for any increased or decreased sensitivity in the new measuring tools. Unless and until such tool is approved, Supplier will continue to use the measurement tool that had been initially approved by Hercules.

It is not anticipated that changes in the measurement tools will drive changes in Service Levels; rather, the need to collect and accurately reflect the performance data should drive the development or change in performance measurement tools.

15.	TIMES

Unless otherwise set forth herein, all references in this Schedule G shall refer to Eastern Standard Time or Eastern Daylight Time, as applicable.

16.	SINGLE INCIDENT/MULTIPLE DEFAULTS

If a single incident results in the failure of Supplier to meet more than one Minimum Service Level, Hercules shall have the right to select any one of such multiple Minimum Service Level Defaults for which it will be entitled to receive a Service Level Credit. Hercules shall not be entitled to a Service Level Credit for each of such Minimum Service Level Defaults.

17.	EXCEPTIONS

Supplier will be relieved of responsibility for failure to meet a Service Level and associated Service Level Credits to the extent provided in the Agreement, including Section 10.2 of the Agreement, and to the extent Supplier’s failure to meet the Service Level(s) is directly attributable to any of the following:

1.	Problems resulting from components (hardware, software, network, maintenance) for which Hercules is operationally responsible.

2.	Hercules’ reprioritization of tasks to be performed by Supplier where Supplier has notified Hercules in advance that such reprioritization will cause Supplier to miss such Service Level.

3.	Circumstances that excuse performance in connection with a force majeure event as specified Section 18.2 of the Agreement.

4.
Service or resource reductions requested or approved by Hercules and agreed to by the Parties through the Change Control Procedures; provided that Supplier has previously notified Hercules in writing as part of such Change Control Procedures that the implementation of such request would result in such failure to meet the Service Level.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules Incorporated

Schedule G.1 Service Level Matrix

The Following 4 Tables Have Been Redacted.

1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule H

Transition Plan

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule H

Transition Plan

This is Schedule H to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

1.	TRANSITION MILESTONES	1
2.	ACCEPTANCE PROCEDURE	1
3.	TRANSITION DELIVERABLE CREDITS AND EARNBACK	2

Schedule H.1: Preliminary Transition Plan and Transition Deliverable Credits

Schedule H.2: Transition Methodology

1.	Transition Milestones.

The initial transition project plan, attached hereto as Schedule H.1, reflects the Services to be transitioned to Supplier by Functional Service Area as set forth in Schedule H.1 (transition of each Functional Service Area to be referred to as a “Transition Stream”). The Transition Milestones associated with each Transition Stream are described in Schedule H.1 and H.2. The Transition Deliverable Credits associated with certain critical Transition Milestones (“Critical Transition Milestones”) are also described in Schedule H.1. Schedule H.2 describes further details regarding the Transition Services and Transition Milestones. Within thirty (30) days after the Effective Date, Supplier shall deliver to Hercules a detailed Transition Plan for Hercules’s review, comment and approval in accordance with Section 4.2 of the Agreement.

2.	Acceptance Procedure.

(a)
Supplier’s final performance and/or delivery of the Transition Services and deliverables associated with individual Transition Milestones shall be subject to Hercules’s Acceptance. This Section sets forth the procedures that shall apply to Hercules’s Acceptance of such Transition Services and deliverables.

(b)
Before submitting the Transition Service and/or deliverables associated with a Transition Milestone to Hercules for Acceptance, Supplier shall successfully complete all quality assurance and testing activities with respect to such activities and deliverables. Supplier shall then submit to Hercules notification (each such notification, a “Transition Milestone Submission Notice”) seeking Hercules’s Acceptance that the applicable Transition Service or deliverable has been successfully completed in accordance with the Transition Milestone.

(c)
Upon receipt of each Transition Milestone Submission Notice, Hercules shall review the applicable Transition Service or deliverable and shall advise Supplier in writing within two (2) business days of receipt (each such Hercules response, a “Transition Milestone Submission Response”) whether, in Hercules’s reasonable discretion, the Transition Service or deliverable has been completed in accordance with the Transition

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Milestone (each such approval a “Transition Milestone Final Approval”, and each such failure, a “Nonconformity”). In the event that Hercules fails to provide a Transition Milestone Submission Response within such two (2) business days of receipt, Supplier shall notify Hercules of such failure. If Hercules fails to thereafter provide a Transition Milestone Submission Response within an additional one (1) business day of such notice, then the Transition Milestone shall be deemed to be Transition Milestone Final Approval as if the applicable Transition Milestone Final Approval was sent to Supplier.

(d)
In the event of a Nonconformity, Hercules shall deliver notice to Supplier (within the Transition Milestone Submission Response period) specifying the nature of the failure in reasonable detail. Supplier shall then propose for Hercules’s approval a date for remedying the Nonconformity and resubmitting the Transition Service or deliverable.

(e)
At no additional charge to Hercules, Supplier shall: (1) correct the Nonconformity so that the Transition Service or deliverable meets the Transition Milestone on or before the rescheduled date; and (2) submit a new Transition Milestone Submission Notice for such Transition Milestone. The Parties shall thereafter follow the same procedures as set forth in subsections above.

3.	Transition Deliverable Credits and Earnback.

(a)
Transition Milestones by Transition Streams. Schedule H.1 identifies Transition Milestones at the Transition Stream level that Supplier must complete in accordance with the Transition Plan and applicable provisions of the Agreement. A final Critical Transition Milestone for a Transition Stream shall not be deemed complete until the Policy and Procedures Manual (including standards) for that Transition Stream is final and complete in all material respects.

(b)
Transition Deliverable Credits. If Supplier fails to obtain Transition Milestone Final Approval on or before the applicable Critical Transition Milestone for a particular Transition Service for which there is an associated Transition Deliverable Credit, Supplier shall accrue liability for the Deliverable Credit identified in Schedule H.1 (each a “Transition Deliverable Credit”) in accordance with the following:

(i)	****** percent (******%) of the Deliverable Credit on the first day after the applicable Transition Milestone;

(ii)
an additional ****** percent (******%) of the Deliverable Credit if Supplier fails to obtain Transition Milestone Final Approval within five (5) business days after the applicable Transition Milestone;

(iii)
an additional ****** percent (******%) of the Deliverable Credit if Supplier fails to obtain Transition Milestone Final Approval within ten (10) business days after the applicable Transition Milestone;

(iv)
an additional ****** percent (******%) of the Deliverable Credit if Supplier fails to obtain Transition Milestone Final Approval within fifteen (15) business days after the applicable Transition Milestone; and

(v)
the remaining ****** percent (******%) of the Deliverable Credit if Supplier fails to obtain Transition Milestone Final Approval within twenty (20) business days after the applicable Transition Milestone.

Supplier shall pay Hercules any accrued portion of the applicable Deliverable Credit in accordance with Section 12.1 of the Agreement.

(b)
At Risk Amount for Transition Services. In no event shall the aggregate amount of Transition Deliverable Credits paid to Hercules with respect to all failures to meet Critical Transition Milestones exceed, in total, ****** percent (******%) of the total Transition Charges (“At Risk Amount for Transition Services”).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)
Earnback. Supplier may earn back Transition Deliverable Credits with respect to its failure to meet an interim Critical Transition Milestone for a Transition Stream, provided that Supplier meets the associated final Critical Transition Milestone for that Transition Stream on or before the date specified in Schedule H.1, in which case Supplier will be entitled to the return of all Transition Deliverable Credits paid in connection with its prior failure to meet said interim Critical Transition Milestone.

SCHEDULE H.1

INITIAL TRANSITION PLAN TRANSITION DELIVERABLE CREDITS

#	Transition Stream	Transition Deliverable	Milestone Date	Interim/Final Milestone	Deliverable Credit
1	Windows / Database	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 5	Receiving all the existing Documents from customer. If not existing then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 6 - 7	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 8 - 9	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated runbooks)	Week 10 - 11	Acceptance Test Plan signoff.	$******
2	UNIX, Storage & Backup	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 5	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 6 - 7	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 8 - 9	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated runbooks)	Week 10 - 11	Acceptance Test Plan signoff.	$******
3	Tier - II Services	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 5	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 6 - 9	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 10 - 11	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated runbooks)	Week 11 - 12	Acceptance Test Plan signoff.	$******
4	SAP Basis & SAP Security	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 4	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 5 - 8	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 9 - 10	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated runbooks)	Week 10 - 12	Acceptance Test Plan signoff.	$******
5	DC Operations	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 5	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 6 - 8	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 9 - 10	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated runbooks)	Week 11	Acceptance Test Plan signoff.	$******
6	Helpdesk	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 4	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 4 - 6	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week - 6-10	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated run books)	Week 10 - 12	Acceptance Test Plan signoff.	$******
		Phase Transfer of calls	Week 12 - 16	Authorized User satisfaction 3.5 out of 5 or better.	$******
7	Desk Side Support	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 4	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Onsite team readiness)	Week 4 - 5	Submitting draft of refined documents.	$******
		Parallel Run - hands on support(Role Transfer Plan completion, Consolidated run books)	Week - 5-9	Acceptance Test Plan signoff.	$******
8	Security (Non- SAP)	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 2	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 3- 5	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 5 - 7	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated run books)	Week 8 - 10	Acceptance Test Plan signoff.	$******
9	Voice & Video	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 2	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 3- 4	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 5 - 6	Knowledge transfer to offshore team by training them.
		Parallel Run (Role Transfer Plan completion, Consolidated run books)	Week 7 - 8	Acceptance Test Plan signoff.	$******
10	LAN / WAN	Knowledge Absorption (Support Process, Operations Process, Reports, Escalation Process)	Week 1 - 3	Receiving all the existing Documents from customer. If not exist then prepare with joint efforts.	$******
		Adaptation / Redesign (Finalize Solution Design, Role Transfer Map, Draft Run Book, Offshore team readiness)	Week 4- 6	Submitting draft of refined documents.	$******
		Replication (Successful Staging exercise, Offshore team Realignment)	Week 7 - 8	Knowledge transfer to offshore team by training them.	$******
		Parallel Run (Role Transfer Plan completion, Consolidated run books)	Week 9 - 10	Acceptance Test Plan signoff.	$******

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule H-2
Transition Methodology

Hercules roles and responsibilities for each IT service tower
Hercules Resource Requirements During Transition

Function	Role	Estimated Time Commitment
Program Manager
4  Single point of contact for Supplier (“HCL” as described herein). The key responsibilities of the Program Manager include:
4  4Participate in Weekly review meetings with the HCL Project /team Lead. To be the single point of interface for any scope related issues
4  4Provide any approvals related to changes required in IT Policies for the successful execution of the project
4  4Act as interface to the business units inside Hercules for the project
4  4Communicate the project progress to the Hercules Executive Sponsor on a periodic basis
Full time
SME’s	4 They will act as Subject Matter Experts working with HCL Project Lead and offshore transition lead.	Full time
Infrastructure/Telecom team	They will work with HCL offshore team and onsite Technical Project Manager to ensure HCL’s connectivity to the internal tools and systems.	Part time
Tools team	They will be responsible to ensure tools extension to the offshore center. They will also work with HCL tools team.	Part time

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The table below details the roles and responsibilities of HCL and Hercules during transition: -

For the tables below :

Y = Primarily responsible

y = secondary responsibility

Program Management

Sr.	Task	HCL Responsibility	Hercules Responsibility
1.	To assign a project manager to coordinate and act as single point of contact	Y	Y
2.	Maintain and Track project plan	Y	y
3.	Project Communication & Interface to other HERCULES Teams		Y
4.	HR communication plan to ensure smooth transition		Y
5.	Formulation and implementation of Review plan - Daily/Weekly/Fortnightly review meetings for status updates	Y	y
6.	Approval of scope and timeline related changes		Y
7.	Approval of changes in contracted service levels		Y
Infrastructure

Sr.	Task	HCL Responsibility	Hercules Responsibility
1.	Infrastructure Design Approval		Y
2.	To provide offshore facility to prevent unauthorized entry	Y
3.	To provide card access system for HERCULES Dedicated OMC in offshore centers	Y
4.	To provide badges to HERCULES dedicated personnel involved in transition and service delivery	Y
5.	Intentionally blank.
6.	To provide network equipment (Router or Switch) for HERCULES OMC	Y
7.	To prevent tampering of network equipment and detail network security policy	Y
8.	Voice & Data links - From HCL US POP to OMC in India	Y
9.	Voice & Data link integration for end-to-end routing	Y	Y
10.	Desktops to be provided in HCL OMC facility	Y
11.
Standard images required for Hercules work will be provided HCL OMC. (Images include but not limited to: Antivirus clients, office suite, messaging client and all relevant applications to be used by Operations Team)
Y
12.	To allow/authorize Hercules OMC personnel to be on Hercules Network. (HCL to provide list of authorized personnel)		Y
13.	Desktop Security policy and Internet access to personnel		Y
14.	Voice & Data link from Hercules location (US) to HCL US POP		Y
15.	Provisioning necessary resources for HCL OMC team e.g. User accounts in all systems, Access mechanisms		Y
16.	To provide point of contact to coordinate for testing the infrastructure and assist in testing.	Y	Y
17.	Infrastructure Testing (Call Routing, Data Quality, phone line quality, Tools Access)	Y	Y

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Tools

Sr.	Task	HCL Responsibility	Hercules Responsibility
1.	To provide all the information regarding the current tools being used		Y
2.	To enable adoption and replication of tools and automation, used by the current delivery teams		Y
3.	To arrange licenses for the current tools that needs to be installed at offshore OMC		Y
4.	Familiarize HCL Transition Team with the use of the Hercules tools relevant for steady state service delivery (HCL responsible for Hercules tool competency)		Y

Study/Redesign Phase

Sr.	Task	HCL Responsibility	Hercules Responsibility
1.	To designate a single point contact during transition stage and steady state operations.	Y	Y
2.	To enable actual knowledge transfer and training (Completion of Knowledge Transfer templates), with access to available operations documentations and engineer’s time.		Y
3.	Design and Track detailed onshore training plan with assigned owners.	Y	y
4.	Provide all data for historical Trending - Trouble ticket Reports, RFS/work requests for analysis		Y
5.
6.	Provide office space, PC, telephone and other office facilities to all on site HCL personnel during the transition and steady state per Schedule O.		Y
7.	Access to existing Knowledge Base, SOP’s, Training Material etc. to HCL Transition Team.		Y
8.	Enable in defining the standard operating procedures (escalations, touch points, interfaces, current processes) and migration of existing processes, including process redesign if required.		Y
9.
Documentation of Problems/Change/Work requests in scope - like List of common incidents reported, Known Problems and solutions, Last 3 months Sev 1 and Sev 2 calls - Detailed description and Solution etc.
Y
10.
Documentation and definition of Process Flow & Delivery Model like service request logging and prioritization process Escalation Process, Case/Call flow procedures, Change Management Process, Interface and dependency between internal and external Teams etc.
Y
12.	Draft Run Book for in scope services	Y
13.
14.	SLA Definition and Measurement Mechanism	Y	Y
15.	To help in identifying required reports, frequencies, reporting mechanisms.		Y
16.	Detailed Scope of Work and HCL Deliverables	Y	Y

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Replication Phase

Sr.	Task	HCL Responsibility	Hercules Responsibility
1.	Review & Signoff of Run books		Y
2.	Steady State Roles & Responsibilities Definition	Y
3.	Shift Roster Creation, subject to Hercules review and Acceptance	Y
4.	Approval of SLA		Y
5.	Process Flow & Delivery Model Approval		Y
6.	Training all offshore resources	Y
7.	Definition of Acceptance Test Cases for Readiness Assessment and Testing Phase	Y	y
8.	Readiness Assessment	Y	y

Testing Phase

Sr.	Task	HCL Responsibility	Hercules Responsibility
1.
Provisioning resources (onsite) during Testing will be Hercules responsibility and Provisioning resources offshore during the testing phase will be the responsibility of HCL. Hercules may consider sending a resource to India during this phase
		Y	Y
2.	Testing of services from offshore	Y
3.	Review of acceptance test cases performance	Y	Y
4.	Change identification & Incorporation into the Hercules change management process	Y
5.	Signoff on successful Service Delivery		Y
6.	Signoff on Transition Project Completion		Y

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Transition Methodology

HCL proposes to deploy its time tested offshore transition process derived from the HCL IT Operations Off-sourcing Model. The diagram below shows different phases in a typical transition plan.

HCL with its significant Global experience in transitioning Infrastructure support for environments similar to Hercules proposes the following plan, which ensures a risk free transition with no impact to end-users and services.

[Missing Graphic Reference]

The above approach will form the basis for transitioning services for Hercules requirements. HCL has constituted a separate team of transition experts, who have experience in large and complex transitions to be part of this project.

HCL transition framework is designed to address the following critical issues:

❖Low-risk transition to offshore for service support
❖Minimal disturbance to existing service delivery
❖Optimal transition costs and effort for Hercules

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Transition Timelines

The transition plan for Hercules will follow the following timelines for different track. The below time lines at this stage are to be considered indicative, with a 5% variance possibility. The variance will depend upon the level of existing documentation among other factors. We will commit to a firm schedule upon completion of a study/due diligence exercise.

Infrastructure Services Transition Plan
Service Transition from In- sourced and third party contractors

[Missing Graphic Reference]

Transition Process

HCL will send its team of specialist to the Hercules locations. Each track/ service line for Hercules will undergo a 3-step transition process:

1.Knowledge Absorption
2.Redesign & Replication phase
3.Staging/Testing

The total duration for the transition of all the three above mentioned track will be 13 weeks. However, the transition would be preceded by a complete Due Diligence process for 1 week to validate the solution components, deliverables and assumptions.

During first one week of due diligence, HCL transition experts will go through the SOP’s, Hercules specific technologies, Knowledge base, Documentation etc to get acquainted to Hercules environment. Hercules will be responsible to provide the above information to HCL before starting of this phase.

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The key activities in various phases of transition are as below:

Knowledge Transfer

The team, during this phase will do a detailed operations requirement analysis, which will involve discussions with the Hercules appointed personnel. Based on this assessment, the team will provide service specific reports to Hercules providing the plan for offshoring each service. This will need to be studied and accepted by Hercules. During onsite transition phase, the approach would be of staff augmentation. The transition resource would work along with Hercules team to perform the services. It serves following purposes:

√Current service levels would be maintained
√No reduction in quality of service delivery
√Current DR plans and procedures would remain intact
√Transition resource would get hands-on experience of working on live environment and this would help in effective knowledge absorption

Critical Activities Performed

√Infrastructure Study and end user requirements from the service.
√Understand the standard operating procedures and deployed tools
√Study People Skills, Roles and tasks performed
√Get trained to transfer Knowledge Offshore - “Train the Trainer”
√Initial SOP preparation and other documentation

Duration

√ HCL & Hercules - 4 week onsite (3 weeks for client support and security services tracks)

Roles and Responsibilities

Hercules
√ Presentations and walkthroughs by Hercules shift supervisors
√ Providing relevant documentation to HCL transition team

HCL
√ Study documentation and understand processes to replicate them offshore

Replication and Redesign Phase

During this stage, HCL would replicate & redesign the services keeping the offshoring based service support in mind. This would be done by the onsite resources when they return back offshore. This may require telephonic & mail interactions with the relevant people in various teams within Hercules. All SOPs formed during transition or existed, as currently deployed in Hercules would be transferred to HCL Operations Management Center, in India in totality and a detailed study will be done on them. Some SOPs may need to be modified in consultation with Hercules.

Critical Activities Performed: Some of the critical activities performed during this stage are:

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√Processes adaptation for offshore delivery
√Documentation Run Books Creation
√Tool and Facility Architecture & Connectivity Design
√Role Transfer Map and Shift Roster creation
√Implementation and testing of connectivity solution & tools
√Familiarization with work environment, user expectations, culture and other soft issues
√Training of offshore team on Hercules processes, environment, workflows, tools, SOPs etc.
√Classroom and hands-on training of offshore team
√Staging exercise

Duration

√ HCL- 3 week offshore at HCL- Hercules OMC in India (5 weeks for client support and security services towers)

Roles and Responsibilities

Hercules
√ Providing assistance from onsite
√ Approve HCL created documentation & suggest changes wherever necessary
√ Review & final Signoff of Run books
√ Shift Roster & SLA Acceptance
√ Process Flow & Delivery Model Approval

HCL
√ Documentation and definition of Process Flow & Delivery Model like Escalation Process, Case/Call flow procedures, Change Management Process, Interface and dependency between internal and external Teams etc.
√ Steady State Roles & Responsibilities Definition
√ Readiness Assessment of trained resources

Parallel Run/Testing

This would involve testing of the entire service end to end by running operations out of Operations Management Center (OMC) in India. During this stage, the HCL would expect Hercules project team to guide the team in the service support. Any infrastructure or process issues that are identified will be ironed out during this stage.

Critical Activities Performed

Some of the critical activities performed during this stage are:

√Task Transfers
√CSF & SLA review
√Process Tuning
√Hercules Signoff

Duration

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√ HCL- 3 weeks offshore at HCL- Hercules OMC in India

Roles and Responsibilities

Hercules
√ Review of acceptance test cases and HCL Team Performance
√ Signoff on successful Service Delivery
√ Signoff on Transition Project Completion

HCL
√ Change identification & Incorporation into service Delivery Model
√ Testing of services from offshore
√

Risk Management
Risk identification activities will span the entire scope of the service support-outsourcing project. HCL will play a proactive role recognizing the possibility of risks and identifying these at every step in the project. At every stage, HCL senior management will review the delivery risks. HCLT and Hercules will jointly derive a risk mitigation plan for identified risks. Appropriate escalations will be made within HCLT based on agreed criteria so that corrective actions can be put in place as early as possible.

Risk identification activities will span entire contract duration. HCL Project Manager will play a proactive role recognizing the possibility of risks and identifying these at every step in the project. The Project Manager will use risk checklists provided by HCL QMS to identify and mitigate risks during the delivery of service. Appropriate escalations will be made within HCL and if required with Hercules based on agreed criteria so that corrective actions can be put in place as early as possible.

General Risks associated are:

Risk	Description	Mitigation	Responsibility
People Transition Risk	During the transitioning in the Transition Phase, the Hercules employees need to be retained	Retention bonus for key Hercules resources Shadow resources at HCLT in India to mitigate any eventuality Diligent knowledge Transfer	Hercules and HCLT HCLT HCLT and Hercules
Communication	Communications between HCLT and Hercules and also between the HCLT onsite and offshore teams
Peer Mapping
Program Office and steering committee to ensure proper communication channels
Dedicated link with redundancy to cover disaster
HCLT methodology to ensure proper communication and workflow between onsite and offshore teams
Hercules/HCLT Hercules/HCLT Hercules/HCLT HCLT
Unknown dependencies	Any other activities in an enterprise or business outcomes that are not identified.	Program office to mitigate this by actively communicating the technology road maps. HCLT to use its technical and business knowledge in suggesting plans for reducing risks	HCLT/Hercules HCLT
Incorrect and / or unmanaged assumptions	Assumptions regarding performance, functionality, or delivery that have not been articulated or recorded and managed.	To be covered by a methodological due diligence and knowledge transfer	HCLT/Hercules
Scope creep	Including informal, small service requests on an ongoing basis outside management processes
SOW will be clearly articulated at the end of due diligence
Process to be defined for recording the enhancements in Scope of Work
Joint Sign offs to be used as exit and entry criteria for a all work areas and new statements of work
HCLT HCLT/Hercules Hercules/HCLT
Skills mismatch and resource shortages	Critical business, technical, or subject matter experts that cannot be made available on a timely basis due to external circumstances. Staff inexperienced or untrained in the business or technology.	Technical requirement projection to become a part of outsourcing program HCLT to leverage its large resource base and external recruiting channels if required	HCLT/Hercules HCLT
Lack risk and issue management	Not implementing a formal risk and issue management process where they are logged and reviewed on a regular basis.
Expectations not clearly defined	Not having the expectations and implications written down.	Roles and responsibilities of each individual in the outsourcing program will be defined during the knowledge transfer phase	HCLT
Cultural Mismatch	Not identifying the organizational impacts of the new system such as job role changes, revised scopes of authority, increased levels of visibility, documentation and training.	PMO to be used for formalizing the technical road map	HCLT/Hercules
Change in Key sponsor	Reorganizations that introduce new leadership that requires time to accept the business case or question the assumptions of the case.	Controlled by clearly defined contract Flexibility of exit options for both the parties	HCLT/Hercules HCLT/Hercules

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Hercules

Schedule I

Termination Assistance Services

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October 7, 2004 (VF Services)

Schedule I Termination Assistance Services

1.	GENERAL	2
2.	TERMINATION ASSISTANCE PLAN	2
3.	SPECIFIC TERMINATION ASSISTANCE SERVICES	2
	3.1. General Support	2
	3.2 .Knowledge Transfer	2
	3.3. Transfer of Resources	3
	3.4. Operational Transfer	5
	3.5. Organizational Transfer	7
4.	TERMINATION ASSISTANCE SERVICES RATES	7

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GENERAL

This is Schedule I to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

As part of the Termination Assistance Services, Supplier shall transfer control and responsibility for the Services to Hercules, an Eligible Recipient and/or their designee(s). Supplier shall perform, as requested by Hercules, the Services, functions and responsibilities set forth in this Schedule I, as well as those set forth in Section 4.3 of the Agreement in a manner that will not unnecessarily interfere with the ability of Hercules and the Eligible Recipients to obtain the Services.

TERMINATION ASSISTANCE PLAN

Supplier will assist Hercules in the development of a plan for the transition of the Services from Supplier to Hercules or its designee(s) in accordance with the provisions of Section 4.3(b)(1)(i) of the Agreement.

SPECIFIC TERMINATION ASSISTANCE SERVICES

General Support

As directed by Hercules, Supplier shall perform general support and other activities as set forth in Section 4.3(b) of the Agreement.

Knowledge Transfer

Supplier will provide for a transfer of knowledge regarding the Services and related topics so as to facilitate the provision of the Services by Hercules, and Eligible Recipient and/or their designee(s). This knowledge transfer shall include:

Supplying information regarding the Services as reasonably necessary to implement the termination assistance plan, and providing such information regarding Services as reasonably necessary for Hercules, an Eligible Recipient or their designee(s) to assume responsibility for continued performance of Services in an orderly manner so as to minimize disruption in the operations of Hercules and the Eligible Recipients, including (i) relevant documentation; and (ii) key support contacts (names, business phone numbers, fax numbers, e-mail addresses and business postal addresses) of Hercules, third party personnel and Supplier Personnel during the transition from Supplier to Hercules and Eligible Recipient and/or their designee(s);

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Supplying information concerning Equipment, Software (consistent with the provisions of Section 14.6 of the Agreement and Schedule B (Software), types and skills of personnel, third parties, and other resources used by Supplier to provide Services to Hercules under this Agreement, as may be reasonably necessary for Hercules, an Eligible Recipient and/or their designee(s) to assume responsibility for the Services;

Explaining the Change Control Procedures, change management process, problem management process, Policy and Procedures Manual, Reports and other standards and procedures to Hercules’, and Eligible Recipients’ and/or their designee(s)’s operations staff;

Providing reasonable access, in person and by telephone, to Supplier Personnel through the end of Supplier’s provision of Termination Assistance Services (including any Supplier Personnel involved in performing the Services during the twelve (12) months preceding Supplier’s receipt of the notice of termination or non-renewal to the extent that (i) such individuals are then employed by Supplier, and (ii) such information is not otherwise available from the Supplier Personnel then assigned to Hercules); and

Explaining the extent and nature of the impact on the Services of Supplier Laws as they relate to the providing of the Services (as opposed to Supplier generally).

Transfer of Resources

Supplier shall provide all reasonable assistance required for the transfer to Hercules, an Eligible Recipient and/or their designee(s) the resources (e.g., Materials, Equipment, Third Party Contracts) to which Hercules is entitled under the Agreement. Such assistance shall include at a minimum:

Identifying any third party services which are required by Hercules, and Eligible Recipient and/or their designee(s) to perform the Services, and to which Hercules is entitled under Section 4.3 of the Agreement;

Providing a list of assets for Equipment and Software owned or licensed by Supplier, its Subcontractors, Hercules and/or Eligible Recipients, including those which are required by Hercules or its designee(s) to perform the Services and to which Hercules is entitled under Sections 4.3 and 14.6 of the Agreement;

Working with Hercules, and Eligible Recipient and/or its designee(s) to minimize or eliminate any potential taxes that might be incurred as a result of any transfers; and

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Performing functions required under the Agreement required to effect the assignment of Equipment, Materials and Third Party Contracts, which are required by Hercules, and Eligible Recipient and/or their designee(s) to perform the Services, and to which Hercules is entitled under Section 4.3 of the Agreement, including transferring billing and executing legal documents.

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Operational Transfer

Supplier shall perform all activities requested by Hercules pursuant to Section 4.3 of the Agreement to effect a smooth transfer of operational responsibility for the Services. Such activities include:

Providing to Hercules, an Eligible Recipient and/or their designee(s), machine-readable source and object code (to the extent Hercules is entitled to such code under the Agreement), along with run documentation and job control listing for the Systems Software, and other similar information necessary to provide the Services;

To the extent used to provide the Services, documenting and delivering source materials (to the extent Hercules is entitled to such materials under the Agreement), object libraries and reference files;

To the extent applicable and available, delivering support profiles, enhancement logs, problem tracking/resolution documentation, and status reports associated with the Services;

Providing any Authorized User information collected or maintained which further details the information in the reports set forth in Schedule R (Reports) as such exists as of the effective date of termination or expiration;

Providing assistance in identifying alternate sources of resources, including skilled labor and spare equipment parts.

Providing for the orderly hand-off of ongoing Projects, including a listing of current and planned Projects, as well as all Equipment ordered or in process, and eligible to be purchased by Hercules or the Eligible Recipients in accordance with Section 4.3 of the Agreement. With respect to each Project, document current status, stabilize for continuity during transfer, and provide reasonable training to achieve transfer of responsibility without loss of momentum;

Providing Materials in accordance with Section 14.6 of the Agreement;

Documenting and delivering Hercules Data and data bases maintained by Supplier specific to the Services;

Transferring physical and logical security processes and tools (to the extent required under the Agreement), including cataloging and

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tendering any badges and keys for Hercules Facilities or Hercules Sites held by Supplier Personnel, documenting ownership and access levels for all passwords maintained by Supplier or in Supplier’s possession, and instructing Hercules or its designee(s) in the use and operation of security controls;

Assisting with physical de-installation and transportation (not to include packing and transport) of Equipment owned by or to be conveyed to Hercules from the Supplier locations;

Providing and coordinating reasonable assistance to Hercules in notifying relevant third parties of the procedures to be followed prior to, during, and after the transition;

Returning to Hercules any remaining property of Hercules or the Eligible Recipients in Supplier’s possession or under Supplier’s control, including any remaining Reports, Hercules Data, Hercules owned Materials, Materials in which Hercules otherwise has rights under this Agreement beyond the Term or the period of provision of Services under Section 4.3 of the Agreement and other Confidential Information of Hercules and the Eligible Recipients;

Cooperating with Hercules’ test plans, back out procedures, and contingency plans as part of the migration of Services and maintaining the capability to cut back to Supplier in case of a service failure or service problem for up to thirty (30) days following the transition of the Service then being transitioned; provided, however, that the capacity and resources required to provide such Services have not been transitioned or sold to Hercules and that Hercules pays a reasonable fee for such thirty (30) day period, which shall be negotiated in good faith and agreed to by the Parties during the Termination Assistance Services period..

In conjunction with Hercules, conducting a rehearsal of the migration prior to cutover, as requested by Hercules;

After the migration, providing additional assistance as reasonably requested by Hercules to assure continuity of operations, so long as such assistance is within the period of Supplier’s provision of Termination Assistance Services specified within the Agreement; and

Freezing all System changes unless otherwise requested by Hercules; as long as such freezing of System changes does not affect Supplier’s provision of the Services at the Service Levels, in which case either Hercules shall relieve Supplier of the obligation to freeze

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such changes or Supplier shall be relieved from such Service Level.

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Organizational Transfer

Supplier shall provide reasonable assistance required to transfer the organizational procedures developed during the Term which are specific to the support of Hercules and required to perform the Services and in connection with Hercules’ efforts at hiring, as contemplated in Section 4.3(b)(2) of the Agreement. Such assistance will include:

Providing a current account organizational chart by individual Supplier Personnel assigned to perform the Services, together with such other information as Hercules may reasonably require and Supplier may disclose in accordance with its personnel policies and which is associated with its efforts to hire such individual Supplier Personnel as contemplated in Section 4.3(b)(2) of the Agreement;

Providing a listing of the then-current positions and the approximate amount of time (FTEs) spent to provide the Services; and

Identifying any then-current or anticipated personnel resource requirements.

TERMINATION ASSISTANCE SERVICES RATES

The rates applicable to the performance of Termination Assistance Services shall be as described in Sections 4.3(b)(8) and (9) of the Agreement.

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HERCULES

SCHEDULE J

SUPPLIER CHARGES

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SCHEDULE J

1    INTRODUCTION                          2

2    SERVICES CHARGE                      2

3    PROJECTS                            5

4    NEW SERVICES                           6

5    PASS-THROUGH EXPENSES                   7

6    ECONOMIC CHANGE ADJUSTMENT (“ECA”)          7

7    TAXES                            7

8    CURRENCY; INVOICING; PAYMENT               7

9    MISCELLANEOUS CHARGES RELATED PROVISIONS      7

LIST OF ATTACHMENTS

Attachment J.1: Summary of Charges
Attachment  J.2: Detailed Annual Base Charges
Attachment J.3: Intentionally blank
Attachment J.4: Productivity Assurances
Attachment J.5: Transition Charges
Attachment J.6: Pass-Through Expenses and Other Charges
Attachment J.7: Intentionally blank
Attachment J.8: Rate Card

LIST OF RELATED SCHEDULES

Schedule J.1: Financial Responsibility Matrix

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SCHEDULE J

Supplier Charges

INTRODUCTION

(a) This is Schedule J to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

(b) The Charges for the Services shall consist of the Monthly Base Charge (which is derived from the Annual Services Charge described in Section 2 below for the applicable Contract Year), as adjusted in accordance with this Schedule, and any other Charges or adjustments described herein. The Parties acknowledge and agree that the Charges described in this Schedule J fully compensate Supplier for provision of the applicable Services and the performance of its other obligations under this Agreement.

(c) This Schedule J also describes the variable charging structure, the methodology for measuring and tracking Resource Unit utilization and the methodology for converting to a transaction (or unit) based pricing structure (e.g., based on servers or desktops).

(d) Supplier shall be responsible for the accuracy and completeness of the operational and financial assumptions and dependencies underlying its pricing, and if such assumptions are incorrect or incomplete, Supplier shall not be entitled to adjust the Charges or any other items or terms of the Agreement.

SERVICES CHARGES

Transition Charges

The fixed Charges for Transition Services are set forth in Attachment J.5 and are chargeable in arrears in three (3) equal monthly installments beginning on the first month in which the Transition Services begin (scheduled, as of the Effective Date, to begin in February, 2007 for Services received in the United States and April, 2007 for Services received in Europe).

There are no separate or additional Charges or other expenses for the Transition Services. For the avoidance of doubt, the fixed Charges for Transition Services include all Out-of-Pocket Expenses incurred by Supplier (or Supplier Personnel) in connection with the performance of such Transition Services, including Out-of-Pocket Expenses associated with travel and lodging.

Base Service Charge

(a) General. The “Annual Services Charge” or “ASC” for each Contract Year is set forth in Attachment J.2, and is the firm fixed Charge to Hercules for Supplier’s provision of the Services with the applicable FTEs specified in Schedule M (the “Baseline FTEs”) after the applicable Commencement Date, subject to the Staffing Assurances and provisions of this Schedule J and Schedule J.1).

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(b) FTEs. The number of Baseline FTEs may be revised from time to time in accordance with the Agreement and this Schedule J. In such event, the Annual Service Charge will be adjusted accordingly based on the FTE rates set forth in Attachment J.8 and the Staffing Assurances set forth below.

(c) Monthly Invoice. In accordance with Section 12 of the Agreement, Supplier shall invoice Hercules on a monthly basis for a pro rata portion of the Annual Services Charge, which shall be calculated by dividing the ASC specified in Attachment J.2 for the applicable Contract Year by the number of calendar months in that Contract Year.

Staffing Assurances

(a) General. Supplier will perform the Services and provide FTEs in accordance with the “Volume per FTE” set forth in Attachment J.4, on-site:off-site ratios, and other assurances described in this Section (“Staffing Assurances”).

(b) Throughput and Productivity Related Assurances Regarding FTEs.

(i) Additional FTES. If Supplier requires more than the number of Baseline FTEs for any particular Service to meet its performance obligations, Supplier shall provide such additional FTEs at no additional Charge, unless the Supplier is meeting or exceeding the “Volume per FTE” metric set forth in Attachment J.4 for the applicable Service for three (3) or more consecutive months (i.e., the actual non-FTE Resource Unit set forth in Attachment J.4 during such period is greater than the Baseline non-FTE Resource Unit set forth in Attachment J.4). Additional chargeable FTEs will only be provided as mutually agreed by the Parties pursuant to Schedule S (“Additional Chargeable FTE”) and the ASC shall be accordingly adjusted based on the FTE rates set forth in Attachment J.8 and the other provisions of this Section. Additional Chargeable FTEs shall be added in no less than 0.5 FTE increments, except for FTEs related to the help desk Services which will be added in increments of one (1) FTE. Supplier is responsible for any additional amounts incurred or resources as a result of inefficiencies of any FTEs. To the extent that Supplier can realize shift utilization levels greater than 1.0 shift per seat at a Supplier Facility the Charges for each additional FTE shall be equitably reduced so that the Party’s equally share in the savings associated with the reduced overhead for such additional FTE.

(A) For example, if the actual number of Unix servers is 40 and the non-FTE Resource Unit Baseline set forth in Attachment J.4 is 30 and the Volume per FTE is 20 servers/FTE, then 0.5 FTEs would potentially be added under this Section (e.g., Additional Chargeable FTE = (Actual non-FTE Resource Units - non-FTE Resource Baseline) / Volume per FTE).

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(ii)  Reduced FTES. If and to the extent the actual number of non-FTE Resource Units is decreased below the non-FTE Resource Unit Baseline for three (3) or more consecutive months (e.g., because of a decrease in Hercules non-FTE Resource Units), Supplier shall provide Hercules a credit each month thereafter based on the following formula (“Reduced FTE Credit”):

Reduced FTE Credits = ((non-FTE Resource Baseline - actual non-FTE Resource Units) / Volume per FTE) * X

Where X = applicable hourly rate set forth in Attachment J.8 x 2080 / 12 unless (i) the Parties agree to redeploy the FTEs (or partial FTEs) that could be removed from such reduction in non-FTE Resource Unit to other Services in which case there would be no change to the Charges, or (ii) the foregoing occurred as a result of a New Service or Project and the Parties expressly agreed to otherwise share the benefits of the reduction in non-FTE Resource Units in which case the Charges would be reduced as mutually agreed for that New Service or Project. If such FTEs are not redeployed to perform other Services, such Reduced FTE Credit shall not apply in the first two (2) months in which such Reduced FTE Credit would otherwise be applicable (i.e., one twelfth of the ASC would be charged per month for such two (2) months). Notwithstanding the forgoing, Reduced FTEs Credits shall only be in full one (1) FTE increments.

(c) Onsite:Offsite Ratio Assurances. Supplier shall perform the Services using a ratio of FTEs that are primarily assigned to a Hercules Facility and Supplier Facility that is no less advantageous to Hercules than the ratio contemplated under Schedule M, unless otherwise mutually agreed.

(d) Optimization. Supplier shall optimize FTE productivity, the mix of FTE resources (e.g., the number of highly experienced Supplier Personnel to lesser experienced Supplier Personnel), and on-site:off-site ratios to minimize the Charges and other amounts payable to Supplier, unless otherwise directed by Hercules.

Resource Units

(a) General. There are FTE Resource Units and Non-FTE Resource Units. The Baseline FTE Resource Units are set forth in Schedule M. Non-FTE Resource Units are set forth in Attachment J.4. Supplier shall measure Resource Unit volumes (including FTE utilization and non-FTE Resource Unit volumes) each month. Such Resource Units can be used to determine Supplier’s performance and Hercules’s and the Eligible Recipients’ actual usage of certain Services.

(b)  Measurement and Tracking. Beginning no later than the Commencement Date, Supplier shall measure and track Hercules’ and the Eligible Recipients’ usage of Resource Units using the processes and procedures described in the Policy and Procedures Manual. Supplier shall report such usage to Hercules on a periodic basis, no less frequent than monthly.

(c)  New or Additional Resource Units. New Resource Units may be added from time to time by mutual agreement of the Parties. New or existing Resource Units may be changed from time to time by mutual agreement of the Parties. Appropriate adjustments will then be made to the new or existing Resource Baselines as applicable and mutually agreed, to reflect advancements or changes in technology, business processes, and productivity.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FTE to Transaction Unit Conversion

As of the Effective Date, the Services are being charged in accordance with this Schedule J on an FTE basis. As requested by Hercules with respect to all or certain Services, Supplier shall (i) gather and provide Hercules metrics and other information, (ii) re-engineer or revise activities and processes relating to such Services, or (iii) take other actions for the purpose of converting the FTE based pricing under this Schedule J to another appropriate basis (e.g., fixed price, business transactions, number of customer master records, number of vendor master records) (each an actual or potential “Pricing Conversion”). Pricing Conversions will leverage the non-FTE Resource Units set forth in Attachment J.4 and other applicable metrics agreed by the Parties. ARCs and RRCs shall be computed in accordance with Section 2.6 and the Parties shall agree upon an appropriate deadband for such non-FTE Resource Units. No Pricing Conversion will be effective without each Party’s prior written approval, subject to the following:

(a) Supplier shall prepare and provide Hercules an analysis of the advantages and risks associated with any potential Pricing Conversion. As reasonably requested by Hercules, Supplier shall provide Hercules proposals and offers regarding each potential Pricing Conversion. Supplier’s Pricing Conversion proposals shall include appropriate productivity and process improvements. Pricing Conversions shall be at least as favorable to Hercules as the FTE-based Charges associated with the applicable Services. As requested by Hercules, Supplier shall negotiate in good faith with Hercules the potential terms, conditions, and Charges relating to any potential Pricing Conversion before it becomes effective.

(b) Prior to implementing any mutually agreed Pricing Conversion, Hercules may request that Supplier (i) continue to Charge the applicable Services that are potentially subject to a Pricing Conversion on a FTE basis, and (ii) report to Hercules what the Charges would be if the Pricing Conversion were actually implemented.

ARCs/RRCs for Non-FTE Resource Unit Usage

To the extent the Charges for any Service are based upon actual usage of non-FTE Resource Units as a result of a mutually agreed Pricing Conversion, the Resource Baseline for such Resource Unit and the applicable Additional Resource Charge ("ARC") and Reduced Resource Credit ("RRC") shall be mutually agreed, subject to Section 2.5. In such event, Supplier shall calculate ARCs and RRCs by comparing the total actual usage of each such Resource Unit during the preceding month (“Actual RUs”) with the applicable Resource Baseline for such month and shall reflect such ARCs and RRCs on the monthly invoice in accordance with Article 12 of the Agreement.

(a) Additional Resource Charges. If the total number of Actual RUs exceeds the aggregate Resource Baseline for such month by more than any applicable deadband, Supplier shall invoice Hercules for an Additional Resource Charge equal to the difference between the Actual RUs and the Resource Baseline, multiplied by the specific ARC Rate for the applicable Resource Unit category for the applicable Contract Year (i.e., ARC = [(Actual RUs - Resource Baseline) x ARC Rate]).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Reduced Resource Credits. If the total number of Actual RUs is less than the aggregate Resource Baseline for such month by more than any applicable deadband, Supplier shall credit Hercules a Reduced Resource Credit equal to the difference between the Resource Baseline and the Actual RUs for that Resource Unit, multiplied by the specific RRC Rate for the applicable Resource Unit category for the applicable Contract Year (i.e., RRC = [(Resource Baseline - Actual RUs -) x Z x RRC Rate], where Z equals a mutually agreed constant).

Rate Validity

The Charges calculated in accordance with this Schedule J shall be valid to 50% above and 50% below the non-FTE Resource Unit Resource Baseline set forth in Attachment J.4. If, during any three consecutive months, (i) the total actual non-FTE Resource Unit is either 50% above or 50% below the applicable non-FTE Resource Baseline as set forth in Attachment J.4, and (ii) such volumes are reasonably expected to remain at such levels, the Parties shall examine the impact of such change on Supplier’s variable pricing and shall, if appropriate, negotiate in good faith and mutually agree upon an equitable adjustment to the Monthly Base Charge and/or to some or all of the applicable FTE rates and/or ARC/RRC Rates.

Notwithstanding the foregoing, if Hercules eliminates an entire Functional Service Area, it will be treated as a termination for convenience to which Termination Charges may be applicable, and not as a subject of negotiation pursuant to this provision.

PROJECTS

Project Pool

(a) General. Supplier shall perform Projects requested and approved by Hercules as part of the Services and as part of the ASC in accordance with Section 4.5 of the Agreement and this Section 3 without adversely impacting the Staffing Assurances.

(b) Project Pool. As part of the Monthly Base Charges, Supplier shall provide the number of Baseline Project FTE Hours specified below to perform Projects requested and approved by Hercules in accordance with Section 4.5 of the Agreement. The Baseline Project FTE Hours represent the Baseline Project FTEs (i.e., twenty percent (20%) of the total number of Supplier Personnel) multiplied by 2080, as such may be modified from-time-to-time in accordance with this Schedule J for any Additional Chargeable FTEs or a reduction in the number of FTEs approved by the Parties. In the event of a material change in the scope of the Services by Hercules that results in an increase or decrease in the number of Supplier Personnel from those reflected in Schedule M, the number of Baseline Project FTE Hours shall be adjusted incrementally, upward or downward, as applicable, in accordance with the above formula.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)Business as Usual / De Minimus Projects. Notwithstanding anything to the contrary, to the extent the level of effort requested by Hercules and provided by Supplier Personnel in connection with any Project work is less than twenty (20) FTE hours or less, there shall be no additional charge to Hercules for such efforts and such FTE hours shall not be counted against the Baseline Project FTE Hours.

(d) Project Management Reporting. Supplier shall report monthly on Projects in accordance with Schedule R. Such reports shall specify, among other things, the Supplier Charges, FTEs, resources and expenses for each Project for the applicable month and Contract Year and any other pertinent information requested by Hercules.

(e) Intentionally blank.

(f)Projects Pricing: Additional Hours or Fixed Price. Subject to Section 4.5 of the Agreement, if and to the extent Hercules authorizes Supplier to exceed the applicable Baseline Project FTE Hours in any Contract Year, Hercules shall pay Supplier for such additional FTEs at the rates specified in Attachment J.8. At Hercules’ request, Supplier shall provide fixed pricing for Projects without utilizing the Baseline Project FTE Hours. In such instances, the fixed price proposed by Supplier shall be no less favorable to Hercules than the price obtained by multiplying the FTE rates specified in Attachment J.8 by the projected level of effort.

(g)Project Requirements. Supplier shall scope, price and perform each Project in accordance with the Project formation process and Project implementation methodology set forth in the Policy and Procedures Manual. Before beginning work on any Project, Supplier shall obtain Hercules’ approval and follow the Project formation process. Projects performed without such approval shall be at Supplier’s sole expense.

(h)Project Proposals/Reporting. The first twenty hours expended by Supplier in preparing proposals or plans or reporting on the status of a Project shall be included in the Monthly Base Charges and shall not be counted against the Baseline Project FTE Hours or be otherwise chargeable.

(i) Shared Projects. It is understood and agreed that, if and to the extent a Project is requested by Hercules and one or more other Supplier customers, the Charges and/or number of FTE hours associated with such Project shall be allocated on a pro rata basis to Hercules and such other Supplier customer(s). In addition, to the extent the benefits of a Project are to be made available to Hercules and Supplier and/or one or more other Supplier customers, the Charges and/or number of FTE hours associated with such Project shall be allocated on a pro rata basis to Hercules, Supplier and/or such other Supplier customer(s). Supplier shall use commercially reasonable efforts to identify Project opportunities that could be pursued jointly by Hercules and Supplier or one or more other Supplier customers, to notify Hercules of such joint Project opportunities and to facilitate communications with Supplier or such other Supplier customers regarding such Project opportunities.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NEW SERVICES

If Hercules requests Supplier to perform New Services pursuant to Section 4.4 of the Agreement, the Charges (and Attachments to this Schedule J) shall be adjusted as provided therein.

OUT-OF-POCKET EXPENSES.

Supplier shall be entitled to reimbursement of travel and living expenses in connection with Projects and New Services only if and to the extent reimbursement of travel and living expenses is expressly approved in advance by the Hercules Relationship Manager on a case by case basis. To the extent Supplier is entitled to reimbursement for travel and living expenses, such expenses must be incurred and submitted in accordance with the more stringent of (i) Supplier’s then-current travel and living expenses and (ii) Hercules’ then-current Travel and Living Policy.

PASS-THROUGH EXPENSES

Supplier shall process and administer (including validate) the Pass-Through Expense invoices in accordance with Section 11.2 of the Agreement and pursuant to the applicable procedures in the Policy and Procedures Manual. No new Pass-Through Expenses may be added without Hercules prior consent, which it may withhold in its sole discretion. As of the Commencement Date, the Pass-Through Expenses consist solely of the specific items set forth in Attachment J.6. The administration/processing of Pass-Through Expenses by Supplier is included in the Annual Service Charge.

ECONOMIC CHANGE ADJUSTMENT (“ECA”)

On January 1, 2008 and each January 1 thereafter, the Annual Service Charge and rates set forth in Attachment J.1, J.2, J.3 and J.8 shall be increased by four (4%) percent per year.

TAXES

Each Party shall be financially responsible for taxes as provided in Section 11.4 of the Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CURRENCY; INVOICING; PAYMENT

Except as expressly stated otherwise, all Charges in the Attachments to this Schedule J are set forth in United States Dollars. Supplier shall invoice Hercules in accordance with Section 12.1 of the Agreement in United States Dollars, except for Services received in Europe which shall be invoiced in Euros as requested by Hercules and converted (directly from United States Dollars to Euros) using the Bloomberg month ending benchmark exchange rate or another similar mutually agreed rate. Charges shall be paid in such currency in accordance with Section 12.2 of the Agreement. Notwithstanding anything to the contrary, Supplier shall bear all risks associated with fluctuations in currencies after the Effective Date unless expressly stated otherwise herein.

MISCELLANEOUS CHARGES AND OTHER PROVISIONS

Schedule

Schedule J.1 sets forth certain financial responsibilities of the Parties and is hereby incorporated into this Schedule J.

Telecommunications

Supplier shall provide all connectivity and secured redundant data and voice telecommunications equipment, services, and bandwidth necessary to connect each Supplier Facility with Supplier points of presence (each a “POP”). Supplier shall provide and be financially responsible for the Supplier network and for all data and voice connections from each POP and among Supplier Facilities. Supplier shall be financially responsible for long distance calls made by Supplier Personnel and, to the extent applicable, Hercules representatives from Supplier Facilities. Long distance calls from Hercules and third parties (e.g., Hercules customers and vendors) shall be routed by Supplier from POPs to other Supplier Facilities. Hercules shall be financially responsible for “last mile” telecommunications services between Hercules Facilities and Supplier POPs. Supplier.

Disaster Recovery / Business Continuity Seats

Supplier shall provide Hercules seven (7) disaster recovery and business continuity seats at no additional charge at a mutually agreed location.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Remote Dispatching

As requested and approved by Hercules, Supplier shall perform (directly or through a subcontract) certain remote services (e.g., on-site desktop break-fix at less populated sites) dispatched under the Agreement as a New Service. The Charges for such New Services shall not exceed (i) ****** (******%) percent of Supplier’s Out-of-Pocket Expenses for such services (e.g., if Supplier contracts with third parties to perform such services) or (ii) the rates set forth in Attachment J.8, as applicable.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES INCORPORATED

INFRASTURCTURE
ATTACHMENTS J.1 - J.8

SUPPLIER CHARGES

ATTACHMENT TO EXHIBIT J (SUPPLIER CHARGES)

THE FOLLOWING 6 TABLES HAVE BEEN REDACTED

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES INCORPORATED

INFRASTURCTURE
SCHEDULE K HERCULES BASE CASE

THE FOLLOWING 1 TABLE HAS BEEN REDACTED

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule L

Projects

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule L

In-Flight Projects

This is Schedule L to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In-Flight Project Not Subject to the Baseline FTE Project Pool	Description
Intentionally blank

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES INCORPORATED

INRASTURCTURE

SCHEDULE M STAFFING PLAN

THE FOLLOWING 1 TABLE HAS BEEN REDACTED

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule N

Termination Charges

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE N

TERMINATION CHARGES

1.	Introduction

This is Schedule N to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

2.	Termination Charges

The Termination Charges are set forth below and shall be prorated for any terminations occurring after the first day of any Contract Year in accordance with this Schedule N. Termination Charges shall only be applicable as expressly described in the Agreement.

THE FOLLOWING TABLE HAS BEEN REDACTED

The Termination Charges shall be calculated as of the termination date or, if later, the substantial cessation of any Termination Assistance Services requested by Hercules pursuant to the Agreement, whichever is later. The amounts specified above represent the Termination Charges as of the Effective Date and the last day of each Contract Year. To the extent the Termination Charges are calculated as of a date during any Contract Year, it shall be adjusted on a pro rata basis as follows: (Termination Charges as of the end of the preceding Contract Year) minus (the difference between the Termination Charges as of the end of such Contract Year and end of the then current Contract Year, divided by 365, and then multiplied by the number of days passed in the then current Contract Year as of the effective date of such calculation).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule O.1

 Hercules Facilities

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE O.1

HERCULES FACILITIES

This is Schedule O.1 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.2 of the Agreement, Hercules shall provide Supplier with office space and office furniture in the following Hercules Facilities, as more fully described below.

United States Locations

1.
500 Hercules Road
CSD Building 8145
Wilmington, DE 19808-1599

No. of Supplier Personnel	Description	Duration
1	Office space and office furniture for Supplier Personnel	2 Years
3	Work space and furniture for Supplier Personnel	Term
1	Office space and office furniture for Supplier Personnel	2 Years
1	Office space and office furniture for Supplier Personnel	1 Year
1	Work space and furniture for Supplier Personnel	Term
1	Office space and office furniture for Supplier Personnel	Term
2	Work space and furniture for Supplier Personnel	Term

2.
1313 North Market Street
Wilmington, DE - 19894-0001

No. of Supplier Personnel	Description	Duration
1	Space and furniture for Supplier Personnel	Term

3.
Hercules Facility In Brunswick, NJ

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.
Hercules Facility in Hopewell

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

International Locations

5.
Hercules Facility in the Netherlands

No. of Supplier Personnel	Description	Duration
1	Office space and office furniture for Supplier Personnel	Term
1	Work space and furniture for Supplier Personnel	Term

6.
Hercules Facility in Italy

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

7.
Hercules Facility in Germany

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

8.
Hercules Facility in Spain

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.
Hercules Facility in Finland

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

10.
Hercules Facility in Sweden

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

11.
Hercules Facility in Belgium

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

12.
Hercules Facility in France

No. of Supplier Personnel	Description	Duration
1	Work space and furniture for Supplier Personnel	Term

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule O.2

Supplier Facilities

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE O.2
SUPPLIER FACILITIES

This is Schedule O.2 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Supplier Facilities

	Street Address	Scope of Services Provided	City	State	Country
1	A-9, Sector III, Noida - 201301	Any Services	Noida	U.P.	India
2	Manak Building, Gurgaon	Any Services	Gurgaon	Haryana	India
3	Arihant Technopolis, 4/293, Old Mahabalipuram Road, Kandan Chavadi	TBD during Transition Period	Chennai	Tamil Nadu	India

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 Hercules

 Schedule O.3

Hercules Provided Equipment

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE O.3
HERCULES PROVIDED EQUIPMENT

This is Schedule O.3 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.4(e) of the Agreement, Hercules shall provide Supplier with the following Equipment for the specified period.

Hercules Facility Location	Quantity	Description of Hercules Provided Equipment	Duration
None, other than as described in Schedule O.1 or Schedule J.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule P

Direct Hercules Competitors

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE P
DIRECT HERCULES COMPETITORS

This is Schedule P to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Akzo Nobel
Amazon
BASF
Bayer
Buckman
Ciba
Colorcon
Dow Chemical Co.
Eka
GP
Hexion
Huber
Kemira (includes Lanxess acquisition)
Nalco Holding Company
Nippon Soda Company
Perstorp and
Rhodia
Rohm & Haas
Samsung
SE Tylose (part of Shinetsu)
Wolff

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule Q

Satisfaction Survey

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE Q

SATISFACTION SURVEY

This is Schedule Q to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

HCL shall conduct two types of surveys for measuring satisfaction as reasonably directed by Hercules:

1)
The Remedy System can be configured to trigger a survey form for every ticket (whether it is an incident / Service request) and Supplier shall review the feedback everyday and work on any action items and present improvement plans to Hercules. Supplier shall implement such plans as approved by Hercules.

2)
Supplier shall also have a quarterly service score card (HCL Cares) implemented. Supplier will send an email based survey to the key Hercules stakeholders to understand the satisfaction on deliverables In terms of communication, technology and process adherence. A detailed questionnaire based on the above mentioned parameter will be developed during the Transition Period. The questionnaire for such surveys shall be determined during the Transition Period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

SCHEDULE R

REPORTS

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE R

REPORTS

This is Schedule R to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

1.0 Introduction

In accordance with Section 9.2 of the Agreement, Supplier shall provide Hercules the Service management Reports specified in this Schedule R and Attachment R-1. In addition, Supplier shall provide Hercules (i) Service Level management reports as required under Schedule G and (iii) business and other reports (e.g., reports in the SAP Software) as part of the Services.

2.0 Reports

Supplier’s responsibilities include:

1. Providing Hercules all reports provided by or for Hercules during the twelve (12) month period immediately prior to the Effective Date.

2. Delivering all reports according to the format, content, and frequency specified in Attachment R-1 or, if there is no such specification, provided by or for Hercules during the twelve (12) month period immediately prior to the Effective Date.

3. Modifying the format, content, and frequency of any report as requested by Hercules.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT R-1

Description of Service management Reports

This Attachment R-1 to Schedule R contains a summary description of the format, content and frequency of key reports required by Hercules. This Attachment may not include all reports provided by or for Hercules during the twelve (12) month period immediately prior to the Effective Date or otherwise requested by Hercules or required as part of the Agreement. However, Supplier is required to provide any and all such reports regardless of their inclusion in this Schedule.

1.0 SERVICE MANAGEMENT Reports

Functional Service Area	Report Name	Description	Frequency	Recipient	Media
Security (MyDashboard)	Device Reports	1. Denied Inbound / Outbound connections. 2. Top intruders by source. 3. Top attacked destinations.	To be decided during Transition.
Security (My Dashboard)	Device Reports
1. Summary of Internet Browse Time by Category (Would be generated by WebSense Reporter)
2. Top by Hits  à  Categories receiving the highest number of hits (Would be generated by WebSense Reporter)
3. Destination Summary àThe destinations accessed by groups, including domain, hits, URL, and category (Would be generated by WebSense Reporter)
4. Bandwidth Summary à Summary report on the bandwidth used by groups, including domain, bytes transferred, URL/cost, and category. (Would be generated by WebSense Reporter).
To be decided during Transition.
Security (Dashboard)	Analysis Reports	1. Weekly Global Analysis Report. 2. Monthly Global Analysis Report.	To be decided during Transition.
Security	SOX Compliance	These reports will be decided depending on the information captured during transition	To be decided during Transition.
All Tracks	Incident Report	Incident by Sev, Status, Ticket no. using Remedy.	Daily	Track Leads/ Customer Manager	Email/Excel
Helpdesk	Change Report	1. Open Change Requests 2. Closed Change Request over a period of time	Weekly	Change Control Board / SDM	Email.
Helpdesk	TSF Report (Telephone Service Factor)	It will combine individual factors like Abandonment rate, ASA, AHT etc.	Daily	Helpdesk Manager/ Customer Designated Team	Email/Excel
Helpdesk	Performance Summary Report	SLA metric agreed Vs Actual	Weekly	Business owners/SDM/Helpdesk Manger	Email/PPT
Helpdesk	Management Survey Report	Survey feedback, Management Sat Score, Action update	Weekly	Business owners/SDM/Helpdesk Manger	Email Excel
Helpdesk	Monthly Report	SLA metric, Changes, Value Add, Complaint Mgmt.	Monthly	Business owners/SDM/Helpdesk Manger	Email/PPT
Lotus Notes	Mail Flow Report	Number of Inbound / Outbound mail flow.	Weekly	Business owners / SDM	Email
Lotus Notes	Server Statistics	Server utilization, Load usage etc	Weekly	Business owners / SDM	Email
Lotus Notes	Mail Replication	Database Replication failures	Weekly	Business owners / SDM	Email
DC Operations	Abend Report	Failed Jobs Report.	Daily Weekly	Business owners / SDM	Email
DC Operations	Batch Report	Number of Batch Jobs	Monthly	Business owners / SDM	Email
DC Operations	Trend Report	No. of Abends Vs Date	Monthly	Business owners / SDM	Email
Network (WAN)	Router Utilization	Router Availability	Daily Monthly	Business owners / SDM	Email
Network (WAN)	Router Utilization	Router Inbound / Outbound utilization	Daily Monthly	Business owners / SDM	Email
Network (Voice)	PBX & Telco	1. Trunk Utilization Report (Individual Trunk reports) 2. Trunk peak hour report. 3. Trunk incoming & outgoing report. 4. System Utilization report. 5. Major / Minor alarm status.	Monthly	Business owners / SDM	Email
Network (Voice)	PBX & Telco	1. System Health check reports 2. System Audit Reports 3. Preventive maintenance reports	Quarterly	Business owners / SDM	Email
Servers (Windows)	Server Report	1. CPU Utilization. 2. Memory Usage. 3. Disk Utilization	Weekly Monthly	Business owners / SDM	Email
Servers (UNIX)	Backup Reports	Backup Success / Failure Reports using Data Protector.	Daily	Business owners / SDM	Email
Servers (UNIX)	Failure Reports	HP-UX Server (Hardware / Software) failure report using ISEE.	Daily	Business owners / SDM	Email
SAN	Allocation Report	SAN Allocation report.	Weekly	Business owners / SDM	Email
Above are the lists of indicative reports which will need further refinement during the Transition Period. Some the exact report deliverables for specific tracks (e.g., SAP Basis, SAP Security) will be refined during the Transition Period.

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Hercules

Schedule S

Governance

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE S
GOVERNANCE

2.0	Introduction

This is Schedule S to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

During the Transition Period the Parties will develop a governance model. Such model will include the committees described in this Schedule.

3.0	Committees and Teams

3.1	Executive Steering Committee

The Parties will establish an executive steering committee. The executive steering committee will have executive management responsibility for the Agreement and for the relationship between the Parties. The executive steering committee will meet quarterly (in person or by teleconference) or as otherwise agreed.

3.2	Management Team

The Parties will establish a management team. The names and/or titles of the initial representatives serving on the management team shall be determined during the Transition Period.

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Hercules

Schedule T

Hercules Rules,
Hercules IT, Security, and Related Standards,
and
Hercules Business Practices Policy

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SCHEDULE T

Hercules Rules, Hercules IT, Security, and Related Standards, and Hercules Business Practices Policy

 This is Schedule T to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Hercules Rules, Hercules IT, Security, and Related Standards, and Hercules Business Practices Policy to be made available to Supplier after the Effective Date and from time-to-time thereafter as requested by Supplier and is hereby incorporated by reference.

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Hercules

Schedule U

Termination / Expiration Rights

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SCHEDULE U

TERMINATION / EXPIRATION RIGHTS

This is Schedule U to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.4(c) of the Agreement, Hercules consents to Supplier’s use of the following Third Party Software licenses, Equipment leases or Third Party Contracts for Supplier’s provision of the Services, notwithstanding Supplier’s inability to obtain the rights and assurances specified below that are otherwise required by Section 6.4(c) of the Agreement.

MyDashboard

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Hercules

Schedule V

Affected Employees

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SCHEDULE V

AFFECTED EMPLOYEES

This is Schedule V to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

To be determined by Hercules within thirty (30) days after the Effective Date and/or ten (10) days after applicable work council consultations.

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Hercules

Exhibit 1

Form of Non-Disclosure Agreement

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FORM OF NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“NDA”) is made as of this ___ day of _______, 200__, by and between ________________________, (“Supplier”), and ________________, __________________ (“Receiving Party”), a third party retained by __________________ (“Hercules”).

WHEREAS, Supplier and Hercules are parties to the Master Professional Services Agreement, dated ________________ (the “Contract”);

WHEREAS, Supplier is the owner and licensor of certain Confidential Information (as defined below); and

WHEREAS, Hercules wishes to disclose, or have Supplier disclose, to Receiving Party, and Receiving Party wishes to receive, under the terms and conditions of this NDA, Confidential Information;

NOW, THEREFORE, in consideration of the promises hereinafter set forth, Receiving Party and Supplier acknowledge and agree as follows:

1. Confidential Information.

a. “Confidential Information” shall mean all information provided by Supplier, whether marked or not as “Proprietary”, “Confidential”, or with a similar legend, or otherwise identified in writing promptly after disclosure as proprietary or confidential.

b. Confidential Information shall not include information Receiving Party can demonstrate (i) is, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of Receiving Party; (iii) is in the possession of Receiving Party at the time of disclosure to it without obligation of confidentiality; (iv) is received without obligation of confidentiality from a third party having a lawful right to disclose such information; or (v) is independently developed by Receiving Party without reference to Confidential Information.

2. Receiving Party's Duties.

a. During the term of this NDA and at all times thereafter, Receiving Party shall not disclose, and shall maintain the confidentiality of, all Confidential Information. Receiving Party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties Confidential Information as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care. Receiving Party may disclose Confidential Information to its employees as and to the extent such disclosure is necessary for the performance of such person's or entity's obligations or otherwise naturally occurs in such person's or entity's scope of responsibility. Receiving Party assumes full responsibility for the acts or omissions of such person or entity and must take all reasonable measures to ensure that Confidential Information is not disclosed or used in contravention of this NDA.

b. Receiving Party shall not (i) make any use or copies of Confidential Information except as contemplated by this NDA; (ii) acquire any right in or assert any lien against Confidential Information; (iii) sell, assign, transfer, lease, or otherwise dispose of Confidential Information to third parties or commercially exploit such information, including through derivative works; or (iv) refuse for any reason to promptly provide Confidential Information (including copies thereof) to Supplier if requested to do so.

c. Receiving Party shall not be considered to have breached its obligations under this NDA for disclosing Confidential Information as required to satisfy any legal, accounting, or regulatory requirement of a competent government body, provided that, promptly upon receiving any such request and to the

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extent that it may legally do so, Receiving Party advises Supplier of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure prior to making such disclosure in order that Supplier may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

d. Receiving Party shall: (i) promptly notify Supplier of any known possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this NDA; (ii) promptly furnish to Supplier all known details and assist Supplier in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss; (iii) reasonably cooperate with Supplier in any investigation or litigation deemed necessary by Supplier to protect its rights; and (iv) promptly use commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this NDA. Receiving Party shall bear its own costs in complying with this subsection.

3. Termination.

a. Upon completion of Receiving Party's assignment for Hercules, Receiving Party shall return or destroy, as Supplier may direct, all Confidential Information, and retain no copies; provided that auditors and benchmarkers performing audit and benchmarking functions may retain their work papers.

b. The obligations to maintain confidentiality, the restrictions on use, disclosure, duplication, protection, and security of Confidential Information and indemnification for breach thereof by Receiving Party shall survive the rescission, termination, or completion of this NDA, and remain in full force and effect until such Confidential Information, through no fault of Receiving Party, becomes part of the public domain.

4. General Provisions.

a. This NDA shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

b. This NDA supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject.

c. No waiver, modification, or amendment to this NDA shall be binding upon the parties unless it is in writing signed by an authorized representative of the party against whom enforcement is sought.

d. Nothing in this NDA nor any disclosure made hereunder shall be deemed to grant to Receiving Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Confidential Information.

e. Nothing in this NDA nor any disclosure made hereunder shall be deemed to grant to Receiving Party, a right to receive any further information of Supplier which is otherwise protected by confidentiality agreement with any third party, or any information about Supplier’s profitability, employee remuneration or other similar information, not otherwise available to the public.

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IN WITNESS WHEREOF, the parties have caused this Non-Disclosure Agreement to be signed by their Authorized Representatives on the date and year first above written.

[__________________________] (“Supplier”)	[Receiving Party] (“Receiving Party”)

By:________________________________	By:__________________________

Name:______________________________	Name:________________________

Title:_______________________________	Title:_________________________

Date:	Date:

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Hercules

Exhibit 2

Form of Invoice

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EXHIBIT 2

FORM OF INVOICES

To be determined by Hercules within thirty (30) days of the Effective Date. U.S. and European invoice forms may vary.

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Exhibit 3

COMPANION AGREEMENT

[Local Country Name]

This Companion Agreement - [local country name] (this “Companion Agreement”) is entered into effective as of ________, 200_ (the “Agreement Date”), by and between [Name of Hercules local country Eligible Recipient], with an office at [__________________] (“Hercules”), and [Name of Supplier local country affiliate] (“Supplier”), with an office at [__________________].

RECITALS

A.
Hercules Incorporated, a Delaware corporation having a principal place of business in Wilmington, Delaware, and HCL America, Inc., a California corporation having a principal place of business in Sunnyvale, California and HCL Technologies Limited, an Indian public limited company having its registered office at 806 Siddharth, 96, Nehru Place, New Delhi 110 019 entered into the Master Professional Services Agreement dated as of [____], 2007 (the “Master Agreement”).

B.
The Master Agreement contemplates the provision of certain services in various countries outside the United States, including [name of local country]. The Master Agreement also contemplates that an Eligible Recipient designated by Hercules Incorporated and an Affiliate of HCL America, Inc., respectively, will enter into a Companion Agreement for the provision of such products and services in each such country.

C.	The purpose of this Agreement is to set forth the terms and conditions for Supplier’s provision of such services to certain Eligible Recipients in [name of local country].

NOW, THEREFORE, in consideration of the promises contained in this Companion Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hercules and Supplier agree as follows:

1.
Incorporation of Master Agreement. This Companion Agreement is entered into under the provisions of the Master Agreement, and except as provided below, all of the terms and provisions of the Master Agreement are incorporated into this Companion Agreement by this reference as if fully set forth herein. The following provisions of the Master Agreement do not apply to this Companion Agreement and are not incorporated into this Companion Agreement: [list provisions of the Master Agreement that should not apply to the local country agreement due to legal restrictions (if any)]. In the event of any inconsistency between the terms of this Companion Agreement and the Master Agreement, this Companion Agreement shall control as to the subject matter of this Companion Agreement. Capitalized terms used in this Companion Agreement, to the extent not otherwise defined in this Companion Agreement, shall have the same meanings as in the Master Agreement.

2.
Term. The term of this Companion Agreement will commence on _________, 200_ (the “Agreement Date”), and will continue thereafter until the expiration or termination of the Master Agreement, unless this Companion Agreement is terminated earlier in accordance with the terms of the Master Agreement.

3.
Local Services. During the term of this Companion Agreement, Supplier shall provide the Services described in the Master Agreement to the Eligible Recipients in [name of local country] and/ or as listed in Attachment __ hereto, subject to Section 4.7 of the Master Agreement. Supplier shall provide such Services in the manner and in accordance with the Service Levels set forth in the Master Agreement. Supplier also shall timely perform or cause to be performed the obligations of [_______] specified in the Master Agreement with respect to such Services, subject to Section 4.7 of the Master Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.
Local Hercules Obligations. Subject to Section 4.7 of the Master Agreement, Hercules shall timely perform or cause to be performed the obligations of Hercules Incorporated specified in the Master Agreement with respect to the Services provided by Supplier to the Eligible Recipients in [name of local country].

6.	Supplier Charges.

(a)	Supplier Charges. The Charges for the Services to be provided by Supplier under this Companion Agreement are set forth in Attachment __ hereto.

(b)
Taxes. Unless otherwise specified in this Companion Agreement, the responsibilities of each Party for taxes arising under or in connection with this Companion Agreement shall be as set forth in Section 11.4 of the Master Agreement.

(c)
Invoicing and Payment Terms. Unless otherwise specified in this Companion Agreement, the responsibilities of each Party for invoicing and payment for Services provided under this Companion Agreement shall be as set forth in Article 12 and Schedule J of the Master Agreement and /or Attachment __ hereto.

7.	Additional Provisions.
(a)	The Parties agree they will fully cooperate with each other in good faith to:

(i) comply with all applicable laws, constitutions, treaties, directives, statutes, secondary legislation, order code of practice, binding case law, contractual obligations and other common law or other relevant authority relating to the employment or dismissal of employees in the relevant country;

(ii)  inform and/or consult singularly or jointly, as required, with any recognized trade union, works council, or other appointed employee representative before implementing the terms of this Companion Agreement and to contest any claim by any person resulting from or in connection with this Companion Agreement;

(iii) modify the terms of the Companion Agreement in order to comply with sections (i) and (ii) to achieve the original objectives of the Parties; and

(iv) comply with all obligations pursuant to the EC Acquired Rights Directive .

(b)	Supplier:

(i)
May, in its sole discretion, offer employment to EU Hercules Personnel (other than those covered by EC Acquired Rights Directive) whose employment is or will be terminated as a result of this Companion Agreement or Master Agreement;

(ii)
Shall, in addition to Article 17 of the Master Agreement, indemnify, defend and hold harmless Hercules and the Eligible Recipients and their respective officers, directors, employees, agents, representatives, successors, and assigns against any Losses and threatened Losses in connection with any of the following

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(unless and to the extent the claim for such Losses or threatened Losses is based upon the acts or omissions of Hercules or an Eligible Recipient):

a.	any act or omission of Supplier, a Supplier Affiliate or Subcontractor relating to the employment or termination of the employment of any EU Supplier Personnel;

b.	any claim by a recognized trade union, works council, staff association or other representative, person or body in respect of EU Supplier Personnel;

c.	any claim by any EU Hercules Personnel subsequently employed by Supplier for any cause of action arising after such employment by Supplier; and

d.	upon expiration or termination of the Master Agreement, this Companion Agreement or any part of the Services:

1. a claimed employment relationship between Hercules or such Eligible Recipient or Hercules Third Party Contractor and any such EU Supplier Personnel under the EC Acquired Rights Directive or other similar applicable Law;

2. the termination by Supplier or a Supplier Affiliate or Subcontractor of the employment of any EU Supplier Personnel in connection with the cessation or termination of any Services previously performed by Supplier or a Supplier Affiliate or Subcontractor; or
3. any claim by a trade union, works council, staff association, worker representative or employee in respect of all or any of the EU Supplier Personnel arising out of a failure or alleged failure by Supplier or a Supplier Affiliate or Subcontractor to comply with their legal obligations to consult, notify and/or perform under the EC Acquired Rights Directive or other similar applicable Law.

(c)
Hercules shall in addition to Article 17 of the Master Agreement, indemnify, defend and hold harmless Supplier and its Affiliates and Subcontractors and their respective officers, directors, employees, agents, representatives, successors, and assigns against any Losses and threatened Losses in connection with any of the following (unless and to the extent the claim for such Losses or threatened Losses is based upon the acts or omissions of Supplier or a Supplier Affiliate or Subcontractor):

a.
against all actions, proceedings, costs (including legal costs), losses, damages, fines, penalties, compensation, awards, demands, orders, expenses and liabilities connected with or arising from any law, constitution, treaty, directive, statutes, secondary legislation, order, code of practice, binding case law, contractual obligation, and other common law right, relating to or connected with the employment and dismissal of employees which the Supplier may suffer or incur in relation to the termination of employment of EU Hercules Personnel, the employment of the EU Hercules Personnel up to the date of that termination of employment;

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b.
any claim by a recognized trade union, works council, staff association or other representative, person or body in respect of EU Hercules Personnel in relation to the termination of employment of EU Hercules Personnel and the employment of the EU Hercules Personnel up to the date of that termination of employment;

c.	any claim by any EU Hercules Personnel subsequently employed by Supplier for any cause of action arising before such employment;
d.	upon execution of the Master Agreement, this Companion Agreement or any part of the Services:

1.	a claimed employment relationship between Supplier or any Affiliate of Supplier and any such EU Hercules Personnel under the EC Acquired Rights Directive or other similar applicable Law;

2. the termination by Hercules or an Eligible Recipient or a Hercules Third Party Contractor of the employment of any EU Hercules Personnel in connection with the performance of any Services by Supplier or a Supplier Affiliate or Subcontractor; or

3. any claim by a trade union, works council, staff association, worker representative or employee in respect of all or any of the EU Hercules Personnel arising out of a failure or alleged failure by Hercules or a Hercules Affiliate or a Hercules Third Party Contractor to comply with their legal obligations to consult, notify and/or perform under the EC Acquired Rights Directive or other similar applicable Law.

For the purposes of this Companion Agreement,

“EU Supplier Personnel” shall mean all Supplier Personnel located within any country to which the EC Acquired Rights Directive or other similar Law applies.

“EU Hercules Personnel” shall mean all Hercules Personnel, including any employees of any Hercules Third Party Contractor located within any country to which the EC Acquired Rights Directive or other similar Law applies.

8.	Disputes and Jurisdiction. For avoidance of doubt, any dispute arising under this Companion Agreement shall be resolved in accordance with the provisions of Article 19 of the Master Agreement.

9.
Governing Law. Except as otherwise provided in this Companion Agreement, this Companion Agreement and performance under it shall be governed by and construed in accordance with the applicable Laws of the State of Delaware, USA, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. The election of Delaware Law for this purpose shall not operate or be construed to result in the extra-territorial application of any Laws of the State of Delaware or the United States of America unrelated to the interpretation of contracts.

10.
Service of Legal Process. For the sole purpose of service of legal process, receipt of any notice or notification of writ or other judicial proceedings before the courts of Wilmington, Delaware, as selected by the Parties under Section 19.3 of the Master Agreement, the Parties to this Companion

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Agreement irrevocably appoint the companies below as their agents for service of process and receipt of such notice or notification, and further elect domicile at the address of said company in Wilmington, Delaware, as follows:

In the case of Hercules:

With a copy to:

and

In the case of Supplier:

With a copy to:

12.	Counterparts. This Companion Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

13.
Severability. In the event that any provision of this Companion Agreement conflicts with the Law under which this Companion Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remaining provisions of this Companion Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by Law.

14.
Language. The Parties have requested that this Companion Agreement and all documents contemplated thereby or relating thereto be drawn up in the English language. This document shall be translated into an official language of [name of country], if required by Law, but in the event of inconsistencies or conflicts the English version shall prevail.

15.
Entire Agreement. Together with the Master Agreement and the documents identified in Section 2.2 of the Master Agreement, as each may be amended, this Companion Agreement and the Schedules, Exhibits and Attachments thereto constitute the entire agreement between the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein and therein. This Companion Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Companion Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced (except, however, that amendments to the Master Agreement shall be applicable to and, by reference, incorporated in this Agreement).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, Hercules and Supplier have each caused this Companion Agreement to be executed by their respective duly authorized representatives on the dates set forth below to be effective as of the Agreement Date.

[Hercules name]	[Supplier name]

By:	By:

Title:	Title:

Date:	Date: